As filed with the Securities and Exchange Commission on October 27, 2021

Registration No. 333-260365

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________________

Amendment No. 1
To
FORM S-4

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
_____________

TRICO BANCSHARES
(Exact name of registrant as specified in its charter)
_____________

California	6021	94-2792841
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

63 Constitution Drive
Chico, California 95973
(530) 898-0300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_____________

Greg Gehlmann
SVP/General Counsel
TriCo Bancshares
63 Constitution Drive
Chico, California 95973
(530) 898-0300
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_____________

Copies to:

David Gershon, Esq. Sheppard, Mullin, Richter & Hampton LLP Four Embarcadero Center, 17th Floor San Francisco, California 94111 (415) 774-3120	S. Alan Rosen Duane Morris LLP 865 South Figueroa Street, Suite 3100 Los Angeles, CA 90017-5450 (213) 689-7461

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective and upon completion of the merger described in the enclosed proxy statement/prospectus.
_____________

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If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer
Non-accelerated filer	Smaller reporting company
Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

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Information in this proxy statement/prospectus is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.
PRELIMINARY PROXY STATEMENT/PROSPECTUS
DATED OCTOBER 27, 2021, SUBJECT TO COMPLETION
Valley Republic Bancorp
5000 California Avenue, Suite 110
Bakersfield, California 93309
(661) 371-2000
To the Shareholders of Valley Republic Bancorp:
On July 27, 2021, Valley Republic Bancorp, which we refer to as Valley, entered into an agreement and plan of merger and reorganization, which we refer to as the merger agreement, with TriCo Bancshares, which we refer to as TriCo. If the required shareholder and regulatory approvals are obtained, all closing conditions are satisfied or waived and the merger is subsequently completed, Valley will merge with and into TriCo, with TriCo as the surviving corporation, which we refer to as the merger. Immediately following the merger, Valley’s subsidiary bank, Valley Republic Bank, will merge and into TriCo’s subsidiary bank, Tri Counties Bank, with Tri Counties Bank as the surviving bank.
You are cordially invited to attend a special meeting of Valley shareholders, to be held at 2:00 p.m., Pacific Time, on Friday, December 17, 2021, at Stockdale Country Club, 7001 Stockdale Highway, Bakersfield, California 93309. At the special meeting, Valley shareholders will be asked to consider and vote upon a proposal to approve the merger agreement. Valley cannot complete the proposed merger unless shareholders holding at least a majority of the outstanding Valley shares of common stock vote to approve the merger agreement. This letter is accompanied by the attached proxy statement/prospectus, which the Valley board of directors is providing to solicit your proxy to vote for the approval of the merger agreement.
In the merger, each share of Valley common stock (other than dissenting shares) will be converted into the right to receive 0.95 of a share of TriCo common stock, which we refer to as the exchange ratio. Valley shareholders will receive cash in lieu of any fractional shares of TriCo common stock, without interest. The exchange ratio is subject to potential downward adjustment if Valley’s adjusted tangible common equity (as defined in the merger agreement) as of the month-end preceding the date of the merger is less than $103,103,000 (with a credit for $6,550,000 in merger related expenses, as defined in the merger agreement) as further described in the accompanying proxy statement/prospectus. The merger agreement permits the parties to terminate the merger agreement prior to the closing of the merger under certain circumstances, including by Valley if the 20-day average closing price per share of TriCo common stock is less than $32.94 per share and such average closing price also underperforms the KBW Regional Banking Index by 20% or more, subject to TriCo’s right to reinstate the merger by increasing the merger consideration, all as further described in the accompanying proxy statement/prospectus.
Based on the closing price of TriCo common stock of $40.07 on July 27, 2021, the closing price just prior to the first announcement of the transaction, the total aggregate consideration for the merger is approximately $165.3 million, or an implied value of $38.07 per share of Valley common stock. The closing price of Valley common stock on July 27, 2021 was $33.70. Based on the closing price per share of TriCo common stock on October 25, 2021 (the most recent day for which information was available prior to the printing and mailing of this proxy statement/prospectus) the implied value of the merger consideration payable to holders of Valley common stock is $42.51 per share. The value of the merger consideration will fluctuate based on the market price of TriCo common stock prior to the closing of the merger. Consequently, the value of the merger consideration will not be known at the time you vote on the proposal to approve the merger agreement.
You should obtain current stock price quotations for TriCo common stock and Valley common stock. TriCo common stock is traded on the NASDAQ Global Select Market under the symbol “TCBK.” Valley common stock is traded on the OTC Market Group’s OTCQX Best Market under the symbol “VLLX.”
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We expect the merger to be generally tax deferred to Valley shareholders for U.S. federal income tax purposes, except for cash received by Valley shareholders in lieu of fractional TriCo shares and for Valley shareholders who exercise their dissenters’ rights with respect to the merger.
Based on Valley’s reasons for the merger described in the accompanying proxy statement/prospectus, the Valley board of directors believes that the merger consideration is fair to Valley shareholders and in your best interests. Accordingly, the Valley board of directors unanimously recommends that you vote “FOR” the approval of the merger agreement.
The accompanying proxy statement/prospectus gives you detailed information about the Valley special meeting, the merger, the merger agreement and related matters. You are encouraged to read the attached proxy statement/prospectus carefully. In particular, you should read the “Risk Factors” section beginning on page 19 for a discussion of the risks you should consider in evaluating the proposed merger and how it will affect you.
Your vote is very important. To ensure your representation at the Valley special meeting, please complete, sign, date and return your proxy card in the enclosed envelope or submit your proxy by telephone or through the internet pursuant to the instructions provided on the enclosed proxy card. Whether or not you expect to attend the Valley special meeting, please vote promptly. Submitting a proxy now will not prevent you from being able to vote in person at the Valley special meeting.
        Sincerely,

        Eugene Voiland                        Geraud Smith
        Chairman of the Board                    President and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the merger, the issuance of the TriCo common stock in connection with the merger or the other transactions described in this proxy statement/prospectus, or passed upon the adequacy or accuracy of the disclosure in this proxy statement/prospectus. Any representation to the contrary is a criminal offense.
The securities to be issued in connection with the merger are not savings accounts, deposits or other obligations of any bank or savings association and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.
This proxy statement/prospectus is dated October 27, 2021 and is first being mailed to Valley shareholders on or about November 3, 2021.

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Valley Republic Bancorp
5000 California Avenue, Suite 110
Bakersfield, California 93309
(661) 371-2000
Notice of Special Meeting of Shareholders
Friday, December 17, 2021
To the Shareholders of Valley Republic Bancorp:
Notice is hereby given that, pursuant to its bylaws and the call of its board of directors, the special meeting of shareholders of Valley Republic Bancorp, which we refer to as Valley, will be held at Stockdale Country Club, 7001 Stockdale Highway, Bakersfield, California 93309, on Friday, December 17, 2021, at 2:00 p.m., Pacific Time, for the purpose of considering and voting upon the following matters:
1.    Approval of the Merger Agreement and Merger. To approve and adopt the Agreement and Plan of Merger and Reorganization dated July 27, 2021 by and between TriCo Bancshares and Valley, which we refer to as the merger agreement, and the merger of Valley with and into TriCo Bancshares with TriCo Bancshares as the surviving corporation, which we refer to as the merger. We refer to this proposal as the merger proposal. A copy of the merger agreement is attached as Appendix A to the attached proxy statement/prospectus.
2.    Grant of Discretionary Authority to Adjourn the Meeting. To approve the grant of discretionary authority to one or more adjournments of the special meeting to a later date or dates, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the merger proposal. We refer to this proposal as the adjournment proposal.
The board of directors of Valley has fixed the close of business on October 25, 2021 as the record date for determining the shareholders entitled to notice of, and the right to vote at, the special meeting.
The merger is more fully described in the attached proxy statement/prospectus and in the merger agreement. The affirmative vote of shareholders holding at least a majority of the outstanding common stock of Valley as of the record date is required to approve the merger proposal. The affirmative vote of shareholders represented in person or by proxy at the special meeting is required to approve the adjournment proposal.
The directors and executive officers of Valley owning an aggregate of 32.1% of the Valley common stock as of the record date have agreed to vote their shares in favor of the merger.
The Valley board of directors has approved the merger agreement and the transactions contemplated therein and determined that the merger is in the best interests of Valley and its shareholders, and unanimously recommends that shareholders vote “FOR” approval of the merger proposal and “FOR” approval of the adjournment proposal.
Holders of Valley common stock have the right to dissent from the merger and assert dissenters’ rights, provided the requirements of California law governing dissenters’ rights are followed. A copy of the provisions of the California Corporations Code, which we also refer to as the Corporations Code, which govern dissenters’ rights, is attached as Appendix C to the accompanying proxy statement/prospectus. Holders of Valley common stock who vote against approval of the merger proposal may demand, in accordance with Corporations Code Section 1300, that Valley purchase their shares for cash at their fair market value as of the day of, and immediately prior to, the first public announcement of the merger, excluding any change in such value as a consequence of the proposed merger. The specific details of the steps a shareholder must follow to perfect dissenters’ rights are detailed in Corporations Code Sections 1300 through 1313, which should be read carefully and followed precisely. The failure to follow the steps prescribed in these sections may result in the loss of the rights of dissenting shareholders to receive the appraised value of his, her or its shares.

Any demands, notices, certificates or other documents delivered to Valley may be sent to Corporate Secretary, Valley Republic Bancorp, 5000 California Avenue, Suite 110, Bakersfield, California 93309.

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FAILURE TO FOLLOW THE STEPS REQUIRED BY CORPORATIONS CODE SECTIONS 1300 THROUGH 1313 FOR PERFECTING DISSENTERS’ RIGHTS MAY RESULT IN THE LOSS OF DISSENTERS’ RIGHTS. In view of the complexity of the provisions of Corporations Code Sections 1300 through 1313, shareholders who are considering exercising dissenters’ rights are urged to consult their own legal advisors.

We continue to monitor the situation regarding COVID-19 closely. Accordingly, we are planning for the possibility that the Valley special meeting may be subject to special precautions, including limitations on the number of participants in one room or other limitations. In that regard, only Valley shareholders (or their duly appointed proxies) and their spouses will be admitted to the Valley special meeting. No guests will be permitted. For safety and security purposes, you will need to obtain authorization in advance to attend the Valley special meeting in person. To do so, please make your request by mail to Marcy Unruh, Valley Republic Bancorp, 5000 California Avenue, Suite 110, Bakersfield, California 93309, by email to M.Unruh@valleyrepublic.bank, or by phone at (661) 371-2000. Valley must receive your request for pre-authorization on or before December 10, 2021.
Your vote is very important. Whether or not you plan to attend the special meeting, please promptly complete, sign, date and return your proxy card in the enclosed envelope or submit your proxy by telephone or through the Internet according to the instructions provided on the enclosed proxy card.
By Order of the Board of Directors

Marcy Unruh
Senior Vice President & Corporate Secretary

Dated: October 27, 2021
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PROXY STATEMENT/PROSPECTUS

Valley Republic Bancorp, which we refer to as Valley, and TriCo Bancshares, which we refer to as TriCo, have entered into an Agreement and Plan of Merger and Reorganization, dated as of July 27, 2021, which refer to as the merger agreement. The merger agreement provides for the merger of Valley with and into TriCo, with TriCo continuing as the surviving corporation, in a transaction which we refer to as the merger. As a result of the merger, each share of Valley common stock will be converted into the right to receive 0.95 of a share of TriCo common stock, which we refer to as the exchange ratio.
The Valley board of directors has scheduled a special meeting of shareholders to be held for the purposes of: (i) approving the merger agreement and the merger; and (ii) granting discretionary authority to adjourn the special meeting, if necessary, to solicit additional votes if there are not sufficient votes at the time of the special meeting to approve the merger agreement and the merger.

This document serves as a proxy statement being used by the Valley board of directors to solicit proxies from Valley shareholders for use at Valley’s special meeting of shareholders and any adjournments or postponements thereof, which we refer to collectively as the special meeting or the Valley special meeting. This document also serves as a prospectus for the shares of TriCo common stock being offered to Valley shareholders in the merger.
We urge you to read this entire proxy statement/prospectus carefully, including the considerations discussed under “RISK FACTORS,” beginning on page 19, and the appendices hereto, which include the merger agreement.

REFERENCES TO ADDITIONAL INFORMATION
This proxy statement/prospectus incorporates important business and financial information about TriCo that are not included in or delivered with this document. Valley shareholders can obtain these documents through the website of the Securities and Exchange Commission, which we refer to as the SEC, at http://www.sec.gov, or by requesting them, free of charge, in writing or by telephone from TriCo as follows:
TriCo Bancshares
63 Constitution Drive
Chico, California 95973
Attention: Corporate Secretary
(530) 898-0300

To obtain timely delivery of these documents, you must request the information no later than December 10, 2021 in order to receive them before the Valley special meeting.

Valley Republic Bancorp Shareholders
If you are a Valley shareholder and have questions about the issuance of shares of TriCo common stock in connection with the merger or Valley’s special meeting of shareholders, if you need additional copies of this proxy statement/prospectus or if you need to obtain proxy cards or other information related to Valley’s proxy solicitation, you may contact Marcy Unruh at the following address or by email or telephone:
Valley Republic Bancorp
5000 California Avenue, Suite 110
Bakersfield, California 93309
Attention: Corporate Secretary
(661) 371-2000

List of Appendices

Agreement and Plan of Merger and Reorganization, dated July 27, 2021, by and between TriCo Bancshares and Valley Republic Bancorp	Appendix A
Fairness Opinion of Stephens Inc.	Appendix B
Chapter 13 of the California Corporations Code	Appendix C

QUESTIONS AND ANSWERS ABOUT THE MERGER
This question and answer summary highlights selected information contained in other sections of this proxy statement/prospectus. To understand the merger more fully, you should carefully read this entire proxy statement/prospectus, including all appendices. References to “you” and “your” refer to holders of common stock of Valley who are being asked to cast votes on the matters described in this document. Additional important information is also contained in documents incorporated by reference into this proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 81.
Q:    What am I being asked to vote on?
A:    Valley shareholders are being asked to vote on the following proposals:
1.    To approve the merger and to approve and adopt the merger agreement, a copy of which is attached as Appendix A to this proxy statement/prospectus, which we refer to as the merger proposal; and
2.    To approve the grant of discretionary authority for one or more adjournments of the special meeting to a later date or dates, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the merger proposal, which we refer to as the adjournment proposal.
    Shareholder approval of the merger proposal is required to complete the merger. No other business will be transacted at the special meeting.
Q:    What vote is required to approve each proposal at the special meeting?
A:    Merger proposal: The affirmative vote of a majority of the issued and outstanding shares of Valley common stock entitled to vote is required to approve the merger proposal.
    Adjournment proposal: Assuming a quorum is present, the affirmative vote of a majority of the shares of Valley common stock represented (in person or by proxy) at the special meeting and entitled to vote on the proposal is required to approve the adjournment proposal.
    The directors and executive officers of Valley owning an aggregate of 32.1% of the common stock outstanding as of the record date have agreed to vote their shares in favor of the merger.
Q:    What does the Valley board of directors recommend?
A:    After careful consideration, the Valley board of directors unanimously recommends that shareholders vote “FOR” the merger proposal and “FOR” the adjournment proposal.
    You are urged to vote in favor of the merger by signing and returning the enclosed proxy as promptly as possible, or voting your proxy by phone or internet as promptly as possible, whether or not you plan to attend the special meeting in person. If you submit a proxy and then decide to attend the meeting in person, you need not vote at the meeting unless you wish to change your proxy voting instructions. The proxy may be revoked at any time prior to its exercise.
Q:    Why am I receiving this proxy statement/prospectus?
A.    Valley is sending these materials to its shareholders to help them decide how to vote their shares of Valley common stock with respect to the merger proposal and the adjournment proposal at the special meeting.
    The merger cannot be completed unless Valley shareholders approve the merger and approve and adopt the merger agreement. At the special meeting, Valley shareholders will vote on the proposals necessary to complete the merger. Information about the special meeting, the merger and the other business to be considered by shareholders at the meeting is contained in this proxy statement/prospectus.

    This proxy statement/prospectus constitutes both a proxy statement of Valley and a prospectus of TriCo. It is a proxy statement because the board of directors of Valley is soliciting proxies using this proxy statement/prospectus from Valley shareholders. It is a prospectus because TriCo, in connection with the merger, is offering shares of its common stock in exchange for outstanding shares of Valley common stock in the merger.
Q:    Who is eligible to vote?
A:    Holders of Valley common stock are eligible to vote their shares at the Valley special meeting if they were holders of record of those shares at the close of business on October 25, 2021, which we refer to as the record date.
Q:    What will happen if Valley shareholders approve the merger?
A:    If Valley shareholders approve the merger, and other conditions set forth in the merger agreement are fulfilled, Valley will merge with and into TriCo. Valley will cease to exist as a separate entity. In addition, on the same day as the merger, Valley’s subsidiary, Valley Republic Bank, will merge with and into TriCo’s subsidiary, Tri Counties Bank, and Valley Republic Bank will cease to exist as a separate entity in a transaction we refer to as the bank merger.
Q:    What will I receive in exchange for my Valley shares in the merger?
A:    In the merger, each share of Valley common stock will be converted into the right to receive 0.95 of a share of TriCo common stock, which we refer to as the exchange ratio. A Valley shareholder will receive any whole shares of TriCo common stock such holder is entitled to receive and cash in lieu of any fractional shares of TriCo common stock, without interest.
Q:     Will the value of the TriCo common stock to be issued to Valley’s shareholders change between the date of this proxy statement/prospectus and the time the merger is completed?
A:     Yes. Shares of TriCo common stock are traded on the Nasdaq Global Select Market. The value of TriCo common stock will fluctuate between the date of this proxy statement/prospectus and the completion of the merger based upon the market price of TriCo common stock. Any fluctuation in the market price of TriCo common stock after the date of this proxy statement/prospectus will change the value of the merger consideration received by Valley shareholders. The total value of the stock issued to Valley shareholders upon completion of the merger will fluctuate based on the share price of TriCo common stock and the number of shares of Valley common stock outstanding on the date of the merger, and is subject to adjustment pursuant to the merger agreement.
Q:    Is the exchange ratio subject to adjustment?
A:    While the exchange ratio of 0.95 of a share of TriCo common stock for each share of Valley common stock is generally fixed, it is subject to potential adjustment in limited circumstances. The exchange ratio is subject to potential downward adjustment if Valley’s adjusted tangible common equity (as defined in the merger agreement) as of the month-end preceding the date of the merger is less than $103,103,000 (with a credit for $6,550,000 in merger related expenses, as defined in the merger agreement). See “The Merger Agreement – Merger Consideration – Potential Adjustments to the Exchange Ratio.”
    In addition, the merger agreement permits Valley to terminate the merger agreement prior to the closing of the merger if the 20-day average closing price per share of TriCo common stock as of the fifth trading day preceding the merger, which we refer to as the TriCo average closing price, is less than $32.94 per share and such average closing price also underperforms the KBW Regional Banking Index by more than 20%, which we refer to as a trading collar termination. If Valley were to exercise its right to a trading collar termination, the merger agreement allows TriCo to reinstate the merger by increasing the exchange ratio. See “The Merger Agreement – Merger Consideration – Potential Adjustments to the Exchange Ratio.”
    Otherwise, the exchange ratio is fixed and no adjustments to the exchange ratio will be made based on changes in the price of either TriCo or Valley common stock prior to the completion of the merger or otherwise. As a result of any such changes in stock price, the aggregate market value of the shares of TriCo common stock that a Valley shareholder is entitled to receive at the time that the merger is completed could vary significantly from the value of such shares on the date of this proxy statement/prospectus, the date of the Valley special meeting or the date on which Valley shareholders actually receive shares of TriCo common stock in the merger.
Q:    Will Valley shareholders be able to trade the TriCo common stock that they receive in the merger?
A:    The TriCo common stock issued in the merger to Valley shareholders will be listed on the NASDAQ Global Select Market under the symbol “TCBK.” Unless you are deemed an “affiliate” of TriCo, you may sell the shares of TriCo common stock you receive in the merger without restriction.
Q:    What happens to Valley stock options held by Valley’s employees, directors and officers?
A:    The merger agreement provides that immediately prior to the merger, each option to purchase shares of Valley common stock outstanding under Valley’s 2016 Omnibus Equity Incentive Plan, which we refer to as Valley’s equity incentive plan, whether or not then vested and whether or not then exercisable, will become exercisable and, to the extent not exercised, will be cancelled and the holder of the option will be entitled to receive, subject to any required tax withholding, an amount in cash, without interest, equal to the excess over the exercise price per share, if any, of the exchange ratio multiplied by the TriCo average closing price.
Q:    What happens to Valley restricted stock units held by Valley’s employees, directors and officers?
A:    The merger agreement provides that immediately prior to the merger, each restricted stock unit outstanding under Valley’s equity incentive plan, whether or not then vested, will vest and the underlying shares of Valley common stock deliverable pursuant to the restricted stock unit will convert to shares of TriCo common stock based on the exchange ratio.
Q:    What risks should I consider before I vote on the merger?
A:    Certain risks that you should consider in deciding how to vote on the merger are described in the section of this proxy statement/prospectus entitled “Risk Factors.” You are urged to read that section, as well as the rest of this proxy statement/prospectus and the documents incorporated by reference, before deciding how to vote.
Q:    What do I need to do now?
A:    After you have carefully read this proxy statement/prospectus and have decided how you wish to vote your shares, please vote your shares promptly so that your shares are represented and voted at the special meeting. If you hold your shares in your name as a shareholder of record, please complete, sign, date and mail your proxy card in the enclosed postage-paid return envelope as soon as possible. If your shares are held in “street name” in a stock brokerage account or by a bank or other nominee, you must provide the record holder of your shares with instructions on how to vote your shares. Please follow the voting instructions provided by your broker, bank or other nominee. Please note that you may not vote shares held in street name by returning a proxy card directly to Valley or by voting in person at the special meeting unless you provide a “legal proxy,” which you must obtain from your broker, bank or other nominee.
After you have voted you should immediately locate and make sure you have possession of the certificates evidencing your Valley common stock.
If any of your certificates for Valley common stock are lost, stolen, or destroyed, you are urged to immediately notify Valley so that a “stop transfer” instruction can be placed on the shares of Valley common stock underlying your lost, stolen or destroyed certificates to prevent transfer of ownership to another person. Valley will send you the forms to permit the issuance of replacement certificates. To notify Valley that any of your certificates for Valley common stock are lost, stolen, or destroyed, please contact Valley at the following address or by telephone:

Marcy Unruh
Senior Vice President & Corporate Secretary
Valley Republic Bancorp
5000 California Avenue, Suite 110
Bakersfield, California 93309
Telephone: (661) 371-2000
Email: M.Unruh@valleyrepublic.bank

As soon as reasonably practicable after the effective time of the merger, the payment agent for the merger will mail to each holder of record of a Valley stock certificate a letter of transmittal and instructions for use in effecting the surrender of the holder’s certificate(s).
Q:    What happens if I do not return my proxy card?
A:    If you fail to execute and return your proxy card, it will have the same effect as voting against the merger, unless you vote in person at the special meeting.
Q:    How do I vote?
A:    After carefully reading these materials, Valley shareholders should vote their shares of Valley common stock:
    (i) via telephone or the internet pursuant to the instructions provided on the enclosed proxy card;
    (ii) by completing and mailing the enclosed proxy card; or
    (iii) by voting in person at the Valley special meeting.
    Please refer to the specific instructions set forth in the enclosed proxy card. To ensure your vote is represented at the Valley special meeting, Valley recommends that you vote by proxy (either via telephone or the internet or by proxy card) even if you plan to attend the meeting in person. If you sign, date and return your proxy but do not indicate how you want to vote, your proxy will be counted as a vote “FOR” the merger proposal and “FOR” the adjournment proposal.
Q:    If my shares are held in “street name” by a broker, bank or other nominee, will my broker, bank or other nominee vote my shares for me?
A:    No, unless you provide the record holder with instructions on how to vote your shares. Under the rules of the stock exchanges and other self-regulatory agencies, brokers who hold shares in street name for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are not allowed to exercise their voting discretion with respect to the approval of matters that the rules of the stock exchanges and other self-regulatory agencies determines to be “non-routine” without specific instructions from the beneficial owner. Both proposals to be voted on at the special meeting are “non-routine” matters. Broker non-votes occur when a broker or nominee is not instructed by the beneficial owner of shares to vote on a particular proposal for which the broker does not have discretionary voting power.
Q:    What if I abstain from voting or fail to instruct my broker?
A:     If you are a holder of Valley common stock and you abstain from voting or fail to instruct your broker to vote your shares and the broker submits an unvoted proxy, referred to as a broker non-vote, then the abstention or broker non-votes will be counted towards a quorum at the special meeting, but it will have the same effect as a vote against approval of the merger proposal.
    Abstentions and broker non-votes of shares of Valley common stock will not have any effect on the adjournment proposal if the number of affirmative votes cast for the proposal is a majority of the votes cast and such votes constitute a majority of the quorum required to transact business at the special meeting. However, if the number of affirmative votes cast for the adjournment proposal is a majority of the votes cast, but such votes do not constitute a majority of the quorum required to transact business at the special meeting, then abstentions and broker non-votes will have the same effect as a vote against the merger proposal.
Q:    What will happen if I return my proxy or voting instruction card without indicating how to vote?
A:    If you sign and return your proxy or voting instruction card without indicating how to vote on any particular proposal, the common stock represented by your proxy will be voted as recommended by the Valley board of directors with respect to that proposal, including “FOR” the merger proposal, in which case you will be prohibited from asserting dissenters’ rights, and “FOR” the adjournment proposal.
Q:    May I change my vote after I have delivered my proxy or voting instruction card?
A:    You may change your vote before your proxy is voted at the Valley special meeting. You may do this in one of the following ways:
•    by logging onto the internet website specified on your proxy card in the same manner you would to submit your proxy electronically or by calling the telephone number specified on your proxy card, in each case if you are eligible to do so and following the instructions on the proxy card;
•    by sending a completed proxy card bearing a later date than your original proxy card; or
•    by sending a notice of revocation to the corporate secretary of Valley.
    If you choose any of these methods, you must take the described action such that the notice, internet vote or proxy card, as applicable, is received no later than the beginning of the special meeting or such earlier time as may be specified on your proxy card.
    You may also change your vote by attending the special meeting and voting in person.
    If your shares are held in an account at a broker, bank or other nominee, you should contact your broker, bank or other nominee to change your vote.
Q.       What do I do if I receive more than one proxy statement/prospectus or set of voting instructions?

A:       Valley shareholders may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold shares of Valley common stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold such shares. If you are a holder of record of Valley common stock and your shares are registered in more than one name, you will receive more than one proxy card.

    Please complete, sign, date and return each proxy card and voting instruction card that you receive or otherwise follow the voting instructions set forth in this proxy statement/prospectus to ensure that you vote every share of your Valley common stock that you own.
Q:    How do Valley’s directors and executive officers plan to vote on the merger?
A:    The directors and executive officers of Valley owning an aggregate of 32.1% of the common stock outstanding as of the record date have agreed to vote their shares in favor of the merger proposal.
Q:       What happens if I sell my shares of Valley common stock before the Valley special meeting?
A:       The record date for determining which Valley shareholders are eligible to vote at the special meeting is earlier than both the date of the special meeting and the completion of the merger. If you transfer your shares of Valley common stock after the record date for the special meeting but before the special meeting you will, unless special arrangements are made, retain the right to vote the shares at the special meeting but will transfer the right to receive the merger consideration to the purchaser of the shares.
Q:    What are the material United States federal income tax consequences of the merger to Valley shareholders?
A:    The merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, and it is a condition to completion of the merger that TriCo and Valley each receive a legal opinion to that effect. These opinions will not bind the Internal Revenue Service, which we refer to as the IRS, which could take a different view. Assuming the merger qualifies as a reorganization, subject to the limitations and more detailed discussion set forth in the section of this proxy statement/prospectus entitled “Material United States Federal Income Tax Considerations” beginning on page 69, a Valley shareholder that is a U.S. holder (as defined that section) will not recognize gain or loss on the exchange of Valley common stock for TriCo common stock in the merger, other than with respect to cash received in lieu of fractional shares of TriCo common stock.
    Tax matters are complicated, and the tax consequences of the merger to a particular Valley shareholder will depend in part on such shareholder’s unique circumstances. Accordingly, each Valley shareholder is urged to consult their own tax advisor for a full understanding of the tax consequences of the merger to such shareholder, including the applicability and effect of federal, state, local and foreign income and other tax laws.
Q:    What happens if the merger is not completed?
A:    If the merger is not completed, Valley shareholders will not receive any consideration for their shares of Valley common stock in connection with the merger. Instead, Valley will remain an independent company and its common stock will continue to be quoted on the OTC Market Group’s OTCQX Best market. Under specified circumstances Valley may be required to pay TriCo a fee with respect to the termination of the merger agreement, as described under the section entitled “The Merger Agreement—Termination Fee; Effect of Termination” beginning on page 67.
Q:    Do holders of Valley common stock have appraisal or dissenters’ rights?
A:    If you do not agree with the merger, and if you do not vote in favor of it, and if you take certain other actions required by California law, you will have dissenters’ rights under California law. Exercise of these rights will result in Valley or TriCo purchasing your shares at their “fair market value” as of the date of, and immediately prior to, the first public announcement of the merger as determined in accordance with California law. Please read the section entitled “The Merger—Dissenters’ Rights of Valley’s Shareholders” beginning on page 52 and Appendix C for additional information.
Q:    Should I send in my certificates to Valley or TriCo now?
A:    Please do not send in your Valley stock certificates with your proxy to Valley or TriCo. After the merger, an exchange agent designated by TriCo will send you instructions for exchanging your Valley stock certificates for the merger consideration.
Q:    Who can help answer my other questions?
A:    If you want to ask any additional questions about the merger or this proxy statement / prospectus, you should contact Marcy Unruh, the Senior Vice President & Corporate Secretary of Valley, 5000 California Ave, Suite 110, Bakersfield, California, 93309, telephone (661) 371-2000 or by email at M.Unruh@valleyrepublic.bank.

SUMMARY
This summary highlights selected information included in this proxy statement/prospectus and does not contain all of the information that may be important to you. You should read this entire document and its appendices and the other documents to which we refer before you decide how to vote with respect to each of the proposals. In addition, we incorporate by reference important business and financial information about TriCo into this proxy statement/prospectus. For a description of this information and where you may obtain the information incorporated by reference into this proxy statement/prospectus without charge see “Where You Can Find More Information” beginning on page 81. Each item in this summary includes a page reference directing you to a more complete description of that item.
General
This proxy statement/prospectus relates to the proposed merger of Valley with and into TriCo pursuant to the merger agreement. It provides information about the merger, the merger agreement and the Valley special meeting. A copy of the merger agreement is included as Appendix A to this document.
Parties to the Merger (page 54)
TriCo Bancshares
63 Constitution Drive
Chico, California 95973
(530) 898-0300

TriCo is a California-based financial services company that provides a comprehensive range of financial services to businesses and consumers through its wholly-owned bank subsidiary, Tri Counties Bank. TriCo common stock is publicly traded on the Nasdaq Stock Market under the symbol “TCBK.”
TriCo and Tri Counties Bank are headquartered in Chico, California. TriCo was incorporated in California in 1981 and serves as the holding company for Tri Counties Bank. Tri Counties Bank is a California-chartered bank and engages in the general commercial banking business in 29 counties in Northern and Central California. The deposits of Tri Counties Bank are consumer, small business and insured by the Federal Deposit Insurance Corporation (“FDIC”) up to applicable legal limits. Tri Counties Bank commenced banking operations in 1975. TriCo is subject to the regulatory oversight of the Board of Governors of the Federal Reserve System, or Federal Reserve, and Tri Counties Bank is subject to the regulatory oversight of the FDIC and the California Department of Financial Protection and Innovation, or DFPI.
As of September 30, 2021, TriCo had $8.5 billion of total assets, $4.9 billion of total loans, net, and $7.2 billion of total deposits.
Please read the section entitled “Information Regarding TriCo” for additional information about TriCo beginning on page 73.
Valley Republic Bancorp
5000 California Ave, Suite 110
Bakersfield, California 93309
(661) 371-2000

Valley is a bank holding company formed in 2016. Valley Republic Bank, established in 2009, is a wholly-owned subsidiary of Valley, headquartered in Bakersfield, California. Valley does not have any subsidiaries other than Valley Republic Bank. Valley is subject to the regulatory oversight of the Federal Reserve and Valley Republic Bank is subject to the regulatory oversight of the FDIC and the DFPI.

As of September 30, 2021, Valley had total assets of approximately $1.4 billion, total loans of approximately $888.1 million, total deposits of approximately $1.3 billion, and total shareholders’ equity of approximately $106.0 million.
Please read the section entitled “Information Regarding Valley” for additional information beginning on page 74.
Special Shareholders’ Meeting (page 25)
The Valley special meeting will be held on Friday, December 17, 2021, at 2:00 p.m. Pacific Time at Stockdale Country Club, 7001 Stockdale Highway, Bakersfield, California 93309. At the special meeting, shareholders will be asked to approve the merger proposal and the adjournment proposal.
The Valley board of directors has fixed the close of business on October 25, 2021 as the record date for determining the holders of common stock entitled to receive notice of and to vote at the special meeting. Only holders of record of common stock at the close of business on the record date will be entitled to notice of and to vote at the special meeting and any adjournment or postponement thereof. As of the record date, there were 4,248,678 shares of Valley common stock outstanding and entitled to vote at the special meeting held by 261 holders of record. Each share of common stock entitles the holder to one vote on each proposal to be considered at the special meeting. As of the record date, neither TriCo nor Tri Counties Bank beneficially held any shares of Valley common stock.
A majority of the outstanding shares of Valley common stock entitled to vote at the special meeting must be present, in person or by proxy, in order to constitute a quorum.
Approval of the merger proposal requires the affirmative vote of a majority of the outstanding shares of Valley common stock entitled to vote on the proposal. Assuming a quorum is present, approval of the adjournment proposal requires the affirmative vote of a majority of the shares of Valley common stock represented (in person or by proxy) at the special meeting and entitled to vote on the proposal.
The directors and executive officers of Valley owning an aggregate of 32.1% of the common stock outstanding as of the record date have agreed to vote their shares in favor of the merger proposal.
The Merger (page 30)
The terms and conditions of the merger are contained in the merger agreement, which is attached to this proxy statement/prospectus as Appendix A and incorporated by reference. We encourage you to read the entire merger agreement. It is the legal document that governs the merger. Under the terms of the merger agreement, Valley will merge with and into TriCo with TriCo as the surviving corporation. The parties expect to complete the merger in the first quarter of 2022.
Valley Shareholders will Receive Shares of TriCo Common Stock and Cash in Lieu of Fractional Shares for Their Shares of Valley Common Stock in the Merger (page 30)
In the merger, each share of Valley common stock owned by a Valley shareholder will be converted into the right to receive 0.95 of a share of TriCo common stock. A Valley shareholder will receive cash in lieu of any fractional shares of TriCo common stock such holder is entitled to receive, without interest.
Based on the closing price of TriCo common stock of $40.07 per share on July 27, 2021, the closing price just prior to the first announcement of the merger, the implied value of the merger consideration was $38.07 per share. The closing price of Valley common stock on July 27, 2021 was $33.70. Based on the closing share price of TriCo common stock of $44.75 on October 25, 2021, the most recent day for which information was available prior to the printing and mailing of this proxy statement/prospectus, the implied value of the merger consideration was $42.51 per share. The share price of TriCo common stock will fluctuate and, accordingly, the value of the merger consideration you receive may be different than either of these amounts.

Treatment of Valley Stock Options (page 30)
The merger agreement provides that immediately prior to the merger, each outstanding option to purchase shares of Valley common stock outstanding under Valley’s equity incentive plan, whether or not then vested and whether or not then exercisable, will become exercisable and, to the extent not exercised, will be cancelled and the holder of the option will be entitled to receive, subject to any required tax withholding, an amount in cash, without interest, equal to the excess over the exercise price per share, if any, of the exchange ratio multiplied by the TriCo average closing price.
Treatment of Valley Restricted Stock Units (page 31)
The merger agreement provides that immediately prior to the merger, each outstanding restricted stock unit outstanding under Valley’s equity incentive plan, whether or not then vested, will vest and the underlying shares of Valley common stock deliverable pursuant to the restricted stock unit will convert to shares of TriCo common stock based on the exchange ratio.
Reasons for the Merger and Factors Considered by the Valley Board of Directors (page 34)
After careful consideration, the Valley board of directors unanimously recommends that Valley shareholders vote “FOR” the merger proposal and “FOR” the adjournment proposal.
For a more complete description of Valley’s reasons for the merger and the recommendation of the Valley board of directors, see “The Merger – Reasons for the Merger and Recommendation of the Valley Board of Directors” beginning on page 34.
Opinion of Valley’s Financial Advisor (page 38)
On July 26, 2021, Stephens Inc., Valley’s financial advisor in connection with the merger, rendered an oral opinion to the Valley board of directors, which was confirmed in a written opinion dated the same date, to the effect that, as of such date and subject to and based on the qualifications, limitations and assumptions set forth in its written opinion, the merger consideration in the proposed merger was fair, from a financial point of view, to the common shareholders of Valley.
The full text of Stephens Inc.’s opinion, dated July 26, 2021, is attached as Appendix B to this proxy statement/prospectus. You should read the opinion in its entirety for a description of the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Stephens Inc. in rendering its opinion.
Stephens Inc.’s opinion is addressed to the Valley board of directors and the opinion is not a recommendation as to how any shareholder of Valley should vote with respect to the merger or any other matter or as to any action that a shareholder should take with respect to the merger.
The opinion addresses only the fairness, from a financial point of view, of the merger consideration in the proposed merger to the common shareholders of Valley, and does not address the underlying business decision of Valley to engage in the merger, or the relative merits of the merger as compared to any strategic alternatives that may be available to Valley.
Valley’s Directors and Executive Officers Have Interests in the Merger in Addition to or That Differ From Your Interests (page 47)
Certain of Valley’s executive officers and directors have financial interests in the merger that are different from, or in addition to, the interests of Valley’s shareholders. Pursuant to the terms of the merger agreement, TriCo is required to take all action necessary to appoint or elect, effective as of the effective time of the merger, one current Valley director, who must be independent with respect to TriCo for purposes of the listing requirements of the

Nasdaq Stock Market, and mutually agreeable to TriCo and Valley, as a TriCo director, who will receive the same directors’ fees as the other independent TriCo directors. TriCo and Valley have not determined which Valley director will join the board of TriCo and Tri Counties Bank.
The merger would constitute a “change of control” for purposes of the employment agreements between Valley and each of its executive officers and severance payments would be due to Valley executive officers under their respective employment agreements if the executive terminates his or her employment for good reason or if the executive is terminated (without cause) by TriCo within two years of the change in control. The merger would constitute a “change of control” for purposes of the supplemental executive retirement plans between Valley and certain of its executive officers. Under the supplemental executive retirement plans, the officers, if they experience a “Separation of Service” (as defined in the salary continuation agreements) prior to the age of 65, within two years of a change in control, would be eligible to receive a lump sum cash payment. Valley directors and executive officers hold stock options and restricted stock units that will vest or be cancelled and cashed out upon completion of the merger. In addition, Geraud Smith, the President and CEO of Valley and Valley Republic Bank, has entered into an employment agreement with Tri Counties Bank, pursuant to which Mr. Smith will serve as a Regional President of Tri Counties Bank following the merger and he has entered into a change of control agreement with TriCo, both to be effective upon consummation of the bank merger. In addition, Valley directors and officers are entitled to continued indemnification and insurance coverage under the merger agreement.
The members of the Valley board of directors were aware of and considered these interests, among other matters, when they approved the merger agreement and unanimously recommended that Valley shareholders approve the merger proposal.
We Must Receive Regulatory Approvals Before Completing the Merger (page 46)
Completion of the merger is subject to various regulatory approvals, including approvals from the FDIC, the DFPI, and the Federal Reserve. Notifications and/or applications requesting approval for the merger or for the merger agreement may also be submitted to other federal and state regulatory authorities and self-regulatory organizations. TriCo, Tri Counties Bank, Valley and Valley Republic Bank have filed, or are in the process of filing all notices and applications to obtain the necessary regulatory approvals. Although TriCo and Valley currently believe they should be able to obtain all required regulatory approvals, they cannot be certain when or if they will obtain them or, if obtained, whether they will contain any conditions, restrictions or requirements (other than conditions or requirements related to remedial actions) which the TriCo board reasonably determines in good faith, after consultation with Valley, would, individually or in the aggregate, materially reduce the economic benefits of the merger and the bank merger to such a degree that TriCo would not have entered into the merger agreement had such conditions, restrictions or requirements been known as of the date of the merger agreement, which we refer to as a burdensome condition.
We Must Meet Several Conditions to Complete the Merger (page 65)
Our obligations to complete the merger depend on a number of conditions being met. These include, among others:
• the accuracy of the representations and warranties of the parties set forth in the merger agreement, subject to the standards set forth in the merger agreement;
• the material performance of all agreements and covenants required by the merger agreement to be performed prior to the closing of the merger;
• approval of the merger by the Valley shareholders;
• the receipt of all required regulatory approvals required to consummate the merger and the expiration of all statutory waiting periods in respect thereof, with no approvals containing any burdensome conditions;

• the absence of any law, injunction, order, judgment or decree enacted, promulgated or enforced by any governmental authority prohibiting or making illegal completion of any of the transactions contemplated by the merger agreement;
• the registration statement of TriCo of which this proxy statement/prospectus is a part must have become effective under the Securities Act, and no “stop order” will have been initiated or threatened by the SEC and be continuing in effect;
• since the date of the merger agreement, neither TriCo nor Valley will have suffered a material adverse effect;
• the issuance of tax opinions to each of TriCo and Valley from Sheppard, Mullin, Richter & Hampton LLP, which we refer to as Sheppard Mullin, and Duane Morris LLP, respectively, to the effect that the merger will be treated for U.S. federal income tax purposes and qualify as a reorganization within the meaning of Section 368(a) of the Code;
• TriCo’s and Tri Counties Bank’s appointment of a Valley director, who qualifies as “independent” under applicable Nasdaq rules, to their respective boards of directors as of the effective time of the merger; and
• the authorization to list the shares of TriCo common stock issuable in connection with the merger on Nasdaq, subject to official notice to Nasdaq of the issuance.
TriCo’s obligation to complete the merger is additionally conditioned on holders of not more than 10% of the outstanding shares of Valley common stock having notified Valley that they intend to exercise their dissenters’ rights.
TriCo and Valley may waive conditions to their obligations unless they are legally prohibited from doing so. The Valley shareholder approval and regulatory approvals may not be legally waived.
See “The Merger Agreement - Conditions to Completion of the Merger” beginning on page 65.
We Have Agreed When and How Valley Can Consider Third-Party Acquisition Proposals (page 63)
We have agreed that Valley and its subsidiaries will not, and will cause their respective directors, officers, employees or other representatives not to, solicit, initiate or encourage, or take any other action designed to facilitate or that is likely to result in, any inquiries or the making of any proposal or offer that constitutes, or is reasonably likely to lead to, a proposal to acquire Valley or any of its subsidiaries, except as permitted by the merger agreement. In addition, we have agreed that Valley will not engage in negotiations with or provide confidential information to a third party regarding acquiring Valley, except as permitted by the merger agreement. However, if Valley receives an unsolicited acquisition proposal from a third party, Valley can participate in negotiations with and provide confidential information to the third party if, among other steps, the Valley board of directors concludes in good faith, after consulting with its outside legal and financial advisors, that the proposal is likely to be a superior proposal, as defined in the merger agreement.
We May Terminate the Merger Agreement (page 66)
TriCo and Valley may mutually agree at any time to terminate the merger agreement without completing the merger, even if the Valley shareholders have approved the merger proposal.
The merger agreement may also be terminated and the merger abandoned at any time prior to the effective time of the merger as provided in the merger agreement.

Valley may be required to pay TriCo a termination fee of $6.625 million if the merger agreement is terminated by TriCo or Valley under the circumstances provided in the merger agreement. See the “Merger Agreement - Termination Fee; Effect of Termination” beginning on page 67.
Material United States Federal Income Tax Consequences of the Merger (page 69)
Subject to certain circumstances described below, and based on certain representations, covenants and assumptions, all of which must continue to be true and accurate in all material respects as of the effective time of the merger, in the opinions of Sheppard Mullin and Duane Morris LLP, for U.S. federal income tax purposes, the merger will be treated as a reorganization within the meaning of Section 368(a) of the Code. The opinions address the tax consequences of the merger and do not address the tax consequences of the bank merger.
Provided that the merger qualifies as a reorganization within the meaning of Section 368(a) of the Code, then, for U.S. federal income tax purposes, Valley shareholders generally will not recognize any gain or loss upon receipt of TriCo common stock in exchange of Valley common stock in the merger, except with respect to any cash they receive in lieu of fractional shares of TriCo common stock.
Tax matters are complicated, and the tax consequences of the merger to a particular Valley shareholder will depend in part on such shareholder’s unique circumstances. Accordingly, each Valley shareholder is urged to consult such shareholder’s own tax advisor for a full understanding of the tax consequences of the merger to such shareholder, including the applicability and effect of federal, state, local and foreign income and other tax laws.
For a complete description of the material U.S. federal income tax consequences of the merger, see “Material United States Federal Income Tax Considerations” beginning on page 69.
Comparison of Shareholders’ Rights (page 76)
The rights of Valley shareholders who continue as TriCo shareholders after the merger will be governed by the articles of incorporation and bylaws of TriCo rather than by the articles of incorporation and bylaws of Valley. For a complete discussion of the comparison of shareholders’ rights, see the section entitled, “Comparison of Shareholders’ Rights” beginning on page 76.
Risk Factors (page 19)
Before voting at the Valley special meeting, you should carefully consider all of the information contained in or incorporated by reference into this proxy statement/prospectus, including the risk factors set forth in the section entitled “Risk Factors” beginning on page 19 or described in TriCo’s Annual Report on Form 10-K for the year ended on December 31, 2020 and other reports filed with the SEC, which are incorporated by reference into this proxy statement/prospectus.
Accounting Treatment of the Merger (Page 69)
TriCo will account for the merger as a purchase under the acquisition method of accounting as required by generally accepted accounting principles in the United States of America, which we refer to as GAAP. The results of operations of Valley will be included in TriCo’s results of operations from the date of acquisition.
Dissenters’ Rights (Page 52)
If Valley’s shareholders approve the merger and you have voted against the merger and given notice to Valley in writing at or prior to such meeting that you dissent from the merger agreement, and you do not wish to accept the merger consideration offered for your shares, you have the right to dissent from the merger and receive the fair market value of your shares determined as of the date of and immediately prior to the first public announcement of the merger under the provisions of Chapter 13 of the California Corporations Code, which we refer to as the Corporations Code or the CGCL.

SELECTED CONSOLIDATED FINANCIAL DATA OF TRICO
    The following table sets forth selected historical financial data of TriCo. The following selected financial data as of and for the years ended December 31, 2020, 2019 and 2018 has been derived from TriCo’s audited financial statements. Financial amounts as of and for the nine months ended September 30, 2021 and 2020 are unaudited and are not necessarily indicative of the results of operations for the full year or any other interim period, and management of TriCo believes that such amounts reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of its results of operations and financial position as of the dates and for the periods indicated. You should not assume the results of operations for past periods and for the nine months ended September 30, 2021 and 2020 indicate results for any future period
TRICO BANCSHARES
Financial Summary
(In thousands, except per share amounts; unaudited)

	At or for the nine months ended September 30,			At or for the years ended December 31,
	2021 **	2020		2020		2019	2018
Interest income	$206,023	$199,103		$267,184		$272,444	$228,218
Interest expense	(4,267)	(7,798)		(9,457)		(15,375)	(12,872)
Net interest income	201,756	191,305		257,727		257,069	215,346
Reversal of (provision for) credit losses	7,755	(37,963)		(42,813)		1,690	(2,583)
Non-interest income	47,162	38,614		55,194		53,520	49,061
Non-interest expense	(131,596)	(137,013)		(182,758)		(185,457)	(168,472)
Income before income taxes	125,077	54,943		87,350		126,822	93,352
Provision for income taxes	(35,644)	(13,786)		(22,536)		(34,750)	(25,032)
Net income	$89,433	$41,157		$64,814		$92,072	$68,320
Per Share Data:
Earnings per share:
Basic	$3.01	$1.37		$2.17		$3.02	$2.57
Diluted	$2.99	$1.37		$2.16		$3.00	$2.54
Per share:
Dividends paid	$0.75	$0.66		$0.88		$0.82	$0.70
Book value at period end	$33.05	$30.31		$31.12		$29.70	$27.20
Average common shares outstanding	29,720	29,971		29,917		30,478	26,593
Average diluted common shares outstanding	29,887	30,083		30,028		30,645	26,880
Shares outstanding at period end	29,715	29,769		29,727		30,524	30,417
Financial Ratios
During the period:
Return on average assets (annualized)	1.48%	0.79%		0.91%	%	1.43%	1.24%
Return on average equity (annualized)	12.42%	6.13%		7.18%	%	10.49%	10.75%
Net interest margin(1) (annualized)	3.61%	4.02%		3.96%	%	4.47%	4.30%
Efficiency ratio	52.87%	59.56%		58.40%	%	59.71%	63.72%
Average equity to average assets	11.89%	12.18%		12.66%	%	13.97%	11.52%
Dividend payout ratio	24.92%	48.00%		40.58%	%	27.15%	27.24%
At period end:
Equity to assets	11.61%	12.11%		12.11%		14.01%	13.02%
Total capital to risk-adjusted assets	15.41%	15.23%		15.20%		15.10%	14.40%
Balance Sheet Data
Total loans	$4,887,496	$4,826,338		$4,763,127		$4,307,366	$4,022,014
Total investment securities	2,333,015	1,473,935		1,719,102		1,345,954	1,580,096
Total assets	8,458,030	7,449,799		7,639,529		6,471,181	6,352,441
Total non-interest bearing deposits	2,943,016	2,517,819		2,581,517		1,832,665	1,760,580
Total deposits	7,236.822	6,340,588		6,505,934		5,366,994	5,366,466
Total other borrowings	45,601	27,055	26,914	26,914		18,484	15,839

Total junior subordinated debt	57,965	57,527	57,635	57,232	57,042
Total shareholders’ equity	982,014	902,262	925,114	906,570	827,373
Capital Ratios
Total risk based capital ratio	15.4%	15.2%	15.2%	15.1%	14.4%
Tier 1 capital ratio	14.2%	14.0%	14.0%	14.4%	13.7%
Tier 1 leverage ratio	9.9%	10.0%	9.9%	11.6%	10.7%
Tier 1 common equity ratio	13.2%	12.9%	12.9%	13.3%	12.5%
(1) Fully taxable equivalent (FTE). Annualized for September 30, 2021 and September 30, 2020.

** The selected consolidated financial data as of and for the nine months ended September 30, 2021 is unaudited and considered preliminary information and is not a complete presentation of the financial results of TriCo. The above preliminary unaudited selected financial data regarding TriCo’s performance and financial condition as of and for the nine months ended September 30, 2021 is based solely on management’s estimates reflecting preliminary financial information, and remains subject to additional procedures and consideration of subsequent events, particularly as they relate to material estimates and assumptions used in preparing management’s estimates. There are material limitations with making preliminary estimates of our financial results as of and for the nine months ended September 30, 2021 prior to the completion of TriCo’s and its auditors’ financial review procedures for such periods. TriCo’s independent registered public accounting firm, Moss Adams LLP, has not audited, reviewed, compiled or applied agreed-upon procedures with respect to the preliminary selected financial data, and as such, does not express an opinion, or any assurance, with respect to this preliminary selected financial data.

SELECTED FINANCIAL DATA OF VALLEY
The following table presents selected historical financial information of Valley. The selected historical financial data as of and for the years ended December 31, 2020, 2019 and 2018 has been derived from Valley’s audited financial statements. Financial amounts as of and for the nine months ended September 30, 2021 and 2020 are unaudited and are not necessarily indicative of the results of operations for the full year or any other interim period, and management of Valley believes that such amounts reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of its results of operations and financial position as of the dates and for the periods indicated. You should not assume the results of operations for past periods and for the nine months ended September 30, 2021 and 2020 indicate results for any future period.

VALLEY REPUBLIC BANCORP
Financial Summary
(In thousands, except per share amounts; unaudited)

	At or for the nine months ended September 30,		At or for the years ended December 31,
	2021	2020	2020	2019	2018
Interest income	$31,918	$26,613	$36,884	$34,136	$26,520
Interest expense	(3,051)	(3,137)	(4,096)	(7,323)	(3,363)
Net interest income	28,867	23,476	32,788	26,813	23,157
Provision for credit losses	(500)	(1,675)	(2,275)	(1,404)	(805)
Noninterest income	2,038	2,815	3,539	2,421	2,239
Noninterest expense	(14,030)	(12,276)	(16,885)	(16,319)	(13,281)
Income before income taxes	16,375	12,340	17,167	11,511	11,310
Provision for income taxes	(4,728)	(3,324)	(4,636)	(1,774)	(2,358)
Net income	$11,647	$9,016	$12,531	$9,737	$8,952

Share Data
Earnings per share:
Basic	$2.75	$2.15	$2.99	$2.36	$2.29
Diluted	$2.73	$2.14	$2.97	$2.33	$2.14
Per share:
Dividends paid	$—	$—	$—	$—	$—
Book value at period end	$24.96	$21.60	$22.55	$18.59	$16.87
Average common shares outstanding	4,230	4,187	4,193	4,130	3,904
Average diluted common shares outstanding	4,268	4,211	4,213	4,185	4,192
Shares outstanding at period end	4,247	4,211	4,217	4,173	3,979
Financial Ratios
During the period:
Return on average assets	1.16%	1.11%	1.12%	1.13%	1.25%
Return on average equity	15.57%	14.28%	14.86%	13.39%	14.65%
Net interest margin(1)	2.97%	3.01%	2.94%	3.14%	3.27%
Efficiency ratio	45.40%	46.69%	46.48%	55.82%	52.30%
Average equity to average assets	7.43%	7.77%	7.53%	8.46%	8.55%
Dividend payout ratio	0.00%	0.00%	0.00%	0.00%	0.00%
At period end:
Equity to assets	7.51%	7.61%	7.70%	8.26%	8.61%
Total capital to risk-adjusted assets	10.73%	11.01%	11.31%	9.82%	10.38%

Balance Sheet Data
Total investments	$237,653	$215,464	$212,317	$174,461	$154,200
Total loans, net of deferred fees and costs	885,903	864,961	849,226	624,768	521,628
Total assets	1,411,925	1,194,714	1,236,010	939,085	779,854
Total non-interest bearing deposits	426,522	383,384	381,733	288,387	287,409
Total deposits	1,254,487	1,041,864	1,083,873	828,794	703,658
Total other borrowings	—	10,000	5,000	—	—
Total subordinated debt	39,491	39,333	39,371	19,705	—
Total shareholders’ equity	106,016	90,975	95,114	77,584	67,153

Capital Ratios:
Total risk based capital ratio	15.68%	17.30%	16.82%	13.42%	11.57%
Tier 1 capital ratio	10.53%	10.62%	10.88%	9.87%	10.50%
Tier 1 leverage ratio	7.42%	7.30%	7.49%	8.52%	8.76%
Tier 1 common equity ratio	10.53%	10.62%	10.88%	9.87%	10.50%
(1) Fully taxable equivalent (FTE). Annualized for September 30, 2021 and September 30, 2020.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement/prospectus contains certain forward-looking statements regarding the financial conditions, results of operations, earnings outlook and business prospects of TriCo, Tri Counties Bank, Valley and Valley Republic Bank, and the potential combined company, and may include statements for the periods following completion of the merger. Forward-looking statements are typically identified with the use of terms such as “may,” “might,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “could,” “continue,” “intend,” and the negative and other variations of these terms and similar words and expressions, although some forward-looking statements may be expressed differently. Statements about the expected benefits of the merger, including future financial and operating results, plans, objectives, expectations and intentions, and all other statements in this proxy statement/prospectus that are not historical facts, constitute forward-looking statements. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, and are subject to change based on factors which are, in many instances, beyond TriCo’s or Valley’s control. The ability of TriCo or Valley to predict results or the actual effect of future plans or strategies, or those of the combined company, is inherently uncertain. Accordingly, actual results or future events may differ materially from those expressed in, or implied by, the forward-looking statements.
Among the factors that could cause actual results of operations of TriCo, Valley or the combined companies for future periods to differ materially from those expressed in any forward-looking statements are:
•the possibility that the proposed merger does not close when expected or at all because required regulatory, shareholder or other approvals, financial tests or other conditions to closing are not received or satisfied on a timely basis or at all;
•changes in TriCo’s or Valley’s stock price before closing, including as a result of its financial performance prior to closing or transaction-related uncertainty, or more generally due to broader stock market movements, and the performance of financial companies and peer group companies;
•the occurrence of any event, change or other circumstance that could give risk to the right of one or both of the parties to terminate the merger agreement;
•the risk that the benefits from the proposed merger may not be fully realized or may take longer to realize than expected or be more costly to achieve, including as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which TriCo and Valley operate;
•the ability to promptly and effectively integrate the businesses of TriCo and Valley;
•reputational risks and the reaction of the companies’ customers, employees and counterparties to the proposed merger;
•diversion of management time on merger-related issues;
•lower than expected revenues, credit quality deterioration or a reduction in real estate values or a reduction in net earnings;
•that the COVID-19 pandemic, including uncertainty and volatility in financial, commodities and other markets, and disruptions to banking and other financial activity, could harm TriCo’s or Valley’s business, financial position and results of operations, and could adversely affect the timing and anticipated benefits of the proposed merger; and
•other risks that are described in TriCo’s public filings with the SEC.

Because these forward-looking statements are subject to assumptions and uncertainties, TriCo’s and Valley’s actual results may differ materially from those expressed or implied by these forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of the management of each of TriCo and Valley based on information known to them as of the date of this proxy statement/prospectus. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this proxy statement/prospectus. TriCo and Valley undertake no obligation to revise or update any forward-looking statement to reflect events or circumstances after the date of this proxy statement/prospectus, or to reflect the occurrence of unanticipated events, unless obligated to do so under federal securities laws. All subsequent written and oral forward-looking statements concerning the merger or other matters addressed in this proxy statement/prospectus and attributable to TriCo or Valley or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

The foregoing list of important factors may not be all inclusive. For a further discussion of these factors and other risks and uncertainties applicable to TriCo and Valley, see “Risk Factors” in this proxy statement/prospectus. For a discussion of risk factors applicable to TriCo, see TriCo’s other filings with the SEC, including TriCo’s Annual Report on Form 10-K for the year ended December 31, 2020, as well as any subsequent documents filed by TriCo with the SEC, which are incorporated by reference into this proxy statement/prospectus.

RISK FACTORS
In addition to the other information included in this proxy statement/prospectus, including the matters addressed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 18 , you should be aware of and carefully consider the following risks and uncertainties that are applicable to the merger agreement, the merger, TriCo and Valley before deciding whether to vote for approval of the merger proposal and the adjournment proposal. You should also read and consider the risk factors relating to the business of TriCo and ownership of TriCo common stock described in Part I, Item 1A of TriCo’s Annual Report on Form 10-K for the year ended December 31, 2020 that has been filed with the SEC, as well as any subsequent documents filed by TriCo with the SEC, which are incorporated into this proxy statement/prospectus by reference. See “Where You Can Find More Information” beginning on page 81.
Because the market price of TriCo common stock will fluctuate and the exchange ratio will generally not be adjusted for such changes, shareholders cannot be certain of the market value of the TriCo common stock that will be issued to Valley shareholders in the merger.
Upon completion of the merger, each share of Valley common stock will be converted into the right to receive 0.95 of a share of TriCo common stock, which we refer to as the exchange ratio, together with cash in lieu of a fractional share of TriCo common stock. The exchange ratio is fixed in the merger agreement and will not be adjusted for changes in the market price of TriCo common stock, except in the limited circumstances described in the two following paragraphs. Any change in the market price of TriCo common stock prior to completion of the merger will affect the value of any shares of TriCo common stock Valley shareholders receive as consideration in the merger. The market price of TriCo common stock may fluctuate as a result of a variety of factors, including general market and economic conditions, changes in business, operations and prospects, and regulatory considerations. Many of these factors are outside our control.
The exchange ratio is subject to potential downward adjustment if Valley’s adjusted tangible common equity (as defined below) as of the month-end preceding the closing date of the merger is less than $103,103,000. In such an event, the exchange ratio would adjust downward such that the aggregate value of the merger consideration, based on the TriCo average closing price, would be reduced by the amount of the dollar shortfall.
In addition, the merger agreement provides that Valley may terminate the merger agreement if: (i) the TriCo average closing price is less than $32.94 per share; and (ii) the TriCo average closing price underperforms the KBW Regional Banking Index by more than 20%. If Valley elects to terminate the merger agreement in that instance, TriCo may elect to reinstate the merger agreement by adjusting the exchange ratio to increase the aggregate stock consideration. If TriCo makes such election to reinstate the merger agreement, then no termination will occur and the merger agreement will remain in effect according to its terms (except the exchange ratio, which will have been adjusted upward).

Accordingly, at the time of the Valley special meeting, Valley shareholders will not know or be able to calculate the exchange ratio or the market price of TriCo common stock that will be issued to Valley shareholders upon completion of the merger.
Some directors and executive officers of Valley have interests in the merger that may differ from the interests of other shareholders.
In considering the recommendation of the Valley board of directors to approve the merger, you should be aware that some directors and executive officers of Valley may have economic interests in the merger other than their interests as shareholders. Pursuant to the terms of the merger agreement, TriCo is required to take all action necessary to appoint or elect, effective as of the effective time of the merger, one current Valley director, who must be independent with respect to TriCo for purposes of the listing requirements of the Nasdaq Stock Market, and mutually agreeable to TriCo and Valley, as a TriCo director, who will receive the same directors’ fees as the other independent TriCo directors. TriCo and Valley have not determined which Valley director will join the board of TriCo and Tri Counties Bank.
The merger would constitute a “change of control” for purposes of the employment agreements between Valley and each of its executive officers and severance payments would be due to Valley executive officers under their respective employment agreements if the executive terminates his or her employment for good reasons or if the executive is terminated (except for cause) by TriCo as a result of the change in control. The merger would constitute a “change of control” for purposes of the supplement executive retirement plans between Valley and each of its executive officers and such executive officers will become fully vested in their respective plans if the executive terminates his or her employment for good reason or if the executive is terminated (except for cause) by TriCo as a result of the change in control. Valley directors and executive officers hold stock options and restricted stock units that will fully vest upon completion of the merger. In addition, Geraud Smith, the President and CEO of Valley and Valley Republic Bank, has entered into an employment agreement with Tri Counties Bank pursuant to which Mr. Smith will serve as a Regional President of Tri Counties Bank following the merger and he has entered into a change of control agreement with TriCo, both to be effective upon consummation of the bank merger. The merger agreement also provides for the continued indemnification of Valley’s current and former directors and executive officers following the merger and for the continuation of directors’ and officers’ insurance for these individuals for six years after the merger. See “The Merger—Interests of Valley’s Directors and Executive Officers in the Merger” beginning on page 47.
These arrangements may create potential conflicts of interest. These interests of Valley’s directors and executive officers may cause some of these persons to view the proposed merger differently than how other Valley shareholders view it. The Valley and TriCo boards of directors were aware of these interests and considered them, among other things, in their approval of the merger agreement and the transactions contemplated by the merger agreement, including the merger. Valley shareholders should consider these interests in conjunction with the recommendation of the Valley board of directors with respect to approval of the merger. See “The Merger—Interests of Valley’s Directors and Executive Officers in the Merger” beginning on page 47.
TriCo may fail to realize the anticipated benefits of the merger.
The success of the merger will depend on, among other things, TriCo’s ability to combine and integrate the business of Valley into TriCo’s business. If TriCo is not able to successfully achieve this objective, the anticipated benefits of the merger may not be realized fully, or at all, or may take longer to realize than expected.
TriCo and Valley have operated and, until the consummation of the merger, will continue to operate independently. It is possible that the integration process or other factors could result in the loss or departure of key employees, the disruption of the ongoing business of TriCo or Valley or inconsistencies in standards, controls, procedures and policies. It is also possible that clients, customers, depositors and counterparties of Valley could choose to discontinue their relationships with TriCo post-merger because they prefer doing business with a different financial institution, which would adversely affect the future anticipated performance of TriCo. These transition matters could have an adverse effect on TriCo and Valley during the pre-merger period and the combined company for an undetermined amount of time after the consummation of the merger.
Compared to their existing ownership of Valley, Valley shareholders will have a reduced ownership and voting interest in TriCo after the merger and will may have less influence over TriCo’s management.
Valley shareholders currently have the right to vote in the election of the Valley board of directors and on other matters affecting Valley. Upon the completion of the merger, Valley shareholders will become shareholders of TriCo with a percentage ownership of TriCo that is smaller than their current percentage ownership of Valley. It is currently expected that former shareholders of Valley as a group will receive shares in the merger constituting approximately 12.1% of the outstanding shares of TriCo common stock immediately after the merger. Because of this, Valley shareholders will have less influence on the management and policies of TriCo than they now have on the management and policies of Valley.
The termination fee, as well as the restrictions on solicitation contained in the merger agreement, may discourage other companies from trying to acquire Valley.
Until the completion of the merger, with certain limited exceptions, Valley is prohibited from soliciting, initiating, encouraging or participating in any discussion of or otherwise considering any inquiries or proposals that may lead to an acquisition proposal, such as a merger or other business combination transaction with any person other than TriCo. In addition, Valley has agreed to pay a termination fee to TriCo in specified circumstances. See “The Merger Agreement —Termination Fee; Effect of Termination” beginning on page 67. These provisions could discourage other companies from trying to acquire Valley, even though such other companies may be willing to offer a greater merger consideration to Valley shareholders than the merger consideration that TriCo has offered in the merger.
Regulatory approvals may not be received, may take longer than expected or may impose conditions that are not presently anticipated or cannot be met.
Before the transactions contemplated by the merger agreement, including the merger and the bank merger, may be completed, various approvals must be obtained from the FDIC, the DFPI and the Federal Reserve. These governmental entities may impose conditions on the granting of such approvals. Such conditions or changes or the process of obtaining regulatory approvals could have the effect of delaying completion of the merger or of imposing additional costs or limitations on TriCo following the merger. The regulatory approvals may not be received in a timely fashion, may contain conditions on the completion of the merger that are not anticipated or cannot be met, or may not be received at all. If the consummation of the merger is delayed, including by a delay in receipt of necessary governmental approvals, the business, financial condition and results of operations of each company may also be materially adversely affected.
Failure of the merger to be completed, the termination of the merger agreement or a significant delay in the consummation of the merger could negatively impact TriCo and Valley.
The merger agreement is subject to a number of conditions which must be fulfilled in order to complete the merger. Those conditions include: (i) adoption and approval of the merger agreement and the transactions contemplated thereby, including the merger, by Valley shareholders; (ii) absence of any governmental order or law prohibiting completion of the merger; and (iii) effectiveness of the registration statement of which this proxy statement/prospectus is a part.
The obligation of each party to consummate the merger is also conditioned upon: (i) subject to certain exceptions, the accuracy of the representations and warranties of the other party; (ii) performance in all material respects by the other party of its obligations under the merger agreement; (iii) receipt by such party of a tax opinion to the effect that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Code; (iv) the absence of a material adverse effect with respect to the other party since the date of the merger agreement; and (v) the receipt of required regulatory approvals without a burdensome condition. The obligation of TriCo to consummate the merger is also conditioned upon holders of not more than 10% of the outstanding shares of Valley common stock having notified Valley that they intend to exercise their dissenters’ rights under the CGCL.
These conditions to the consummation of the merger may not be fulfilled and, accordingly, the merger may not be completed. In addition, if the merger is not completed by April 30, 2022, either TriCo or Valley may choose not to proceed with the merger, and the parties can mutually decide to terminate the merger agreement at any time, before or after the Valley shareholder approval.
If the merger is not consummated, the ongoing business, financial condition and results of operations of each party may be materially adversely affected and the market price of each party’s common stock may decline significantly, particularly to the extent that the current market price reflects a market assumption that the merger will be consummated. If the consummation of the merger is delayed, including by the receipt of a competing acquisition proposal, the business, financial condition and results of operations of each company may be materially adversely affected.
In addition, each party has incurred and will incur substantial expenses in connection with the negotiation and completion of the transactions contemplated by the merger agreement. If the merger is not completed, the parties would have to recognize these expenses, including, in the case of Valley under certain circumstances, a termination fee, without realizing the expected benefits of the transaction. Any of the foregoing, or other risks arising in connection with the failure of or delay in consummating the merger, including the diversion of management attention from pursuing other opportunities and the constraints in the merger agreement on each party’s ongoing business during the pendency of the merger, could have a material adverse effect on each party’s business, financial condition and results of operations.
If the merger agreement is terminated and Valley’s board of directors seeks another merger or business combination, Valley shareholders cannot be certain that Valley would be able to find a party willing to engage in a transaction on more attractive terms than the merger.
Valley is subject to business uncertainties and contractual restrictions while the merger is pending.
Uncertainty about the effect of the merger on employees and customers may have an adverse effect on Valley and consequently on TriCo. These uncertainties may impair Valley’s ability to attract, retain and motivate key personnel until the merger is completed, and could cause customers and others that deal with Valley to consider changing existing business relationships with Valley. Retention of certain employees may be challenging during the pendency of the merger, as certain employees may experience uncertainty about their future roles. If key employees depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with the business, Valley’s business prior to the merger and TriCo’s business following the merger could be negatively impacted.
Valley has a small number of key personnel. The pursuit of the merger and the preparation for the integration may place a burden on Valley’s management and internal resources. Any significant diversion of management attention away from ongoing business concerns and any difficulties encountered in the transition and integration process could have a material adverse effect on Valley’s business, financial condition and results of operations. In addition, the merger agreement restricts Valley from taking specified actions relative to its business without the prior consent of TriCo. These restrictions may prevent Valley from pursuing attractive business opportunities that may arise prior to the completion of the merger. See “The Merger Agreement—Valley’s Conduct Pending the Merger” beginning on page 58.
The opinion received by the Valley board from Valley’s financial advisor, Stephens Inc., does not reflect any changes since the date of such opinion, which was delivered prior to the signing of the merger agreement.
The opinion delivered by Stephens Inc. to the Valley board speaks only as of the date of such opinion, which was July 26, 2021. Stephens Inc.’s opinion does not reflect changes that may occur or may have occurred after the date of such opinion, including changes to the operations and prospects of TriCo or Valley, changes in general market and economic conditions or regulatory or other factors. Changes in the operations and prospects of TriCo or Valley, general market and economic conditions and other factors that may be beyond the control of TriCo and Valley may alter the value of TriCo or Valley or the market price for shares of TriCo common stock or Valley common stock by the time the merger is completed. Stephens Inc.’s opinion is attached as Appendix B to this proxy statement/prospectus. For a description of Stephen, Inc’s opinion, see “The Merger—Opinion of Valley’s Financial Advisor” beginning on page 38. For a description of the other factors considered by the Valley board in determining to approve the merger, see “The Merger — Reasons for the Merger and Recommendation of the Valley Board of Directors” beginning on page 34.
If the merger does not constitute a reorganization under Section 368(a) of the Code, then Valley shareholders may be responsible for the payment of additional U.S. federal income taxes related to the merger.
Valley and TriCo believe that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. However, if the IRS determines that the merger does not qualify as a tax-deferred reorganization under Section 368(a) of the Code, then the exchange of Valley common stock for TriCo common stock pursuant to the merger would be a taxable transaction, regardless of the form of consideration received in exchange for such Valley common stock. The merger would be treated for U.S. federal income tax purposes as a taxable sale by Valley of all of its assets to TriCo followed by a deemed liquidation of Valley. Valley would recognize gain or loss on the deemed taxable sale of all of its assets to TriCo. In addition, each Valley shareholder would recognize a gain or loss equal to the difference between (i) the sum of the fair market value of the stock consideration received by such shareholder in the merger and (ii) such shareholder’s adjusted tax basis in its shares of Valley common stock surrendered pursuant to the merger.
The shares of TriCo common stock to be received by Valley shareholders as a result of the merger will have different rights than shares of Valley common stock.
Upon completion of the merger, Valley shareholders will become TriCo shareholders and their rights as shareholders will be governed by TriCo’s articles of incorporation and bylaws. The rights associated with Valley common stock are different from the rights associated with TriCo common stock. See “Comparison of Shareholder Rights” beginning on page 76.
TriCo expects to incur substantial expenses related to the merger.
TriCo expects to incur substantial expenses in connection with the consummation of the merger and integrating the business, operations, networks, systems, technologies, policies and procedures of Valley into that of TriCo. Although TriCo and Valley have assumed that a certain level of transaction and combination expenses would be incurred, there are a number of factors beyond their control that could affect the total amount or the timing of their combination expenses. Many of the expenses that will be incurred, by their nature, are difficult to estimate accurately at the present time. As a result of these expenses, both TriCo and Valley expect to take charges against their earnings before completion of the merger and TriCo expects to take charges against its earnings after completion of the merger. The charges taken in connection with the merger are expected to be significant, although the aggregate amount and timing of such charges are uncertain at present.
The market price of the common stock of the combined company after the merger may be affected by factors different from those currently affecting the shares of TriCo common stock and Valley common stock.
Upon the completion of the merger, TriCo shareholders and Valley shareholders will become shareholders of the combined company. TriCo’s business differs from that of Valley and, accordingly, the results of operations of the combined company and the market price of the combined company’s shares of common stock may be affected by factors different from those currently affecting the independent results of operations of each of Valley and TriCo. For a discussion of the businesses of TriCo and Valley and of some important factors to consider in connection with those businesses, please see the sections entitled “Information Regarding TriCo” and “Information Regarding Valley” beginning on page 73 and the documents incorporated by reference in this proxy statement/prospectus and referred to in the section entitled “Where You Can Find More Information” beginning on page 81

Sales of substantial amounts of TriCo common stock in the open market by former Valley shareholders could depress TriCo’s stock price.
Shares of TriCo common stock that are issued to Valley shareholders in the merger will be freely tradable without restrictions or further registration under the Securities Act, except for shares issued to “affiliates” of TriCo. Based on the number of shares of Valley common stock outstanding as of the Valley record date (which excludes any assumed conversion of Valley options and assumes there are no dissenting shares), TriCo currently expects to issue approximately 4.2 million shares of TriCo common stock in connection with the merger. If the merger is completed and if former shareholders of Valley sell substantial amounts of TriCo common stock in the public market following completion of the merger, the market price of TriCo common stock may decrease. These sales might also make it more difficult for TriCo to sell equity or equity-related securities at a time and price that it otherwise would deem appropriate.
Litigation may be filed against the board of directors of Valley or TriCo that could prevent or delay the completion of the merger or result in the payment of damages following completion of the merger.
In connection with the merger, it is possible that Valley shareholders or TriCo shareholders may file putative class action lawsuits against the board of directors of Valley or TriCo. Among other remedies, these shareholders could seek to enjoin the merger. The outcome of any such litigation is uncertain. If a dismissal is not granted or a settlement is not reached, such potential lawsuits could prevent or delay completion of the merger and result in substantial costs to Valley and TriCo, including any costs associated with indemnification obligations of Valley or TriCo. The defense or settlement of any lawsuit or claim that remains unresolved at the time the merger is consummated may adversely affect the combined company’s business, financial condition, results of operations, cash flows and market price.
COMPARATIVE PER SHARE MARKET PRICES AND DIVIDEND INFORMATION

The following table sets forth, for the calendar quarters indicated, the high and low sales prices per share, and the cash dividends paid per share, of TriCo common stock, which trades on the NASDAQ Global Select Market under the symbol “TCBK,” and the high and low bid prices per share, and the cash dividends paid per share, for Valley common stock, which trades very infrequently on the OTC Markets Group’s OTCQX Best Market under the symbol “VLLX.” The over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions. The OTCQX Best Market is an electronic, screen-based market which imposes considerably less stringent listing standards than the NASDAQ

Global Select Market. Historical trading in Valley common stock has not been extensive and the trades cannot be characterized as constituting an active trading market.

	Valley Republic Bancorp			TriCo Bancshares
Quarter Ended	High	Low	Cash Dividends Paid Per Share	High	Low	Cash Dividends Paid Per Share
December 31, 2021 (though October 25, 2021)	$42.50	$41.40	-	$44.75	$43.16	-
September 30, 2021	$40.69	$32.00	-	$44.04	$38.42	$0.25
June 30, 2021	$34.49	$29.50	-	$48.79	$42.43	$0.25
March 31, 2021	$31.00	$21.25	-	$51.25	$35.00	$0.25
December 31, 2020	$22.50	$19.50	-	$35.70	$24.58	$0.22
September 30, 2020	$21.99	$18.86	-	$30.88	$23.43	$0.22
June 30, 2020	$19.00	$16.40	-	$32.80	$24.40	$0.22
March 31, 2020	$26.90	$17.55	-	$40.81	$24.49	$0.22
December 31, 2019	$29.17	$25.16	-	$41.25	$35.05	$0.22
September 30, 2019	$30.00	$29.05	-	$39.06	$34.81	$0.22
June 30, 2019	$33.00	$29.55	-	$41.23	$37.30	$0.19
March 31, 2019	$34.00	$31.50	-	$40.36	$33.79	$0.19
The following table sets forth the closing sale prices per share of TriCo common stock and Valley common stock on July 27, 2021, the last completed trading day before the first public announcement of the terms of the merger, and on October 25, 2021, the latest practicable date before the date of this proxy statement/prospectus. The following table also includes the equivalent market value of the merger consideration per share of Valley common stock on July 27, 2021 and October 25, 2021.

Date	TriCo Bancshares	Valley Republic Bancorp(1)	Equivalent Market Value Per Share of Valley Common Stock(2)
July 27, 2021	$40.07	$33.70	$38.07
October 25, 2021	$44.75	$42.00	$42.51
(1) Reflects the last reported trade for Valley common stock on the OTCQX Best Market as of the specified date. As of July 27, 2021, the last reported traded for Valley common stock was $34.70 and occurred on July 26, 2021. As of October 25, 2021, the latest practicable date before the date of this proxy statement/prospectus, the last reported traded for Valley common stock was $42.00 and occurred on October 21, 2021.
(2) Determined by multiplying the exchange ratio, 0.95, by the closing sale price per share of TriCo common stock on the indicated date.

SPECIAL MEETING OF VALLEY REPUBLIC BANCORP SHAREHOLDERS

Date, Time and Place
The special meeting of Valley shareholders will be held at Stockdale Country Club, 7001 Stockdale Highway, Bakersfield, California 93309 on Friday, December 17, 2021 at 2:00 p.m. Pacific Time. Valley

commenced mailing this proxy statement/prospectus and the enclosed form of proxy to its shareholders entitled to vote at the Valley special meeting on or about November 3, 2021.
Purpose of the Valley Special Meeting
At the Valley special meeting, Valley shareholders will be asked:
1.    To approve the merger and approve and adopt the merger agreement, which we refer to as the merger proposal; and
2.    To approve one or more adjournments of the Valley special meeting to a later date or dates, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the merger proposal, which we refer to as the adjournment proposal.
Recommendation of the Valley Board of Directors
The Valley board of directors unanimously recommends that you vote “FOR” the merger proposal and “FOR” the adjournment proposal. See “The Merger—Reasons For the Merger and Recommendation of the Valley Board of Directors” beginning on page 34.
As of the record date, directors and executive officers of Valley owned and were entitled to vote 1,361,234 shares of Valley common stock, representing approximately 32.1% of the shares of Valley common stock outstanding on that date. The members of the board of directors and executive officers of Valley have each entered into a shareholder agreement with respect to the merger and have agreed to vote their shares of Valley common stock in favor of the merger proposal. For further information, see “The Merger—Shareholder Agreements” beginning on page 51. As of the record date, TriCo beneficially held no shares of Valley common stock.
Record Date and Quorum
The Valley board of directors has fixed the close of business on October 25, 2021 as the record date for determining the holders of Valley common stock entitled to receive notice of and to vote at the special meeting.
As of the Valley record date, there were 4,248,678 shares of Valley common stock outstanding and entitled to vote at the Valley special meeting held by approximately 261 holders of record. Each share of Valley common stock entitles the holder to one vote at the Valley special meeting on each proposal to be considered at the Valley special meeting.
A majority of the shares entitled to vote, represented either in person or by a properly executed proxy, will constitute a quorum at the special meeting. Abstentions and “broker non-votes” will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but will not be treated as shares voted on any proposal. Broker non-votes are shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power under applicable rules of the stock exchange or other self-regulatory organization of which the broker or nominee is a member.
Required Vote
Required Vote to Approve the Merger Proposal
The affirmative vote of a majority of the issued and outstanding shares of Valley common stock entitled to vote is required to approve the merger proposal.

Required Vote to approve the Adjournment Proposal
Assuming a quorum is present, the affirmative vote of a majority of the shares of Valley common stock represented (in person or by proxy) at the Valley special meeting and entitled to vote on the proposal is required to approve the adjournment proposal.
Treatment of Abstentions and Broker Non-Votes; Failure to Vote
For purposes of the Valley special meeting, an abstention occurs when a Valley shareholder attends the Valley special meeting, either in person or by proxy, but abstains from voting. A broker non-vote occurs when a shareholder does not instruct his, her or its bank, broker or other nominee how to vote on a matter.
•    For the merger proposal, an abstention, broker non-vote or a failure to vote will have the same effect as a vote cast “AGAINST” this proposal.
•    For the adjournment proposal, abstentions and broker non-votes will have no effect on such proposals, unless there are insufficient votes in favor of these proposals, such that the affirmative votes constitute less than a majority of the required quorum. In such cases, abstentions and broker non-votes will have the same effect as a vote “AGAINST” this proposal.
Voting on Proxies; Incomplete Proxies
Giving a proxy means that a Valley shareholder authorizes the persons named in the enclosed proxy card to vote his, her or its shares at the special meeting in the manner directed. A Valley shareholder may vote by proxy or in person at the special meeting. If you hold your shares of common stock in your name as a shareholder of record, to submit a proxy, you, as a shareholder, may use one of the following methods:
•    Through the internet: Use the internet to vote your proxy 24 hours a day, seven days a week. Follow the instructions on your proxy card in order to vote through the internet.
•    By telephone: Use any touch-tone telephone to vote your proxy 24 hours a day, seven days a week. Follow the instructions on your proxy card in order to vote by telephone.
•    By mail: Complete and return the proxy card in the enclosed envelope. The envelope requires no additional postage if mailed in the United States.
Valley requests that Valley shareholders vote by telephone, over the internet or by completing, signing and dating the accompanying proxy and returning it to Valley as soon as possible in the enclosed postage-paid envelope. When the accompanying proxy is returned properly executed, the shares of Valley common stock represented by it will be voted at the Valley special meeting in accordance with the instructions contained on the proxy card.
If any signed and dated proxy is returned without indication as to how to vote, the shares of Valley common stock represented by the proxy will be voted “FOR” the merger proposal and “FOR” the adjournment proposal, in which case you will be prohibited from asserting dissenters’ rights.
If a Valley shareholder’s shares are held in “street name” by a broker, bank or other nominee, the shareholder should check the voting form used by that firm to determine whether he, she or it may vote by telephone or the Internet.
Every Valley shareholder’s vote is important. Accordingly, each Valley shareholder should complete, sign, date and return the enclosed proxy card, or vote via the internet or by telephone, whether or not the Valley shareholder plans to attend the special meeting in person.

Shares Held in Street Name
If you are a Valley shareholder and your shares are held in “street name” through a bank, broker or other holder of record, you must provide the record holder of your shares with instructions on how to vote your shares. Please follow the voting instructions provided by the bank or broker. You may not vote shares held in street name by returning a proxy card directly to Valley or by voting in person at the special meeting unless you provide a “legal proxy,” which you must obtain from your broker, bank or other nominee. Further, brokers, banks or other nominees who hold shares of Valley common stock on behalf of their customers may not give a proxy to Valley to vote those shares with respect to either proposal without specific instructions from their customers, as brokers, banks and other nominees do not have discretionary voting power on these matters. Therefore, if you are a Valley shareholder and you do not instruct your broker, bank or other nominee on how to vote your shares:
•    your broker, bank or other nominee may not vote your shares on the merger proposal, which broker non-votes will have the same effect as a vote “AGAINST” this proposal; and
•    your broker, bank or other nominee may not vote your shares on the adjournment proposal, which broker non-votes will have no effect on the vote count for such proposal, unless there are insufficient votes in favor of this proposal, such that the affirmative votes constitute less than a majority of the required quorum. In such cases, abstentions will have the same effect as a vote “AGAINST” this proposal.
Revocability of Proxies and Changes to a Valley Shareholder’s Vote
You may revoke or change your vote at any time before your shares of Valley common stock are voted at the special meeting by:
•    logging onto the internet website specified on your proxy card in the same manner you would to submit your proxy electronically or by calling the telephone number specified on your proxy card, in each case if you are eligible to do so and following the instructions on the proxy card;
•    sending a completed proxy card bearing a later date than your original proxy card;
•    sending a notice of revocation to Valley, Attention: Corporate Secretary, 5000 California Ave, Suite 110, Bakersfield, California 93309, stating that you would like to revoke your proxy; or
•    attending the Valley special meeting and voting in person.
If you choose any of the first three methods, you must take the described action no later than the beginning of the Valley special meeting or the time specified on your proxy card’s voting instructions. If you choose to send a completed proxy card bearing a later date than your original proxy card or a notice of revocation, the new proxy card or notice of revocation must be received before the beginning of the Valley special meeting.
If you have instructed a bank, broker or other nominee to vote your shares of Valley common stock, you must follow the directions you receive from your bank, broker or other nominee in order to change or revoke your vote.
Solicitation of Proxies
Valley will bear the cost of soliciting proxies from Valley shareholders. Valley will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock. In addition to solicitations by mail, Valley’s directors, officers and regular employees may solicit proxies personally or by telephone without additional compensation.

Attending the Valley Special Meeting; Special COVID-19 Precautions
All Valley shareholders as of the record date, or their duly appointed proxies, may attend the special meeting.
We continue to monitor the situation regarding COVID-19 closely. Accordingly, we are planning for the possibility that the Valley special meeting may be subject to special precautions, including limitations on the number of participants in one room or other limitations. In that regard, only Valley shareholders (or their duly appointed proxies) and their spouses will be admitted to the Valley special meeting. No guests will be permitted. For safety and security purposes, you will need to obtain authorization in advance to attend the Valley special meeting in person. To do so, please make your request by mail to 5000 California Avenue, Suite 110, Bakersfield, California 93309, by email to M.Unruh@valleyrepublic.bank, or by phone at (661) 371-2000. Valley must receive your request for pre-authorization on or before December 10, 2021.
In addition, if you hold your shares of Valley common stock in your name as a shareholder of record and you wish to attend the Valley special meeting, please bring your proxy and evidence of your stock ownership, such as your most recent account statement, to the Valley special meeting. You must also bring valid photo identification.
If your shares of Valley common stock are held in “street name” in a stock brokerage account or by a bank or nominee and you wish to attend the Valley special meeting, you need to bring a copy of a bank or brokerage statement to the Valley special meeting reflecting your stock ownership as of the record date. You must also bring valid photo identification.
Merger Proposal
As discussed throughout this proxy statement/prospectus, Valley is asking its shareholders to approve the merger proposal. You should carefully read this proxy statement/prospectus in its entirety, including the appendices, for more detailed information concerning the merger agreement and the merger. In particular, you are directed to the merger agreement, a copy of which is attached as Appendix A to this proxy statement/prospectus.
The Valley board of directors recommends that you vote “FOR” the merger proposal.
Each of the directors and executive officers of Valley has entered into a shareholder agreement with TriCo pursuant to which they have agreed to vote “FOR” the merger proposal. For more information regarding the shareholder agreements, please see the section entitled “The Merger—Shareholder Agreements” beginning on page 51.
Adjournment Proposal
The special meeting may be adjourned to another time or place, one or more times if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger proposal.
If the number of shares of Valley common stock present or represented and voting in favor of the merger proposal is insufficient to approve the merger proposal, Valley intends to move to adjourn the special meeting in order to enable the Valley board of directors to solicit additional proxies for approval of the proposal. In that event Valley will ask its shareholders to vote only upon the adjournment proposal, and not the merger proposal.
In the adjournment proposal, Valley is asking its shareholders to authorize the holder of any proxy solicited by the Valley board of directors to vote in favor of granting discretionary authority to the proxy holders, to adjourn the special meeting to another time and place for the purpose of soliciting additional proxies. If the Valley shareholders approve the adjournment proposal, Valley could adjourn the special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from Valley shareholders who have previously voted.

The Valley board of directors recommends that you vote “FOR” the adjournment proposal.
THE MERGER
The following is a discussion of the merger and the material terms of the merger agreement between TriCo and Valley. You are urged to read carefully the merger agreement in its entirety, a copy of which is attached as Appendix A to this proxy statement/prospectus and incorporated by reference herein. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. This section is not intended to provide you with any factual information about TriCo or Valley. Such information can be found elsewhere in this proxy statement/prospectus and in the public filings of TriCo with the SEC, as described in the section entitled “Where You Can Find More Information” beginning on page 81.
Terms of the Merger
Transaction Structure
The merger agreement provides for the merger of Valley with and into TriCo with TriCo as the surviving corporation. The merger agreement also provides that immediately following the merger, Valley’s subsidiary, Valley Republic Bank, will merge with and into TriCo’s subsidiary, Tri Counties Bank, with Tri Counties Bank continuing as the surviving corporation.
Valley’s and TriCo’s boards of directors have approved the merger agreement. In addition, the Valley board of directors unanimously recommends that the Valley shareholders approve the merger proposal. No approval of TriCo’s shareholders is required to complete the merger.
Merger Consideration
In the merger each share of Valley common stock (other than dissenting shares) will be converted into the right to receive 0.95 of a share of TriCo common stock, which we refer to as the exchange ratio. A Valley shareholder will receive cash in lieu of any fractional shares of TriCo common stock, without interest.
Based on closing price of TriCo common stock of $40.07 per share on July 27, 2021, the closing price just prior to the first announcement of the merger, the value of the merger consideration was $38.07 per share. On that same date, the closing price of Valley common stock was $33.70. Based on the closing share price of TriCo common stock of $44.75 on October 25, 2021, the most recent day for which information was available prior to the printing and mailing of this proxy statement/prospectus, the value of the merger consideration was $42.51 per share. The share price of TriCo common stock will fluctuate and, accordingly, the value of the merger consideration you receive may be different than either of these amounts.
The exchange ratio is subject to adjustment in limited circumstances. See “The Merger Agreement – The Merger Consideration - Potential Adjustments to the Exchange Ratio” beginning on page 55. The amounts in the immediately preceding paragraph assume that the exchange ratio will not be adjusted.
Treatment of Valley Stock Options
The merger agreement provides that immediately prior to the merger, each outstanding option to purchase shares of Valley common stock outstanding under Valley’s equity incentive plan, whether or not then vested and whether or not then exercisable, will become exercisable and, to the extent not exercised, will be cancelled and the holder of the option will be entitled to receive, subject to any required tax withholding, an amount in cash, without interest, equal to the excess over the exercise price per share, if any, of the exchange ratio multiplied by the TriCo average closing price.

Treatment of Valley Restricted Stock Units
The merger agreement provides that immediately prior to the merger, each restricted stock unit outstanding under the Valley equity incentive plan, whether or not then vested, will vest and the underlying shares of Valley common stock deliverable pursuant to the restricted stock unit will convert to shares of TriCo common stock based on the exchange ratio.

Background of the Merger
In the normal course of its business, Valley has from time to time received unsolicited oral inquiries from various sources regarding possible interest in a business combination transaction. The general policy of the board of directors has been to not respond to these unsolicited inquiries. At the same time, in the context of its annual budgeting and planning process, the board of directors has periodically discussed and evaluated strategic alternatives and whether they would be in the best interests of shareholders. Recent discussions have included the possibility of whether to remain independent or to consider a combination with some other financial institution. Discussion of these topics has typically involved a review of current and projected market conditions, the results of operations of Valley and Valley Republic Bank, certain peer group performance comparisons, reported merger and acquisition activity, and selected industry information and analysis provided to the board of directors by its financial advisors. These discussions also examined the importance of operational scale and financial resources in the current banking environment, taking notice of the possibility that a business combination with a larger financial institution, having more resources, higher lending limits, a more geographically diversified customer base and product offerings, and with more liquidity in its common stock, could produce a stronger financial institution and increased value for Valley’s shareholders. In recent years, these strategic discussions have been set against a backdrop of, among other things, business performance, the impact of low interest rates and the challenging regulatory, compliance and competitive environments facing financial institutions generally. Without making any change in the board’s general position to remain independent, Valley’s board of directors instructed Valley’s Chief Executive Officer to keep the board informed regarding the receipt of any unsolicited inquiries from representatives of other financial institutions expressing interest in a possible business combination with Valley.

On March 5, 2021, Stephens Inc., an investment banking firm, facilitated an informal introductory meeting between Valley President and Chief Executive Officer, Geraud Smith, and TriCo’s Chairman and Chief Executive Officer, Richard Smith, and TriCo’s Chief Operating Officer, John Fleshood.

On March 24, 2021, the Chairman of Valley, Eugene Voiland, and Valley directors Anthony Leggio and Willy Reyneveld had a subsequent meeting with Richard Smith and John Fleshood where the TriCo representatives expressed a preliminary interest in discussing a business combination with Valley. The meeting included a discussion of cultural compatibility, and the potential impact on Valley’s customers, employees, and community. This verbal inquiry was reported to Valley’s board of directors, without any follow-up action being authorized or taken. Richard Smith and John Fleshood reported their discussion and plans to TriCo’s board of directors, which took no formal action at that time.

On April 2, 2021, TriCo’s financial advisor, Keefe, Bruyette & Woods, Inc., which we refer to as KBW, sent a follow-up letter on TriCo’s behalf to Stephens Inc. with a proposed timeline. On April 8, 2021, Valley’s board executive committee met. Stephens Inc. was present at the meeting and provided analysis on current bank valuations, the mergers and acquisitions market, and potential strategic options such as a sale, a merger of equals, or continuing on a stand-alone basis. Stephens Inc. evaluated TriCo as a partner along with other potential partners. The executive committee of Valley’s board voted to recommend to the Valley board that Valley further pursue a transaction with TriCo.

Thereafter, on April 13, 2021, Valley and TriCo executed a mutual confidentiality and non-disclosure agreement.

At a meeting held on April 16, 2021, Valley’s board of directors discussed further the subject of strategic planning alternatives in the current banking environment. A representative from Stephens Inc. was present at the meeting. From time to time in the past, Stephens Inc. had consulted with Valley’s executive management regarding strategic planning alternatives and other corporate matters. Information on West Coast bank merger and acquisition activity and the potential strengths and weaknesses of various financial institutions were examined. This discussion included the impact of technology on competition within the banking industry, the widening technology gap between larger banks and smaller community banks, which enables larger banks to better compete within the markets traditionally served by community banks, and the potential that as the economy recovers from the impact of COVID-19, mergers and acquisitions activity within the financial services industry would likely increase as banks, facing prolonged, downward pressure on their net interest margin and other structural headwinds, look for efficiency gains through mergers and acquisitions. Based on the information and data reviewed at the meeting, the board of directors determined that it would be in the best interests of the shareholders of Valley to investigate, on a confidential and preliminary basis, their strategic alternatives and the viability of a potential combination with TriCo. The board agreed to open a virtual data room to allow TriCo to perform limited due diligence in order to submit a preliminary nonbinding letter of intent, which we refer to as an LOI.

Following the meeting of Valley’s board of directors, on April 23, 2021, Valley signed an engagement letter for financial advisory services with Stephens Inc. pursuant to which Stephens Inc. agreed to provide the board of directors with: (i) financial analysis with respect to current market conditions affecting financial institutions and the valuation of financial institutions; and (ii) financial analysis with respect to the consideration of various strategic alternatives, including remaining independent and a possible business combination.

Preliminary due diligence commenced on April 23, 2021 and discussions between Valley and TriCo continued into May.

At a meeting of TriCo’s board of directors held on May 7, 2021, TriCo’s management and KBW provided an update on the status of discussions with Valley. TriCo management presented a draft of a proposed non-binding LOI with Valley. The non-nonbinding LOI proposed, subject to the results of TriCo’s due diligence, a fixed exchange ratio of 0.875 of a share of TriCo stock for each share of Valley stock in an all-stock transaction, valuing Valley at $41.13 per share or an aggregate valuation of $178.7 million based upon the closing price of TriCo stock on May 6, 2021. The non-binding LOI also provided that TriCo would consider the addition of one of Valley’s directors to TriCo’s board of directors. With the approval of TriCo’s board of directors, TriCo presented the draft LOI to Valley the same day.

On May 12, 2021, Stephens Inc. presented an analysis of TriCo’s LOI to Valley’s board executive committee. Based upon the analysis provided, the board executive committee instructed Stephens Inc. to inform TriCo that the offer was insufficient and request that they improve the offer.

Discussion between Valley and TriCo continued and on May 20, 2021, Richard Smith verbally communicated to Stephens Inc. and Eugene Voiland that TriCo was willing to increase the exchange ratio to 0.95 of a share of TriCo stock for each share of Valley stock.

On May 20, 2021, senior management updated the TriCo board of the proposed changes to the LOI, including updates to the merger model assumptions. The TriCo board approved the changes.

On May 21, 2021 TriCo presented a revised LOI with the exchange ratio increased to 0.95, valuing Valley at $44.92 per share or $195.4 million based upon the closing price of TriCo stock as of May 21, 2021. At a special meeting of Valley’s board of directors on that same day, Stephens Inc. provided the board of directors with an analysis of the potential structure proposed by the updated non-binding LOI. Valley’s board approved proceeding with the addition of a double trigger price protection downside collar and other proposed changes, subject to final negotiation of the LOI.

On May 24, 2021 the LOI was transmitted to Duane Morris LLP, Valley’s legal counsel, for review and the parties began negotiating the LOI. Duane Morris LLP submitted proposed revisions to TriCo on May 28, 2021. A final revised LOI was presented to Valley on June 2, 2021 and was executed on June 3, 2021. The LOI provided for a 45-day exclusivity period during which TriCo would continue its due diligence review with the right to extend the due diligence period for an additional 30 days, provided that TriCo continued to conduct due diligence and negotiate the proposed terms of a definitive agreement in good faith. Valley’s board of directors instructed Stephens Inc. to arrange a formal in-depth due diligence meeting that would be conducted through the use of a confidential virtual data room and in-person meetings.

On June 14, 2021, TriCo presented a first draft of a proposed definitive agreement with draft exhibits, including as Exhibit A, a form of shareholder agreement to be signed by all directors and executive officers of Valley. Valley and Duane Morris LLP immediately commenced review of the draft agreement. On June 17, 2021, Valley’s board of directors met to review the first draft of the agreement and Valley executive officers met with TriCo executive officers for in-person due diligence.

On June 21, 2021, Valley met with Stephens Inc. and Duane Morris LLP to identify the principal questions and issues raised by TriCo’s first draft of the proposed definitive merger agreement. Discussion included the scope of the representations, warranties, covenants and closing conditions, employee retention and severance, board representation, tax opinions, termination provisions and termination fees. Valley submitted a redlined revised draft of the definitive agreement to TriCo on June 25, 2021 and ongoing negotiations commenced. Thereafter, on July 1, 2021, Chairman Voiland and Valley’s Vice-Chair, Anthony Leggio, traveled to TriCo’s headquarters in Chico, California, to discuss the agreement with TriCo’s Chairman and CEO, Richard Smith.

On July 1, 2021, Valley’s legal counsel had a conference call with TriCo’s legal counsel to discuss the changes contained in Valley’s revised draft that was submitted to TriCo on June 25, 2021. On July 2, 2021, Valley’s management conferred with Stephens Inc. and Duane Morris LLP to discuss the conference call between the parties’ respective legal counsel. On this same day, Valley’s board held a special meeting with Stephens Inc. and Duane Morris LLP present to review the current draft of the agreement and discuss its status. Valley’s board of directors determined that certain remaining issues required further attention and instructed Stephens Inc., Duane Morris LLP, and executive management to continue negotiations with TriCo.

On July 8, 2021, TriCo submitted a revised draft of the merger agreement followed by a further revised draft that same day. On July 9, 2021, Valley conferred with Stephens Inc. and Duane Morris LLP regarding the new comments and changes submitted by TriCo and discussed proposing changes to the form of shareholders agreement. On July 9 and 12, 2021, counsel for Valley and TriCo held additional conference calls to discuss open items and material issues.

On July 8, 9, and 12, 2021, Valley held virtual, online meetings with TriCo management to perform a reverse due diligence review, supplementing their review of the confidential internal information TriCo posted to the TriCo data room for Valley’s review.

On July 15, 2021, TriCo submitted a revised draft of the agreement and Duane Morris LLP prepared a summary of the terms of the agreement for presentation to the Valley board of directors. Also on that day, TriCo notified Valley via a letter that it was exercising its right to extend the due diligence period for an additional 30 days.

On July 16, 2021, Valley transmitted a draft of its confidential disclosure schedules for review by TriCo.

On July 19, 2021, TriCo submitted a revised draft of the merger agreement. On July 20, 2021, Valley management met with Stephens Inc. and Duane Morris LLP to discuss changes and material items in the agreement and the planned response. On that same day, Valley held a special board meeting to review a near-final draft of the definitive agreement, draft fairness opinion, and to address the fairness evaluation and terms of the merger agreement. Representatives of Stephens Inc. and Duane Morris LLP summarized the negotiations that had taken place. Valley’s CEO reported on the satisfactory results of reverse due diligence meeting with TriCo’s senior management. At this meeting, Stephens Inc. reviewed the financial aspects of the proposed transaction and rendered to Valley’s board of directors a draft opinion to the effect that, as of July 20, 2021, and subject to the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Stephens Inc. as set forth in its opinion, the merger consideration in the proposed merger was fair, from a financial point of view, to the holders of Valley common stock. Duane Morris LLP then reviewed directors’ fiduciary duties under applicable law with Valley’s board of directors. Following this review, Duane Morris LLP outlined for the directors the terms of the merger agreement, a marked copy of which had been distributed to the directors prior to the meeting, and the shareholder agreement to be entered into in connection therewith, copies of which had been made available to the directors in advance of the meeting. The board of directors of Valley then engaged in a vigorous discussion of the terms of the agreements, and the representatives of Duane Morris LLP and Stephens Inc. answered Valley’s board of directors’ various questions. Valley’s board of directors also discussed the impact of the proposed business combination to the shareholders, customers, and employees of Valley. Certain remaining issues required further attention and Valley submitted a redline revised draft of the agreement to TriCo on July 21, 2021.

On July 21, 2021, Valley released its results of operations for the second quarter of 2021.

On July 26, 2021, Valley held a special board meeting to receive the fairness opinion and approve the definitive merger agreement. Representatives from Stephens Inc. and Duane Morris LLP were also present. Stephens Inc. again reviewed the financial aspects of the proposed transaction and rendered to Valley’s board of directors its verbal opinion, which was subsequently confirmed in writing, to the effect that, as of July 26, 2021, and subject to the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Stephens Inc. as set forth in its opinion, the merger consideration in the proposed merger was fair, from a financial point of view, to the holders of Valley common stock. After extensive review and discussion of the proposed final form of the definitive merger agreement and exhibits and an evaluation of various factors relevant to consummation of the proposed business combination, and based upon the advice of legal counsel and the opinion of Stephens Inc. that the merger consideration was fair to the holders of Valley common stock from a financial point of view, the directors of Valley voted unanimously to approve the merger agreement and the transactions contemplated therein including the merger and to authorize its execution and delivery to TriCo, along with a final version of the Valley confidential disclosure schedule.

On July 27, 2021, the TriCo board of directors convened a meeting with its management, and representatives of its legal counsel and KBW also in attendance, to review and consider the terms of the merger agreement, the strategic rationale for the transaction, financial considerations that were material to the transaction, and that board’s fiduciary duties. The TriCo board of directors then unanimously approved the merger agreement and the merger and directed TriCo management to execute the merger agreement.
Following the conclusion of TriCo’s board meetings on July 27, 2021, TriCo and Valley executed the merger agreement and all related documents, dated as of July 27, 2021. Later that day, following the closing of regular trading, the companies issued a joint press release announcing the execution of the merger agreement and the proposed merger. At the time of announcement, the transaction had a value of approximately $165.3 million, or $38.07 per common share of Valley, based on the closing price of TriCo shares on July 27, 2021.
Reasons for the Merger and Recommendation of the Valley Board of Directors
The Valley board of directors has determined that the merger is fair to and in the best interests of Valley and its shareholders and, by the unanimous vote of all of the directors of Valley, approved and adopted the merger agreement and the transactions contemplated thereby. In reaching its decision to approve the merger agreement and the transactions contemplated thereby, the Valley board of directors evaluated the merger and the merger agreement in consultation with Valley’s executive management as well as Valley’s legal and financial advisors and determined that the merger was the best option reasonably available for its shareholders in the current uncertain banking market. The Valley board of directors consulted with Valley’s executive management regarding the business of Valley and related financial and strategic matters. In reaching its conclusion to approve the merger and recommend adoption of the merger agreement to the Valley shareholders, Valley’s board of directors also consulted with its financial advisor, Stephens Inc., with respect to the financial aspects of the proposed sale, and consulted with its legal counsel, Duane Morris, as to its legal duties and the terms of the merger agreement and related agreements. All material factors considered by the Valley board of directors have been disclosed in this joint proxy statement/prospectus.

In approving the merger with TriCo, Valley’s board of directors considered and discussed a variety of factors, both positive and negative. Valley’s board of directors did not assign any relative or specific weight to any of the factors described below and individual members of Valley’s board of directors may have given different weights to different factors as they were discussed. In addition, the factors described below are not listed in any particular order nor intended to be exhaustive of all factors considered. The primary factors that favor the merger include, but are not limited to, the following:

•Future Prospects. Based on its understanding of the business, operations, financial condition, earnings, management and future prospects of Valley, and in consultation with its financial advisor, Valley’s board of directors believes that a business combination with TriCo would enable Valley shareholders to participate in a combined company that would have enhanced future prospects compared to those that Valley is likely to achieve on a stand-alone basis or as a possible acquirer executing its strategic plan. Valley’s board of directors believes that a larger company will provide additional products and services to better grow and retain Valley’s customers, that a larger company will have a stronger funding base and stronger capital ratios, that the combined, more diversified, customer base will improve and diversify future revenue sources, and that future earnings prospects will be stronger on a combined basis and deliver higher value to Valley shareholders than remaining independent.

•Results of Due Diligence. Valley’s board of directors’ understanding of the business, operations, financial condition, earnings, management, and future prospects of TriCo, taking into account information from Stephens Inc. and Duane Morris LLP and presentations by senior management regarding the results of Valley’s due diligence investigation of TriCo, including, but not limited to, debt service and other existing financial obligations, the financial obligations to be incurred in connection with the proposed transaction and other likely financial obligations of TriCo and the possible effect of such obligations.

•Competition. The current and prospective economic and competitive environment facing the financial services industry generally, including national and local economic conditions, the interest rate environment, the continued consolidation in the industry, increasing operating costs resulting from regulatory initiatives and compliance mandates, and the increased importance of operational scale and financial resources in maintaining efficiency and remaining competitive over the long term.

•Complementary Business. The complementary nature of the respective markets, customers and asset/liability mix of Valley Republic Bank and Tri Counties Bank combined with an opportunity for Valley Republic Bank customers to access enhanced products or services and a significant increase in lending limits.

•Financial Presentations. The reports of Valley’s management and the financial presentation by Stephens Inc. to Valley’s board of directors concerning the operations, financial condition and prospects of TriCo and the expected financial impact of the merger on the combined company, including pro forma assets, earnings, deposits and other financial metrics.

•Market Premium. As of the date the Valley board approved the merger agreement the value of the merger consideration for Valley shareholders was $37.93 per share based on the closing price of TriCo common stock of $39.93 on July 23, 2021, representing a premium of approximately 14.9% over the $33.00 last reported trading price of Valley common stock on the OTC Market Group’s OTCQX Best market on July 23, 2021, and the board’s review of similar transactions and belief that the merger is likely to provide greater future value to Valley shareholders than Valley would provide on a stand-alone basis.

•Equity Consideration. The Valley shareholders will receive TriCo common stock in the merger, which will allow them to continue to participate in the future success of the combined company.

•Share Value. The value to be received by holders of Valley common stock pursuant to the merger agreement in relation to the historical trading prices of Valley common stock, as compared to other similar transactions of a comparable nature in the view of the Valley’s board of directors’ financial advisor, as well as the possibility of a more active trading market for TriCo common stock.

•Cash Dividends. TriCo has paid cash dividends on its common stock in every quarter since 1993. Although there is no assurance that cash dividends will be paid in the future, the stated intention of TriCo’s board of directors is that TriCo will continue paying cash dividends on a quarterly basis. Because Valley shareholders would receive TriCo common stock as consideration in the merger, they would benefit from the anticipated future cash dividends that TriCo may pay to its shareholders.

•Fairness Opinion. The opinion delivered to Valley’s board of directors by Stephens Inc. that, as of the date of the opinion and based upon and subject to the considerations in its opinion, the merger consideration was fair, from a financial point of view, to holders of Valley common stock.

•Terms of the Merger. The review by Valley’s board of directors with its legal and financial advisor of the structure of the merger and the financial and other terms of the merger agreement, including the exchange ratio, TriCo’s agreement to appoint one member of Valley’s board of directors to the board of directors of TriCo and Tri Counties Bank, and Valley’s right to accept a superior offer in certain circumstances, so long as Valley pays a termination fee of $6,625,000 to TriCo, which the Valley board concluded was reasonable in the context of the termination fees in comparable transactions and in light of the overall terms of the merger agreement.

•Approvals. The likelihood of receiving regulatory approvals in a timely fashion without unacceptable conditions and the likelihood that the merger would be completed.

•Corporate Values. The belief of Valley’s board of directors that the two companies share a common vision regarding the importance of customer service and that management and employees of Valley and TriCo possess complementary skills and expertise.

•Non-Financial Considerations. The potential social and economic effects of the merger on Valley’s customers and employees.

•Indemnification and Employee Benefits. The agreements of TriCo to provide indemnification for Valley’s directors and executive officers and to honor certain existing employee benefits.

•Expected Federal Income Tax Consequences. The expectation that the merger will constitute a “reorganization” under Section 368(a) of the Code to Valley shareholders with respect to the TriCo common stock received by them.

In the course of its deliberations regarding the merger, Valley’s board of directors also considered a number of risk factors, which Valley’s board of directors determined did not outweigh the expected benefits to Valley and its shareholders. The factors described below are not listed in any particular order nor intended to be exhaustive of all factors considered. The primary risk factors include, but are not limited to, the following:

•Integration Issues. The challenges of combining the businesses, assets, and employees of Valley and TriCo which could affect the post-merger success of the combined companies and the ability to achieve anticipated cost savings and other potential synergies.

•Fixed Exchange Ratio. The fixed exchange ratio component of the merger consideration, which is subject to potential adjustment by a trading collar mechanism. As a result, the market value of the shares of TriCo common stock that Valley shareholders will receive in the merger is unknown and

Valley shareholders could be adversely affected by a decrease in the trading price of TriCo common stock during the pendency of the merger.

•Non-Cash Merger Consideration. The merger consideration payable to Valley shareholders consists of shares of TriCo common stock, which Valley shareholders may not be able to immediately liquidate for fair market value due to market limitations or conditions, and the merger consideration will not be in the form of cash.

•Insider Interests. The interests of Valley executive officers and directors with respect to the merger apart from their interests as holders of Valley common stock, and the risk that these interests might influence their decision with respect to the merger, as described below in “The Merger—Interests of Certain Persons in the Merger.”

•Competing Transactions. The risk that the terms of the merger agreement, including provisions relating to the payment of a termination fee under specified circumstances, although required by TriCo as a condition to its willingness to enter into a merger agreement, could have the effect of discouraging other parties that might be interested in a transaction with Valley that might be more favorable to Valley shareholders from proposing such a transaction.

•Operational Restrictions. The restrictions contained in the merger agreement on the operation of Valley’s business during the period between the signing of the merger agreement and completion of the merger which may delay or prevent Valley from pursuing business opportunities that could arise before completion of the merger.

•Diversion of Management. The time and effort management must devote to consummation of the merger may divert their attention and resources from the operation of Valley’s business.

•Staff Risk. The risk of potential employee attrition and/or adverse effects on business and customer relationships as a result of the pending merger.

•Termination Fee. Valley would be obligated to pay to TriCo a termination fee of $6,625,000 if the merger agreement is terminated under certain circumstances, which may discourage other parties potentially interested in a strategic transaction with Valley from pursuing such a transaction.

•Risk of Termination. The possibility that the merger might not be completed, whether due to the failure to obtain regulatory approval or otherwise, and the impact of a public announcement of the termination of the merger agreement on, among other things, the market price of Valley common stock and Valley operating results, particularly in light of the costs incurred in connection with the transaction.

Based on the reasons stated, Valley’s board of directors believes that the merger agreement and the merger are in the best interest of Valley and the Valley shareholders and unanimously recommends that the Valley shareholders vote “FOR” approval of the merger agreement and the merger.

This summary of the reasoning of Valley’s board of directors and other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 18.
Each of the directors and executive officers of Valley has entered into a shareholder agreement with TriCo, pursuant to which they have agreed to vote “FOR” the merger proposal. For more information regarding the shareholder agreements, see the section entitled “The Merger—Shareholder Agreements” beginning on page 51.

Opinion of Valley’s Financial Advisor
On April 23, 2021, Valley engaged Stephens Inc. to act as financial adviser to Valley in connection with the proposed merger between Valley and TriCo. As part of the engagement, Stephens Inc. was asked to assess the fairness to the shareholders of Valley (solely in their capacity as such, the “Valley Shareholders”), from a financial point of view, of the consideration to be received by the Valley Shareholders in the merger. Valley engaged Stephens Inc. because it is a nationally recognized investment banking firm with offices throughout the United States and has substantial experience in similar transactions. As part of its investment banking business, Stephens Inc. is continually engaged in the valuation of banking businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. As specialists in the securities of banking companies, Stephens Inc. has experience in, and knowledge of, the valuation of banking enterprises.

As part of Stephens Inc.’s engagement, at the request of Valley, representatives of Stephens Inc. attended meetings of the board of directors of Valley in which the board of directors evaluated the proposed merger, including, among others, a meeting of the board of directors held on July 26, 2021. At this meeting, the board of directors requested and received reports, discussion and commentary from its advisors, management and members regarding the proposed merger. As Valley’s financial advisor at that meeting, Stephens Inc. reviewed the financial aspects of the merger and rendered its opinion that, as of such date and based upon and subject to the factors and assumptions referenced in its opinion, the consideration to be received by the Valley Shareholders in the merger is fair to them from a financial point of view. The board of directors, after considering advice, reports, discussion and commentary from its advisors, management and members, approved the merger agreement at this meeting.

The full text of Stephens Inc.’s written opinion letter dated July 26, 2021, which we refer to as the opinion letter, is attached as Appendix B to this proxy statement/prospectus and incorporated herein by reference. Investors are urged to read the opinion letter in its entirety. The description of Stephens Inc.’s opinion in this proxy statement/prospectus is qualified in its entirety by reference to the full text of the opinion letter.

Stephens Inc.’s opinion speaks only as of its date, and Stephens Inc. has undertaken no obligation to update or revise its opinion. The opinion was directed to the board of directors and addresses only the fairness to the Valley Shareholders, from a financial point of view, of the consideration to be received in the merger. The opinion does not constitute a recommendation to any shareholder as to how such shareholder should vote or act with respect to the merger or any related matter. Valley and TriCo determined the merger consideration through a negotiation process.

In connection with developing its opinion, Stephens Inc.:

(i)    reviewed certain publicly available financial statements and reports regarding Valley and TriCo;
(ii)    reviewed certain audited financial statements and management reports regarding Valley and TriCo;
(iii)    reviewed certain internal financial statements and other financial and operating data concerning Valley and TriCo prepared by management of Valley and TriCo, respectively;
(iv)    reviewed, on a pro forma basis, in reliance upon consensus research estimates and upon financial projections and other information and assumptions concerning TriCo provided by the management team of TriCo, the effect of the merger on the balance sheet, capitalization ratios, employment, earnings and book value both in the aggregate and, where applicable, on a per share basis of TriCo;
(v)    reviewed the reported prices and trading activity for the common stock of Valley and TriCo;
(vi)    compared the financial performance of Valley and TriCo with that of certain other publicly-traded companies and their securities that Stephens Inc. deemed relevant to its analysis of the merger;
(vii)    reviewed the financial terms, to the extent publicly available, of certain merger or acquisition transactions that Stephens Inc. deemed relevant to its analysis of the merger;
(viii)    reviewed the then most recent draft of the merger agreement and related documents provided to Stephens Inc. by Valley;

(ix)    discussed with management of Valley and TriCo the operations of and future business prospects for Valley and TriCo and the anticipated financial consequences of the merger to Valley and TriCo;
(x)    assisted in deliberations regarding the material terms of the merger and negotiations with TriCo; and
(xi)    performed such other analyses and provided such other services as Stephens Inc. deemed appropriate.

Stephens Inc. relied on the accuracy and completeness of the information and financial data provided by Valley and TriCo and of the other information reviewed by Stephens Inc. in connection with the preparation of its opinion, and its opinion is based upon such information. Stephens Inc. did not assume any responsibility for independently verifying the accuracy or completeness of any of such information or financial data. The managements of Valley and TriCo assured Stephens Inc. that they were not aware of any relevant information that was omitted or which remained undisclosed to Stephens Inc. that would have made any of such information inaccurate or misleading in any respect to Stephens Inc.’s analysis. Stephens Inc. did not assume any responsibility for making or undertaking an independent evaluation or appraisal of any of the assets or liabilities of Valley or of TriCo, and Stephens Inc. was not furnished with any such evaluations or appraisals; nor did Stephens Inc. evaluate the solvency or fair value of Valley or of TriCo under any laws relating to bankruptcy, insolvency or similar matters. Stephens Inc. did not assume any obligation to conduct any physical inspection of the properties or facilities of Valley or TriCo. With respect to the financial forecasts prepared by Valley and TriCo, including the forecasts of potential cost savings and potential synergies, Stephens Inc. assumed that such financial forecasts were reasonably prepared and reflected the best available estimates and judgments of the management of Valley and TriCo as to the future financial performance of Valley and TriCo, and that the financial results reflected by such projections will be realized as predicted. Stephens Inc. did not receive or review any individual credit files nor did Stephens Inc. make an independent evaluation of the adequacy of the allowance for loan losses of Valley or TriCo. Stephens Inc. did not make an independent analysis of the effects of the COVID-19 pandemic or related market developments or disruptions, or of any other disaster or adversity, on the business or prospects of Valley or TriCo. Stephens Inc. has also assumed that the representations and warranties contained in the merger agreement and all related documents were true, correct and complete in all material respects.

Stephens Inc. does not provide legal, accounting, regulatory, or tax advice or expertise, and Stephens Inc. relied solely, and without independent verification, on the assessments of Valley and its other advisors with respect to such matters. Stephens Inc. assumed, with Valley’s consent, that the merger will not result in any materially adverse legal, regulatory, accounting or tax consequences for the Valley Shareholders.

Stephens Inc.’s opinion was necessarily based upon market, economic and other conditions as they existed and could be evaluated on the date of the opinion, and on the information made available to Stephens Inc. as of the date of the opinion. While subsequent developments may affect Stephens Inc.’s opinion, Stephens Inc. does not have any obligation to update, revise or reaffirm its opinion. Stephens Inc. assumed that the merger will be consummated on the terms of the latest draft of the merger agreement provided to Stephens Inc. prior to the delivery of its opinion, without material waiver or modification. Stephens Inc. has assumed that in the course of obtaining the necessary regulatory, legal or other consents or approvals (contractual or otherwise) for the merger, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that would have a material adverse effect on the contemplated benefits of the merger to the Valley Shareholders. Stephens Inc. did not express any opinion as to the price at which the common stock or any other securities of Valley or TriCo will trade following the announcement of the merger.

For purposes of rendering its opinion, Stephens Inc. assumed that, in all respects material to its analyses:

(i)    the merger will be completed substantially in accordance with the terms set forth in the merger agreement, without material waiver or modification;
(ii)    the representations and warranties of each party in the merger agreement and in all related documents and instruments referred to in the merger agreement are true and correct;

(iii)    each party to the merger agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under such documents;
(iv)    all conditions to the completion of the merger will be satisfied without any waivers;
(v)    there has been no material change in the assets, liabilities, financial condition, results of operations, business or prospects of Valley or TriCo since either the date of the last financial statements made available to Stephens Inc. and the date of the merger agreement, and that no legal, political, economic, regulatory or other development has occurred that will adversely impact Valley or TriCo;
(vi)    all required governmental, regulatory, shareholder and third party approvals have been or will be received in a timely manner and without any conditions or requirements that would have a material adverse effect on the contemplated benefits of the merger to Valley; and
(vii)    the merger will be accounted for as a purchase transaction under generally accepted accounting principles.

Stephens Inc.’s opinion is limited to whether the consideration to be received by the Valley Shareholders in the merger is fair to them from a financial point of view. Stephens Inc. was not asked to, and it did not, offer any opinion as to the terms of the merger agreement or the form of the merger or any aspect of the merger, other than the fairness, from a financial point of view, of the consideration to be received in the merger by the Valley Shareholders. The opinion did not address the merits of the underlying decision by Valley to engage in the merger, the merits of the merger as compared to other alternatives potentially available to Valley or the relative effects of any alternative transaction in which Valley might engage, nor is it intended to be a recommendation to any person or entity as to any specific action that should be taken in connection with the merger. Moreover, Stephens Inc. did not express any opinion as to the fairness of the amount or nature of the compensation to any of Valley’s officers, directors or employees, or to any group of such officers, directors or employees, whether relative to the compensation to other shareholders of Valley or otherwise.

The following is a summary of the material financial analyses performed and material factors considered by Stephens Inc. in connection with its opinion. Stephens Inc. performed certain procedures, including each of the financial analyses described below, and reviewed with Valley’s executive management and board of directors the assumptions upon which the analyses were based, as well as other factors. Although this summary does not purport to describe all of the analyses performed or factors considered by Stephens Inc. in this regard, it does set forth those considered by Stephens Inc. to be material in arriving at its opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. The order of the summaries of analyses described does not represent the relative importance or weight given to those analyses by Stephens Inc. It should be noted that in arriving at its opinion, Stephens Inc. did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Stephens Inc. believes that its analysis must be considered as a whole and that considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying its opinion. The financial analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the financial analyses. Accordingly, Stephens Inc.’s analyses and the summary of its analyses must be considered as a whole, and selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion. Further, no company or transaction used as a comparison in the Stephens Inc’s comparative analyses is identical to TriCo or Valley and no transaction is identical to the merger. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies.

Summary of Proposal

Pursuant to the merger agreement and for purposes of its opinion, Stephens Inc. assumed the consideration to be exchanged by TriCo for the outstanding common stock of Valley and any “in the money” options on Valley’s common stock and restricted stock units granted by Valley to have an aggregate value of approximately $164.7 million and to consist of, subject to potential adjustments as described in the merger agreement, the obligation to exchange each outstanding share of Valley common stock for 0.95 of a share of TriCo common stock.

Implied Valuation

Using publicly available information, Stephens Inc. considered certain performance metrics of Valley to selected groups of financial institutions deemed relevant by Stephens Inc.. Transaction multiples for the merger were derived from an aggregate transaction value of $37.93 per share, or $164.7 million (as of July 23, 2021).

The peer group selected for Valley consisted of the following publicly traded (NASDAQ, NYSE, NYSE MKT, OTCQX or OTCPK) and over the counter bank holding companies headquartered in the Central Valley of California with total assets between $0.5 billion and $2.0 billion (excluding merger targets and ethnic focused banks):

•United Security Bancshares
•Oak Valley Bancorp
•Community West Bancshares
•Mission Bancorp
•Suncrest Bank
•American Riviera Bank
•Communities First Financial Corporation
•1st Capital Bancorp

To perform this analysis, Stephens Inc. used financial information as of and for the last twelve months ended June 30, 2021 (“LTM”). Market price information was as of July 23, 2021. Stephens Inc.’s analysis showed the following concerning Valley peer group’s 25th percentile, median, and 75th percentile performance metrics:

	Valley Peer Multiples			Valley Implied Valuation ($ per share)
	Price/			Price/
	TBV(1) (x)	LTM(2) EPS (x)		TBV ($)	LTM EPS ($)
75th Percentile	1.62	13.7	75th Percentile	39.40	48.22
Median	1.22	11.3	Median	29.67	39.74
25th Percentile	1.13	9.5	25th Percentile	27.48	33.40

Valley / TriCo	1.56	10.8(3)

(1) As used in this section, “TBV” refers to tangible book value.
(2) As used in this section, “EPS” refers to earnings per share.
(3) Valley’s LTM net income adjusted to remove $22,000 pre-tax non-recurring gain on sale of securities.

Comparable Transaction Analysis (Western U.S.)

Stephens Inc. reviewed publicly available information related to recent bank acquisition transactions involving targets headquartered in the Western United States announced since 2019 with an aggregate announced value between $50 million and $400 million, as well as targets with tangible common equity/total assets ratio of less than 12%. The transactions included in this group were:

Buyer	Seller
Columbia Banking System, Inc.	Bank of Commerce Holdings
Southern California Bancorp	Bank of Santa Clarita
Bank of Marin Bancorp	American River Bankshares
Banc of California, Inc.	Pacific Mercantile Bancorp
Enterprise Financial Services Corp	Seacoast Commerce Banc Holdings
Glacier Bancorp, Inc.	State Bank Corp.
Heritage Commerce Corp	Presidio Bank
Transaction multiples for the merger were derived from an aggregate transaction value of $37.93 per share, or $164.7 million (as of July 23, 2021). Using the comparable transactions, Stephens Inc. derived and compared, among other things, the implied value paid for the acquired company to:

•Tangible book value of the acquired company based on the most recent publicly available financial statements prior to announcement;
•the last twelve months net income of the acquired company based on the most recent publicly available financial statements prior to announcement;
•the market premium of the aggregate transaction value relative to the acquired companies closing stock price prior as of July 23, 2021; and
•the premium paid on tangible common equity divided by the core deposits (core deposits defined as total deposits less time deposits greater than $250,000) of the acquired company based on the most recent publicly available financial statements prior to announcement.

As illustrated in the following table, Stephens Inc. compared the proposed merger ratios to the 25th percentile, median and 75th percentile transaction ratios of the selected comparable transactions:

	Valley Comparable Transaction					Valley Implied Valuation ($ per share)
	Price/					Price/
	TBV (x)	LTM EPS (x)	Market Premium (%)	Core Deposit Premium (%)		TBV (x)	LTM EPS (x)	Market Premium (%)	Core Deposit Premium (%)
75th Percentile	2.03	16.3	31.1	9.6	75th Percentile	49.37	57.38	43.26	49.03
Median	1.66	15.6	24.5	6.9	Median	40.37	54.91	41.09	41.65
25th Percentile	1.51	14.7	15.0	5.4	25th Percentile	36.72	51.74	37.95	37.54

Valley Republic / TriCo	1.56	10.8(1)	15.0	5.2

(1) Valley’s LTM net income adjusted to remove $22,000 pre-tax non-recurring gain on sale of securities.

Comparable Transaction Analysis (Nationwide)

Stephens Inc. reviewed the publicly available information related to recent bank acquisition transactions involving targets headquartered in the United States with an aggregate announced value between $50 million and $400 million, as well as targets with tangible common equity/total assets ratio of less than 12%. The transactions included in this group were:

Buyer	Seller
Blue Ridge Bankshares, Inc.	FVC Bankcorp, Inc.
Lakeland Bancorp, Inc.	1st Constitution Bancorp
Mid Penn Bancorp, Inc.	Riverview Financial Corporation
Valley National Bancorp	The Westchester Bank Holding Corporation
Farmers National Banc Corp.	Cortland Bancorp
Columbia Banking System, Inc.	Bank of Commerce Holdings
Nicolet Bankshares, Inc.	County Bancorp, Inc.
Lake Michigan Credit Union	Pilot Bancshares, Inc.
Simmons First National Corporation	Triumph Bancshares, Inc.
Simmons First National Corporation	Landmark Community Bank
First Foundation Inc.	TGR Financial, Inc.
United Bankshares, Inc.	Community Bankers Trust Corporation
First Bancorp	Select Bancorp, Inc.
United Community Banks, Inc.	Aquesta Financial Holdings, Inc.
Equity Bancshares, Inc.	American State Bancshares, Inc.
Southern California Bancorp	Bank of Santa Clarita
Colony Bankcorp, Inc.	SouthCrest Financial Group, Inc.
Bank of Marin Bancorp	American River Bankshares
Nicolet Bankshares, Inc.	Mackinac Financial Corporation
Transaction multiples for the merger were derived from an aggregate transaction value of $37.93 per share, or $164.7 million (as of July 23, 2021). Using the comparable transactions, Stephens Inc. derived and compared, among other things, the implied value paid for the acquired company to:

•Tangible book value of the acquired company based on the most recent publicly available financial statements prior to announcement;
•the last twelve months net income of the acquired company based on the most recent publicly available financial statements prior to announcement;
•the market premium of the aggregate transaction value relative to the acquired company’s closing stock price prior to the announcement of the transaction; and
•the premium paid on tangible common equity divided by the core deposits (core deposits defined as total deposits less time deposits greater than $100,000) of the acquired company based on the most recent publicly available financial statements prior to announcement.

As illustrated in the following table, Stephens Inc. compared the proposed merger ratios to the 25th percentile, median and 75th percentile transaction ratios of the selected comparable transactions:

	Valley Comparable Transactions					Valley Implied Valuation ($ per share)
	Price/					Price/
	TBV (x)	LTM EPS (x)	Market Premium (%)	Core Deposit Premium (%)		TBV ($)	LTM EPS ($)	Market Premium (%)	Core Deposit Premium ($)
75th Percentile	1.74	18.0	41.9	9.0	75th Percentile	42.32	63.36	46.83	47.39
Median	1.56	16.0	19.1	7.5	Median	37.94	56.32	39.30	43.83
25th Percentile	1.43	13.7	12.1	6.2	25th Percentile	35.99	48.22	36.99	39.73

Valley Republic / TriCo	1.56	10.8(1)	15.0	5.2

(1) Valley’s LTM net income adjusted to remove $22,000 pre-tax non-recurring gain on sale of securities.

    Discounted Cash Flow Analysis

Stephens Inc. performed a discounted cash flow analysis to estimate a range of present values of after-tax cash flows that Valley could contribute to TriCo through 2026, standalone. In performing this analysis, Stephens Inc. used Valley management projections through 2025 (8.0% earnings growth thereafter). Additionally, the analysis assumes Valley pays maximum dividend available while maintaining an 8.5% tangible common equity to tangible asset ratio. Any earnings in excess of what would need to be retained represented dividendable cash flows for Valley.

A valuation was derived by discounting the projected free cash flows for Valley based on the estimates for 2021 and a terminal value at December 31, 2026 based on the next twelve months earnings ending December 31, 2027 and utilizing a range of discount rates approximating Valley’s cost of capital.

The analysis assumed discount rates ranging from 11.0% to 15.0% and terminal multiples ranging from 8.0 times to 12.0 times fiscal year 2026 NTM forecasted earnings. On a standalone basis, this analysis resulted in a range of values of Valley from $149.8 million to $191.0 million. The discounted cash flow present value analysis is a widely used valuation methodology but it relies on numerous assumptions, including asset and earnings growth rates, terminal values and discount rates. The analysis did not purport to determine the actual current or expected future values of Valley or the pro forma combined entity.

Financial Impact Analysis

Stephens Inc. performed a pro forma merger analysis that combined projected income statement and balance sheet information of Valley and TriCo. Analytic assumptions obtained from management of TriCo regarding the accounting treatment, acquisition adjustments and cost savings were used to calculate the financial impact that the merger could have on certain projected financial results of TriCo. In the course of this analysis, Stephens Inc. used publicly available consensus analyst earnings estimates for TriCo for 2021-2022 and assumed 5% earnings growth thereafter. For Valley earnings, Valley management’s projections were used for 2021-2025. This analysis indicated that the merger is expected to be approximately 6% accretive to TriCo’s estimated earnings per share in 2022, excluding estimated one-time buyer transaction costs, and approximately 7% accretive to TriCo’s estimated earnings per share in 2023. The analysis also indicated that following the merger the pro forma entity would maintain capital ratios at or above the minimums required to be considered well capitalized. For all of the above analyses, the actual results achieved by TriCo following the merger will likely vary from the projected results, and the variations may be material.

Contribution Analysis

Stephens Inc. compared certain historical and projected financial information for Valley and TriCo relative to the implied ownership level obtained by Valley in the merger. Based on this analysis, Valley’s average contribution to this transaction was 12.2% and Valley’s median contribution to this transaction was 12.3%. This compares to the pro forma ownership of approximately 12.1% issued to Valley Shareholders in the merger. The analysis is illustrated below.

						% Contribution by:
(Dollars in 000s)	TriCo		Valley		Combined	TriCo	Valley
Balance Sheet	3/31/2021		3/31/2021		3/31/2021
Assets(1)	$8,031,612		$1,350,430		$9,382,042	85.6%	14.4%
Net Loans (ex-PPP)(1)	4,514,757		729,513		5,244,270	86.1%	13.9%
Deposits(1)	6,863,400		1,198,031		8,061,431	85.1%	14.9%
Equity	942,539		96,467		1,039,006	90.7%	9.3%
Tangible Common Equity(5)	705,265		96,467		801,732	88.0%	12.0%

Earnings
LTM Net Income	$82,009		$13,203	(2)	$95,212	86.1%	13.9%
LTM Core PPNR	128,446	(4)	15,683	(3)	144,129	89.1%	10.9%
2022E	99,584		16,295		115,879	85.9%	14.1%

					Average	87.1%	12.9%
					Median	86.1%	13.9%

(1) Adjusted for the relative leverage of each company, including Valley’s $40 million of subordinated debt and TriCo’s $58 million of trust preferred securities.
(2) LTM earnings adjusted for $1,100,000 pre-tax non-recurring gain on securities ($781,000 after-tax).
(3) Valley’s LTM PPNR (pretax, pre-provision net revenue) adjusted for $1.1 million pre-tax gain on securities ($781k after-tax) and $3.6 million in pre-tax non-recurring Paycheck Protection Program processing fees ($2.5 million after-tax).
(4) TriCo’s LTM PPNR adjusted for $13.0 million in pre-tax non-recurring Paycheck Protection Program processing fees ($9.2 million after-tax).
(5) Non-GAAP financial measure calculated by taking total shareholders’ equity (GAAP), less goodwill and other intangible assets, net. Non-GAAP financial measures are supplemental and not a substitute for any analysis based on GAAP. Management has presented these Non-GAAP measures because it believes they provide useful information.

Miscellaneous
As part of Stephens Inc.’s investment banking business, Stephens Inc. regularly issues fairness opinions and is continually engaged in the valuation of companies and their securities in connection with business reorganizations, private placements, negotiated underwritings, mergers and acquisitions and valuations for estate, corporate and other purposes.

Stephens Inc. is familiar with Valley and TriCo. Stephens Inc. issues periodic research reports regarding the business and prospects of TriCo, and Stephens Inc. makes a market in the stock of TriCo. Stephens Inc. has not received fees for providing investment banking or other services to Valley or TriCo within the two years preceding the date that Stephens Inc. provided its opinion letter to the Valley board of directors. Stephens Inc. served as financial adviser to Valley in connection with the merger, and will receive from Valley a customary fee for its services as financial adviser to Valley, a significant portion of which is contingent upon the consummation of the merger. Stephens Inc. also received a fee from Valley for providing its opinion to the Valley board of directors. Valley has also agreed to indemnify Stephens Inc. for certain liabilities arising out of its engagement, including certain liabilities that could arise out of it providing its opinion. Stephens Inc. expects to pursue future investment banking services assignments with TriCo. In the ordinary course of business, Stephens Inc. and its affiliates at any time may hold long or short positions, and may trade or otherwise effect transactions as principal or for the accounts of customers, in debt, equity or derivative securities of Valley or of any other participant in the merger.

Conclusion

Based on the foregoing and on Stephens Inc.’s general experience as investment bankers, and subject to the limitations, qualifications and assumptions stated in the opinion letter, Stephens Inc. is of the opinion, on the date of the opinion letter, that the consideration to be received by the Valley Shareholders in the merger is fair to them from a financial point of view.

Accounting Treatment of the Merger
TriCo will account for the merger as a purchase by TriCo of Valley under GAAP. Under the acquisition method of accounting, the total consideration paid by TriCo in connection with the merger is allocated among Valley’s assets, liabilities and identified intangibles based on the fair values of the assets acquired, the liabilities assumed and the identified intangibles. The difference between the total consideration paid in connection with the merger and the fair values of the assets acquired, the liabilities assumed and the identified intangibles, if any, is allocated to goodwill. The results of operations of Valley will be included in TriCo’s results of operations from the date of acquisition.
Resale of TriCo Common Stock
The shares of TriCo common stock that you receive as a result of the merger will be registered under the Securities Act of 1933 as amended, or the Securities Act. You may freely trade these shares of TriCo common stock if you are not considered an “affiliate” of TriCo, as that term is defined in the federal securities laws. Generally, an “affiliate” of TriCo is any person or entity directly or indirectly controlling or who is controlled by TriCo. TriCo’s affiliates generally include directors, certain executive officers and holders of 10% or more of TriCo common stock.
Regulatory Approvals Required for the Merger
We have agreed to use commercially reasonable efforts to obtain the regulatory approvals required for the merger and the bank merger. We refer to these approvals, along with the expiration of any statutory waiting periods related to these approvals, as the requisite regulatory approvals. These include approval from or notice to the Federal Reserve, the FDIC and the DFPI. As of the date of this proxy statement/prospectus, TriCo and Tri Counties Bank have filed the necessary applications with the Federal Reserve, the FDIC and the DFPI. While Tri Counties Bank has received the required approval of the DFPI, the other applications are pending. The mergers and the related transactions cannot proceed in the absence of the requisite regulatory approvals. We cannot assure you as to whether or when the requisite regulatory approvals will be obtained, and, if obtained, we cannot assure you as to the date of receipt of any of these approvals, the terms thereof or the absence of any public protest or litigation challenging them. Likewise, we cannot assure you that the U.S. Department of Justice, which we refer to as the Department of Justice, or a state attorney general will not attempt to challenge the merger or the bank merger on antitrust grounds, or, if such a challenge is made, as to the result of that challenge.
Any merger transaction approved by the FDIC under the Federal Bank Merger Act or Federal Reserve under the Bank Holding Company Act of 1956, as amended, may not be completed until 30 days after the FDIC approval, during which time the Department of Justice may object to the transaction on competitive effects grounds. With the approval of the FDIC and the Department of Justice, the waiting period may be reduced to 15 days. While we do not know of any reason that the Department of Justice would challenge regulatory approval by the FDIC or the Federal Reserve based on competitive effects, and believe that the likelihood of such action is remote, there can be no assurance that the Department of Justice will not initiate such a proceeding, or if such a proceeding is initiated, the result of any such challenge.
Neither TriCo nor Valley is aware of any other material governmental approvals or actions that are required prior to the parties’ completion of the mergers other than those described above. We presently contemplate that if any additional governmental approvals or actions are required, these approvals or actions will be sought. However, there can be no assurance that any of these additional approvals or actions, if required, will be obtained.
Although the parties currently believe they should be able to obtain all required regulatory approvals, they cannot be certain when or if they will obtain them or, if obtained, whether they will contain terms, conditions or restrictions not currently contemplated that will be detrimental to the combined company after the completion of the merger or will contain a burdensome condition.

Management and Board of Directors of TriCo After the Merger
The TriCo board of directors currently consists of 12 directors. Upon completion of the merger, the composition of the board of directors of the combined company will be the same as the current board of TriCo except that pursuant to the merger agreement, TriCo will appoint or elect as a director of TriCo, effective at the effective time of the merger, one director of Valley. The appointed Valley director, who shall be mutually agreed upon by TriCo and Valley, must qualify as an “independent” director of TriCo under applicable NASDAQ rules. The appointed director of Valley will also be appointed or elected to the board of directors of Tri Counties Bank and will be entitled to receive the same directors’ fees as the other TriCo independent directors. TriCo and Valley have not yet identified this director.
The current executives and senior officers of TriCo and Tri Counties Bank will continue in their current positions. In addition, Geraud Smith, Valley’s President and Chief Executive Officer, has entered into an employment agreement with Tri Counties Bank pursuant to which he will serve as a Regional President of Tri Counties Bank following the bank merger. Information about the current TriCo directors and executive officers can be found in the documents listed under the section entitled “Where You Can Find More Information” beginning on page 81 and information regarding Mr. Smith’s employment agreement with Tri Counties Bank and change of control agreement with TriCo can be found below in the section entitled “Interests of Valley Directors and Executive Officers in the Merger -- TriCo Employment and Change of Control Agreements.”
Interests of Valley Directors and Executive Officers in the Merger
When Valley shareholders are considering the recommendation of Valley’s board of directors with respect to approving the merger agreement, Valley shareholders should be aware that Valley directors and officers have interests in the merger as individuals that are in addition to, or different from, their interests as shareholders of Valley. The Valley board of directors was aware of these factors and considered them, among other matters, in approving the merger agreement and the merger. These interests are described below.

Stock Ownership

The directors and executive officers of Valley, as a group, beneficially owned and had the power to vote as of October 25, 2021, a total of 1,361,234 shares of Valley common stock, representing approximately 32.1% of the outstanding shares of Valley common stock as of that date. All of these shares are expected to be voted in favor of the merger agreement pursuant to the shareholder agreements entered into by each of the directors and substantially all of the executive officers of Valley who own shares of Valley common stock. See “The Merger - Shareholder Agreements” elsewhere in this proxy statement/prospectus. Each of these persons will receive the same merger consideration for their shares of Valley common stock as the other Valley shareholders.

Treatment of Outstanding Equity Awards

At the effective time of the merger, each unvested Valley stock option that is outstanding immediately prior to the effective time of the merger will vest pursuant to the terms of the applicable Valley award agreement and become fully exercisable. To the extent not previously exercised, each outstanding Valley stock option will be canceled in exchange for a cash payment equal to the number of shares of Valley common stock subject to such Valley stock option immediately prior to the closing of the merger multiplied by the amount, if positive, by which the product of the exchange ratio multiplied by the TriCo average closing price exceeds the per share exercise price under such Valley stock option.

The merger agreement provides that at the effective time of the merger, each unvested or unsettled award of Valley restricted stock awards will vest or be cancelled pursuant to the terms of the applicable Valley stock plan or award agreement. Unless a Valley restricted stock award is canceled, the underlying shares of Valley common stock issuable following vesting will be exchanged for the same stock consideration that all other shares of Valley common stock are entitled to receive in the merger based on the exchange ratio.

The following tables disclose the number of Valley unvested options and restricted stock units held by each of Valley’s executive officers and directors, and their vesting status, as of October 25, 2021 that will accelerate and vest in connection with the consummation of the merger and the value of the shares and dollar value each executive officer or director will receive as the result of the cancellation of such options, assuming the value of a share of TriCo common stock is $40.07, which was the closing price of TriCo common stock on July 27, 2021, immediately prior to the announcement of the merger.

Named Executive Officers	Number of Shares Subject to Unvested Options (#)	Cash-out Payment for Unvested Options ($)	Number of Unvested Restricted Stock Units (#)	Value of Unvested Restricted Stock Units ($)	Total Value of Accelerated Awards ($)
Geraud Smith	12,500	50,831	13,649	519,570	570,401
Garth Corrigan	-	-	5,121	194,939	194,939
Michele Jasso	-	-	5,121	194,939	194,939
Philip McLaughlin	-	-	3,000	114,200	114,200
John C. Smith	-	-	4,976	189,419	189,419

Non-Employee Directors	Number of Shares Subject to Unvested Options (#)	Cash-out Payment for Unvested Options ($)	Number of Unvested Restricted Stock Units (#)	Value of Unvested Restricted Stock Units ($)	Total Value of Accelerated Awards ($)
Eugene Voiland	-	-	1,280	48,725	48,725
Greg Bynum	-	-	996	37,914	37,914
Annette Davis	-	-	1,018	38,752	38,752
Bruce Jay	-	-	1,357	51,656	51,656
Anthony Leggio	-	-	1,084	41,264	41,264
Allen Lyda	-	-	545	20,746	20,746
Willy Reyneveld	-	-	996	37,914	37,914
Carlos Sanchez	-	-	465	17,701	17,701
James Shuler	-	-	1,106	42,102	42,102
Warner Williams	-	-	475	18,082	18,082

Valley Employment Agreements

Valley Republic Bank is a party to employment agreements with each of Geraud Smith, Director, President and Chief Executive Officer, Garth Corrigan, Executive Vice President and Chief Financial Officer, Michele Jasso, Executive Vice President and Chief Operating Officer, Philip McLaughlin, Executive Vice President, and John C. Smith, Executive Vice President and Chief Credit Officer. The employment agreements are designed to provide employment stability among the executive officers, to establish the terms of such employment, and to avoid the loss of key employees in the event of speculation about possible changes of control. Each employment agreement contains a change of control provision.

Under the terms of employment agreements, if the executive officer’s employment is terminated under the provisions of the employment agreement within two years following a change of control, Valley Republic Bank will pay the executive officer severance payments equal to one year’s annual salary computed with reference to the annual salary in effect immediately preceding the date of termination. The severance payment to which the executive officer is entitled pursuant to the terms of the employment agreement will be paid in a single installment within one month of his or her termination. The executive will cease to be an employee on the effective date of any notice given under the terms of the employment agreement, and except as provided by applicable law, will cease to be entitled to further compensation or benefits from Valley Republic Bank.

Pursuant to their respective employment agreements, if October 25, 2021 were used as the applicable change of control date, Mr. Geraud. Smith would be entitled to a lump sum payment of $400,000; Mr. Corrigan would be entitled to a lump sum payment of $209,000; Ms. Jasso would be entitled to a lump sum payment of $209,000; Mr. McLaughlin would be entitled to a lump sum payment of $259,715; and Mr. John Smith would be entitled to a lump sum payment of $242,823.

Additionally, under the terms of these employment agreements, if the payments to any executive officer, together with any other payments which such executive officer has the right to receive from Valley would constitute a “parachute payment” under Internal Revenue Code Section 280G, which we refer to as 280G, the payments pursuant to the employment agreement will be reduced so that the maximum amount of such payments (after reduction) will be one dollar less than the amount that would cause the aggregate of such payments to be subject to the excise tax imposed by Internal Revenue Code Section 4999 (or nondeductible by Valley under 280G) or any interest or penalties with respect to such excise tax. However, the aggregate of the payments will only be reduced to the extent the after-tax value of amounts received by the applicable executive officer after application of the above reduction would exceed the after-tax value of the aggregate of these payments without application of such reduction.

Salary Continuation Agreements

Valley Republic Bank is a party to salary continuation agreements with each of Geraud Smith, Director, President and Chief Executive Officer, Garth Corrigan, Executive Vice President and Chief Financial Officer, Michele Jasso, Executive Vice President and Chief Operating Officer, Philip McLaughlin, Executive Vice President, and John C. Smith, Executive Vice President and Chief Credit Officer. The salary continuation agreements provide certain retirement and termination benefits in exchange for their continued service, including: (i) retirement benefits payable over 15 years after the executive officer reaches a certain retirement age (as set forth in their respective agreements) following continuous employment with Valley Republic Bank; (ii) early termination benefits (other than termination for cause); (iii) disability benefits; (iv) severance benefits for termination within 24 months following a change of control; and (v) death benefits.

Under the terms of the salary continuation agreements, in the event of termination prior to normal retirement age (i.e. the age of 65) and within 24 months of a change of control, the executive officers are entitled to the following lump sum payments payable the month following separation from service:

Named Executive Officers	Change of Control Benefit
Geraud Smith	$1,111,669
Garth Corrigan	833,752
Michele Jasso	833,752
Philip McLaughlin	833,752
John C. Smith	833,752

Additionally, under the terms of these salary continuation agreements, if the payments to any executive officer, together with any other payments which such executive officer has the right to receive from Valley would constitute a “parachute payment” under 280G, the payments pursuant to the salary continuation agreement will be reduced so that the maximum amount of such payments (after reduction) will be one dollar less than the amount that would cause the aggregate of such payments to be subject to the excise tax imposed by Internal Revenue Code Section 4999 (or nondeductible by Valley under 280G) or any interest or penalties with respect to such excise tax. However, the aggregate of the payments will only be reduced to the extent the after-tax value of amounts received by the applicable executive officer after application of the above reduction would exceed the after-tax value of the aggregate of these payments without application of such reduction.

Summary of Payments to Certain Executive Officers

The following table sets forth the estimated value of the payments to which Valley’s executive officers would be entitled pursuant to a “change in control,” subject to execution of a release, based on compensation levels as of the date of this joint proxy statement/prospectus, if October 25, 2021 were used as the applicable change of control date and a termination of employment immediately following closing of the merger on such date. The amounts under the heading “Dollar Value of Change in Control Payment” include amounts potentially payable under both the named executive’s employment agreement with Valley and salary continuation agreement. The actual amounts, if any, to be received by the executive officers may differ from the amounts set forth below.

Named Executive Officers	Dollar Value of Change in Control Payments	Dollar Value of Unvested Options and RSUs	Total
Geraud Smith	$1,511,669	$570,401	$2,082,070
Garth Corrigan	1,042,752	194,939	1,237,691
Michele Jasso	1,042,752	194,939	1,237,691
Philip McLaughlin	1,093,467	114,200	1,207,667
John C. Smith	1,076,575	189,419	1,265,994

TriCo Employment and Change of Control Agreements

Geraud Smith, the President and CEO of Valley and Valley Republic Bank, has entered into an employment agreement with Tri Counties Bank and a change of control agreement with TriCo, both to be effective upon consummation of the bank merger. The employment agreement has a three year term and provides that Mr. Smith will serve as a Regional President of Tri Counties Bank. The employment agreement provides that Mr. Smith will receive an annual salary of $350,000 with only discretionary salary increases. The employment agreement also provides Mr. Smith with bonuses (cash bonus and equity grant targets of 40% of base salary), and typical benefits, including medical, auto and termination benefits. Additionally, if Mr. Smith does not receive payments pursuant to his change of control agreement as described above, Mr. Smith would be eligible to receive a lump sum severance payment of one year’s base salary in effect at the time of termination, if his employment is terminated without Cause or by Mr. Smith for Good Reason (both as defined in his new employment agreement). Under the employment agreement, Mr. Smith’s annual base salary will be less than his current base salary as Valley Republic Bank’s President and Chief Executive Officer.

Mr. Smith’s change of control agreement with TriCo also has a three-year term, but the term automatically renews for an additional year on each one-year anniversary. The change of control agreement provides for severance benefits to Mr. Smith in the event of a “change of control,” as defined in the agreement, and if, within six months prior to or within two years following the change of control, Mr. Smith’s employment is terminated other than for “Cause” as defined in the agreement or he resigns for “Good Reason,” as defined in the agreement. His change in control severance benefits will be equal to his base salary plus his most recent annual bonus target for the fiscal year immediately preceding the termination of his employment, plus a prorated portion of his annual target bonus for the fiscal year in which his employment is terminated.

Appointment of a Valley Director to TriCo’s Board of Directors

In the merger agreement, TriCo agreed to take all necessary action following completion of the merger to appoint one director of Valley to serve on the boards of directors of TriCo and Tri Counties Bank until the first annual meeting of shareholders of TriCo following the merger. The selected Valley director must be independent with respect to TriCo for purposes of Nasdaq’s listing requirements and mutually agreeable to TriCo and Valley. The newly appointed director will be entitled to receive the same directors’ fees as the other TriCo independent directors. As of the date of this joint proxy statement/prospectus, TriCo has not determined which Valley director will join the boards of directors of TriCo and Tri Counties Bank.

Indemnification and Insurance of Directors and Officers

In the merger agreement, TriCo agreed, for a period of six years from the effective time of the merger, to indemnify and hold harmless each present and former director and officer of Valley and Valley Republic Bank against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, arising out of actions or omissions of such persons in the course of performing their duties for Valley or any of its subsidiaries occurring at or before the effective time of the merger, and to advance expenses to such persons to the same extent such persons would be entitled to expense advancement pursuant to applicable law, the articles of incorporation and bylaws of Valley as in effect on the date of the merger agreement.

In the merger agreement, TriCo has also agreed to maintain in effect for a period of six years following the effective time of the merger the directors’ and officers’ liability insurance policy currently maintained by Valley or to provide a policy with comparable or higher coverage, provided that, if the cost of such insurance exceeds 250% of the annual cost paid by Valley for its existing directors’ and officers’ liability insurance, which is referred to as the maximum insurance amount, TriCo will obtain the most advantageous coverage as is available for an annual premium equal to the maximum insurance amount.

Shareholder Agreements

In connection with entering into the merger agreement and as an inducement to the willingness of TriCo and Tri Counties Bank to enter into the merger agreement, each of the Valley directors and executive officers executed and delivered to TriCo a shareholder agreement, which we refer to collectively as the shareholder agreements. Each director and executive officer entered into the shareholder agreement in his or her capacity as the record or beneficial owner of shares of Valley and not in his or her capacity as a director or executive officer of Valley. The following summary of the shareholder agreements is subject to, and qualified in its entirety by reference to, the full text of the shareholder agreements attached as Exhibit A to the merger agreement included in this proxy statement/prospectus as Appendix A.

In the shareholder agreements, each of the shareholders agreed that at any meeting of the shareholders of Valley, or in connection with any written consent of the shareholders of Valley, they will:
•at such Valley meeting or otherwise cause all shares of Valley common stock owned by them to be counted as present for purposes of calculating a quorum; and
•vote (or cause to be voted), in person or by proxy, or deliver a written consent (or cause a consent to be delivered) covering, all shares of Valley common stock beneficially owned by them as to which they have, directly or indirectly, the right to direct the voting:
◦in favor of adoption and approval of the merger, the merger agreement and the transactions contemplated by the merger agreement;
◦against any action or agreement that could be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of Valley contained in the merger agreement or of the director or officer contained in the shareholder agreement; and
◦against any acquisition proposal (as defined in the merger agreement or any other action, agreement or transaction that is intended, or could reasonably be expected, to materially impede, interfere or be inconsistent with, delay, postpone, discourage or materially and adversely affect consummation of the merger or the performance of their obligations under the shareholder agreement.

Each shareholder also agreed, prior to such time that Valley’s shareholders approve the merger proposal, not to, directly or indirectly, sell, transfer, pledge, encumber (except for pledges or encumbrances existing as of the date of the shareholder agreement), distribute by gift, or otherwise dispose of any of the shares whether by actual disposition, physical settlement, or effective economic disposition through hedging transactions; nor to enter into any agreement with any person that violates shareholder’s representations, warranties, covenants, and obligations under the shareholder agreement; nor to take any other action that reasonably could be expected to adversely effect, in any material respect, shareholder’s power, authority, and ability to comply with and perform his or her covenants and obligations under the shareholder agreement. Each Valley executive officer and director who entered into a shareholder agreement also agreed not to deposit any shares in a voting trust, grant any proxy, or enter into any voting agreement or similar agreement or arrangement with respect to any shares.
In addition, subject to enumerated exceptions, each Valley executive officer and director who entered into a shareholder agreement agreed that, for a period of two years following the consummation of the merger, they will not:
•solicit (other than general solicitations through newspapers or other media of general circulation not targeted at such employees) any employees of Valley or its subsidiaries prior to consummation of the merger; provided, however, that the foregoing shall not apply to any Valley employee: (i) who does not become an employee of TriCo or any of its subsidiaries on the closing date of the merger; or (ii) whose employment was terminated more than six months prior to the time that such Valley employee is first solicited for employment following the closing date of the merger;
•induce, persuade, encourage or influence any person or entity having a business relationship with TriCo, Tri Counties Bank, Valley, Valley Republic Bank, their respective subsidiaries or any of their affiliates to discontinue, reduce or restrict such relationship or solicit or target depositors, borrowers or customers of Valley or its subsidiaries on the date of the merger agreement and/or as of the date the merger is consummated, except for general solicitations that are directed to the general public and not directed specifically to persons who were depositors, borrowers or customers of Valley or its subsidiaries on the date of the merger agreement or as of the date the merger is consummated;
•disclose or use confidential information of Valley or TriCo; or
•disparage TriCo, its subsidiaries or any of their affiliates.
In addition, each director agreed that for a period of two years following the date of the merger, he or she will not compete with TriCo in any of several specified California counties where Valley or Valley Republic Bank conducts business. Geraud Smith, Valley’s president and chief executive officer, who has entered into an employment agreement with Tri Counties Bank that will become effective at the time of merger, will be released from his covenant not to compete with TriCo if he is terminated without cause or terminates his employment for good reason, as defined in his employment agreement.
Except for the confidentiality provisions referenced above, which will survive for a period of five years following the consummation of the merger, the shareholder agreements would terminate upon the termination of the merger agreement in accordance with its terms.

Dissenters’ Rights of Valley’s Shareholders
Dissenters’ rights will be available to the Valley shareholders in accordance with Chapter 13 of the Corporations Code. The required procedure set forth in Chapter 13 of the Corporations Code must be followed exactly or any dissenters’ rights may be lost.

The information set forth below is a general summary of dissenters’ rights as they apply to Valley shareholders and is qualified in its entirety by reference to Chapter 13 of the Corporations Code which is attached to this proxy statement/prospectus as Appendix C.
Fair Market Value of Shares
If the merger is approved, Valley shareholders who dissent from the merger by complying with the procedures set forth in Chapter 13 of the Corporations Code will be entitled to receive an amount equal to the fair market value of their shares immediately prior to the first public announcement of the merger on July 27, 2021, excluding any change in such value as a consequence of the proposed merger. On July 27, 2021, the last closing price for Valley common stock, just prior to the first public announcement of the merger, was $33.70.
Voting Procedure
In order to be entitled to exercise dissenters’ rights, the shares of Valley common stock which are outstanding on the record date and entitled to vote at the special meeting must have been voted against the merger by the holder of such shares and the shareholder must have notified Valley in writing at or prior to the special meeting that such shareholder dissents from the merger agreement. Thus, any Valley shareholder who wishes to dissent and executes and returns a proxy in the accompanying form or votes in person at the special meeting must vote “AGAINST” the merger. If the shareholder returns a signed and dated proxy without voting instructions or with instructions to vote “FOR” the merger or to “ABSTAIN,” or votes in person at the special meeting “FOR” or “ABSTAIN” regarding the merger, his, her or its shares will not be counted as votes against the merger and the shareholder will lose any dissenters’ rights.
Written Demand
Furthermore, in order to preserve dissenters’ rights, a Valley shareholder must make a written demand upon Valley for the purchase of dissenting shares and payment to the shareholder of their fair market value, specifying the number of shares held of record by the shareholder and a statement of what the shareholder claims to be the fair market value of those shares immediately prior to the first announcement of the merger agreement on July 27, 2021. The demand must be addressed to Valley Republic Bancorp, 5000 California Ave, Suite 110, Bakersfield, California 93309; Attention: Corporate Secretary, and the demand must be received by Valley not later than thirty days after the date on which the written notice of approval, described below, is sent to shareholders who have a right to dissent.
Notice of Approval
If the merger is approved by the Valley shareholders, Valley will have ten days after the approval to send to those shareholders who have voted “AGAINST” approval of the merger and have notified Valley in writing at or prior to the special meeting a written notice of the approval accompanied by a copy of sections 1300 through 1304 of the Corporations Code, a statement of the price determined by Valley to represent the fair market value of the dissenting shares as of July 27, 2021, and a brief description of the procedure to be followed if a shareholder desires to exercise dissenters’ rights. The statement of price determined by Valley to represent the fair market value of dissenting shares, as set forth in the notice of approval, will constitute an offer by Valley to purchase the dissenting shares at the stated price if the merger becomes effective and the dissenting shares do not otherwise lose their status as such.
Surrender of Certificates
Within thirty days after the date on which the notice of the approval of the merger is mailed, the dissenting shareholder must surrender to Valley, at the office designated in the notice of approval, both the written demand and the certificates representing the dissenting shares to be stamped or endorsed with a statement that they are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed. Any shares of Valley common stock that are transferred prior to their submission for endorsement lose their status as dissenting shares.

Agreement on Price and Payment
If Valley and the dissenting shareholder agree that the surrendered shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder will be entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement between Valley and the dissenting shareholder. Payment of the fair market value of the dissenting shares will be made within thirty days after the amount thereof has been agreed upon or thirty days after any statutory or contractual conditions to the merger have been satisfied, whichever is later, subject to the surrender of the certificates therefor, unless provided otherwise by agreement.
Disagreement on Price and Court Determination
If Valley denies that the shares surrendered are dissenting shares, or Valley and the dissenting shareholder fail to agree upon a fair market value of the shares of Valley capital stock, then the dissenting shareholder of Valley must, within six months after the notice of approval is mailed, file a complaint at the Superior Court of the proper county requesting the court to make the determination or intervene in any pending action brought by any other dissenting shareholder. If the complaint is not filed or intervention in a pending action is not made within the specified six-month period, the dissenters’ rights will be lost. If the fair market value of the dissenting shares is at issue, the court will determine, or will appoint one or more impartial appraisers to determine, the fair market value.
Withdrawal of Demand
A dissenting shareholder may not withdraw his or her dissent or demand for payment unless Valley consents to the withdrawal.
THE MERGER AGREEMENT

The following discussion describes the material provisions of the merger agreement and the merger. We urge you to read the merger agreement, which is attached as Appendix A and incorporated by reference in this prospectus/proxy statement, carefully and in its entirety. The description of the merger agreement in this prospectus/proxy statement has been included to provide you with information regarding its terms. The merger agreement contains representations and warranties made by and to the parties thereto as of specific dates. The statements embodied in those representations and warranties were made for purposes of that contract between the parties and are subject to qualifications and limitations agreed by the parties in connection with negotiating the terms of that contract. In addition, certain representations and warranties were made as of a specified date, may be subject to a contractual standard of materiality different from those generally applicable to shareholders, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.
Structure of the Merger
Pursuant to the terms and conditions of the merger agreement, Valley will merge with and into TriCo, with TriCo being the surviving company. As a result of the merger, the separate existence of Valley will terminate. Upon the effectiveness of the merger, Valley shareholders will be entitled to the merger consideration and will no longer be owners of Valley common stock. Following the merger, certificates for Valley common stock will only represent the right to receive the merger consideration pursuant to the merger agreement, and otherwise will be null and void after completion of the merger.
Immediately following the merger, Valley’s wholly-owned bank subsidiary, Valley Republic Bank, will merge with and into TriCo’s wholly-owned bank subsidiary, Tri Counties Bank, with Tri Counties Bank being the surviving bank, which we refer to as the bank merger. Tri Counties Bank will continue its corporate existence as a California state-chartered bank. We expect to complete the merger and the bank merger in the first quarter of 2022.
The Merger Consideration
General

At the effective time of the merger, outstanding shares of Valley common stock will, by virtue of the merger and without any action on the part of a Valley shareholder, be converted into the right to receive 0.95 shares of TriCo common stock, which we refer to as the exchange ratio, together with cash in lieu of a fractional share of TriCo common stock.
Upon completion of the merger, Valley shareholders are expected to receive an aggregate of approximately 4,036,244 shares of TriCo common stock, which, based on an exchange ratio of 0.95 and a $44.75 closing price of TriCo common stock on October 25, 2021, represents approximately $180.6 million of aggregate merger consideration payable to the Valley shareholders. The aggregate number of shares of TriCo common stock referenced in the immediately prior sentence is based on 4,248,678 shares of Valley common stock outstanding as of October 25, 2021.
Following the completion of the merger, and based on the amounts described above and on 29,711,934 shares of TriCo common stock outstanding as of October 25, 2021, the former Valley shareholders will own approximately 12.1% of the outstanding shares of TriCo common stock and the current shareholders of TriCo will own the remaining approximately 87.9% of the outstanding shares of TriCo common stock.
The amounts and percentages in the two immediately preceding paragraphs do not reflect adjustments based upon, take into account or otherwise give effect to: (i) any shares of Valley common stock that may be issuable upon exercise of Valley stock options prior to the effective time of the merger; (ii) the issuance of TriCo common stock in exchange for Valley restricted stock units; (iii) any tax withholding obligations; (iv) any reduction in the exchange ratio as a result of Valley’s adjusted closing equity falling below the adjusted closing equity minimum in accordance with the merger agreement; or (v) any additional shares of TriCo common stock that TriCo may issue to avoid a trading collar termination of the merger agreement. The foregoing amounts and percentages also assume that no Valley shares of common stock become dissenting shares.
Potential Adjustments to the Exchange Ratio
While the exchange ratio is generally fixed at 0.95 of a share of TriCo common stock, it is subject to potential decrease or increase in limited circumstances.
The exchange ratio is subject to potential downward adjustment if Valley’s adjusted tangible common equity (as defined below) as of the month-end preceding the closing date of the merger is less than $103,103,000. In such an event, the exchange ratio would adjust downward such that the aggregate value of the merger consideration, based on the TriCo average closing price, would be reduced by the amount of the dollar shortfall. For purposes of the merger agreement, Valley’s adjusted tangible common equity means Valley’s total shareholders’ equity as adjusted by: (i) excluding intangible assets (except deferred tax assets); (ii) excluding increases in shareholders’ equity resulting from the exercise of stock options following the date of the merger agreement; (iii) excluding changes in other accumulated comprehensive income or loss following the date of the merger agreement; (iv) deducting merger related expenses (as defined below) not paid or accrued, on a tax-adjusted basis; (v) adding back any shareholder litigation or community-based protests expenses; and (vi) adding back up to $6,550,000 in merger related expenses, whether or not paid or accrued by Valley prior to the date of the merger, on a tax-adjusted basis (to the extent there is a tax benefit recorded by Valley as a result of the incurrence of such expense) based on Valley’s marginal tax rate, provided that “total shareholders’ equity,” “intangible assets” and “accumulated other comprehensive income or loss” will be calculated in accordance with GAAP and Valley’s audited December 31, 2020 financial statements. To the extent any merger related expenses are unknown or cannot be calculated, Valley and TriCo will confer in good faith and agree upon reasonable estimates thereof for purposes of determining the total merger related expenses. For purposes of the merger agreement, merger related expenses means all costs, fees and expenses incurred or to be incurred by Valley and its subsidiaries in connection with the merger agreement, the merger and the bank merger, relating only to: (i) the amount of any penalty or liquidated damages associated with the termination of Valley’s contracts with any provider of electronic banking and data processing services prior to or following the date of the merger; (ii) the fees and expenses associated with the termination of certain specified contracts of Valley that will be or are required to be terminated on or before the merger pursuant to their terms in connection with the mergers; (iii) change-in-control, severance payments, bonus, incentive compensation, retention, or any other benefits or payments that vest or are payable by reason of either alone or in connection with any other event and the consummation of the merger or the bank merger but excluding the Valley’s supplemental executive retirement plans and not including amounts paid or to be paid based on normal accruals in the ordinary course of business for vacation, personal time off, or pursuant to Valley’s incentive compensation plan; (iv) the amount paid to obtain the “tail” directors and officers insurance coverage contemplated by the merger agreement; (v) the costs of printing and mailing this proxy statement/prospectus to Valley’s shareholders and holding the Valley special meeting; and (vi) the fees and expenses of Valley’s attorneys, accountants, investment bankers and other advisors for their services rendered solely in connection with the mergers.
In addition, the merger agreement provides that Valley may terminate the merger agreement if: (i) the TriCo average closing price is less than $32.94 per share; and (ii) the TriCo average closing price underperforms the average closing price of a specified index of financial institution stocks during the 20 trading days ending on and including the fifth trading day prior to the closing of the merger by more than 20%. If Valley elects to terminate the merger agreement in that instance, which we refer to as a trading collar termination, TriCo may elect to reinstate the merger agreement by adjusting the exchange ratio to increase the merger consideration. If TriCo makes such election to reinstate the merger agreement, then no termination will occur and the merger agreement will remain in effect according to its terms (except the exchange ratio and aggregate merger consideration, which will have been increased).
Accordingly, at the time of the Valley special meeting, Valley shareholders will not know the final exchange ratio or be able to calculate the price of TriCo common stock that they will receive upon completion of the merger.
Fractional Shares
No fractional shares of TriCo common stock will be issued in connection with the merger. Instead TriCo will make to each Valley shareholder, who would otherwise receive a fractional share of TriCo common stock, a cash payment, without interest and rounded to the nearest whole cent, for the value of any fraction of a share of TriCo common stock the shareholder would otherwise be entitled to receive, based on the TriCo average closing price.
Valley Options
At the effective time of the merger, each Valley stock option, whether vested or unvested, will be canceled and will only entitle the holder thereof to receive from Valley an amount in cash equal to the product of: (i) the total number of shares of Valley common stock subject to such Valley option; multiplied by (ii) the amount, if any, that the product of the TriCo average closing price multiplied by the exchange ratio, over the exercise price per share of Valley common stock under such Valley option, less any applicable taxes required to be withheld with respect to such cash payment, exceeds the exercise price per share of such Valley option. For Valley options that are exercised before the closing, the underlying shares of Valley common stock received upon exercise will be exchanged for the merger consideration in accordance with the exchange ratio.
As of October 25, 2021, there were outstanding Valley options representing the right to acquire an aggregate of 79,750 shares of Valley common stock. Assuming no Valley options are exercised before the closing, cash payments to holders of Valley options would amount to approximately $1.3 million in the aggregate based on the closing price of the TriCo common stock as of October 25, 2021.
Valley Restricted Stock Units
At the effective time of the merger, each Valley restricted stock unit, whether vested or unvested, will vest and the underlying shares of Valley common stock will be exchanged for the merger consideration in accordance with the exchange ratio. As of October 25, 2021, there were 67,051 shares of Valley common stock that are subject to outstanding Valley restricted stock units.

Procedures for Exchanging Valley Common Stock
Exchange Procedure
Promptly after the closing of the merger, but in no event later than five business days thereafter, the exchange agent selected by TriCo (which may be TriCo’s transfer agent) and reasonably acceptable to Valley, which we refer to as the exchange agent, will mail to each holder of a certificate representing shares of Valley common stock, which we refer to as certificates, and each holder of book-entry shares representing outstanding shares of Valley common stock, which we refer to as book-entry shares, a letter of transmittal and instructions advising such holder of the effectiveness of the merger and the procedure for surrendering to the exchange agent certificates or book-entry shares of Valley common stock in exchange for the merger consideration allocated to them.
Valley shareholders who surrender their certificates or book-entry shares and duly complete and execute the transmittal materials, or who have taken other steps to surrender the evidence of their stock interest in Valley in accordance with the instructions accompanying the letter of transmittal, will, upon the exchange agent’s acceptance of such certificates or book-entry shares and transmittal materials or stock interest, be entitled to: (i) a certificate (or evidence of shares in book-entry form, as applicable) representing the number of whole shares of TriCo common stock that such holder is entitled to receive pursuant to the merger agreement; and (ii) a check in the amount (after giving effect of any tax withholding as described below) equal to (A) the amount of any cash payable in lieu of fractional shares of TriCo common stock, and (B) any dividends and other distributions payable with respect to the shares of TriCo common stock issuable to such holder, in each case in accordance with the terms of the merger agreement. No interest will accrue or be paid with respect to any cash paid in lieu of fractional shares of Valley common stock.
Dividends and Distributions
Any Valley shareholder entitled to receive shares of TriCo common stock in the merger will receive dividends on TriCo common stock or other distributions declared after the completion of the merger only if he, she or it has surrendered his, her or its certificates or book-entry shares. Only then will the Valley shareholder be entitled to receive all previously withheld dividends and distributions, without interest.
Withholding
TriCo (through the exchange agent, if applicable) will be entitled to deduct and withhold from any amounts otherwise payable pursuant to the merger agreement to any holder of shares of Valley common stock such amounts it is required to deduct and withhold under the Code or any state, local or foreign tax law or regulation thereunder to deduct and withhold with respect to the making of such payment. If any such amounts are withheld, these amounts will be treated for all purposes of the merger as having been paid to holders of shares of Valley common stock from whom they were withheld.
No Transfers of Valley Common Stock after the Merger
After the completion of the merger, no transfers of Valley common stock issued and outstanding immediately prior to the completion of the merger will be allowed. Valley stock certificates that are presented for transfer after the completion of the merger will be canceled and exchanged for the merger consideration.
Lost, Stolen or Destroyed Valley Common Stock
If a Valley shareholder has lost his, her or its certificate, or the certificate has been lost, stolen or destroyed, the Valley shareholder may be required to deliver an affidavit and a lost certificate bond as a condition to receiving any merger consideration to which such shareholder may be entitled. Valley shareholders who are unable to locate their original stock certificate(s) should contact Valley’s transfer agent, Broadridge Corporate Financial Solutions, Inc. at 51 Mercedes Way, Edgewood, NY 11717, attn. Ms. Stephanie Manzanares, Relationship Manager.

Closing and Effective Time
We plan to complete the merger at such date and time mutually agreed by TriCo and Valley after all of the conditions to the closing of the merger have been satisfied or waived in accordance with the terms of the merger agreement. The time the merger is completed is the effective time of the merger. See “The Merger Agreement - Conditions to Completion of the Merger” beginning on page 65.
Management after the Merger
Upon the effective time of the merger and the effectiveness of the bank merger, the separate existence of Valley and Valley Republic Bank will cease. The directors and executive officers of TriCo and Tri Counties Bank immediately prior to the merger and bank merger, respectively, will continue as the directors and executive officers of TriCo and Tri Counties Bank after the merger and bank merger, respectively, in each case, until their respective successors are duly elected or appointed and qualified. Pursuant to the terms of the merger agreement, TriCo is required to take all action necessary to appoint or elect, effective as of the effective time of the merger, one current Valley director as a director of TriCo and Tri Counties Bank. TriCo and Valley have not yet determined which Valley director will be so appointed. The appointed Valley director will serve until the first annual meeting of the shareholders of TriCo following the effective time of the merger. Subject to the fiduciary duties of the TriCo board, TriCo will include such individual on the list of nominees for director presented by the TriCo board and for which the TriCo board will solicit proxies at the first annual meeting of shareholders of TriCo following the effective time of the merger, and also include such individual in the nominees elected to the Tri Counties Bank board of directors at the next election held for the Tri Counties Bank board of directors following the effective time of the merger. In addition, Geraud Smith, Valley’s President and Chief Executive Officer, has entered into an employment agreement with Tri Counties Bank pursuant to which he will serve as a Regional President of Tri Counties Bank following the bank merger and he has entered into a change of control agreement with TriCo, both to be effective upon consummation of the bank merger.
Representations and Warranties of the Parties
Pursuant to the merger agreement, TriCo and Valley made certain customary representations and warranties relating to their respective companies, subsidiaries, businesses and matters related to the merger and bank merger. The representations and warranties were made to and solely for the benefit of TriCo and Valley. These representations and warranties are subject to materiality standards which may differ from what may be viewed as material by investors and shareholders, and, in certain cases, were used for the purpose of allocating risk among the parties rather than establishing matters as facts. The assertions embodied in those representations and warranties also are qualified by information in confidential disclosure schedules that the parties have exchanged when signing the merger agreement. The confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties in the merger agreement. Accordingly, shareholders should not rely on the representations and warranties as characterizations of the actual state of facts or condition of TriCo or Valley, since they were only made as of the date of the merger agreement and are modified in important part by the underlying confidential disclosure schedules. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the merger agreement, which subsequent information may or may not be fully reflected in TriCo’s or Valley’s public disclosures.
For detailed information concerning these representations and warranties, reference is made to Article 5 of the merger agreement included as Appendix A to this prospectus/proxy statement.
Valley’s Conduct Pending the Merger
The merger agreement contains various restrictions on the operations of Valley before the effective time of the merger. In general, the merger agreement obligates Valley and its subsidiaries, including Valley Republic Bank, to conduct their business in the ordinary and usual course of business consistent with past practice. In addition, Valley has agreed that, except as expressly contemplated by the merger agreement or as required by applicable law, without the prior written consent of TriCo (such consent not to be unreasonably withheld, conditioned or delayed), it will not, and will cause each of its subsidiaries not to:
•conduct its business other than in the ordinary and usual course consistent with past practice or fail to use commercially reasonable efforts consistent with past practice and its policies, to preserve its business organization, keep available the present services of its officers and employees (except in the case of termination of officers and employees for cause) and preserve for itself and TriCo the goodwill of the customers of Valley and its subsidiaries and others with whom business relations exist;
•issue, sell, grant, pledge, encumber, dispose of or otherwise permit to become outstanding any shares of its capital stock or any other securities, or permit any additional shares of its capital stock to become subject to grants of employee or director stock options or other rights;

•make, declare or pay or set aside any dividends or make other distributions in respect of its capital stock, or directly or indirectly adjust, split, combine, redeem, reclassify, exchange, purchase or otherwise acquire any shares of its capital stock;

•enter into or amend or renew any employment, consulting, severance, change in control, retention, bonus, salary continuation or similar agreements or arrangements with any director, officer, employee or consultant;

•grant or pay any salary or wage increase;

•grant any incentive compensation, bonus, equity award, severance or termination pay other than pursuant to an existing severance arrangement or policy, or increase any employee benefit, or pay any other bonuses or incentives other than as required pursuant to an existing incentive plan, agreement, plan or policy;
•hire or terminate any person as an employee or other service provider or promote or demote any employee or other service provider, except to satisfy existing contractual obligations, to demote or terminate for cause, or to fill certain identified vacancies;
•enter into, establish, adopt, amend or terminate, or make any contributions to any benefit plans (except to satisfy existing obligations);
•take any action to accelerate the vesting or exercisability of its options, or the vesting or lapse of any restrictions related to the Valley restricted stock units, or other compensation or benefits payable thereunder;
•sell, transfer, lease, license, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, business or properties, except when immaterial and in the ordinary and usual course of business;
•acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of the assets, business, securities, deposits or properties;
•make any capital expenditures, other than capital expenditures in the ordinary course of business consistent with past practice in amounts not exceeding $50,000 individually or $100,000 in the aggregate;
•amend its or its subsidiaries’ articles of incorporation or bylaws (or equivalent documents);

•implement or adopt any change in book or tax accounting principles, practices or methods, other than as may be required by a governmental entity or GAAP, or as required by the merger agreement;
•except as may be required by GAAP, and in the ordinary course of business consistent with past practice, revalue in any material respect any of its assets;
•enter into, cancel, fail to renew or terminate any material contract or amend or modify in any material respect any of its existing material contracts;
•enter into any settlement or similar agreement with respect to any action, suit, proceeding, order or investigation to which settlement, agreement or action involves payment by Valley or its subsidiaries of an amount exceeding $50,000 and/or would impose any material restriction on the business or create precedent for claims that are reasonably likely to be material to Valley and its subsidiaries taken as a whole;
•enter into any new material line of business, introduce any material new products or services, acquire any brokered deposits, change its material lending, investment, underwriting, loan, deposit or fee pricing, servicing, risk and asset liability management and other material banking and operating policies, except as required by applicable law or policies imposed by any governmental entity, or the manner in which its investment securities or loan portfolio is classified or reported;
•invest in any mortgage-backed or mortgage-related security that would be overly risk-weighted under regulatory capital guidelines;
•file any application or enter into any contract with respect to the opening, relocation or closing of, or open, relocate or close, any branch, office, service center or other facility;
•introduce any material marketing campaigns or any material new sales compensation or incentive programs or arrangements; or incur any costs under its marketing and development budget in excess of those set forth in its operating budget for the current year, unless previously disclosed to TriCo;
•purchase or enter into any derivatives contract;
•incur or modify any indebtedness for borrowed money (other than deposits, federal funds purchased, cash management accounts, Federal Home Loan Bank and Federal Reserve borrowings that mature within ninety days and that have no put or call futures and securities sold under agreements to repurchase that mature within ninety days, in each case, in the ordinary course of business consistent with past practice);
•assume, guarantee, endorse or otherwise become responsible for the obligations of any other person, other than with respect to the collection of checks and other negotiable instruments in the ordinary course of business consistent with past practice;
•make any investment either by contributions to capital, property transfers or purchases of any property or assets of any person or any equity investment, unless allowable under policies of Valley or its subsidiaries;
•purchase or acquire securities of any type, unless allowable under policies of Valley or its subsidiaries, and except for direct obligations of the United States or U.S. government agencies with a remaining maturity at the time of purchase of twelve months or less;

•dispose of any debt security or equity investment, unless allowable under policies of Valley or its subsidiaries;
•(i) make, extend, renew or otherwise modify any loan, loan commitment, letter of credit, note, borrowing arrangement or other extension of credit which would, when aggregated with all outstanding loans or any renewals or extensions thereof made to such person and any affiliate or immediate family member of such person, exceed $2.5 million; (ii) take any action that would result in any discretionary release of collateral or guarantees or otherwise restructure the amounts set forth in clause (i) above; (iii) enter into any loan securitization or create any special purpose funding entity, other than a loan participation entered into in the ordinary course of business consistent with past practice where Valley’s or any subsidiary’s exposure does not exceed $2.5 million; (iv) make any loan to any person with a criticized loan; or (v) purchase or sell any criticized loan or any loan in excess of $2.5 million. Valley and its subsidiaries may, however, make, renew or modify loans or loan participations that exceed the foregoing dollar limitations, if within two business days after Valley notifies TriCo’s chief credit officer of its intent to do so (which request shall include a copy of the loan write up containing the information customarily submitted as part of the loan write up), TriCo confirms in writing that it does not object to such proposed loan or loan participation or has not responded to such request;
•forgive any loans to directors, officers or employees, except for loans forgiven by the U.S. Small Business Administration in accordance with the CARES Act’s Paycheck Protection Program;
•make any investment or commitment to invest in real estate or in any real estate development project (other than by way of foreclosure or acquisitions in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted in good faith, in each case in the ordinary course of business consistent with past practice);
•make or change any tax election, settle or compromise any tax liability of Valley or its subsidiaries, agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of any amount of taxes of Valley or any of its subsidiaries (or the assets and liabilities of Valley or any of its subsidiaries), enter into any closing agreement with respect to any amount of taxes or surrender any right to claim a tax refund, adopt or change any method of accounting with respect to taxes, or file any amended tax return;
•other than in the ordinary course of business consistent with past practice, make any material changes in its policies and practices with respect to: (i) underwriting, pricing, originating, acquiring, selling, servicing, or buying or selling rights to service loans; or (ii) hedging practices and policies, in each case except as required by law or requested by a governmental entity;
•cause or permit Valley Republic Bank to: (i) change its rate sheets, other than in the ordinary course of business consistent with past practice and applicable Valley and Valley Republic Bank policies; (ii) amend, modify, terminate or deviate from the exception practice in place for such rate sheets; (iii) make any material changes in its policies and practices with respect to deposits and earnings credits; or (iv) accept any brokered deposits or collateralized deposits;
•take any action: (i) that would cause the merger agreement or the merger to be subject to any state antitakeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares; or (ii) to exempt or make not subject to any state antitakeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares, any person (other than TriCo or its subsidiaries) or any action taken thereby, which person or action would have otherwise been subject to the restrictive provisions;
•make or propose to make any loan to or enter into any transaction with itself, any of its subsidiaries, or any of their respective directors, or officers or principal shareholders or any affiliate thereof, provided that Valley Republic Bank may make loans compliance with Regulation O promulgated by the Federal Reserve and Valley Republic Bank’s policies in effect as of the date of the merger agreement to its directors and executive officers if, within four days after Valley notifies TriCo’s chief credit officer of its intent to do so, TriCo confirms in writing that it does not object to such proposed loan or has not responded to such request;
•take any action that would or is reasonably likely to result in: (i) the merger not qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code; (ii) any of its representations and warranties set forth in the merger agreement being or becoming untrue in any material respect; (iii) any of the conditions to the completion of the merger not being satisfied; (iv) a material violation of any provision of the merger agreement, except as may be required by applicable law; (v) a material delay in the ability of TriCo or Valley to perform any of their obligations under the merger agreement on a timely basis; or (vi) a material delay in the ability of TriCo to obtain any necessary government approvals;
•unreasonably withhold, delay or condition Valley’s prior written consent or approval as may be reasonably requested by TriCo, or fail to promptly notify TriCo of any change, occurrence or event not in the ordinary course of the business of Valley or its subsidiaries and of any change, occurrence or event which, individually or in the aggregate with any other changes, occurrences and events, would reasonably be expected to cause any of the conditions to completion of the merger not to be satisfied; and
•enter into any contract with respect to, or otherwise agree or commit to do, any of the foregoing.
In addition to these covenants, the merger agreement contains various other customary covenants, including, among other things, access to information and each party’s agreement to use its commercially reasonable efforts to complete the merger.
TriCo’s Conduct Pending the Merger
TriCo has agreed in the merger agreement that, except as expressly contemplated by the merger agreement or as required by applicable law, without the prior written consent of Valley (such consent not to be unreasonably withheld, conditioned or delayed), it will not, and will cause each of its subsidiaries not to:
•conduct its business other than in the ordinary and usual course consistent with past practice or fail to use all commercially reasonable efforts consistent with past practice to preserve its business organization and preserve for itself and Valley the goodwill of the customers of TriCo and its subsidiaries and others with whom business relations exist;
•take any action that would or is reasonably likely to result in: (i) the merger not qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code;(ii) any of its representations and warranties set forth in the merger agreement being or becoming untrue in any material respect; (iii) any of the conditions to the completion of the merger not being satisfied; (iv) a material violation of any provision of the merger agreement, except as may be required by applicable law or regulations; (v) a material delay in the ability of TriCo or Valley to perform any of their obligations under the merger agreement on a timely basis; or (vi) a material delay in the ability of TriCo to obtain any necessary government approvals;
•take any action: (i) that would cause the merger agreement or the merger to be subject to any state antitakeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares; or (ii) to exempt or make not subject to any state antitakeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares, any person (other than Valley or its subsidiaries) or any action taken thereby, which person or action would have otherwise been subject to the restrictive provisions;

•fail to promptly notify Valley of any change, occurrence or event not in the ordinary course of the business of TriCo or any of its subsidiaries and of any change, occurrence or event which, individually or in the aggregate with any other changes, occurrences and events, would reasonably be expected to cause any of the conditions to completion of the merger not to be satisfied;
•make, declare or pay or set aside for payment any extraordinary dividend (which, for the avoidance of doubt, shall not include the declaration and payment of regular quarterly dividends, including non-extraordinary increases in such dividends) on or in respect of, or declare or make any extraordinary distribution on any shares of TriCo common stock; and
•enter into any contract with respect to, or otherwise agree or commit to do, any of the foregoing.
No Solicitation
The merger agreement provides that Valley will, and will direct and use its reasonable best efforts to cause its affiliates, directors, officers, employees, agents and representatives to, immediately cease any discussions or negotiations with any other parties that have been ongoing with respect to the possibility or consideration of any acquisition proposal and will use its reasonable best efforts to enforce any confidentiality or similar agreement relating to any acquisition proposal. For purposes of the merger agreement, “acquisition proposal” means: (i) any proposal, offer or inquiry with respect to a merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, share exchange, business combination or similar transaction involving Valley or any of its subsidiaries that if consummated would result in any person (or such person’s shareholders) owning 10% or more of the total voting power of Valley or the surviving entity in a merger involving Valley or the resulting parent company; and (ii) any proposal or offer to acquire in any manner, directly or indirectly, 10% or more of the total voting power of any class of equity securities of Valley or those of any of its subsidiaries or 10% or more of Valley’s consolidated total assets.
From the date of the merger agreement through the effective time of the merger, Valley and its subsidiaries will not, and will cause their respective directors, officers, employees or other representatives not to, directly or indirectly through another person: (i) solicit, initiate, or encourage, including by way of furnishing information or assistance, or take any other action designed to facilitate or that is likely to result in, any inquiries or the making of any proposal or offer that constitutes, or is reasonably likely to lead to, any acquisition proposal; (ii) provide any confidential information or data to any person relating to any acquisition proposal; (iii) participate in any discussions or negotiations regarding any acquisition proposal; (iv) waive, terminate, modify, or fail to enforce any provision of any contractual “standstill” or similar obligations of any person other than TriCo or its affiliates; (v) approve or recommend, propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, asset purchase agreement or share exchange agreement, option agreement or similar agreement related to any acquisition proposal or propose to take any of these actions; or (vi) make or authorize any statement, recommendation, or solicitation in support of any acquisition proposal.
However, prior to the date of the Valley special meeting, if the Valley board of directors determines in good faith, after consulting with its outside legal and financial advisors, that the written acquisition proposal constitute a superior proposal, Valley may, in response to a bona fide, written acquisition proposal not solicited in violation of the merger agreement that the Valley board of directors determines in good faith constitutes a superior proposal, subject to providing two business days prior written notice of its decision to take such action to TriCo and identifying the person making the proposal and all the material terms and conditions of the proposal and compliance with the merger agreement:
•furnish information with respect to itself and its subsidiaries to any person making the superior proposal pursuant to a customary confidentiality agreement, as determined by Valley after consultation with its outside counsel, on terms no more favorable to the person than the terms contained in the confidentiality agreement between Valley and TriCo are to TriCo; and
•participate in discussions or negotiations regarding the superior proposal.

For purposes of the merger agreement, “superior proposal” means an unsolicited bona fide acquisition proposal (provided that for purposes of the definition of “superior proposal” the references to “10%” in the definition of “acquisition proposal” will instead refer to “50%”) that the Valley board of directors has determined in its good faith judgment is reasonably likely to be consummated in accordance with its terms, taking into account all legal, financial and regulatory aspects of the proposal and the person making the proposal, and if consummated, would result in a transaction more favorable to Valley shareholders from a financial point of view than the transaction contemplated by the merger agreement.
In addition to these obligations, Valley will promptly, within one business day, advise TriCo orally and in writing of its receipt of any acquisition proposal, and keep TriCo informed, on a current basis, of the continuing status of the inquiry, including the material terms and conditions of the inquiry and any material changes to the inquiry, and will contemporaneously provide to TriCo all materials provided to or made available to any third party that were not previously provided to TriCo.
Valley has agreed that any violations of the restrictions set forth in the merger agreement by any representative of Valley or its subsidiaries will be deemed a breach of the merger agreement by Valley.
TriCo and Valley have agreed that irreparable damage would occur in the event Valley, its subsidiaries or any of their respective representatives violated any of the restrictions described above regarding discussions and negotiations with other parties with respect to the possibility or consideration of any acquisition proposal. As such, under the merger agreement, TriCo is entitled to injunctive relief to prevent breaches of these restrictions and to enforce specifically the terms of these restrictions, this being in addition to any other remedy to which TriCo is entitled at law or in equity. In the event attorneys’ fees or other costs are incurred to secure performance of any of the obligations provided in the merger agreement, or to establish damages for the breach thereof, or to obtain any other appropriate relief, whether by way of prosecution or defense, TriCo shall be entitled to recover reasonable attorneys’ fees and costs incurred therein.
Valley Board’s Covenant to Recommend the Merger Agreement
Pursuant to the merger agreement, the Valley board is required, at all times prior to and during the Valley special meeting, to recommend that Valley shareholders approve the merger proposal. The Valley board of directors may not withdraw, modify or qualify in any manner adverse to TriCo such recommendation or take any other action or make any other public statement in connection with the Valley special meeting inconsistent with such recommendation, except as described below. Regardless of whether the Valley board of directors changes its recommendation, the merger agreement must be submitted to the Valley shareholders at the Valley special meeting for the purpose of approving the merger proposal unless the merger agreement is terminated. Valley shall not, without the prior written consent of TriCo, adjourn or postpone the Valley special meeting; except under certain circumstances described in the merger agreement.
The Valley board of directors is permitted to change its recommendation if Valley has complied with the merger agreement and the Valley board of directors, after consulting with its outside counsel and financial advisor, has determined in good faith that failure to do so would reasonably be expected to result in a violation of its fiduciary duties under applicable law. If the Valley board of directors intends to change its recommendation following receipt of an acquisition proposal, it must have first concluded in good faith, after giving effect to all of the adjustments to the terms and conditions of the merger agreement that may be offered by TriCo, that another acquisition proposal constitutes a superior proposal. Valley also must notify TriCo at least five business days in advance of its intention to change its recommendation in response to the superior proposal, including the identity of the party making the acquisition proposal, and furnish to TriCo all of the material terms and conditions of such superior proposal. Prior to changing its recommendation, Valley must, and must cause its financial and legal advisors to, during the period following its delivery of the required notice, negotiate in good faith with TriCo for a period of up to five business days to the extent TriCo desires to negotiate to make adjustments in the terms and conditions of the merger agreement so that the other acquisition proposal ceases to constitute a superior proposal.

Conditions to Completion of the Merger
The respective obligations of TriCo and Valley to complete the merger are subject to various conditions prior to the merger. The conditions include the following, among others:
•the accuracy of the representations and warranties of the parties set forth in the merger agreement, subject to the standards set forth in the merger agreement;
•the material performance of all agreements and covenants required by the merger agreement to be performed prior to the closing of the merger;
•approval of the merger by the Valley shareholders;
•the receipt of all regulatory approvals required to consummate the merger and the bank merger and the expiration of all statutory waiting periods with respect to such approvals, with no approvals containing any conditions, restrictions, or requirements (other than conditions or requirements related to remedial actions) which TriCo reasonably determines in good faith, after consultation with Valley, would, individually or in the aggregate, materially reduce the economic benefits of the transaction to such degree that TriCo would not have entered into the merger agreement had such conditions, restrictions or requirements been known at the date of the merger agreement, which we refer to as a burdensome condition;
•no governmental entity of competent jurisdiction has enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order which is in effect and prohibits consummation of the transactions contemplated by the merger agreement;
•the registration statement of TriCo of which this prospectus/proxy statement is a part must have become effective under the Securities Act, and no “stop order” suspending the effectiveness of this registration statement has been issued and no proceedings for that purpose have been initiated by the SEC and not withdrawn;
•since the date of the merger agreement, neither TriCo nor Valley will have suffered a material adverse effect;
•the issuance of tax opinions to each of TriCo and Valley from Sheppard Mullin and Duane Morris LLP, respectively, to the effect that the merger will qualify for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code;
•TriCo must appoint one Valley director to the TriCo board and the Tri Counties Bank board as of the effective time of the merger; and
•The shares of TriCo common stock to be issued to the Valley shareholders as the merger consideration have been approved for listing on Nasdaq.
TriCo’s obligation to complete the merger is subject to the additional condition that holders of not more than 10% of Valley’s outstanding shares of common stock shall have exercised their statutory dissenters’ rights under California law.
The parties may waive conditions to their obligations unless they are legally prohibited from doing so. Shareholder approval and regulatory approvals may not be legally waived.

Amendment of the Merger Agreement
To the extent permitted under applicable law, the merger agreement may be amended or supplemented at any time by written agreement of the parties whether before or after the approval of the shareholders of Valley, except that after the shareholders of Valley have adopted and approved the merger agreement, no amendment or supplement that by law requires further approval by such shareholders may be made without first obtaining such approval.
Termination of the Merger Agreement
TriCo and Valley can at any time agree, by mutual written consent, to terminate the merger agreement without completing the merger, even if Valley has received approval of the merger proposal by its shareholders. Also, either party can decide, without the consent of the other, to terminate the merger agreement in certain circumstances, including:
•if the terminating party is not then in material breach of any representation, warranty, covenant, or agreement contained in the merger agreement, in the event of a breach by the other party of any of its representations, warranties, covenants or agreements in the merger agreement that: (i) cannot be or has not been cured within 30 days’ written notice to the breaching party; and (ii) would entitle the non-breaching party not to consummate the merger under the merger agreement;
•if the merger is not consummated on or before April 30, 2022, except to the extent that the failure to consummate the merger by such date is due to: (i) the failure of the party seeking to terminate to perform or observe its covenants and agreements set forth in the merger agreement; or (ii) the failure of any of the shareholders (if Valley is the party seeking to terminate) to perform or observe their respective covenants and agreements under the relevant shareholder agreement;
•if there is a final non-appealable denial of a required regulatory approval, a final non-appealable injunction permanently enjoining or other prohibiting the merger, an application for a required regulatory approval has been withdrawn upon the request of the applicable governmental entity, or the approval of any governmental entity required for consummation of the merger, the bank merger or the other transactions contemplated by the merger agreement includes, or will not be issued without, a burdensome condition; or
•if the Valley shareholders fail to approve the merger proposal at the Valley special meeting, so long as, in the case of Valley seeking to terminate, Valley had not breached any of its obligations in the merger agreement related to the Valley special meeting.
In addition, TriCo may terminate the merger agreement prior to obtaining the requisite Valley shareholder approval, if:
•Valley has breached in any material respect the provisions in the merger agreement relating to non-solicitation, as described under “- No Solicitation”;
•the Valley board has failed to recommend that Valley shareholders approve the merger agreement, withdrawn such recommendation, modified or qualified such recommendation in a manner adverse to TriCo, or failed to affirm such recommendation after receipt of any written request to do so by TriCo;
•the Valley board of directors has effected a change to its recommendation that Valley shareholders approve the merger agreement;
•Valley has breached in any material respect its obligation to call and hold the Valley special meeting to consider the merger agreement;

•The Valley board of directors fails to timely re-affirm its recommendation after receiving an acquisition proposal; or
•a tender offer or exchange offer for 10% or more of the outstanding shares of Valley common stock has commenced (other than by TriCo or an affiliate of TriCo) and the Valley board of directors recommends that Valley shareholders tender their shares in such tender or exchange offer or, within 10 business days after the commencement of such tender or exchange offer, the Valley board of directors fails to recommend against acceptance of such offer.
In addition, Valley may terminate the merger agreement:
•by delivering written notice to TriCo within two business days immediately following the fifth trading prior to the closing of the merger, if both of the following conditions are satisfied: (i) the TriCo average closing price is less than $32.94 per share; and (ii) the TriCo average closing price underperforms the average closing price of a specified index of financial institution stocks during the 20 trading days ending on the fifth trading day prior to the closing of the merger by more than 20%. If Valley elects to terminate the merger agreement in such instance, TriCo may elect to reinstate the merger agreement by adjusting the exchange ratio to increase the merger consideration. If TriCo makes such election to reinstate the merger agreement, then no termination will occur and the merger agreement will remain in effect according to its terms (except the merger consideration, which will have been adjusted); or
•prior to obtaining the requisite Valley shareholder approval, in order for Valley to enter into a definitive agreement providing for a superior proposal, provided that Valley is not then in breach of any representation, warranty, covenant or agreement contained in the merger agreement.
Termination Fee; Effect of Termination
If the merger agreement is terminated, it will become void and have no effect and the parties will be relieved of all obligations and liabilities, except that certain specified provisions of the merger agreement will survive. If the merger agreement is terminated because of fraud or a willful breach of the merger agreement, the breaching party will not be relieved of liability for any breach giving rise to the termination.
The merger agreement also provides that Valley must pay TriCo a fee in certain situations. In particular, Valley will pay TriCo a termination fee of $6,625,000 in certain circumstances set forth in the merger agreement, including:
•if TriCo terminates the merger agreement because: (i) Valley has breached in any material respect the provisions in the merger agreement relating to non-solicitation, as described under “- No Solicitation”; (ii) the Valley board has failed to recommend that Valley shareholders approve the merger agreement, withdrawn such recommendation, modified or qualified such recommendation in a manner adverse to TriCo, or failed to affirm such recommendation after receipt of any written request to do so by TriCo; (iii) the Valley board of directors has effected a change to its recommendation that Valley shareholders approve the merger agreement; (iv) Valley has breached in any material respects its obligation to call and hold the Valley special meeting to consider the merger agreement; or (v) a tender offer or exchange offer for 10% or more of the outstanding shares of Valley common stock has been publicly disclosed (other than by TriCo or an affiliate of TriCo) and the Valley board of directors recommends that Valley shareholders tender their shares in such tender or exchange offer or, within 10 business days after the commencement of such tender or exchange offer, the Valley board of directors fails to recommend against acceptance of such offer;

•if Valley terminates the merger agreement, prior to obtaining the requisite Valley shareholder approval, in order for Valley to enter into a definitive agreement providing for a superior proposal; or
•(i) if TriCo terminates the merger agreement because Valley materially breaches any representation, warranty, covenant or agreement in the merger agreement; (ii) if either TriCo or Valley terminates the merger agreement for failure to consummate the merger by the end date and at the time of such termination Valley shareholder approval has not been obtained; or (iii) if either TriCo or Valley terminates the merger agreement because the Valley shareholder approval has not been obtained; and with (i), (ii) or (iii), an acquisition proposal is made to Valley or to its shareholders publicly prior to the Valley’s shareholder special meeting with respect to (iii) or prior to termination with respect to (i) or (ii), and Valley enters into a definitive agreement with respect to or consummates certain acquisition proposals within 12 months of termination of the merger agreement.
Certain Employee Matters
The merger agreement contains certain agreements of the parties with respect to various employee matters, which are described below.
As soon as administratively practicable after the effective time of the merger, TriCo will take all reasonable action so that employees of Valley and its subsidiaries will be entitled to participate in the TriCo employee benefit plans of general applicability to the same extent as similarly-situated employees of TriCo and its subsidiaries; provided that coverage shall be continued under the corresponding benefit plans of Valley and its subsidiaries until such employees are permitted to participate in the TriCo benefit plans. TriCo, however, shall not be under any obligation to make any grants to any former employee of Valley and its subsidiaries under any pension plans, deferred compensation plans, discretionary equity, or incentive compensation plan of TriCo. For purposes of determining eligibility to participate in, the vesting of benefits and for all other purposes, other than for equity grants, accrual of pension benefits under, or service toward eligibility for any retiree welfare plan the TriCo employee benefit plans, TriCo will recognize years of service with Valley and its subsidiaries, to the same extent as such service was credited for such purpose by Valley and its subsidiaries, except where such recognition would result in duplication of benefits or where such service was not recognized under the corresponding TriCo benefit plan. Nothing contained in the merger agreement shall limit the ability of TriCo to amend or terminate any TriCo or Valley benefit plan in accordance with their terms at any time.
TriCo has agreed that those employees of Valley and its subsidiaries: (A) (i) who are not offered employment by TriCo following the effective date of the merger, (ii) are offered employment by TriCo or its subsidiaries following the effective date of the merger but elect not to accept such employment for good reason, or (iii) terminate their employment with TriCo or its subsidiaries before the first anniversary of the effective date of the merger for good reason, and with respect to (i), (ii), or (iii), who are not a party to an employment agreement or otherwise entitled to an existing severance package or change in control benefit, and who sign and deliver (and do not revoke) a termination and release agreement; or (B) who are terminated by TriCo without cause prior to twelve months after the effective date of the merger and deliver (and do not revoke) a termination and release agreement, will be entitled to receive a single lump sum payment of severance in an amount and in accordance with the terms of a severance policy agreed to by the parties.
Shareholder Agreements
Each member of the Valley board of directors and certain officers and shareholders of Valley, who own in the aggregate approximately 32.1% of the outstanding shares of Valley common stock, have entered into a shareholder agreement with TriCo pursuant to which such shareholders have agreed to vote all shares of Valley common stock that such shareholders own and have the power to vote in favor of the merger proposal and any other matter that is required to be approved by the shareholders of Valley to facilitate the transactions contemplated by the merger agreement. Such shareholders also agreed to vote against any proposal made in opposition to the approval of the merger agreement or in competition with the merger agreement, against any acquisition proposal and against any proposal, transaction, agreement or amendment to Valley’s organizational documents that is intended or could reasonably be expected to prevent, impede, interfere with, delay, postpone or discourage consummation of the merger. In addition, the shareholder agreements executed by the directors and executive officers of Valley include a non-solicitation provision which prohibits Valley’s directors and executive officers from soliciting Valley’s customers and employees for a period of two years and from disclosing or using TriCo’s and Valley’s confidential information. The shareholder agreements executed by the directors also includes a non-compete provision which generally prohibits the directors from competing with TriCo in the specified California counties where Valley sources most of its business for two years. The shareholder agreements signed by the Valley shareholders are substantially in the form of Exhibit A to the merger agreement that is attached as Appendix A to this prospectus/proxy statement.
Expenses of the Merger
The merger agreement provides that each of Valley and TriCo will bear and pay all expenses incurred by it in connection with the transactions contemplated by the merger agreement, including fees and expenses of its own financial consultants, accountants and counsel.
Stock Exchange Listing
TriCo has agreed to use its commercially reasonable efforts to list the TriCo common stock to be issued in the merger on Nasdaq. It is a condition to the completion of the merger that those shares be approved for listing on Nasdaq, subject to official notice of issuance. Following the merger, TriCo expects that its common stock will continue to trade on the Nasdaq Global Select Market under the symbol “TCBK.”
Restrictions on Resales by Affiliates
TriCo has registered its shares of common stock to be issued in the merger with the SEC under the Securities Act. No restrictions on the sale or other transfer of shares of TriCo common stock issued in the merger will be imposed solely as a result of the merger, except for restrictions on the transfer of shares of TriCo common stock issued to any Valley shareholder who is or becomes an “affiliate” of TriCo for purposes of Rule 144 under the Securities Act. The term “affiliate” is defined in Rule 144 under the Securities Act as a person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, TriCo or the combined company, as the case may be, and generally includes executive officers, directors and shareholders beneficially owning 10% or more of TriCo’s outstanding common stock.
Accounting Treatment
TriCo will account for the merger as a purchase by TriCo of Valley under GAAP. Under the acquisition method of accounting, the total consideration paid in connection with the merger is allocated among Valley’s assets, liabilities and identified intangibles based on the fair values of the assets acquired, the liabilities assumed and the identified intangibles. The difference between the total consideration paid in connection with the merger and the fair values of the assets acquired, the liabilities assumed and the identified intangibles, if any, is allocated to goodwill. The results of operations of Valley will be included in TriCo’s results of operations from the date of acquisition.
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
General
The following discussion addresses the material United States, or U.S., federal income tax consequences of the merger to U.S. holders (as defined below) of Valley common stock . The discussion is based on the provisions of the Code, its legislative history, U.S. Treasury regulations, administrative rulings and judicial decisions, all as currently in effect as of the date hereof and all of which are subject to change (possibly with retroactive effect) and all of which are subject to differing interpretations. Tax considerations under foreign, state, or local tax laws, and under federal tax laws other than those pertaining to U.S. federal income tax are not addressed in this proxy statement/prospectus.
The following discussion neither binds the IRS nor precludes the IRS from adopting a position contrary to that expressed in this proxy statement/prospectus, and we cannot assure you that such contrary position could not be asserted successfully by the IRS or adopted by a court if the positions were litigated. We have not obtained, and do not intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of the merger.
For purposes of this discussion, we use the term U.S. holder to mean a beneficial owner that is:
•A citizen or resident of the United States;
•a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States or any of its political subdivisions;
•a trust if: (i) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons has the authority to control all substantial decisions over the trust; or (ii) the trust has a valid election to be treated as a U.S. person for U.S. federal income tax purposes; or
•an estate that is subject to U.S. federal income taxation on its income regardless of its source.
This discussion applies only to Valley shareholders that hold their Valley common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment), and does not address all aspects of U.S. federal income taxation that may be relevant to a particular U.S. holder in light of his, her or its personal circumstances or to U.S. holders subject to special treatment under the U.S. federal income tax laws, including:
•financial institutions;
•pass-through entities and investors in pass-through entities;
•persons liable for the alternative minimum tax;
•insurance companies;
•tax-exempt organizations;
•dealers or brokers in securities, commodities or currencies;
•traders in securities that elect to use a mark to market method of accounting;
•persons that hold Valley common stock as part of a straddle, hedge, constructive sale or conversion transaction or other risk reduction transaction;
•regulated investment companies;
•real estate investment trusts;
•persons whose “functional currency” is not the U.S. dollar;
•persons who are not citizens or residents of the United States;

•U.S. expatriates;
•retirement plans, individual retirement accounts, or other tax-deferred accounts;
•mutual funds;
•shareholders who exercise dissenters’ rights, if applicable; and
•shareholders who acquired their shares of Valley common stock through the exercise of an employee stock option, as a restricted stock award, or otherwise as compensation.
If a partnership or other entity taxed as a partnership holds Valley common stock, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partner and partnership. Partnerships and partners in such a partnership should consult their tax advisors about the tax consequences of the merger to them.
The actual tax consequences of the merger to you may be complex and will depend on your specific situation and on factors that are not within our control. You should consult with your own tax advisor as to the tax consequences of the merger in your particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local or foreign and other tax laws and of changes in those laws. In addition, to the extent that you recognize gain in the merger, you should consult with your own tax advisor with respect to the impact of the 3.8% Medicare tax on certain net investment income.
U.S. Federal Income Tax Consequences of the Merger
TriCo and Valley have structured the merger to qualify as a reorganization within the meaning of Section 368(a) of the Code. It is a condition to Valley’s obligation to complete the merger that Valley receives a written opinion of its counsel, Duane Morris LLP, dated as of the closing date, to the effect that the merger of Valley with and into TriCo will qualify as a reorganization within the meaning of Section 368(a) of the Code. It is a condition to TriCo’s obligation to complete the merger that TriCo receives an opinion of its counsel, Sheppard Mullin, dated as of the closing date, to the effect that the merger of Valley with and into TriCo will qualify as a reorganization within the meaning of Section 368(a) of the Code. These opinions will be based on the assumption that the merger will be completed in the manner set forth in the merger agreement and the registration statement on Form S-4 of which this proxy statement/prospectus is a part, and on representation letters provided by TriCo and Valley to be delivered at the time of the closing. Those opinions will also be based on the assumption that the representations found in the representation letters are, as of the effective time, true and complete without qualification and that the representation letters are executed by appropriate and authorized officers of TriCo and Valley. If any of the assumptions or representations upon which such opinions are based is inconsistent with the actual facts with respect to the merger, the U.S. federal income tax consequences of the merger could be adversely affected.
In addition, neither of the tax opinions given in connection with the merger or in connection with the filing of the registration statement on Form S-4 of which this proxy statement/prospectus is a part will be binding on the IRS or any court. Neither TriCo nor Valley intends to request any ruling from the IRS or any foreign state or local tax authorities as to any tax issues in connection with the merger and, consequently, there is no guarantee that the IRS will treat the merger as a “reorganization” within the meaning of Section 368(a) of the Code or that a court would not sustain a position to the contrary to any of the positions set forth herein. If the merger does not qualify as a “reorganization” within the meaning of Section 368(a) of the Code, the transaction would be treated as a fully taxable transaction in which gain or loss would be recognized in full. In addition, penalties and interest could be imposed on any resulting tax deficiency. Accordingly, each U.S. holder of Valley common stock should consult her or his own tax advisor with respect to the particular tax consequences of the merger to such holder.
Assuming that the merger will qualify as a reorganization under Section 368(a) of the Code, the material U.S. federal income tax consequences will be as follows:

•no gain or loss will be recognized by TriCo or Valley as a result of the merger;
•a U.S. holder of Valley common stock who receives shares of TriCo common stock and no cash consideration (other than in lieu of fractional shares) in exchange for all of his, her or its shares of Valley common stock pursuant to the merger generally will not recognize gain or loss; provided that gain or loss may be recognized with respect to cash received in lieu of fractional shares (see below);
•a U.S. holder of Valley common stock who receives cash in lieu of a fractional share of TriCo common stock will be treated as having received the fractional share pursuant to the merger and then as having exchanged the fractional share for cash in a redemption by TriCo. This deemed redemption generally will be treated as a sale or exchange, and as a result, such U.S. holder will generally recognize gain or loss equal to the difference between the amount of cash received and the basis in his or her fractional share interest as set forth below. Except as described below, this gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if, as of the effective date of the merger, such U.S. holder’s holding period for such shares is greater than one year. Any such U.S. holder of Valley common stock should consult its ow tax advisors regarding the manner in which TriCo common stock received in the exchange should be allocated among different blocks of Valley common stock received in the merger;
•the aggregate basis of the TriCo common stock received in the merger by a U.S. holder of Valley common stock (including any fractional shares of TriCo common stock deemed received and exchanged for cash) will be the same as the aggregate basis of the Valley common stock for which it is exchanged. If a U.S. holder acquired different blocks of shares of Valley common stock at different times or different prices, the basis of each block of TriCo common stock such U.S holder will receive will be determined separately for each block depending on the basis of the blocks of Valley common stock exchanged for such block of TriCo common stock;
•the holding period of TriCo common stock received in exchange for shares of Valley common stock (including any fractional shares of TriCo common stock deemed received and exchanged for cash) will include the holding period of the Valley common stock for which it is exchanged. If you acquired different blocks of shares of Valley common stock at different times or different prices, the holding period of each block of TriCo common stock you will receive will be determined separately for each block depending on the holding period of the blocks of Valley common stock exchanged for such block of TriCo common stock; and
•for U.S. holders of Valley common stock that are non-corporate holders, long-term capital gain generally will be taxed at a U.S. federal income tax rate that is lower than the rate for ordinary income or for short-term capital gains. In addition, net investment income of certain high-income taxpayers may also be subject to an additional 3.8% tax (i.e., the net investment income tax). The deductibility of capital losses is subject to limitations. If a U.S. holder acquired different blocks of shares of Valley common stock at different times or different prices, the gain or loss must be calculated separately for each block of shares of Valley common stock surrendered in the merger. See the above discussion regarding blocks of stock that were purchased at different times or at different prices.
Dissenters
Upon its exercise of dissenters’ rights, a holder of Valley common stock will exchange all of such shareholder’s Valley common stock for cash. Such a dissenting U.S. holder will recognize gain or loss equal to the difference between the amount of cash received and such U.S. holder’s aggregate tax basis in the Valley common stock. This gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the holder’s holding period with respect to the Valley common stock surrendered therefor exceeds one year. The deductibility of capital losses is subject to limitations.

Backup Withholding and Information Reporting
Payments of cash to a U.S. holder of Valley common stock pursuant to the merger are subject to information reporting and may, under certain circumstances, be subject to backup withholding at a rate 24%, unless such shareholder provides TriCo with its taxpayer identification number and otherwise complies with the backup withholding rules. Any amounts withheld from payments to a U.S. holder of Valley common stock under the backup withholding rules are not additional tax and generally will be allowed as a refund or credit against such U.S. holder’s U.S. federal income tax liability, if any; provided that such U.S. holder timely furnishes the required information to the IRS.
A U.S. holder of Valley common stock who receives TriCo common stock as a result of the merger will be required to retain records pertaining to the merger. Each U.S. holder of Valley common stock who is required to file a U.S. federal income tax return and who is a “significant holder” that receives TriCo common stock in the merger will be required to file a statement with such U.S. federal income tax return in accordance with U.S. Treasury Regulations Section 1.368-3 setting forth information regarding the parties to the merger, the date of the merger, such holder’s basis in the Valley common stock surrendered and the fair market value of TriCo common stock and cash received in the merger. A “significant holder” is a holder of Valley common stock who, immediately before the merger, owned: (i) at least 5% (by vote or value) of the outstanding stock of Valley; or (ii) securities of Valley with a basis for U.S. federal income tax purposes of at least $1 million.
The preceding discussion is intended only as a summary of material U.S. federal income tax consequences of the merger. It is not a complete analysis or discussion of all potential tax effects that may be important to you. Thus, you are strongly encouraged to consult your tax advisor as to the specific tax consequences resulting from the merger, including tax return reporting requirements, the applicability and effect of federal, state, local, foreign, and other tax laws and the effect of any proposed changes in the tax laws.
INFORMATION REGARDING TRICO
TriCo Bancshares
63 Constitution Drive
Chico, California 95973
(530) 898-0300

TriCo is a California-based financial services company that provides a comprehensive range of financial services to businesses and consumers through its wholly-owned bank subsidiary, Tri Counties Bank. TriCo common stock is publicly traded on the Nasdaq Stock Market under the symbol “TCBK.”
TriCo and Tri Counties Bank are headquartered in Chico, California. TriCo was incorporated in California in 1981 and serves as the holding company for Tri Counties Bank. Tri Counties Bank is a California-chartered bank and engages in the general commercial banking business in 29 counties in Northern and Central California. The deposits of Tri Counties Bank are insured by the FDIC up to applicable legal limits. Tri Counties Bank commenced banking operations in 1975.
As of September 30, 2021, TriCo had $8.5 billion of total assets, $4.9 billion of total loans, net and $7.2 billion of total deposits.
TriCo is a registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. As a bank holding company, TriCo is subject to regulation and examination by the Federal Reserve. As an FDIC-insured, California state chartered bank, Tri Counties Bank is subject to regulation and examination by the FDIC and the DFPI.
TriCo’s website address is www.tcbk.com. Information found on, or accessible through, TriCo’s website is not a part of, and is not incorporated into, this proxy statement/prospectus.

INFORMATION REGARDING VALLEY
Valley Republic Bancorp
5000 California Ave, Suite 110
Bakersfield, California 93309
(661) 371-2000
General

Valley Republic Bancorp (“Valley”) is a bank holding company formed in 2016. Valley Republic Bank, established in 2009, is a wholly owned subsidiary of Valley, headquartered in Bakersfield, California. Valley is subject to the regulatory oversight of the Federal Reserve and Valley Republic Bank is subject to the regulatory oversight of the FDIC and DFPI. Valley Republic Bank is an insured, state-chartered, non-member bank of the Federal Reserve System. Valley does not have any subsidiaries other than Valley Republic Bank. As of September 30, 2021, Valley had total assets of approximately $1.4 billion, total loans of approximately $885.9 million, total deposits of approximately $1.2 billion, and total shareholders’ equity of approximately $106.0 million.

Valley’s website is www.valleyrepublic.bank. The information on Valley’s website is not part of this proxy statement/prospectus, and the reference to the Valley website address does not constitute incorporation by reference of any information on that website into this proxy statement/prospectus.

Business

Headquartered in Bakersfield, California, Valley Republic Bank is a full-service, community bank with three full-service banking offices in Bakersfield, one full-service banking office in Delano, and a loan production office in Fresno. Valley Republic Bank emphasizes professional, high quality banking services provided to a wide range of businesses and professionals. Valley Republic Bank also provides a full complement of banking services that are available to individuals and non-profit organizations.

Banking Services

As of September 30, 2021, Valley had approximately $888.1 million in total loans. Approximately 65% of Valley’s total loans were real estate loans and approximately 17% of Valley’s loans were classified as commercial and industrial loans, excluding Paycheck Protection Program loans, which were approximately 13% of total loans, and an approximately 4% concentration in other loans (which includes individuals and obligations of states and political subdivisions in the U.S.).

As of September 30, 2021, Valley had deposit balances of approximately $1.3 billion, of which approximately 34% were noninterest-bearing deposits and approximately 66% were comprised of interest-bearing deposits.

Employees

As of September 30, 2021, Valley had 116 full-time employees, none of whom is covered by a collective bargaining agreement.

Properties

The main office of Valley is located at 5000 California Avenue, Suite 110, Bakersfield, California 93309. Valley also operates administrative offices in Bakersfield, California, three branch offices in Bakersfield, California, a branch office in Delano, California, and a loan production office in Fresno, California. All locations are leased.

Legal Proceedings

There are no threatened or pending legal proceedings against Valley which, if determined adversely, would, in the opinion of management, have a material adverse effect on Valley’s business, financial condition, results of operations or cash flows.

Seasonality

Valley does not believe its business to be seasonal in nature.

Competition

Valley operates four full-service banking offices and a loan production office in the southern San Joaquin Valley. These branches provide a presence in Kern County, California. As of June 30, 2021, the most recent data reported in the FDIC’s Summary of Deposits, the Kern County area had 18 financial institutions with an aggregate of 82 offices with approximately $12 billion in deposits. Valley has four branches in Kern County, California, comprising 10.08% of the market share.

BENEFICIAL OWNERSHIP OF VALLEY REPUBLIC BANCORP COMMON STOCK
The following table sets forth information as of the record date pertaining to beneficial ownership of Valley’s common stock by members of the board of directors, executive officers, and all directors and executive officers of Valley as a group. This information has been obtained from Valley, or from information furnished directly by the individual or entity to Valley. As of the record date, Valley was not aware of any persons or entities that owned, directly or indirectly, ten percent or more of Valley’s issued and outstanding shares of common stock.
For purposes of the following table, shares issuable pursuant to stock options which may be exercised within 60 days of the record date and restricted stock units that vest within 60 days of the record date are deemed to be issued and outstanding and have been treated as outstanding in determining the amount and nature of beneficial ownership and in calculating the percentage of ownership of those individuals possessing such interest, but not for any other individuals.

Beneficial Owner (1)	Relationship with Valley	Beneficial Ownership(2)	Options and Restricted Stock Units(3)	Percent of Class(2)
Greg Bynum(4)	Director	94,206	499	2.23%
Garth Corrigan	EVP and Chief Financial Officer	3,575	--	0.08%
Annette Davis(5)	Director	100,035	509	2.37%
Michele Jasso	EVP and Chief Operating Officer	1,375	--	0.03%
Bruce Jay(6)	Director	119,653	400	2.83%
Anthony Leggio(7)	Director	220,057	542	5.20%
Allen Lyda	Director	934	273	0.03%
Phillip McLaughlin(8)	EVP	59,436	--	1.40%
Willy Reyneveld(9)	Director	140,910	499	3.33%
Carlos Sanchez(10)	Director	64,685	233	1.53%
James Shuler(11)	Director	258,564	553	6.11%
Geraud Smith	Director, President and Chief Executive Officer	10,759	37,500	1.13%
John C. Smith	EVP and Chief Credit Officer	7,760	--	0.18%
Eugene Voiland(12)	Chairman	179,888	640	4.25%
Warner Williams(13)	Director	99,397	239	2.35%
All Directors & Executive Officers as a group (15 in number)		1,361,234	41,887	32.77%

(1)    The address for all persons is c/o Valley Republic Bancorp, 5000 California Ave, Suite 110, Bakersfield, California, 93309.
(2)    Includes shares beneficially owned (including options exercisable within 60 days of the record date and restricted stock units that will vested within 60 days of the record date), as shown in the “Options and Restricted Stock Units” column), both directly and indirectly together with associates. Subject to applicable community property laws and shared voting and investment power with a spouse, the persons listed have sole voting and investment power with respect to such shares unless otherwise noted.
(3)    Indicates number of shares subject to options exercisable as of or within 60 days of the record date and number of shares underlying restricted stock units that will vest within 60 days of the record date.
(4)    Includes 93,606 shares held by The Gregory & Mary Bynum Family Trust that Gregory Bynum is deemed to beneficially own as a co-trustee. Mary M. Bynum, Mr. Bynum’s wife, is also a co-trustee of The Gregory & Mary Bynum Family Trust. Includes 600 shares held by Gregory Bynum in his retirement account.
(5)    Includes 96,238 shares held by the Davis Family Trust that Annette Davis is deemed to beneficially own as a co-trustee. H. Arthur Davis, Mrs. Davis’ husband, is also a co-trustee of the Davis Family Trust.
(6)    Includes 21,000 shares held in the Bruce C. Jay Rollover Individual Retirement Account. 60,000 shares of Company stock owned by Mr. Jay are pledged as security for an extension of credit with an unaffiliated financial institution.
(7)    Includes 42,707 shares held by The Anthony and Dayna Leggio Family Trust that Anthony Leggio is deemed to beneficially own as a co-trustee. Dayna Leggio, Mr. Leggio’s wife, is also a co-trustee of The Leggio Family Trust. Includes 91,250 shares held in trust for himself and family members, including children and grandchildren, that Mr. Leggio is deemed to beneficially own as trustee. Includes 7,350 shares held by the Anthony and Dayna Leggio Retirement Trusts. Includes 78,750 shares held by Bolthouse Properties, LLC, that Anthony Leggio is deemed to beneficially own as the President of Bolthouse Properties, LLC.
(8)    Includes 41,586 shares held by The Philip McLaughlin and Kristen McLaughlin Family Trust that Philip McLaughlin is deemed to beneficially own as a co-trustee. Kristen McLaughlin, Mr. McLaughlin’s wife, is also a co-trustee of The Philip McLaughlin and Kristen McLaughlin Family Trust. Includes 17,850 shares held by Philip McLaughlin in an Individual Retirement Account.
(9)    Includes 112,415 shares held in the W/K Reyneveld Family Trust that Willy Reyneveld is deemed to beneficially own as a trustee.
(10)    Includes 21,000 shares held in the Carlos G. Sanchez SEP Individual Retirement Account. Includes 43,685 shares held in the Carlos and Juana Sanchez Family Trust that Carlos Sanchez is deemed to beneficially own as a trustee. Mr. Sanchez’s wife, Juana Sanchez, is also a trustee of the Carlos and Juana Sanchez Family Trust.
(11)    Includes 241,746 in the Shuler Family Bank Trust that James Shuler is deemed to beneficially own as a trustee. Catherine Shuler, Mr. Shuler’s wife, is also a co-trustee of the trust. Includes 13,650 shares held in the MRS Irrevocable Trust that James Shuler is deemed to beneficially own as a trustee. Includes 3,150 shares held in the JLS Irrevocable Trust that James Shuler is deemed to beneficially own as a trustee.
(12)    Includes 140,614 shares held by The Voiland Living Trust that Eugene Voiland is deemed to beneficially own as a co-trustee. Linda Voiland, Mr. Voiland’s wife, is also a co-trustee of The Voiland Living Trust.
(13)    These shares are held by The Warner M. and Pamela M. Williams Revocable Trust that Warner Williams is deemed to beneficially own as a co-trustee. Pamela Williams, Mr. Williams’ wife, is also a co-trustee of The Warner M. and Pamela M. Williams Revocable Trust.

COMPARISON OF SHAREHOLDERS’ RIGHTS
When the merger becomes effective, shareholders of Valley who receive shares of TriCo common stock in exchange for their shares of Valley common stock will become shareholders of TriCo. TriCo is a California corporation and the rights of TriCo shareholders are governed by the CGCL, as well as the TriCo articles of incorporation and the TriCo bylaws. Valley is a California corporation, and its shareholders’ rights are governed by the CGCL and the Valley articles of incorporation and Valley bylaws.

After the merger, as TriCo shareholders, the rights of former Valley shareholders will be governed by TriCo’s articles of incorporation, TriCo’s bylaws and the CGCL. The following is a summary of material differences between the rights of holders of TriCo common stock and holders of Valley common stock. The summary does not purport to be a complete statement of the provisions affecting, and differences between, the rights of holders of TriCo common stock and holders of Valley common stock. Rather, the summary is intended to provide a general overview of the differences in shareholders’ rights under the governing corporate instruments of TriCo and Valley, and other known material differences. This summary is qualified in its entirety by reference to the full text of the TriCo articles of incorporation and TriCo bylaws currently in effect, and the Valley articles of incorporation and Valley bylaws currently in effect, copies of which are available, without charge, by following the instructions in the section entitled “References to Additional Information” on page 1.

Valley	TriCo
Authorized Capital Stock
Valley’s articles of incorporation state that the authorized capital stock of Valley consists solely of 50,000,000 shares of common stock, without par value. As of October 25, 2021 there were 4,248,678 shares of Valley common stock outstanding. Subject to compliance with the CGCL, Valley’s articles of incorporation and bylaws, the Valley board of directors may authorize the issuance of additional shares of authorized common stock.
TriCo’s restated articles of incorporation states that the authorized capital stock of TriCo consists solely of 50,000,000 shares of common stock, without par value, and 1,000,000 shares of preferred stock, without par value. As of October 25, 2021 there were 29,714,609 shares of TriCo common stock outstanding. No shares of TriCo preferred stock are issued and outstanding or reserved for issuance. Subject to compliance with the CGCL, TriCo’s articles of incorporation and bylaws, the TriCo board of directors may authorize the issuance of additional shares of authorized common stock and preferred stock.
Voting Rights
Holders of Valley common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. If no record date is set, the persons whose shares entitled to vote that are on Valley’s stock records at the close of business on the business day next preceding the day on which notice is given shall be entitled to vote.
In the election of directors, each shareholder may cumulate votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder’s shares are normally entitled, or distribute the shareholder’s votes on the same principle among any or all of the candidates, as the shareholder thinks fit.
No shareholder is entitled to cumulate votes in favor of any candidate or candidates unless such candidate’s or candidates’ names have been placed in nomination prior to the voting and the shareholder has given notice at the meeting prior to the voting of the shareholder’s intention to cumulate the shareholder’s votes. If any shareholder has given such notice, then every shareholder entitled to vote may cumulate such shareholder’s votes.
The candidates receiving the highest number of votes up to the number of directors to be elected shall be elected.

Each TriCo shareholder entitled to vote is entitled to one vote for each share held on each matter submitted to a vote of shareholders. In the election of directors, each shareholder may cumulate votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder’s shares are normally entitled, or distribute the shareholder’s votes on the same principle among as many candidates as the shareholder chooses.
No shareholder is entitled to cumulate votes in favor of any candidate or candidates unless such candidate’s or candidates’ names have been placed in nomination prior to the voting and the shareholder has given notice at the meeting prior to the voting of the shareholder’s intention to cumulate the shareholder’s votes. If any shareholder gives such notice, this fact shall be announced to all shareholders and proxies present, who may then cumulate their votes for candidates in nomination.
In any election of directors, the candidates receiving the highest number of votes of the shares entitled to be voted for them, up to the number of directors to be elected by such shares, are elected.

Number of Directors

Valley’s bylaws state that the number of directors constituting the board of directors will be from nine to fifteen and the exact number of directors will be 12 until changed, by a resolution amending such exact number, duly adopted by the board of directors or by the shareholders,
The minimum and maximum number of directors may be changed, or a definite number may be fixed without provision for an indefinite number, by a duly adopted amendment to the Valley articles of incorporation or by an amendment to the bylaws duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that an amendment reducing the fixed number or the minimum number of directors to a number less than five cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of an action by written consent, are equal to more than sixteen and two-thirds percent (16-2/3%) of the outstanding shares entitled to vote thereon.

The number of directors was fixed by the board of directors at 11 and there are currently eleven 11 members of the Valley board of directors.
TriCo’s amended and restated bylaws state that the number of directors constituting the board of directors may range from eight to 15, with the exact number within the range to be determined from time to time by a resolution of the board of directors or the company’s shareholders. There are currently 12 members of the TriCo board of directors.
Election of Directors
Valley’s bylaws provide that directors shall be elected annually by the shareholders at the annual meeting of the shareholders. If the annual meeting is not held or the directors are not elected at any annual meeting, the directors may be elected at any special meeting of shareholders held for that purpose, or at the next annual meeting of shareholders held thereafter. Each director shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified, or until his or her earlier resignation, removal or vacancy.
TriCo’s amended and restated bylaws provide that directors shall be elected annually by the shareholders at the annual meeting of the shareholders. If, for any reason, the annual meeting or an adjournment thereof is not held or the directors are not elected, then the directors may be elected at any special meeting of the shareholders called and held for that purpose. The term of office of the directors shall begin immediately after their election and continue until their respective successors are elected and qualified.
Classification of Board of Directors
Valley’s bylaws do not provide for a classified board of directors.	TriCo’s amended and restated bylaws do not provide for a classified board of directors.
Vacancies
Valley’s bylaws provide that a vacancy on the board of directors, not including a vacancy created by the removal of a director, may be filled by a majority of the remaining directors, even though less than a quorum, or by a sole remaining director. Any director so elected may hold office for the remainder of the full term of the director in which the vacancy occurred until such director’s successor is elected at an annual or special shareholders meeting. The shareholders may elect a director at any time to fill any vacancy not filled by directors. Any such election by written consent other than to fill a vacancy created by removal requires the consent of a majority of the outstanding shares entitled to vote.
TriCo’s amended and restated bylaws provide that a vacancy on the board of directors may be filled by a majority of the remaining directors, even though less than a quorum, or by a sole remaining director. Any director so elected may hold office for the remainder of the full term of the director in which the vacancy occurred until such director’s successor is elected at an annual or special shareholders meeting. The shareholders may elect a director at any time to fill any vacancy not filled by directors. Any such election by written consent other than to fill a vacancy created by removal requires the consent of a majority of the outstanding shares entitled to vote.
Removal of Directors

Any or all directors may be removed from office without cause if such removal is approved by the affirmative vote of a majority of the outstanding shares entitled to vote. However, no director may be removed (unless the entire board is removed) when the votes cast against removal (or, if such action is taken by written consent, the shares held by persons not consenting in writing to such removal) would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized a the time of the director’s most recent election were then being elected.by a vote of shareholders holding a majority of the outstanding shares entitled to vote at an election of directors.
No reduction of the authorized number of directors shall have the effect of removing any director before his or her term of office expires.

A director may be removed from office without cause by a vote of shareholders holding a majority of the outstanding shares entitled to vote at an election of directors; however, unless the entire board of directors is removed, an individual director shall not be removed if the votes cast against removal, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively at an election at which the total number of votes were cast, or, if such action is taken by written consent, all shares entitled to vote were voted, and the entire number of directors authorized at the time of the director’s most recent election were then being elected. In addition, a director may also be removed from office by the Superior Court of the county in which the principal office is located, at the suit of shareholders holding at least 10% of the number of outstanding shares of any class, in case of fraudulent or dishonest acts or gross abuse of authority or discretion with reference to the corporation, in the manner provided by the law.
No reduction of the authorized number of directors shall have the effect of removing any director before his or her term of office expires.

Nomination of Director Candidates by Shareholders
Valley’s bylaws permit shareholders who are entitled to vote in the meeting of shareholders to nominate a director for election if written notice is delivered to the president of the corporation no more than 60 days prior to any meeting of shareholders called for election of directors and no more than ten days after the date the notice of such meeting is sent to the shareholders. If ten days’ notice of the meeting is given to shareholders, such notice of intention to nominate shall be mailed or delivered to the president of the corporation not later than time fixed in the notice of the meeting for the opening of the meeting.
TriCo’s amended and restated bylaws permit shareholders who are entitled to vote in the meeting of shareholders to nominate a director for election if written notice is delivered to the president of the corporation not less than 21 or more than 60 days prior to any meeting of shareholders called for election of directors. If less than 21 day notice of the meeting is given to shareholders, such notice of intention to nominate shall be mailed or delivered to the president of the corporation not later than the close of business on the 10th day following the day on which the notice of meeting was mailed. If notice of such meeting is sent by third-class mail, no notice of intention to make nominations shall be required.
Shareholder Action Without a Meeting
Valley’s bylaws provide that any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, is signed by the number of shareholders whose vote would be required to take such action at a meeting at which all shares entitled to vote thereon were present and voted. The unanimous written consent of Valley’s shareholders is required for the election of directors to non-vacant positions.
TriCo’s amended and restated bylaws provide that any action which may be taken at any annual or special meeting of the shareholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, is signed by the number of shareholders whose vote would be required to take such action at a meeting at which all shares entitled to vote thereon were present and voted. The unanimous written consent of TriCo’s shareholders is required for the election of directors to non-vacant positions.
Special Meetings of Shareholders
Valley may call a special shareholders meeting at any time upon the request of the board of directors, chairman of the board, the president, or of the Valley shareholders entitled to cast not less than 10% of the votes at such a meeting.
TriCo may call a special shareholders meeting at any time upon the request of the board of directors, chairman of the board, the president, or of TriCo’s shareholders entitled to cast not less than 10% of the votes at such a meeting.
Indemnification of Directors and Officers

Valley’s articles of incorporation authorize Valley to indemnify its agents, as defined in Section 317 of the CGCL, for breach of duty to the corporation and its shareholders through bylaw provisions or agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the CGCL, subject to the limits of Section 204 of the CGCL.
Valley’s articles of incorporation also provide that the liability of directors for monetary damages shall be eliminated to the fullest extent permissible under California law.
Valley’s bylaws provide that Valley will indemnify to the fullest extent under the CGCL each person who was or is made a party to or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise. Valley has entered into separate indemnification agreements with its directors and officers for such purpose.

TriCo’s restated articles of incorporation authorize TriCo to indemnify its agents, as defined in Section 317 of the CGCL, through bylaw provisions, agreements with such agents, vote of shareholders or disinterested directors or otherwise, or any combination of the foregoing, in excess of the indemnification otherwise permitted by Section 317 of the CGCL, subject only to the limits set forth in Section 204 of the CGCL with respect to actions for breach of duty to the corporation and its shareholders.
TriCo’s amended and restated bylaws provide that TriCo will indemnify its directors and officers of vice president level or above and the directors and officers of vice president level or above of TriCo Bank who was or is made a party or is threatened to be made a party to or is otherwise involved in a proceeding against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any such proceeding arising by reason of the fact that any such person is or was an agent of the corporation, provided that the proceeding was authorized by the board of directors of TriCo. TriCo has entered into separate indemnification agreements with its directors and officers for such purpose.

Amendments to Articles of Incorporation and Bylaws
Generally, the CGCL requires a vote of the majority of the outstanding shares entitled to vote to amend the articles of incorporation.
Valley’s bylaws may be amended or repealed by the affirmative vote or written consent of a majority of the outstanding shares entitled to vote. Subject to this right, the bylaws other than a bylaw or an amendment thereof changing the authorized number of directors may be adopted, amended or repealed by the board of directors.

Generally, the CGCL requires a vote of the majority of the outstanding shares entitled to vote to amend the articles of incorporation. TriCo’s restated articles of incorporation requires that with respect to its restrictions on tender offers, business combinations and the sale of all or substantially all of its or any of its subsidiaries’ assets (Article 7), such provisions may be amended only by the affirmative vote of two-thirds of the outstanding shares of common stock (and by the affirmative vote of two-thirds of the outstanding shares of preferred stock, if any are outstanding).
TriCo’s bylaws may be amended or repealed by the affirmative vote or written consent of a majority of the outstanding shares entitled to vote. An amendment reducing the number of directors on a fixed-number board or the minimum number of directors on a variable-number board to a number less than 5 cannot be adopted if the votes cast against its adoption at a meeting or the shares not consenting, in the case of action by written consent, are equal to more than 16-2/3% of the outstanding shares entitled to vote.
Subject to the preceding right of the TriCo shareholders, the board of directors may adopt, amend or repeal TriCo’s bylaws, except that only the shareholders can adopt a bylaw or amendment which specifies or changes the number of directors on a fixed-number board, or the minimum or maximum number of directors on a variable-number board, or which changes from a fixed-number board to a variable-number board or vice versa.

Business Combination Restrictions
Section 1101 of the CGCL requires that, in a merger of a corporation with a shareholder (or its affiliate) who holds more than 50% but less than 90% of the corporation’s common stock, the other shareholders of the corporation must receive common stock in the transaction, unless all the corporation’s shareholders consent to the transaction.
Section 1203 of the CGCL also provides that, except in certain circumstances, when a tender offer or a proposal for a reorganization or sale of assets is made by an interested party (generally a controlling or managing party of the corporation), the interested party must provide the other shareholders with a written opinion as to the fairness of the consideration to be paid to the shareholders. Furthermore, if a tender of shares or a vote is sought pursuant to an interested party’s proposal and a later proposal is made by another party at least 10 days prior to the date of acceptance of the interested party’s proposal, the shareholders must be informed of the later offer and be afforded a reasonable opportunity to withdraw their vote, consent or proxy, and to withdraw any tendered shares.
In addition to Sections 1101 and 1203 of the CGCL, TriCo’s restated articles of incorporation specifies that in connection with a tender offer, merger or consolidation, or the sale of all or substantially all of its or any of its subsidiaries’ assets, the board of directors must take into consideration all relevant factors, including certain factors enumerated in the restated articles of incorporation. If the board determines the offer should be rejected, the board is permitted to take lawful action to accomplish its purpose, including advising shareholders not to accept the offer, commence litigation against the offeror, file complaints with governmental and regulatory authorities, acquire its own securities, sell or otherwise issue authorized but unissued securities or treasury stock or grant options with respect thereto, acquire a company to create an antitrust or other regulatory problem for the offer, and obtain a more favorable offer from another individual or entity. Additionally, with respect to any tender offer, merger or consolidation, or the sale of all or substantially all of its or any of its subsidiaries’ assets, two-thirds of the outstanding shares of TriCo common stock must approve such offer.
LEGAL MATTERS
The validity of the TriCo common stock to be issued in the merger has been passed upon for TriCo by Sheppard, Mullin, Richter & Hampton LLP. Certain U.S. federal income tax consequences relating to the merger will also be passed upon for TriCo by Sheppard, Mullin, Richter & Hampton LLP and for Valley by Duane Morris LLP.
EXPERTS
TriCo’s consolidated financial statements appearing in its Annual Report on Form 10-K for the year ended December 31, 2020, and the effectiveness of TriCo’s internal control over financial reporting as of December 31, 2020, have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their report included therein, which is incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon the report of such firm given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
TriCo
TriCo files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including TriCo, which can be accessed at http://www.sec.gov. In addition, documents filed with the SEC by TriCo, including the registration statement on Form S-4, of which this proxy statement/prospectus forms a part, will be available free of charge by accessing TriCo’s website at https://www.tcbk.com. Except as may be specifically incorporated by reference into this proxy statement/prospectus, information on these websites is not part of this proxy statement/prospectus.
TriCo has filed with the SEC a registration statement on Form S-4 under the Securities Act and the rules and regulations thereunder that registers the shares of TriCo common stock to be issued to Valley shareholders in the merger. This proxy statement/prospectus is a part of that registration statement. As permitted by the SEC’s rules, this proxy statement/prospectus does not contain all of the information that can be found in the registration statement. The registration statement is available for review an inspection as set forth above.
The SEC’s rules allow TriCo to incorporate by reference in this proxy statement/prospectus certain information in the documents that TriCo files with the SEC, which means that TriCo can disclose important information to you by referring you to those documents without restating that information in this proxy statement/prospectus. The information incorporated by reference is an important part of this proxy statement/prospectus and information that TriCo files subsequently with the SEC will automatically update and, where applicable, supersede any information contained in previously-filed documents or contained in this proxy statement/prospectus. In all cases, you should rely on the later information over different information included in this proxy statement/prospectus or incorporated by reference.
This proxy statement/prospectus incorporates by reference the documents filed by TriCo listed below and any filings TriCo makes with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this document and prior to the dates of the TriCo special meeting and the Valley special meeting (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC):
•Annual Report on Form 10-K for the year ended December 31, 2020, filed on March 1, 2021;

•Portions of the Definitive Proxy Statement on Schedule 14A, filed on April 16, 2021, incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2020;

•
•Quarterly Reports on Form 10-Q for the quarter ended March 31, 2021, filed on May 7, 2021, and for the quarter ended June 30, 2021, filed on August 6, 2021;

•Current Reports on Form 8-K filed on March 1, April 14, May 28, June 3, July 28, and August 27, 2021; and

•The description of TriCo’s common stock contained in the Registration Statement on Form 8-A and any amendment or report filed for the purpose of updating such description.
    CCCurren
You may request copies of the documents incorporated by reference into this proxy statement/prospectus, at no cost, by contacting TriCo in writing at the address or by telephone as specified below:

Corporate Secretary
TriCo Bancshares
63 Constitution Drive
Chico, California 95973
(530) 898-0300
To obtain timely delivery of these documents, you must request them no later than five business days before the date of the Valley special meeting. This means Valley shareholders requesting documents must do so by December 10, 2021 in order to receive them before the Valley special meeting.
Valley
Valley does not have a class of securities registered under Section 12 of the Exchange Act, is not subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act, and accordingly does not file documents and reports with the SEC. If you have any questions concerning the merger or this proxy statement/prospectus, would like additional copies of this proxy statement/prospectus or need help voting your shares of Valley common stock, please contact Valley at:

Valley Republic Bancorp
5000 California Avenue, Suite 110
Bakersfield, California 93309
(661) 371-2000

You should rely only on the information contained in, or incorporated by reference into, this proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this document. This proxy statement/prospectus is dated [●], 2021, and you should assume that information contained in this proxy statement/prospectus is accurate only as of that date. Neither the mailing of this proxy statement/prospectus to Valley shareholders, nor the issuance by TriCo of shares of its common stock in connection with the merger will create any implications to the contrary.

This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this proxy statement/prospectus, or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction.

Appendix A

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
DATED AS OF JULY 27, 2021
BY AND BETWEEN
TRICO BANCSHARES
AND
VALLEY REPUBLIC BANCORP

Page

ARTICLE I CERTAIN DEFINITIONS	1
1.01 Certain Definitions	1
ARTICLE II THE MERGER	12
2.01 The Merger	12
2.02 Closing Date and Effective Time; Closing	13
2.03 Bank Merger	13
ARTICLE III CONSIDERATION AND EXCHANGE PROCEDURES	13
3.01 Conversion of Shares	13
3.02 Exchange Procedures	15
3.03 Rights as Shareholders	17
3.04 No Fractional Shares	17
3.05 Anti-Dilution Provisions	17
3.06 Withholding Rights	17
3.07 Valley Equity Awards	17
ARTICLE IV ACTIONS PENDING ACQUISITION	19
4.01 Forbearances of Valley	19
4.02 Forbearances of TriCo	24
ARTICLE V REPRESENTATIONS AND WARRANTIES	25
5.01 Disclosure Schedules	25
5.02 Standard	25
5.03 Representations and Warranties of Valley	26
5.04 Representations and Warranties of TriCo	52
ARTICLE VI COVENANTS	58
6.01 Reasonable Best Efforts	58
6.02 Valley Shareholder Approval	59
6.03 Registration Statement	60
6.04 Regulatory Filings	61
6.05 Press Releases	62
6.06 Access; Information	62
6.07 No Solicitation; Acquisition Proposals	64
6.08 Certain Policies	65
6.09 Nasdaq Listing	65
6.10 Indemnification	65
6.11 Benefit Plans	67
6.12 Appointment of Director	70
6.13 Notification of Certain Matters	70
6.14 Estoppel Letters; Title Insurance	70
6.15 Antitakeover Statutes	71
6.16 Consents	71
6.17 Federal Home Loan Bank Borrowings	71
6.18 Shareholder Litigation and Protests	71

6.19 Closing Financial Statements	71
6.20 Customer Notices	72
6.21 Professional Fees and Expenses	72
6.22 Change in Control Payments; Etc	72
6.23 Environmental Matters.	72
6.24 Community Development Planning	73
6.25 Tax Treatment	74
6.26 Retention Bonus Plan	74
ARTICLE VII CONDITIONS TO CONSUMMATION OF THE MERGER	74
7.01 Conditions to Each Party’s Obligation to Effect the Merger	74
7.02 Conditions to Obligation of Valley	75
7.03 Conditions to Obligation of TriCo	76
ARTICLE VIII TERMINATION	77
8.01 Termination	77
8.02 Effect of Termination and Abandonment	79
ARTICLE IX MISCELLANEOUS	81
9.01 Survival	81
9.02 Waiver; Amendment	81
9.03 Counterparts	81
9.04 Governing Law	82
9.05 Expenses	82
9.06 Notices	82
9.07 Entire Understanding; Limited Third Party Beneficiaries	83
9.08 Severability	83
9.09 Enforcement of the Agreement	83
9.10 Interpretation	84
9.11 Assignment	84
9.12 Alternative Structure	84
9.13 Confidential Supervisory Information.	84
9.14 Delivery by Facsimile or Electronic Transmission.	84

EXHIBIT A    Form of Shareholder Agreement    A-1
EXHIBIT B    Agreement of Merger    B-1
EXHIBIT C    Bank Merger Agreement    C-1

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of July 27, 2021 by and between TriCo Bancshares, a California corporation (“TriCo”), and Valley Republic Bancorp, a California corporation (“Valley,” and together with TriCo, the “Parties,” and, individually, each a “Party”).

RECITALS
WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the California General Corporation Law (the “CGCL”), Valley will merge with and into TriCo (the “Merger”), with TriCo as the surviving corporation in the Merger (sometimes referred to in such capacity as the “Surviving Corporation”).
WHEREAS, immediately following the Merger, Valley Republic Bank, a California state-chartered bank and a wholly-owned subsidiary of Valley (“Valley Bank”) will merge with and into Tri Counties Bank, a California state-chartered bank and wholly-owned subsidiary of TriCo (“Tri Counties Bank”), with Tri Counties Bank as the surviving bank (the “Bank Merger”).
WHEREAS, the respective boards of directors of each of TriCo and Valley have determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of their respective companies and their respective shareholders, as applicable, and have approved, adopted and declared advisable this Agreement and the transactions contemplated hereby, including the Merger, all upon the terms and subject to the conditions set forth herein.
WHEREAS, it is the intention of the Parties that the Merger be treated as a “reorganization” under Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and that this Agreement constitute a “plan of reorganization” within the meaning of Section 1.368-2(g) of the Treasury Regulations.
WHEREAS, as material inducement to TriCo to enter into this Agreement, and simultaneously with the execution of this Agreement, certain shareholders who are directors or officers of Valley are entering into an agreement, substantially in the form attached to this Agreement as Exhibit A (collectively, the “Shareholder Agreements”), pursuant to which they have agreed, among other things, to vote their shares of Valley Common Stock in favor of this Agreement and not to solicit the customers or employees of TriCo and Tri Counties Bank.
NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein the Parties agree as follows:

ARTICLE I
CERTAIN DEFINITIONS
1.01 Certain Definitions. The following terms are used in this Agreement with the meanings set forth below:
“Acquisition Proposal” means: (i) any proposal, offer or inquiry with respect to a merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, share exchange, business combination or similar transaction involving Valley or any of its Subsidiaries that if consummated, would result in any Person (or the shareholders of any Person) owning 10% or more of the total voting power of Valley or the surviving entity in a merger involving such party or the resulting parent company of such surviving entity; and (ii) any proposal or offer to acquire in any manner, directly or indirectly, 10% or more of the total voting power of any class of equity securities of Valley or those of any of its Subsidiaries or 10% or more of Valley’s consolidated total assets (including equity securities of its Subsidiaries), in each case other than the transactions contemplated by this Agreement.
“Adjusted Tangible Common Equity” means Valley’s total shareholders’ equity, as reflected on the Closing Financial Statements, adjusted by: (i) excluding intangible assets (except deferred tax assets); (ii) excluding increases in shareholders’ equity resulting from the exercise of stock options following the date of this Agreement; (iii) excluding changes in other accumulated comprehensive income or loss following the date of this Agreement; (iv) deducting Merger Related Expenses not paid or accrued, on a tax-adjusted basis; (v) adding back any shareholder litigation or community-based protests expenses; and (vi) adding back up to $6,550,000 in Merger Related Expenses, whether or not paid or accrued by Valley prior to the Closing Date, on a tax-adjusted basis (to the extent there was a tax benefit recorded by Valley as a result of the incurrence of such expense) based on Valley’s marginal tax rate; provided that “total shareholders’ equity,” “intangible assets” and “accumulated other comprehensive income or loss” shall each be calculated in accordance with GAAP and Valley’s consolidated balance sheet at December 31, 2020, as included in the Valley Financial Statement; provided further, to the extent any Merger Related Expenses are unknown or cannot be calculated prior to the delivery of the Closing Financial Statements, Valley and TriCo shall confer in good faith and agree upon reasonable estimates thereof for purposes of determining the total Merger Related Expenses.
“Affiliate” means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such Person. For purposes of this definition, “control” of a Person shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
“Agreement” means this Agreement and Plan of Merger and Reorganization, as amended or modified from time to time in accordance with Section 9.02.
“Agreement of Merger” has the meaning set forth in Section 2.02(a).
“ALLL” has the meaning set forth in Section 5.03(y).
“Bank Merger” has the meaning set forth in the recitals.
“Bank Merger Agreement” means the Bank Merger Agreement by and between Tri Counties Bank and Valley Bank, the form of which is attached hereto as Exhibit C, as amended or modified from time to time in accordance with its provisions.
“Bank Secrecy Act” means the Bank Secrecy Act of 1970, as amended.
“Bankruptcy and Equity Exception” has the meaning set forth in Section 5.03(e).
“Benefit Plans” has the meaning set forth in Section 5.03(m)(i).
“BHCA” means the Bank Holding Company Act of 1956, as amended.
“Book-Entry Shares” means shares of Valley Common Stock held in book-entry form immediately prior to the Effective Time.
“Burdensome Condition” has the meaning set forth in Section 7.01(b).
“Business Day” means Monday through Friday of each week, except a legal holiday recognized as such by the U. S. Government or any day on which banking institutions in the State of California are authorized or obligated to close.
“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act, as amended.
“Cause,” for the purposes of Section 6.11(d), has the meaning set forth in such Section.
“Certificate” means any certificate which immediately prior to the Effective Time represented shares of Valley Common Stock.
“CFC” means the California Financial Code, as amended.

“CGCL” has the meaning set forth in the recitals.
“Change in Recommendation” has the meaning set forth in Section 6.02(a).
“Closing Date” has the meaning set forth in Section 2.02(a).
“Closing” has the meaning set forth in Section 2.02(b).
“Closing Financial Statements” has the meaning set forth in Section 6.19.
“Code” has the meaning set forth in the preamble to this Agreement.
“Community Reinvestment Act” means the Community Reinvestment Act of 1977, as amended.
“Confidentiality Agreement” has the meaning set forth in Section 6.06(g).
“Continuing Employees” has the meaning set forth in Section 6.11(a).
“Control Transaction” has the meaning set forth in Section 8.02(b).
“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other Law, directive, guidelines or recommendations by any Governmental Entity in connection with or in response to COVID-19, including, but not limited to, the CARES Act.
“Criticized Loans” has the meaning set forth in Section 5.02(r)(v).
“Derivatives Contract” means any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, credit-related events or conditions or any indexes, or any other similar transaction or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to such transactions; provided that, for the avoidance of doubt, the term “Derivatives Contract” shall not include any Valley Options or Valley RSUs.
“Determination Date” has the meaning set forth in Section 8.01(i).
“Determination Period” has the meaning set forth in Section 8.01(i).
“DFPI” means the California Department of Financial Protection and Innovation.
“Disclosure Schedule” has the meaning set forth in Section 5.01.
“Dissenting Shares” means any share of Valley Common Stock that is owned by a shareholder who has perfected and not withdrawn a demand for dissenters’ rights pursuant to Chapter 13 of the CGCL with respect to such share.
“DOL” has the meaning set forth in Section 5.03(m)(i).
“Effective Time” has the meaning set forth in Section 2.02(a).
“Employees” has the meaning set forth in Section 5.03(m)(i).
“End Date” has the meaning set forth in Section 8.01(c).

“Environmental Laws” has the meaning set forth in Section 5.03(o).
“Equal Credit Opportunity Act” means the Equal Credit Opportunity Act, as amended.
“Equity Award Cashout Price” has the meaning set forth in Section 3.07(a).
“Equity Investment” means: (i) an Equity Security; (ii) an ownership interest in any company or other entity or a membership interest that includes a voting right in any company or other entity; and (iii) any investment or transaction which in substance falls into any of these categories even though it may be structured as some other form of investment or transaction.
“Equity Security” means: (i) any stock, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, or voting-trust certificate; (ii) any security convertible into such a security; (iii) any security carrying any warrant or right to subscribe to or purchase any such security; and (iv) any certificate of interest or participation in, temporary or interim certificate for, or receipt for any of the foregoing.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and formal guidance issued thereunder.
“ERISA Affiliate” means any entity considered to be a single employer with Valley under Section 4001(b)(1) of ERISA or Section 414 of the Code.
“Environmental Consultant” has the meaning set forth in Section 6.23(a).
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.
“Exchange Agent” has the meaning set forth in Section 3.02(a).
“Exchange Ratio” means 0.950, subject to potential adjustment as provided in Section 3.01(e) .
“Excluded Shares” has the meaning set forth in Section 3.01(c).
“Final Index Price” has the meaning set forth in Section 8.01(i).
“Fair Housing Act” means the Fair Housing Act, as amended.
“FDIC” means the Federal Deposit Insurance Corporation.
“FHLB” means the Federal Home Loan Bank of San Francisco.
“FRB” means the Board of Governors of the Federal Reserve System and includes, where applicable, the Federal Reserve Bank of San Francisco.
“GAAP” means accounting principles generally accepted in the United States of America.
“Governmental Entity” means any federal, state or local court, administrative agency or commission or other governmental authority or instrumentality or self-regulatory organization.
“Hazardous Substance” has the meaning set forth in Section 5.03(o).
“Index Ratio” has the meaning set forth in Section 8.01(i).

“Initial Index Price” has the meaning set forth in Section 8.01(i).
“Initial Stock Price” has the meaning set forth in Section 8.01(i).
“Indemnified Parties” and “Indemnifying Party” have the meanings set forth in Section 6.10(a).
“Insurance Policies” has the meaning set forth in Section 5.03(x).
“Intellectual Property” means: (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereon, and all patents, patent applications and patent disclosures, together with all reissues, continuations, continuations-in-part, divisions, extensions and re-examinations thereof; (ii) all trademarks, whether registered or unregistered, service marks, domain names, corporate names and all combinations thereof, and associated therewith; (iii) all copyrights, whether registered or unregistered, and all applications, registrations and renewals in connection therewith; (iv) all datasets, databases and related documentation; and (v) all other intellectual property and proprietary rights.
“IRS” has the meaning set forth in Section 5.03(m)(i).
“Knowledge” means facts and other information which, as of the date hereof, is actually known after reasonable inquiry: (i) in the case of Valley and any Valley Subsidiary, by the chairman, chief executive officer, president, chief financial officer, chief operating officer, executive vice president – sales, chief credit or lending officer and senior vice president – administration/human resources (and any officer superior to any of the foregoing); and (ii) in the case of TriCo and any TriCo Subsidiary, by the chief executive officer, president, chief financial officer, chief operating officer, chief credit or lending officer, and general counsel or chief legal officer (and any officer superior to any of the foregoing).
“Law” means any applicable federal, state, local or foreign statute, law, code, regulation, ordinance, rule, judgment, injunction, order, decree or policy, agency requirement, license, permit, or guideline of any Governmental Entity.
“Liens” means any charge, mortgage, pledge, security interest, restriction, claim, lien or encumbrance other than Permitted Liens.
“Loans” has the meaning set forth in Section 4.01(u).
“Material Adverse Effect” means, with respect to TriCo, Tri Counties Bank, Valley or Valley Bank, any effect, circumstance, occurrence or change that: (i) is material and adverse to the condition (financial or otherwise), results of operations, assets or business of TriCo and its Subsidiaries taken as a whole or Valley and its Subsidiaries taken as a whole, as the case may be; or (ii) would or is reasonably likely to materially impair the ability of TriCo and its Subsidiaries or Valley and its Subsidiaries, as the case may be, to perform their respective obligations under this Agreement or otherwise materially impede the consummation of the Transaction; provided, however, that Material Adverse Effect with respect to subclause (i) shall not be deemed to include the impact of: (a) changes after the date hereof in Law of general applicability to banks and their holding companies or interpretations thereof by Governmental Entities; (b) changes after the date hereof in GAAP or regulatory accounting requirements applicable to banks and their holding companies generally; (c) any outbreak or worsening of geopolitical conditions in the United States or acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism) in the United States and any national or global epidemic, pandemic (including COVID-19) or disease outbreak; (d) changes resulting from conditions affecting the banking and financial services industry or changes in global, national or regional economic, political or market conditions (including changes in prevailing interest rates or exchange rates) affecting banks and their holding companies generally; (e) changes in relationships with customers or employees of the TriCo and its Subsidiaries or Valley and its Subsidiaries that were primarily the result of the announcement or public disclosure of this Agreement and the transactions contemplated hereby; (f) any modifications or changes to valuation policies and practices in connection with the Transaction or restructuring charges taken in connection with the Transaction, in each case in accordance with GAAP; (g) the failure, in and of itself, to meet earnings projections or internal financial forecasts, but not including the underlying causes thereof (unless otherwise excluded hereunder), or changes in the trading price or trading volume of a Party’s common stock, in and of itself, but not including the underlying causes thereof (unless otherwise excluded hereunder); and (h) with respect to either Party to this Agreement, the effects of any action or omission taken with the prior written consent of the other Party or as otherwise required by this Agreement; provided that the effect of such changes described in clauses (a), (b), (c) and (d) shall not be excluded when determining whether a Material Adverse Effect has occurred to the extent of a materially disproportionate impact, if any, on TriCo and its Subsidiaries taken as a whole on the one hand, or Valley and its Subsidiaries taken as a whole on the other hand, as measured relative to similarly situated companies in the banking industry.
“Material Contracts” has the meaning set forth in Section 5.03(k)(i).
“Maximum Insurance Amount” has the meaning set forth in Section 6.10(c).
“Merger” has the meaning set forth in the recitals.
“Merger Consideration” means the aggregate number of whole shares of TriCo Common Stock, plus cash in lieu of any fractional share interests, payable to the holders of Valley Common Stock in connection with the Transaction.
“Merger Related Expenses” means all costs, fees and expenses incurred or to be incurred by Valley and its Subsidiaries in connection with this Agreement and the Transaction up to and including the Closing of the Transaction, relating only to: (i) the amount of any penalty or liquidated damages associated with the termination of Valley’s contracts with any provider of electronic banking and data processing services prior to or following the Closing Date; (ii) the fees and expenses associated with the termination of any Material Contracts of Valley that will be or are required to be terminated on or before the Closing pursuant to their terms in connection with the Transaction, that are listed in Section 1.01(a) of Valley’s Disclosure Schedule; (iii) the change-in-control, severance payments, bonus, incentive compensation, retention, or any other benefits or payments which vest or are payable by reason of either alone or in connection with any other event and the consummation of this Transaction in the amounts and pursuant to the Benefit Plans disclosed on Section 5.03(m)(v) of Valley’s Disclosure Schedule, but excluding the Valley SERPs, and not including for the avoidance of doubt any amounts paid or to be paid based on normal accruals in the ordinary course of business for vacation, personal time off, or PTO, or pursuant to Valley’s Incentive Compensation Plan; (iv) the amount paid to obtain the insurance coverage required pursuant to Section 6.10(c); (v) the costs of printing and mailing the Proxy Statement/Prospectus to the shareholders of Valley and holding the Valley Meeting; and (vi) the fees and expenses of their attorneys, accountants, investment bankers and other advisors for their services rendered solely in connection with the Transaction. An estimate of Merger Related Expenses shall be set forth in Section 1.01(a) of Valley’s Disclosure Schedule, which shall be updated within five (5) Business Days prior to the Closing Date.
“Minimum Tangible Common Equity Amount” means $103,103,000.
“Nasdaq” means the Nasdaq Global Select Market or such other securities exchange on which the TriCo Common Stock or the Valley Common Stock (as applicable) may be listed.
“National Labor Relations Act” means the National Labor Relations Act, as amended.
“Option Consideration” has the meaning set forth in Section 3.07(a).
“OREO” means other real estate owned.
“Parties” and “Party” have the meanings set forth in the preamble to this Agreement.
“Payroll Processor” has the meaning set forth in Section 3.07(c).

“Phase I ESA” has the meaning set forth in Section 6.23(a).
“Phase II ESA” has the meaning set forth in Section 6.23(b).
“Phase I Notice” has the meaning set forth in Section 6.23(b).
“Pension Plan” has the meaning set forth in Section 5.03(m)(ii).
“Permitted Lien” means: (i) statutory Liens securing payments not yet delinquent (or being contested in good faith and for which adequate reserves have been established); (ii) Liens for real property Taxes not yet delinquent; or (iii) easements, rights of way, restrictive covenants, imperfections or irregularities of title, and other similar encumbrances or Liens that do not materially affect the value or prohibit the current use of the property or asset subject thereto.
“Person” means any individual, bank, corporation (including not-for-profit), joint-stock company, general or limited partnership, limited liability company, joint venture, estate, business trust, trust, association, organization, Governmental Entity or other entity of any kind or nature.
“Personal Information” means any information that identifies or could reasonably be used to identify an individual, and any other personal information that is subject to any applicable Law or Valley’s or its Subsidiaries’ Privacy and Security Policies.
“PPP” has the meaning set forth in Section 5.02(r)(viii).
“Previously Disclosed” by a Party shall mean information set forth in a section of its Disclosure Schedule (subject to Section 5.01).
“Privacy and Security Policies” has the meaning set forth in Section 5.03(t)(iv).
“Proxy Statement/Prospectus” has the meaning set forth in Section 6.03(a).
“Registration Statement” has the meaning set forth in Section 6.03(a).
“Representatives” has the meaning set forth in Section 6.07(a).
“Retiree Welfare Plan” means any Benefit Plan providing for retiree health and life benefits, other than group health plan continuation coverage as may be required under Section 4980B of the Code or Part 6 of Subtitle B of Title I of ERISA, or under any analogous continuation of coverage provisions of the Laws of any state or locality.
“Rights” means, with respect to any Person, warrants, options, rights, convertible securities, restricted stock units and other arrangements or commitments which obligate the Person to issue or dispose of any of its capital stock or other ownership interests.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.
“Shareholder Agreements” has the meaning set forth in the recitals to this Agreement.
“Shareholders” means each director and the president and chief executive officer, chief financial officer, chief credit officer, executive vice president - sales and chief operating officer of Valley.
“Subsidiary” has the meaning ascribed to that term in Rule l-02 of Regulation S-X of the SEC.

“Superior Proposal” means an unsolicited bona fide Acquisition Proposal (provided that for purposes of the definition of “Superior Proposal” the references to “10%” in the definition of “Acquisition Proposal” shall instead refer to “50%”) that the Valley Board has determined in its good faith judgment is reasonably likely to be consummated in accordance with its terms, taking into account all legal, financial and regulatory aspects of the proposal and the Person making the proposal, and if consummated, would result in a transaction more favorable to the holders of Valley Common Stock from a financial point of view than the transaction contemplated by this Agreement (after taking into account any revisions to the terms of the transaction contemplated by Section 6.07 of this Agreement and the time likely to be required to consummate such Acquisition Proposal).
“Surviving Corporation” has the meaning set forth in the recitals.
“Tax” and “Taxes” mean all federal, state, local or foreign income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property (real or personal), real property gains, escheat, abandoned or unclaimed property, registration, alternative minimum, add-on minimum, value added, natural resources, social security, environmental, custom duties, unemployment or other taxes of any kind whatsoever imposed by any Governmental Entity, together with any interest, additions or penalties thereto and any interest in respect of such interest and penalties.
“Tax Returns” means any return (including any amended return), declaration or other report (including elections, declarations, claims for refunds, schedules, estimates and information returns) with respect to any Taxes (including estimated taxes).
“Termination Fee” has the meaning set forth in Section 8.02(b).
“Transaction” means the Merger, the Bank Merger and any other transactions contemplated by this Agreement.
“Treasury Regulations” means the final and temporary regulations promulgated under the Code by the United States Department of the Treasury.
“Tri Counties Bank” has the meaning set forth in the recitals.
“Tri Counties Bank Board” means the Board of Directors of Tri Counties Bank.
“TriCo” has the meaning set forth in the preamble to this Agreement.
“TriCo 401(k) Plan” has the meaning set forth in Section 6.11(a).
“TriCo Articles” means the Articles of Incorporation of TriCo, as amended.
“TriCo Average Closing Price” means the daily average closing price per share of TriCo Common Stock, as reported on Nasdaq, for the twenty (20) trading days ending on and including the fifth (5th) trading day prior to the Closing Date.
“TriCo Benefit Plans” means the material benefit and compensation plans, contracts, policies or arrangements maintained, contributed to, obligated to be contributed to, or sponsored by TriCo and Tri Counties Bank for the benefit of employees of TriCo and its Subsidiaries including, but not limited to, “employee benefit plans” within the meaning of Section 3(3) of ERISA, any pension, retirement, profit sharing, medical, life, accidental death and dismemberment, disability, dental, vision, compensation, severance, termination pay, salary continuation, unemployment, workers’ compensation, vacation, sick pay, paid-time off, retention, employment, consulting, change in control, fringe benefit, deferred compensation, stock option, stock purchase, stock appreciation rights or other stock-based incentive, cafeteria or flexible benefit, adoption or educational assistance, and bonus or other cash-based incentive, or other similar plans, agreements, programs, policies or other arrangements.

“TriCo Board” means the Board of Directors of TriCo.
“TriCo Bylaws” means the Bylaws of TriCo, as amended.
“TriCo Common Stock” means the common stock, no par value per share, of TriCo.
“TriCo Preferred Stock” means the preferred stock, no par value per share, of TriCo.
“TriCo’s SEC Reports” has the meaning set forth in Section 5.04(h)(i).
“Valley” has the meaning set forth in the preamble to this Agreement.
“Valley Articles” means the Articles of Incorporation of Valley, as amended.
“Valley Bank” has the meaning set forth in the recitals.
“Valley Bank Board” means the Board of Directors of Valley Bank.
“Valley Board” means the Board of Directors of Valley.
“Valley Bylaws” means the Bylaws of Valley, as amended.
“Valley Common Stock” means the common stock, no par value per share, of Valley.
“Valley Equity Plan” means the Valley Republic Bancorp 2016 Omnibus Equity Incentive Plan.
“Valley Financial Statements” has the meaning set forth in Section 5.03(g)(i).
“Valley Group” means any or all of Valley and its Subsidiaries or any predecessor of or any successor to any or all of Valley and its Subsidiaries (or to another such predecessor or successor). References herein to the Valley Group shall be deemed to refer to both the Valley Group as a whole and to each individual member thereof, as well as to groups comprising some, but not all, of Valley and its Subsidiaries.
“Valley IT Systems” has the meaning set forth in Section 5.03(t)(iii).
“Valley Loan Property” has the meaning set forth in Section 5.03(o).
“Valley Meeting” has the meaning set forth in Section 6.02(a).
“Valley NQDP” has the meaning set forth in Section 5.03(m)(vii).
“Valley Options” means the options to acquire Valley Common Stock.
“Valley RSUs” means restricted stock units issued under the Valley Equity Plan.
“Valley SERP” means the Salary Continuation Agreements entered into with certain Employees.
“Valley Shareholder Approval” means the approval of this Agreement by the holders of a majority of the outstanding shares of Valley Common Stock.
“Valley 401(k) Plan” has the meaning set forth in Section 6.11(h).
“Volcker Rule” means 12 U.S.C. § 1851 and the regulations promulgated by the Federal Reserve Board, the FDIC and the SEC in connection therewith.

ARTICLE II
THE MERGER
2.01 The Merger.
(a)The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, Valley shall merge with and into TriCo in accordance with the applicable provisions of the CGCL, and the separate corporate existence of Valley shall cease. TriCo shall be the Surviving Corporation and shall survive and continue to exist as a corporation incorporated under the CGCL.
(b)Name. The name of the Surviving Corporation shall be “TriCo Bancshares.”
(c)Articles and Bylaws. The articles of incorporation and bylaws of the Surviving Corporation immediately after the Merger shall be the TriCo Articles and the TriCo Bylaws as in effect immediately prior to the Merger.
(d)Directors and Executive Officers. The directors of the Surviving Corporation immediately after the Merger shall be the directors of TriCo immediately prior to the Merger, except for the addition of one director as contemplated by Section 6.12, each of whom shall serve until the first annual meeting of shareholders of TriCo following the Effective Time. The executive officers of the Surviving Corporation immediately after the Merger shall be the executive officers of TriCo immediately prior to the Merger, each of whom shall serve until such time as their successors shall be duly appointed or elected and qualified.
(e)Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in accordance with the CGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Valley shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of Valley shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.
(f)Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect, record or otherwise confirm the Surviving Corporation’s right, title or interest in, to or under any of the rights, properties or assets of Valley acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Agreement, Valley, and its proper officers and directors, acting in such corporate capacity and not individually, shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, and the proper officers and directors of the Surviving Corporation are fully authorized in the name of the Surviving Corporation or otherwise to take any and all such action.
II.02.Closing Date and Effective Time; Closing.
(a)Subject to the satisfaction or waiver of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the consummation of the Merger, but subject to the fulfillment or waiver of those conditions), the Parties shall cause an Agreement of Merger relating to the Merger, the form of which is attached hereto as Exhibit B (the “Agreement of Merger”), to be filed with the Secretary of State of the State of California pursuant to the CGCL on: (i) the first Friday that is not less than five (5) nor more than thirty-five (35) Business Days after such satisfaction or waiver; or (ii) such other date following such satisfaction or waiver to which the Parties may mutually agree in writing (the “Closing Date”). The Merger provided for herein shall become effective upon the filing of the Agreement of Merger with the Secretary of State of the State of California. The “Effective Time” of the Merger shall be the time of such filing or as set forth in such filing.

(b)A closing (the “Closing”) shall take place remotely by mutual exchange of documents and signatures (or their electronic counterparts) immediately prior to the Effective Time or at such other time on the Closing Date. At the Closing, there shall be delivered to TriCo and Valley the certificates and other documents required to be delivered under Article VII hereof.
II.03.Bank Merger. As soon as practicable after the Merger, Valley Bank shall be merged with and into Tri Counties Bank. Tri Counties Bank shall be the surviving entity in the Bank Merger. Following the execution of the Agreement of Merger, on such date as TriCo shall specify in writing, TriCo and Valley shall cause Tri Counties Bank and Valley Bank, respectively, to execute and deliver the Bank Merger Agreement and any other documents and certificates that are necessary to consummate the Bank Merger as soon as practicable after the Effective Time.
ARTICLE III
CONSIDERATION AND EXCHANGE PROCEDURES
3.01 Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of a holder of shares of Valley Common Stock:
(a)TriCo Common Stock. Each share of TriCo Common Stock that is issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall be unchanged by the Merger.
(b)Valley Common Stock. Subject to the provisions of this Agreement, each share of Valley Common Stock issued and outstanding immediately prior to the Effective Time (other than Excluded Shares and Dissenting Shares) shall be converted into, and shall be canceled in exchange for, the right to receive a number of shares of TriCo Common Stock equal to the Exchange Ratio.
(c)Cancellation of Excluded Shares. Any shares of Valley Common Stock owned by Valley as treasury stock or owned, directly or indirectly, by Valley, TriCo or any of TriCo’s subsidiaries (other than those held in a fiduciary capacity or as a result of debts previously contracted) (“Excluded Shares”) shall automatically be cancelled and retired and shall cease to exist at the Effective Time of the Merger and no consideration shall be issued in exchange therefor.
(d)Dissenting Shares.
(i)No later than ten (10) calendar days following the date that the Valley Shareholder Approval is received, Valley or the Surviving Corporation shall provide each record holder of Valley Common Stock entitled to vote on the Merger with a notice including the information required pursuant to Section 1301(a) of the CGCL.
(ii)Notwithstanding any provision of this Agreement to the contrary, to the extent dissenters’ rights under Section 1301(a) are applicable to the Merger, no Dissenting Shares shall be converted into or represent a right to receive the applicable consideration for such shares set forth in this Agreement, if any, but the holder of such Dissenting Shares shall only be entitled to such dissenters’ rights to the extent granted by Chapter 13 of the CGCL. If a holder of shares of Valley Common Stock who demands that Valley purchase such shares under Chapter 13 of the CGCL shall thereafter effectively withdraw or lose (through failure to perfect or otherwise) such holders’ dissenters’ rights with respect to such shares of Valley Common Stock then, as of the occurrence of such withdrawal or loss, each such share of Valley Common Stock shall be deemed as of the Effective Time to have been converted into and represent only the right to receive, in accordance with Section 3.01, the portion of the Merger Consideration for such shares set forth in this Article III.
(iii)Valley shall comply in all respects with the provisions of Chapter 13 of the CGCL with respect to the Dissenting Shares. Valley shall give TriCo: (A) prompt notice of any demands for purchase of any such shares of Valley Common Stock pursuant to Chapter 13 of the CGCL, attempted withdrawals of such demands and any other instruments served pursuant to Chapter 13 of the CGCL and received by Valley in connection therewith; and (B) the opportunity to direct all negotiations and proceedings with respect to the purchase of any shares of Valley Common Stock under Chapter 13 of the CGCL; provided that TriCo shall act in a commercially reasonable manner in directing any such negotiations and proceedings and shall not impose any requirements or restrictions on Valley that are contrary to the requirements of Chapter 13 of the CGCL. Valley shall not, except with the prior written consent of TriCo, which consent shall not be unreasonably withheld, conditioned or delayed, or as required by law, voluntarily make any payment with respect to any demands for purchase of Valley Common Stock or offer to settle or settle any such demands.
(e)Potential Adjustment to Exchange Ratio. If the Adjusted Tangible Common Equity as of the month end preceding the Closing Date, as reflected on the Closing Financial Statements, is less than the Minimum Tangible Common Equity Amount, then the Merger Consideration shall be reduced on a dollar-for-dollar basis by reducing the Exchange Ratio by an amount equal to: (A) (1) the amount by which the Minimum Tangible Common Equity Amount exceeds the Adjusted Tangible Common Equity for the month end date preceding the Closing Date as reflected on the Closing Financial Statements, divided by (2) TriCo Average Closing Price; divided by (B) the number of shares of Valley Common Stock issued and outstanding immediately prior to the Effective Time (other than Excluded Shares) rounded to the thousandths place.
3.02 Exchange Procedures.
(a)Mailing of Transmittal Material. Provided that Valley has delivered, or caused to be delivered, to an independent exchange agent selected by Trico and reasonably acceptable to Valley (the “Exchange Agent”) all information which is reasonably necessary for the Exchange Agent to perform its obligations as specified herein, the Exchange Agent shall, promptly following the Closing Date (but in no event more than five (5) Business Days after the Closing Date), mail and otherwise make available to each holder of record of Valley Common Stock (other than holders of Excluded Shares and Dissenting Shares), a notice and a form of letter of transmittal, in a form reasonably acceptable to, and approved in writing by, Valley (which shall specify that delivery shall be effected, and risk of loss and title to such Certificate(s) theretofore representing shares of Valley Common Stock shall pass, only upon proper delivery of such Certificate(s) to the Exchange Agent or transfer of Book-Entry Shares to the Exchange Agent), advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Exchange Agent such Certificate(s) or Book-Entry Shares in exchange for the portion of the Merger Consideration to which such holder may be entitled pursuant to Section 3.01(b) hereof. A letter of transmittal will be properly completed only if accompanied by a Certificate or Certificates or instructions to transfer Book-Entry Shares representing all shares of Valley Common Stock covered thereby, subject to the provisions of Section 3.02(d).
(b)TriCo Deliveries. At the Effective Time, for the benefit of the holders of Certificates and/or Book-Entry Shares, TriCo shall deliver to the Exchange Agent certificates, or at TriCo’s option, evidence of shares in book entry form, representing the number of shares of TriCo Common Stock issuable to the holders of Valley Common Stock as the Merger Consideration, to be given to the holders of Valley Common Stock in exchange for their Certificates and Book-Entry Shares as provided for in this Article III. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of TriCo Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the account of the Persons entitled thereto.
(c)Exchange Agent Deliveries.
(i)Each holder of an outstanding Certificate or Certificates or Book-Entry Shares who has surrendered such Certificate or Certificates to the Exchange Agent or who has instructed the transfer of Book-Entry Shares will, upon acceptance thereof by the Exchange Agent, be entitled to evidence of issuance in book entry form, or upon written request of such holder, a certificate or certificates representing, the number of whole shares of TriCo Common Stock into which the aggregate number of shares of Valley Common Stock previously represented by such Certificate or Certificates or Book-Entry Shares surrendered shall have been converted pursuant to this Agreement and any other distribution theretofore paid with respect to TriCo Common Stock issuable in the Merger, in each case, without interest. The Exchange Agent shall accept such Certificates or Book-Entry Shares upon compliance with such reasonable terms and conditions as the Exchange Agent may impose consistent with the notice and form of letter of transmittal to effect an orderly exchange thereof in accordance with normal exchange practices.
(ii)Each outstanding Certificate or Book-Entry Share which prior to the Effective Time represented Valley Common Stock and which is not surrendered to the Exchange Agent in accordance with the procedures provided for herein shall, except as otherwise herein provided, until duly surrendered to the Exchange Agent, be deemed to evidence ownership of the number of shares of TriCo Common Stock into which such Valley Common Stock shall have been converted. After the Effective Time, there shall be no further transfer on the records of Valley of Certificates or Book-Entry Shares representing shares of Valley Common Stock and, if such Certificates or Book-Entry Shares are presented to Valley for transfer, they shall be cancelled against delivery of certificates for TriCo Common Stock as hereinabove provided. No dividends which have been declared will be remitted to any Person entitled to receive shares of TriCo Common Stock under Section 3.01 until such Person surrenders the Certificate or Certificates or Book-Entry Shares representing Valley Common Stock, at which time such dividends shall be remitted to such Person, without interest.
(d)Lost or Destroyed Certificates; Issuances of TriCo Common Stock in New Names. The Exchange Agent and TriCo, as the case may be, shall not be obligated to deliver a certificate or certificates representing shares of TriCo Common Stock to which a holder of Valley Common Stock would otherwise be entitled as a result of the Merger until such holder surrenders the Certificate or Certificates representing the shares of Valley Common Stock for exchange as provided in this Section 3.02, or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond in an amount as may be reasonably required in each case by TriCo. If any certificates evidencing shares of TriCo Common Stock are to be issued in a name other than that in which the Certificate evidencing Valley Common Stock surrendered in exchange therefore is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed or accompanied by an executed form of assignment separate from the Certificate and otherwise in proper form for transfer and that the Person requesting such exchange pay to the Exchange Agent any transfer or other Tax required by reason of the issuance of a certificate for shares of TriCo Common Stock in any name other than that of the registered holder of the Certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.
(e)Unclaimed Merger Consideration. Any portion of the shares of TriCo Common Stock delivered to the Exchange Agent by TriCo pursuant to Section 3.02(b) that remains unclaimed by the shareholders of Valley for twelve (12) months after the Effective Time (as well as any proceeds from any investment thereof) shall be delivered by the Exchange Agent to TriCo. Any shareholders of Valley who have not theretofore complied with Section 3.02(c) shall thereafter look only to TriCo for the consideration deliverable in respect of each share of Valley Common Stock such shareholder holds as determined pursuant to this Agreement without any interest thereon. Neither the Exchange Agent nor either Party shall be liable to any holder of stock represented by any Certificate or Book-Entry Share for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. TriCo and the Exchange Agent shall be entitled to rely upon the stock transfer books of Valley to establish the identity of those Persons entitled to receive the consideration specified in this Agreement, which books shall be conclusive (absent manifest error) with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate or Book-Entry Share, TriCo and the Exchange Agent shall be entitled to deposit any consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.
3.03 Rights as Shareholders. At the Effective Time, holders of Valley Common Stock shall cease to be, and shall have no rights as, shareholders of Valley other than to receive the consideration provided for under this Article III.
3.04 No Fractional Shares. Notwithstanding any other provision of this Agreement, neither certificates nor scrip for fractional shares of TriCo Common Stock shall be issued in the Merger. Each holder of Valley Common Stock who otherwise would have been entitled to a fraction of a share of TriCo Common Stock (after taking into account all Certificates or Book-Entry Shares delivered by such holder) shall receive in lieu thereof cash (without interest) in an amount determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the TriCo Average Closing Price, rounded to the nearest whole cent. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share.
3.05 Anti-Dilution Provisions. If, between the date hereof and the Effective Time, the shares of TriCo Common Stock shall be changed into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or similar transaction, or a stock dividend thereon shall be declared with a record date within said period, the Merger Consideration and Exchange Ratio shall be adjusted accordingly.
3.06 Withholding Rights. TriCo (through the Exchange Agent, if applicable) shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement to any holder of shares of Valley Common Stock such amounts as TriCo is required under the Code or any state, local or foreign Tax law or regulation thereunder to deduct and withhold with respect to the making of such payment. Any amounts so withheld shall be timely remitted to the applicable Governmental Entity and shall be treated for all purposes of this Agreement as having been paid to the holder of Valley Common Stock in respect of which such deduction and withholding was made by TriCo.
3.07 Valley Equity Awards.
(a)Treatment of Valley Options. At the Effective Time, each Valley Option under the Valley Equity Plan outstanding immediately prior to the Effective Time, whether vested or unvested, shall be cancelled and shall only entitle the holder of such Valley Option to receive an amount in cash, rounded down to the nearest whole cent, equal to the product of: (i) the total number of shares of Valley Common Stock subject to such Valley Option; and (ii) the excess, if any, of (A) the Equity Award Cashout Price over (B) the exercise price per share of Valley Common Stock under such Valley Option, less any applicable Taxes and deductions required to be withheld with respect to such payment (such amount, the “Option Consideration”). For the avoidance of doubt, any Valley Option which has an exercise price per share of Valley Common Stock that is greater than or equal to the Equity Award Cashout Price shall be cancelled at the Effective Time for no consideration or payment. For purposes of this Agreement, the “Equity Award Cashout Price” shall mean an amount equal to the product of (x) the TriCo Average Closing Price and (y) the Exchange Ratio.
(b)Valley RSUs. At the Effective Time, any vesting conditions applicable to each outstanding Valley RSU shall, automatically and without any required action on the part of the holder thereof, accelerate in full and shall be converted into, and shall be exchanged for, the right to receive a number of shares of TriCo Common Stock equal to the Exchange Ratio; provided, however, at the option of the holder of the Valley RSU, to the extent permitted by the Valley Equity Plan and any applicable award agreement, TriCo may withhold that number of shares of TriCo Common Stock sufficient to cover any required Tax withholdings and deductions.
(c)Funding Option Consideration. To the extent reasonably practicable, TriCo shall fund the Option Consideration to be paid with respect to Valley Options by funding the necessary amounts to the payroll processor of Valley or TriCo or any of their respective Affiliates (the “Payroll Processor”) for payment by the Payroll Processor of the Option Consideration to the applicable holders of such Valley Options, less applicable withholdings and deductions, which payments in all events shall be made on the regular payroll date of Valley (if paid through Valley’s payroll processor) or TriCo (if paid through TriCo’s payroll processor) that occurs no later than fifteen (15) days following the Closing Date.
(d)Acknowledgements. At least five (5) Business Days prior to the Closing Date and prior to any such payment to which a holder of a Valley Option may be entitled under this Section 3.07, Valley shall obtain a written acknowledgement and waiver (in form and substance reasonably satisfactory to Valley and TriCo) from each holder of a Valley Option: (i) confirming the number of Valley Options held (and shares of Valley Common Stock subject to such Valley Options); (ii) confirming that the treatment of such Valley Options pursuant to this Agreement and the amounts to be paid pursuant to this Agreement have been correctly calculated; and (iii) acknowledging that in consideration for the cancellation of such Valley Option, the holder agrees to accept the

Option Consideration. Valley shall provide a copy of each such acknowledgement and waiver to TriCo at least five (5) Business Days prior to the Closing Date.
(e)Other Actions. Prior to the Effective Time, the Valley Board shall adopt any necessary resolutions and take any actions necessary: (i) to effectuate the provisions of Section 3.07(a) and 3.07(b); and (ii) to terminate all of Valley’s equity incentive plans and ensure that no Person has any rights under such plans, including for the avoidance of doubt the Valley Equity Plan, all to be effective as of the Effective Time. Valley will use its reasonable best efforts to ensure that, from and following the Effective Time and subject to payment in full in respect of obligations under the Valley Equity Plan and the Valley Options, and subject to the issuance of TriCo Common Stock pursuant to the provisions of Section 3.07(b) in exchange for the Valley RSUs: (i) no participant in the Valley Equity Plan will have any right thereto to acquire after the Effective Time any equity securities of Valley or any of its Subsidiaries; and (ii) TriCo will not be required to deliver shares of Valley Common Stock, TriCo Common Stock or other capital stock to any Person after the Effective Time pursuant to or in settlement of any equity awards of Valley.
ARTICLE IV
ACTIONS PENDING ACQUISITION
4.01 Forbearances of Valley. From the date hereof until the Effective Time, except as expressly contemplated or permitted by this Agreement, as required by applicable Law, or with the prior written consent of TriCo (which consent shall not be unreasonably withheld, conditioned or delayed), Valley will not, and will cause each of its Subsidiaries not to:
(a)Ordinary Course. Conduct its business other than in the ordinary and usual course consistent with past practice or fail to use commercially reasonable efforts consistent with past practice and its policies as in effect on the date of this Agreement, to preserve its business organization, keep available the present services of its officers and employees (except in the case of terminations of officers and employees for cause) and preserve for itself and TriCo the goodwill of the customers of Valley and its Subsidiaries and others with whom business relations exist.
(b)Capital Stock. Other than pursuant to Rights set forth on Section 4.01(b) of Valley’s Disclosure Schedule and outstanding on the date hereof: (i) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of Valley capital stock or any Rights; or (ii) permit any additional shares of Valley capital stock to become subject to grants of employee or director stock options or other Rights.
(c)Dividends; Reclassifications; Etc.
(i)Make, declare, pay or set aside for payment any dividend on or in respect of, or declare or make any distribution on any shares of Valley capital stock.
(ii)Directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of Valley capital stock.
(d)Compensation; Employment Agreements; Etc. Except as contemplated in this Agreement: (i) enter into or amend or renew any employment, consulting, severance, change in control, retention, bonus, salary continuation or similar agreements or arrangements with any director, officer, employee or consultant of Valley or its Subsidiaries or grant or pay any salary or wage increase, grant any incentive compensation, bonus, equity award, severance or termination pay (other than pursuant to an existing severance arrangement or policy in effect on the date of this Agreement and disclosed in Section 4.01(d) of Valley’s Disclosure Schedule), or increase any employee benefit (including incentive or bonus payments), except for changes that are required by applicable Law or payments made in accordance with existing Benefit Plans and set forth in Section 4.01(d) of Valley’s Disclosure Schedule; or (ii) pay any other bonuses or incentives other than pursuant to an incentive plan, agreement, plan or policy of Valley or Valley Bank in effect as of the date hereof and set forth in Section 4.01(d) of Valley’s Disclosure Schedule and in a manner consistent with past practice.
(e)Hiring. Hire or terminate any person as an employee or other service provider of Valley or any of its Subsidiaries or promote or demote any employee or other service provider, except: (i) to satisfy contractual obligations existing as of the date hereof and set forth on Section 4.01(e) of Valley’s Disclosure Schedule; (ii) to demote or terminate for cause; and (iii) persons hired to fill any vacancies either existing as of the date hereof and set forth in Section 4.01(e) of Valley’s Disclosure Schedule or arising after the date hereof whose employment is terminable at the will of Valley or its Subsidiaries and who are not subject to or eligible for any severance or similar benefits or payments that would become payable as a result of the Transaction or consummation thereof and at an annual base salary or wage rate and with a target cash bonus opportunity not greater than that of the employee who previously held such position, or enter into any agreement with a labor union, guild or association representing any employee.
(f)Benefit Plans. Except as provided in Section 3.07, enter into, establish, adopt, amend or terminate, or make any contributions to (except to satisfy contractual obligations existing as of the date hereof and set forth in Section 4.01(f) of Valley’s Disclosure Schedule), any Benefit Plans, including any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, loan, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any current or former director, officer or employee of Valley or its Subsidiaries or take any action to accelerate the vesting or exercisability of Valley Options or the vesting or lapse of any restrictions related to the Valley RSUs or the vesting or lapse of restrictions of any other compensation or benefits payable thereunder.
(g)Dispositions. Sell, lease, license, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, business or properties, except for sales, transfers, leases, licenses, mortgages, encumbrances, dispositions or discontinuances which are in the ordinary course of business and consistent with past practices and are not material to Valley and its Subsidiaries taken as a whole.
(h)Acquisitions. Acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice), including without limitation, by merger or consolidation or by investment in a partnership or joint venture, all or any portion of the assets, business, securities, deposits or properties of any other Person.
(i)Capital Expenditures. Make any capital expenditures, other than capital expenditures in the ordinary course of business consistent with past practice in amounts not exceeding $50,000 individually or $100,000 in the aggregate.
(j)Governing Documents. Amend the Valley Articles, the Valley Bylaws or the articles of incorporation or bylaws (or equivalent documents) of any Subsidiary of Valley.
(k)Accounting Methods. (i) Implement or adopt any change in Valley’s book or tax accounting principles, practices or methods, other than as may be required by a Governmental Entity or GAAP, and as concurred in by Valley’s independent public accountants, or as required by Section 6.08 of this Agreement; or (ii) except as may be required by GAAP, and in the ordinary course of business consistent with past practice, revalue in any material respect any of its assets (including any contract, agreement or understanding that would be a Material Contract as a result of entering into, modifying or amending such contract, agreement or understanding), other than in the ordinary course of business consistent with past practice.
(l)Contracts. Except as otherwise permitted under Section 4.01 hereof, enter into, cancel, fail to renew or terminate any Material Contract or amend or modify in any material respect any of its existing Material Contracts.

(m)Claims. Enter into any settlement or similar agreement with respect to any action, suit, proceeding, order or investigation to which Valley or any of its Subsidiaries is or becomes a party after the date of this Agreement, which settlement, agreement or action involves payment by Valley or any of its Subsidiaries of an amount which exceeds $50,000 and/or would impose any material restriction on the business of Valley or any of its Subsidiaries or create precedent for claims that are reasonably likely to be material to Valley and its Subsidiaries taken as a whole.
(n)New Business. Enter into any new material line of business; introduce any material new products or services; acquire any brokered deposits, change its material lending, investment, underwriting, loan, deposit or fee pricing, servicing, risk and asset liability management and other material banking and operating policies, except as required by applicable Law or policies imposed by any Governmental Entity, or the manner in which its investment securities or loan portfolio is classified or reported; or invest in any mortgage-backed or mortgage-related security that would be risk-weighted over 100% according to BASEL III regulatory capital guidelines.
(o)Branches and Offices. File any application or enter into any contract with respect to the opening, relocation or closing of, or open, relocate or close, any branch, office, service center or other facility.
(p)Marketing. Introduce any material marketing campaigns or any material new sales compensation or incentive programs or arrangements, or incur any costs under its marketing and development budget in excess of those set forth in its operating budget for the current year (except those the material terms of which have been fully disclosed in writing to TriCo prior to the date hereof).
(q)Derivatives Contracts. Purchase or enter into any Derivatives Contract.
(r)Indebtedness. Incur or modify any indebtedness for borrowed money (other than deposits, federal funds purchased, cash management accounts, Federal Home Loan Bank and FRB borrowings that mature within ninety (90) days and that have no put or call features and securities sold under agreements to repurchase that mature within ninety (90) days, in each case, in the ordinary course of business consistent with past practice); or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person, other than with respect to the collection of checks and other negotiable instruments in the ordinary course of business consistent with past practice.
(s)Investments. (i) Make any investment either by contributions to capital, property transfers or purchases of any property or assets of any Person or any Equity Investment; (ii) other than purchases of direct obligations of the United States of America or obligations of United States government agencies which are entitled to the full faith and credit of the United States of America, in any case with a remaining maturity at the time of purchase of twelve (12) months or less, purchase or acquire securities of any type; or (iii) dispose of any debt security or Equity Investment; provided, however, that in the case of investment securities, Valley may purchase investment securities if, within one (1) Business Day after Valley requests in writing (which request shall describe in detail the type of investment securities to be purchased, the estimated price thereof and Valley’s investment strategy thereto) that TriCo consent to making of any such purchase, TriCo has approved such request in writing or has not responded in writing to such request.
(t)Loans. (i) Make, extend, renew or otherwise modify any loan, loan commitment, letter of credit, note, borrowing arrangement or other extension of credit in which Valley or any of its Subsidiaries is creditor (collectively, “Loans”) which would, when aggregated with all outstanding Loans or any renewals or extensions thereof made to such Person and any Affiliate or immediate family member of such Person, exceed $2.5 million; (ii) take any action that would result in any discretionary release of collateral or guarantees or otherwise restructure the amount set forth in clause (i) above; (iii) enter into any Loan securitization or create any special purpose funding entity, other than a Loan participation entered into in the ordinary course of business consistent with past practice where Valley’s or any Subsidiary’s exposure does not exceed $2.5 million; (iv) make any Loan to any Person with a Criticized Loan; or (v) purchase or sell (y) any Criticized Loan, or (z) any Loan in excess of $2.5 million; provided, however, Valley and its Subsidiaries may make, renew or modify Loans or Loan participations that exceed the foregoing dollar limitations if, within two (2) Business Days after Valley notifies TriCo’s chief credit officer of its intent to do so (which request shall include a copy of the loan write up containing the information customarily submitted as part of the loan write up), TriCo confirms in writing that it does not object to such proposed Loan or Loan participation or has not responded to such request. Except for PPP Loans forgiven by the U.S. Small Business Administration in accordance with the CARES Act, Valley shall not forgive any Loans to directors, officers or employees.
(u)Investments in Real Estate. Make any investment or commitment to invest in real estate or in any real estate development project (other than by way of foreclosure or acquisitions in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted in good faith, in each case in the ordinary course of business consistent with past practice).
(v)Tax Elections. Except as set forth on Section 4.01(v) of Valley’s Disclosure Schedule, make or change any Tax election, settle or compromise any Tax liability of Valley or any of its Subsidiaries, agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of any amount of Taxes of Valley or any of its Subsidiaries (or the assets and liabilities of Valley or any of its Subsidiaries), enter into any closing agreement with respect to any amount of Taxes or surrender any right to claim a Tax refund, adopt or change any method of accounting with respect to Taxes, or file any amended Tax Return.
(w)Lending Practices. Other than in the ordinary course of business consistent with past practice, make any material changes in its policies and practices with respect to: (i) underwriting, pricing, originating, acquiring, selling, servicing, or buying or selling rights to service loans; or (ii) Valley’s hedging practices and policies, in each case except as required by Law or requested by a Governmental Entity.
(x)Deposits. Cause or permit Valley Bank to: (i) change Valley Bank’s rate sheets attached as Section 4.01(x) of the Valley’s Disclosure Schedule (including any change to any of the interest rates and the maturity dates set forth in Valley Bank’s rate sheets) other than in the ordinary course of business consistent with past practice and Valley’s or Valley Bank’s applicable policies, as the case may be, with respect thereto; (ii) amend, modify, terminate or deviate from the exception practice in place for such rate sheets attached as Section 4.01(x) of the Valley’s Disclosure Schedule; (iii) make any material changes in its policies and practices with respect to deposits and earnings credits; or (iv) accept any brokered deposits or collateralized deposits.
(y)Antitakeover Statutes. Take any action: (i) that would cause this Agreement or the Transaction to be subject to the provisions of any state antitakeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares; or (ii) to exempt or make not subject to the provisions of any state antitakeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares, any Person (other than TriCo or its Subsidiaries) or any action taken thereby, which Person or action would have otherwise been subject to the restrictive provisions thereof and not exempt therefrom.
(z)Transactions with Insiders. Make or propose to make any Loan to or enter into any transaction with Valley, any of its Subsidiaries, or any of their respective directors or officers or principal shareholders or any Affiliate thereof; provided that Valley Bank may make Loans compliant with Regulation O promulgated by the FRB and Valley Bank’s policies in effect as of the date of this Agreement to its directors and executive officers if, within four (4) days after Valley notifies TriCo’s chief credit officer of its intent to do so (which request shall include a copy of the loan write up containing the information customarily submitted as part of the loan write up), TriCo confirms in writing that it does not object to such proposed Loan or has not responded to such request. Valley will provide all such notices to TriCo’s chief credit officer at the same time the Loan is submitted to its Directors’ Loan Committee.

(aa)Adverse Actions. Take any action that would or is reasonably likely to result in: (i) the Merger not qualifying as a reorganization within the meaning of Section 368(a) of the Code; (ii) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time; (iii) any of the conditions to the Merger set forth in Article VII not being satisfied; (iv) a material violation of any provision of this Agreement, except as may be required by applicable Law;

(v) a material delay in the ability of TriCo or Valley to perform any of their obligations under this Agreement on a timely basis; or (vi) a material delay in the ability of TriCo to obtain any necessary approvals of any Governmental Entity required for the transactions contemplated hereby.
(bb)     Consent and Absence of Changes. Unreasonably withhold, delay or condition Valley’s prior written consent or approval as may be reasonably requested by TriCo, or fail to promptly notify TriCo of any change, occurrence or event not in the ordinary course of the business of Valley or any of its Subsidiaries and of any change, occurrence or event which, individually or in the aggregate with any other changes, occurrences and events, would reasonably be expected to cause any of the conditions to Closing in Article VII of this Agreement not to be satisfied.
(cc)     Commitments. Enter into any contract with respect to, or otherwise agree or commit to do, any of the foregoing.
4.02 Forbearances of TriCo. From the date hereof until the Effective Time, except as expressly contemplated or permitted by this Agreement, as required by applicable Law, or with the prior written consent of Valley (which consent shall not be unreasonably withheld, conditioned or delayed), TriCo will not, and will cause each of its Subsidiaries not to:
(a)Ordinary Course. Conduct its business other than in the ordinary and usual course consistent with past practice or fail to use all commercially reasonable efforts consistent with past practice to preserve its business organization and preserve for itself and Valley the goodwill of the customers of TriCo and its Subsidiaries and others with whom business relations exist.
(b) Adverse Actions. Take any action that would or is reasonably likely to result in: (i) the Merger not qualifying as a reorganization within the meaning of Section 368(a) of the Code; (ii) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time; (iii) any of the conditions to the Merger set forth in Article VII not being satisfied; (iv) a material violation of any provision of this Agreement, except as may be required by applicable law or regulation; (v) a material delay in the ability of TriCo or Valley to perform any of their obligations under this Agreement on a timely basis; or (vi) a material delay in the ability of TriCo to obtain any necessary approvals of any Governmental Entity required for the transactions contemplated hereby.
(c)Antitakeover Statutes. Take any action: (i) that would cause this Agreement or the Transaction to be subject to the provisions of any state antitakeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares; or (ii) to exempt or make not subject to the provisions of any state antitakeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares, any Person (other than Valley or its Subsidiaries) or any action taken thereby, which Person or action would have otherwise been subject to the restrictive provisions thereof and not exempt therefrom.
(d) Notice of Changes. Fail to promptly notify Valley of any change, occurrence or event not in the ordinary course of the business of TriCo or any of its Subsidiaries and of any change, occurrence or event which, individually or in the aggregate with any other changes, occurrences and events, would reasonably be expected to cause any of the conditions to Closing in Article VII of this Agreement not to be satisfied.

(e) Dividends. Make, declare, pay or set aside for payment any extraordinary dividend (which, for the avoidance of doubt, shall not include the declaration and payment of regular quarterly dividends (including any non-extraordinary increases in such dividends)) on or in respect of, or declare or make any extraordinary distribution on any shares of TriCo Common Stock.
(f)Commitments. Enter into any contract with respect to, or otherwise agree or commit to do, any of the foregoing.

ARTICLE V
REPRESENTATIONS AND WARRANTIES
5.01 Disclosure Schedules. On or prior to the date hereof, Valley has delivered to TriCo a schedule and TriCo has delivered to Valley a schedule (each respectively, its “Disclosure Schedule”) setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section 5.03 or 5.04 or to one or more of its covenants contained in Article IV or Article VI; provided, however, that: (i) any information set forth in any one section of a Party’s Disclosure Schedule shall be deemed to apply to each other applicable section or subsection of such Party’s Disclosure Schedule if its relevance to the information called for in such section or subsection is reasonably apparent on its face; and (ii) the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a Party that such item represents a material exception or fact, event or circumstance or that, absent such inclusion in the Disclosure Schedule, such item is or would be reasonably likely to result in a Material Adverse Effect.
5.02 Standard. Solely for the purposes of determining whether the conditions set forth in Sections 7.02(a) or 7.03(a), as the case may be, have been satisfied (and without otherwise qualifying any representation or warranty made on the date hereof), no representation or warranty of Valley on the one hand or TriCo on the other hand contained in Sections 5.03 or 5.04, respectively (other than (a) the representations of Valley contained in Section 5.03(b), which shall be true in all respects, except to a de minimis extent (relative to Section 5.03(b) taken as a whole), (b) the representations of Valley contained in Sections 5.03(d), 5.03(e), 5.03(g)(v) and 5.03(i), and the representations of TriCo contained in Section 5.04(g)(ii), which shall be true and correct in all respects, and (c) the representations of Valley contained in Section 5.03(m)(v), which shall be true in all material respects) shall be deemed untrue or incorrect for purposes of Sections 7.02(a) or 7.03(a), and neither Party shall be deemed to have breached a representation or warranty for purposes of such Sections, as a consequence of the existence of any fact, event or circumstance unless such fact, circumstance or event, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty contained in Sections 5.03 or 5.04, has had or is reasonably likely to have a Material Adverse Effect on the Party making such representation or warranty.
5.03 Representations and Warranties of Valley. Except as set forth in Valley’s Disclosure Schedule, Valley hereby represents and warrants to TriCo:
(a)Organization, Standing and Authority. Valley is a corporation duly organized, validly existing and in good standing under the Laws of the State of California. Valley is duly licensed or qualified to do business and is in good standing in each jurisdiction where its ownership or leasing of property or assets or the conduct of its business requires it to be so licensed or qualified, except where the failure to be so licensed or qualified would not have nor reasonably be expected to have a Material Adverse Effect on Valley. Valley has in effect all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as now conducted. The copies of the Valley Articles and Valley Bylaws set forth in Section 5.03(a) of Valley’s Disclosure Schedule are true, complete and correct copies of such documents as in effect on the date of this Agreement. The minute books of Valley and each of its Subsidiaries previously made available to TriCo contain true, complete and correct records in all material respects of all meetings and other material corporate actions held or taken of their respective shareholders and Boards of Directors (including committees of their respective Boards of Directors) through the date hereof. Valley is duly registered as a bank holding company under the BHCA.
(b)Valley Capital Stock. The authorized capital stock of Valley consists solely of 50,000,000 shares of Valley Common Stock, of which 4,239,279 shares are issued and outstanding as of the date hereof and no shares of preferred stock of Valley are authorized or outstanding. As of the date of this Agreement, no shares of Valley Common Stock are held in treasury by Valley or otherwise directly or indirectly owned by Valley. The outstanding shares of Valley Common Stock have been duly authorized and validly issued and are fully paid and non-assessable, and none of the outstanding shares of Valley Common Stock have been issued in violation of the preemptive rights of any Person. As of the close of business on the date of this Agreement, there 79,750 shares of Valley Common Stock issuable upon the exercise of outstanding Valley Options and 77,837 shares of Valley Common Stock are subject to outstanding Valley RSUs. Section 5.03(b) of Valley’s Disclosure Schedule sets forth, as of the date hereof, for each Valley Option and each Valley RSU, the name of the grantee, the date of the grant and, if applicable, the status of the option grant as qualified or non-qualified under Section 422 of the Code, the number of shares of Valley Common Stock underlying each Valley Option and Valley RSU, the number of shares of Valley Common Stock subject to the Valley Options that are currently exercisable and the exercise or strike price per share. Each Valley Option: (i) currently has an exercise price that is the same as when first issued and such exercise price is at least equal to the fair market value of the underlying shares of Valley Common Stock as of the grant date; and (ii) each Valley Option and each Valley RSU has been issued in compliance with applicable Laws. Except for the Valley Options and Valley RSUs listed in Section 5.03(b) of Valley’s Disclosure Schedule, there are no shares of Valley Common Stock reserved for issuance, Valley does not have any Rights issued or outstanding with respect to Valley Common Stock and Valley does not have any commitment to authorize, issue or sell any Valley Common Stock or Rights, whether under the Valley Equity Plan or otherwise. No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which shareholders of Valley may vote are outstanding.
(c)Subsidiaries.
(i)(A) Section 5.03(c)(i)(A) of Valley’s Disclosure Schedule sets forth a list of all of Valley’s Subsidiaries together with the employer identification number, corporate address, the number of shares and class of capital stock issued and outstanding and the jurisdiction of organization of each such Subsidiary; (B) Valley owns, directly or indirectly, all the issued and outstanding Equity Securities of each of its Subsidiaries; (C) no Equity Securities of any of its Subsidiaries are or may become required to be issued (other than to Valley) by reason of any Right or otherwise; (D) there are no contracts, commitments, understandings or arrangements by which any of its Subsidiaries is or may be bound to sell or otherwise transfer any of its Equity Securities (other than to Valley or any of its wholly owned Subsidiaries); (E) there are no contracts, commitments, understandings, or arrangements relating to Valley’s rights to vote or to dispose of such securities; and (F) all the Equity Securities of Valley’s Subsidiaries held by Valley or its Subsidiaries are fully paid and nonassessable and are owned by Valley or its Subsidiaries free and clear of any Liens. No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which shareholders of any of the Valley Subsidiaries may vote are outstanding.
(ii)Except as set forth in Section 5.03(c)(ii) of Valley’s Disclosure Schedule and except for securities and other interests held in a fiduciary capacity and beneficially owned by third parties or taken in consideration of debts previously contracted, ownership interests in Valley’s Subsidiaries and stock in the FHLB, Valley does not own beneficially, directly or indirectly, any Equity Securities or similar interests of any Person or any interest in a partnership or joint venture of any kind.
(iii)Each of Valley’s Subsidiaries has been duly organized, is validly existing and is in good standing, in each case under the laws of the jurisdiction of its organization, and is duly licensed or qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so licensed or qualified, except where the failure to be so licensed or qualified would not have nor reasonably be expected to have a Material Adverse Effect on Valley. Valley Bank is a bank duly organized and validly existing under the Laws of the State of California and is duly authorized by the DFPI to conduct business as a commercial bank. Each of Valley’s Subsidiaries has in effect all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as now conducted.
(iv)The deposit accounts of Valley Bank are insured by the FDIC in the manner and to the maximum extent provided by applicable Law, and Valley Bank has paid all deposit insurance premiums and assessments required by applicable Laws and regulations.
(d)Corporate Power and Authority. Valley and each of its Subsidiaries have all requisite power and authority (corporate and other) to carry on their respective businesses as they are now being conducted and to own all their respective properties and assets; and Valley has all requisite corporate power and authority and, other than receiving the Valley Shareholder Approval, has taken all corporate action necessary in order to execute, deliver and perform each of its obligations under this Agreement and to consummate the Merger, the Bank Merger and the transactions contemplated by this Agreement.
(e)Corporate Action; Enforceability. As of the date hereof, the Valley Board has, by resolutions duly adopted at a meeting duly called and held: (i) determined that this Agreement, the Merger and the other transactions contemplated hereby are fair to and in the best interests of Valley and its shareholders; (ii) adopted, approved and declared advisable this Agreement, the Merger and the other transactions contemplated hereby; and (iii) resolved that such matters be submitted for consideration by its shareholders at a special meeting of such shareholders and that such matters be recommended for approval at such special meeting. Valley has duly authorized, executed and delivered this Agreement, and this Agreement (assuming due authorization, execution and delivery by TriCo) is a valid and legally binding obligation of Valley, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or to general equity principles (the “Bankruptcy and Equity Exception”). The Bank Merger Agreement has been adopted and approved by the Valley Bank Board and Valley, as Valley Bank’s sole shareholder. The Valley Board has received an opinion (which, if initially rendered verbally, has been or will be confirmed by a written opinion, dated the same date) of its financial advisor, Stephens Inc., to the effect that, as of the date of such opinion, and based upon and subject to the factors, assumptions, and limitations set forth therein, the Exchange Ratio is fair from a financial point of view to the holders of Valley Common Stock.
(f)Regulatory Approvals; No Defaults.
(i)No consents or approvals of, or waivers by, or notices to, or filings or registrations with, any Governmental Entity or with any third party are required to be made or obtained by Valley or any of its Subsidiaries in connection with the execution, delivery or performance by Valley of this Agreement and by Valley Bank of the Bank Merger Agreement, or to consummate the Transaction, except for: (A) filings of applications or notices with, and approvals or waivers by, the FRB, the FDIC and the DFPI, as required; (B) filings with the SEC, Nasdaq and state securities authorities, as applicable; (C) the filing of (1) the Agreement of Merger with the Secretary of State of the State of California pursuant to the CGCL and (2) the Bank Merger Agreement with the Secretary of State of the State of California and the DFPI pursuant to the CGCL and CFC; and (D) the Valley Shareholder Approval. As of the date hereof, Valley is not aware of any reason why the approvals set forth above and referred to in Section 7.01(b) will not be received in a timely manner and without the imposition of a Burdensome Condition.
(ii)Subject to receipt, or the making, of the consents, approvals, waivers and filings referred to in the preceding paragraph and the expiration of related waiting periods, the execution, delivery and performance of this Agreement by Valley and the Bank Merger Agreement by Valley Bank and the consummation of the Transaction do not and will not: (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any Law, agreement, indenture or instrument of Valley or any of its Subsidiaries or to which Valley or any of its Subsidiaries or any of their respective assets or properties is subject or bound; (B) constitute a breach or violation of, or a default under, the Valley Articles, the Valley Bylaws or the or the articles of incorporation, bylaws or similar organizational documents of any of Valley’s Subsidiaries; or (C) require any consent or approval under any such Law, agreement, indenture or instrument.
(g)Financial Statements; Undisclosed Liabilities; No Material Adverse Effect.
(i)Valley has previously provided to TriCo complete and correct copies of: (A) its consolidated audited financial statements (including any related notes and schedules thereto and the signed, unqualified opinion of Eide Bailly LLP, its independent auditor) for the years ended December 31, 2018, 2019 and 2020; and (B) its unaudited consolidated balance sheet and unaudited consolidated statements of income, comprehensive income (loss) and changes in shareholders’ equity as of and for the three (3) month period ended March 31, 2021. Valley will provide TriCo when available consolidated balance sheets and consolidated statements of income, comprehensive income (loss), changes in shareholders’ equity and cash flows (which for quarterly periods shall be unaudited and without any related notes and schedules) for each of the quarterly and annual periods ended after the date hereof (all of the foregoing audited and unaudited financial statements referred to collectively as the “Valley Financial Statements”).
(ii)The Valley Financial Statements (including, where applicable, any notes thereto) were or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except: (A) as may be indicated in the notes thereto; (B) in the case of interim consolidated financial statements, where information and footnotes contained in such financial statements are not required to be in compliance with GAAP; or (C) with respect to the Valley Financial Statements for any quarterly period ending after the date hereof, subject to normal year-end audit adjustments and the absence of notes to such Valley Financial Statements), were or will be prepared from and in accordance with, the books and records of Valley and its Subsidiaries, and in each case such consolidated financial statements fairly presented, in all material respects, the consolidated financial position, results of operations and cash flows of Valley and the consolidated Subsidiaries of Valley as of the respective dates thereof and for the respective periods covered thereby (subject, in the case of unaudited statements, to normal year-end adjustments).
(iii)Except as set forth on the unaudited consolidated balance sheet of Valley dated as of March 31, 2021, neither Valley nor any of its Subsidiaries has any material liability (whether absolute, contingent or accrued or otherwise and whether due or to become due) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with GAAP, other than liabilities: (A) incurred after March 31, 2021 in the ordinary course of business consistent with past practice; or (B) incurred pursuant to or provided for in this Agreement.
(iv)Since December 31, 2018, no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of this Section 5.03(g) or otherwise), is reasonably likely to have a Material Adverse Effect with respect to Valley.
(v)Since December 31, 2018: (A) Valley and its Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practice; (B) neither Valley nor any of its Subsidiaries has taken nor permitted or entered into any contract with respect to, or otherwise agreed or committed to do or take, any action that, if taken after the date hereof, would constitute a breach of any of the covenants in Section 4.01; and (C) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of this Section 5.03(g) or otherwise), has had or is reasonably likely to have a Material Adverse Effect with respect to Valley.
(vi)Except as set forth in Section 5.03(g)(vi) of Valley’s Disclosure Schedule, no agreement pursuant to which any Loans or other assets have been or shall be sold by Valley or its Subsidiaries entitled the buyer of such Loans or other assets to cause Valley or its Subsidiaries to repurchase such Loan or other asset or the buyer to pursue any other form of recourse against Valley or its Subsidiaries. Section 5.03(g)(vi) of Valley’s Disclosure Schedule sets forth all cash, stock or other dividend or any other distribution with respect to the capital stock of Valley or its Subsidiaries that has been declared, set aside or paid since December 31, 2018, as well as all shares of capital stock of Valley or any of its Subsidiaries that have been purchased, redeemed or otherwise acquired, directly or indirectly, by Valley or any of its Subsidiaries since December 31, 2018.
(vii)Valley has established and maintains: (i) disclosure controls and procedures to ensure that material information relating to Valley and its Subsidiaries is made known timely to the management of Valley by others within those entities; and (ii) internal control over financial reporting designed to provide reasonable assurance: (A) regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP; (B) that receipts and expenditures of Valley and its Subsidiaries are being made only in accordance with the authorization of Valley’s management and directors; and (C) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the assets of Valley or any of its Subsidiaries that would reasonably be likely to have a material effect on the Valley Financial Statements. Valley has disclosed, based on its most recent evaluation prior to the date hereof and to Valley’s Knowledge, to Valley’s auditors, the audit committee of the Valley Board and TriCo: (A) any significant deficiencies in the design or operation of internal controls which could adversely affect in any material respect Valley’s ability to record, process, summarize and report financial data any material weaknesses in internal controls; and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in Valley’s internal controls. Since January 1, 2018, Valley has not made any material modification to its disclosure controls and procedures or internal control over financial reporting.
(viii)Since December 31, 2018, there has not been: (A) any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by Valley or any Subsidiary of Valley, whether or not covered by insurance; (B) any declaration, setting aside or payment of any dividend or other distribution in cash, stock or property in respect of the capital stock of Valley, other than as set forth in the Valley Financial Statements for the periods prior to the date hereof; (C) any change by Valley in accounting principles, practices or methods, other than as required by GAAP; or (D) any increase in the compensation payable or that could become payable by Valley or any of its Subsidiaries to officers or key employees or any amendment of any of the Benefit Plans other than increases or amendments in the ordinary and usual course consistent with past practice.
(ix)Since December 31, 2019: (A) neither Valley nor any of its Subsidiaries nor, to the Knowledge of Valley, any director, officer, employee, auditor, accountant or representative of Valley or any of its Subsidiaries, has received or otherwise had or obtained Knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Valley or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Valley or any of its Subsidiaries, has engaged in questionable accounting or auditing practices; and (B) no attorney representing Valley or any of its Subsidiaries, whether or not employed by Valley or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by Valley or any of its Subsidiaries or their respective officers, directors, employees or agents to the Valley Board or any committee thereof or, to the Knowledge of Valley, to any director or officer of Valley or any of its Subsidiaries.
(h)Legal Proceedings. Section 5.03(h) of the Valley’s Disclosure Schedule lists all litigation, arbitration, claims or other proceedings before any court or Governmental Entity that is pending against Valley or any of its Subsidiaries or any of their respective executive officers or directors acting in their capacity as such. No litigation, arbitration, claim or other proceeding before any court or Governmental Entity is pending against Valley or any of its Subsidiaries or any of their respective executive officers or directors acting in their capacity as such. To Valley’s Knowledge, no such litigation, arbitration, claim or other proceeding has been threatened and there are no facts which could reasonably give rise to such litigation, arbitration, claim or other proceeding in any such case that, individually or in the aggregate, has or could be reasonably expected to have a Material Adverse Effect with respect to Valley. Neither Valley nor any of its Subsidiaries nor any of their respective properties nor any of their respective executive officers or directors acting in their capacity as such is a party to or subject to any order, judgment, decree or regulatory restriction that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect with respect to Valley.
(i)Regulatory Matters.
(i)Since December 31, 2019, Valley and its Subsidiaries have duly filed with the appropriate regulatory authorities in substantially correct form the monthly, quarterly and annual reports required to be filed under applicable Laws, and such reports were in all material respects complete and accurate and in compliance in all material respects with the requirements of applicable Laws, and Valley has previously delivered or made available to TriCo accurate and complete copies of all such reports. In connection with the most recent examination of Valley and its Subsidiaries by the appropriate regulatory authorities, neither Valley nor any of its Subsidiaries was required to correct or change any action, procedure or proceeding which Valley believes in good faith has not been now corrected or changed, other than corrections or changes which, if not made, either individually or in the aggregate, would not have a Material Adverse Effect on Valley.

(ii)Neither Valley nor any of its Subsidiaries nor any of their respective properties is a party to or is subject to any order, decree, directive, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, nor has Valley or any of its Subsidiaries adopted any policies, procedures or board resolutions at the request or suggestion of, any Governmental Entity. Valley and its Subsidiaries have paid all assessments made or imposed by any Governmental Entity.
(iii)Neither Valley nor any of its Subsidiaries has been advised by, nor does Valley have any Knowledge of facts which could give rise to an advisory notice by, any Governmental Entity that such Governmental Entity is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, directive, agreement, memorandum of understanding, board resolution, commitment letter, supervisory letter or similar submission or any request for the adoption of any policy, procedure or board resolution.
(iv)(A) No Governmental Entity has initiated since December 31, 2018 or has pending any proceeding, enforcement action or, to the Knowledge of Valley, investigation or inquiry into the business, operations, policies, practices or disclosures of Valley or any of its Subsidiaries (other than normal examinations conducted by a Governmental Entity in the ordinary course of the business of Valley and its Subsidiaries), or, to the Knowledge of Valley, threatened any of the foregoing; and (B) there is no material unresolved violation, criticism, comment or exception by any Governmental Entity with respect to any report or statement relating to any examinations or inspections of Valley or any of its Subsidiaries.
(v)The most recent regulatory rating given to Valley Bank as to compliance with the Community Reinvestment Act is “Needs to Improve.” To the Knowledge of Valley, since the last regulatory examination of Valley Bank with respect to Community Reinvestment Act compliance, Valley Bank has not received any complaints as to the Community Reinvestment Act.
(vi)Valley Bank is “well-capitalized” (as that term is defined at 12 CFR §225.2(r) or the relevant regulation of its primary federal bank regulator). Valley is eligible for and complies with all capital requirements under the FRB’s Small Bank Holding Company and Savings and Loan Holding Company Policy Statement (Appendix C to 12 CFR Part 225).
(j)Compliance With Laws.
(i)Each of Valley and its Subsidiaries is, and at all times since December 31, 2019, has been, in compliance in all material respects with all Laws applicable thereto or to their employees conducting such businesses, including, without limitation, the BHCA, Sections 23A and 23B of the Federal Reserve Act and FRB, FDIC, and FDIC regulations pursuant thereto, Laws regarding loans to insiders, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Bank Secrecy Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Volcker Rule, the USA PATRIOT Act, the Electronic Fund Transfer Act and Regulation E of the FRB, all other applicable fair lending Laws, other Laws relating to discriminatory business practices and the servicing of mortgage loans, all posted and internal policies of Valley and its Subsidiaries related to customer data, data protection or privacy (including laws relating to the privacy and security of data or information that constitutes Personal Information), the CARES Act, the Small Business Act, the U.S. Treasury’s Home Affordable Modification Program and all applicable COVID-19 Measures. Without limiting the generality of the foregoing, Valley has not been advised in writing of any material governmental or regulatory concerns regarding its compliance with the anti-bribery and anti-corruption Laws, anti-money laundering Laws, including the Bank Secrecy Act, any order issued with respect to anti-money laundering by the Office of Foreign Assets Control of the U.S. Department of the Treasury and any other state or federal anti-money-laundering Laws, including those provisions of federal regulations requiring: (i) the filing of reports, such as Currency Transaction Reports and Suspicious Activity Reports; (ii) the maintenance of records; and (iii) the exercise of diligence in identifying customers.

(ii)Valley has adopted such procedures, policies and internal controls as are necessary or appropriate to comply with the Bank Secrecy Act, the USA PATRIOT Act of 2001, and any other applicable anti-money laundering Laws (including any economic or trade sanction or guidance) and, to Valley’s Knowledge, is in compliance with such Laws in all material respects. Valley and its Subsidiaries have all permits, licenses, franchises, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Entities (and has paid all fees and assessments due and payable in connection therewith) that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, franchises, certificates of authority, orders and approvals are in full force and effect and, to Valley’s Knowledge, no suspension or cancellation of any of them is threatened, except in each case where the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.
(iii)No investigation or review by any Governmental Entity with respect to Valley or any of its Subsidiaries is pending or, to the Knowledge of Valley, threatened, nor has Valley or any Subsidiary of Valley received any written notification or communication from any Governmental Entity: (A) asserting that Valley or any such Subsidiary is not in compliance with any of the Laws which such Governmental Entity enforces; or (B) threatening to revoke any license, franchise, permit or governmental authorization (nor, to Valley’s Knowledge, do any grounds for any of the foregoing exist).
(k)Material Contracts; Defaults.
(i)Except for documents set forth in Section 5.03(k)(i) of Valley’s Disclosure Schedule, neither Valley nor any of its Subsidiaries is a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral): (A) with respect to the employment of any of its directors, officers, employees, or with regards to the provision of services similar to those provided by an employee, independent contractors or consultants and involving the payment or value of more than $100,000 per annum; (B) which would entitle any present or former director, officer, employee, independent contractor, consultant or agent of Valley or any of its Subsidiaries to indemnification from Valley or any of its Subsidiaries; (C) which provides for the payment by Valley or any of its Subsidiaries of severance or other compensation upon a merger, consolidation, acquisition, asset purchase, stock purchase or other business combination transaction involving Valley or any of its Subsidiaries, including but not limited to, the Transaction; (D) which would be a material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC); (E) which is an agreement (including data processing, software programming, consulting and licensing contracts) not terminable on sixty (60) days or less notice and involving the payment or value of more than $100,000 per annum; (F) that may not be cancelled by TriCo, Valley or any of their respective Subsidiaries without payment of a penalty or termination fee equal to or greater than $25,000 (assuming it is terminated on the Closing Date); (G) which is with or to a labor union or guild (including any collective bargaining agreement); (H) which relates to the incurrence of indebtedness or guaranty of any liability (other than deposit liabilities, advances and loans from the FHLB, and sales of securities subject to repurchase, in each case, in the ordinary course of business); (I) which grants any Person a right of first refusal, right of first offer or similar right with respect to any material properties, rights, assets or businesses of Valley or any of its Subsidiaries; (J) which involves the purchase or sale of assets with a purchase price of $75,000 or more in any single case or $200,000 in all such cases, other than purchases and sales of investment securities or government guaranteed loans in the ordinary course of business consistent with past practice; (K) which is a consulting agreement, license or service contract (including data processing, software programming and licensing contracts and outsourcing contracts) which involves the payment of $100,000 or more in annual fees; (L) which relates to the settlement or other resolution of any legal proceeding in an amount in excess of $75,000 or that has any continuing obligations, liabilities or restrictions; (M) providing for indemnification by Valley or any of its Subsidiaries of any Person, except for a non-material agreement or contract entered into in the ordinary course of business; (N) which relates to a partnership or joint venture or similar arrangement; (O) which is a lease for any real or material personal property owned or presently used by Valley or any of its Subsidiaries; (P) which restricts the conduct of any business by Valley or any of its Subsidiaries or limits the freedom of Valley or any of its Subsidiaries to engage in any line of business in any geographic area (or would so restrict the Surviving Corporation or any of its Affiliates after consummation of the Transaction) or which requires exclusive referrals of business or requires Valley or any of its Subsidiaries to offer specified products or services to its customers or depositors on a priority or exclusive basis; (Q) relating to the acquisition or disposition of any business or operations (whether by merger, sale of stock, sale of assets or otherwise) entered into since December 31, 2018 (other than solely with respect to the acquisition or sale of OREO in the ordinary course of business); (R) to which any officer, director of Valley or Valley Bank, or any holder of five percent (5.0%) or more of the outstanding Valley Common Stock, or any of their immediate family members or Affiliates, is a party; or (S) which is with respect to, or otherwise commits Valley or any of its Subsidiaries to do, any of the foregoing (collectively, “Material Contracts”). Except as set forth in Section 5.03(k)(i) of Valley’s Disclosure Schedule, no consents, approvals, notices or waivers are required to be obtained or delivered pursuant to the terms and conditions of any Material Contract as a result of Valley’s and Valley Bank’s (as applicable) execution, delivery or performance of this Agreement and the Bank Merger Agreement and the consummation of the Transaction. True, correct and complete copies of all such Material Contracts have been made available to TriCo as of the date hereof.
(ii)Each of the Material Contracts is in full force and effect (other than due to the ordinary expiration thereof) and is a valid and binding obligation of Valley or its Subsidiaries and, to Valley’s Knowledge, is a valid and binding obligation of the other parties thereto, enforceable against Valley or its Subsidiaries, and to Valley’s Knowledge, the other parties thereto, in accordance with its terms (in each case, except as enforceability may be limited by the Bankruptcy and Equity Exception). Valley and its Subsidiaries (as applicable) have performed, in all material respects, all obligations required to be performed by them under each Material Contract. Neither Valley or its Subsidiaries nor, to Valley’s Knowledge, any other parties thereto, is in material default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which they are a party, by which their respective assets, business, or operations may be bound or affected, or under which their respective assets, business, or operations receives benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default. Except as set forth in Section 5.03(k)(ii) of Valley’s Disclosure Schedule, no power of attorney or similar authorization given directly or indirectly by Valley or any of its Subsidiaries is currently outstanding. With respect to the Material Contracts, to Valley’s Knowledge, no event has occurred, and no circumstance or condition exists that (with or without notice or lapse of time, or both) will, or would reasonably be expected to: (A) give any Person the right to declare a default or exercise any remedy under any Material Contract; (B) give any Person the right to accelerate the maturity or performance of any Material Contract; or (C) give any Person the right to cancel, terminate or modify any Material Contract.
(l)No Brokers. No action has been taken by Valley or any of its Subsidiaries that would give rise to any valid claim against any Party hereto (or any of their Subsidiaries) for a brokerage commission, finder’s fee or other like payment with respect to the Transaction, other than fees to be paid to Stephens Inc., which are set forth in Section 5.03(l) of Valley’s Disclosure Schedule. Copies of all agreements by and between Stephens Inc. and Valley or any of its Affiliates have been previously provided or made available to TriCo.
(m)Employee Benefit Plans.
(i)All benefit and compensation plans, contracts, policies or arrangements maintained, contributed to, obligated to be contributed to, or sponsored by Valley and its Subsidiaries in which any of the current or former employees of Valley and its Subsidiaries (the “Employees”) or other service provider of Valley, or which Valley and its Subsidiaries may have liability and its Subsidiaries participate, or with respect to which Valley and its Subsidiaries have any direct or indirect present or future liability (actual or contingent) including, but not limited to, “employee benefit plans” within the meaning of Section 3(3) of ERISA, any pension, retirement, profit sharing, medical, life, accidental death and dismemberment, disability, dental, vision, compensation, severance, termination pay, salary continuation, unemployment, workers’ compensation, vacation, personal time off, sick pay, paid-time off, retention, employment, consulting, change in control, fringe benefit, deferred compensation, stock option, stock purchase, stock appreciation rights or other stock-based incentive, cafeteria or flexible benefit, adoption or educational assistance, and bonus or other cash-based incentive, or other similar plans, agreements, programs, policies or other arrangements (whether written or oral and whether or not qualified or funded) or any such plan for which Valley may have any liability including, without limitation, as a result of being deemed a single employer with any ERISA Affiliate (collectively, the “Benefit Plans”), are set forth in Section 5.03(m)(i) of Valley’s Disclosure Schedule. True and complete copies of the following documents have been provided or made available to TriCo: (A) the governing Benefit Plan document and all written agreements underlying a funding medium for, or relating to the administration of, any Benefit Plan including, but not limited to, any trust instruments, group annuity contracts, investment management, recordkeeping, administrative services, other third party services agreements and insurance contracts, certificate of coverage and other similar agreements entered into in connection with any Benefit Plans and all amendments thereto; (B) a written summary of the material terms of any Benefit Plan that is not set forth in a written document; (C) the three most recent annual reports (Form 5500), together with all schedules, as required, filed with the Internal Revenue Service (“IRS”) or Department of Labor (the “DOL”), as applicable, and any financial statements and opinions required by Section 103(e)(3) of ERISA with respect to each Benefit Plan; (D) for each Benefit Plan which is a “top-hat” plan, a copy of filings with the DOL; (E) the most recent determination or opinion or advisory letter issued by the IRS for each Benefit Plan that is intended to be “qualified” under Section 401(a) of the Code; (F) the most recent summary plan description and any summary of material modifications, as required, for each Benefit Plan; (G) the three most recent actuarial reports, if any, relating to each Benefit Plan; (H) the most recent summary annual report for each Benefit Plan required to provide summary annual reports by Section 104 of ERISA; (I) the minimum coverage and discrimination testing results for each applicable Benefit Plan for the three most recently completed plan years; and (J) copies of all non-routine correspondence received from or delivered to the IRS or the DOL since December 31, 2017 with respect to any Benefit Plan.
(ii)In all material respects, each Benefit Plan has been established and administered to date in accordance with the applicable provisions of ERISA, the Code and applicable Law and has been operated in accordance with the terms and provisions of all documents, contracts or agreements pursuant to which such Benefit Plan is maintained. Valley and any ERISA Affiliate has complied, in all material respects, with the Patient Protection and Affordable Care Act, as amended by the Health Care and Reconciliation Act of 2010, and the requirements of Section 4980B of the Code, Part 6 of Subtitle B of Title I of ERISA and the regulations thereunder. All required reports and notices with respect to each Benefit Plan have been timely and accurately filed with the IRS and DOL as appropriate, and provided to participants in the Benefit Plan. No asset of either Valley or any of its ERISA Affiliates is subject to a Lien imposed under ERISA or the Code. Each Benefit Plan which is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (a “Pension Plan”) and which is intended to be qualified under Section 401(a) of the Code, has either received a favorable determination letter from the IRS, or is the subject of an advisory or opinion letter issued on a pre-approved plan document upon which such Pension Plan is based, and Valley has no Knowledge of any circumstances reasonably likely to result in revocation of any such favorable determination letter, the inability of Valley to rely on any such advisory or opinion letter or the loss of the qualification of such Pension Plan under Section 401(a) of the Code. Neither Valley nor any of its Subsidiaries has received any correspondence or written or verbal notice from the IRS, DOL, any other Governmental Entity, any participant in or beneficiary of, a Benefit Plan, or any agent representing any of the foregoing that brings into question the qualification or compliance of any such Benefit Plan. There is no pending or, to Valley’s Knowledge, threatened proceeding, lawsuit or claim (other than a routine claim for benefits) relating to the Benefit Plans. Neither Valley nor any of its Subsidiaries is subject to or could reasonably be likely to be subject to a material Tax, fine, penalty or material liability of any kind under either the Code or ERISA with respect to any Benefit Plan. There are no matters pending before the IRS, DOL or other Governmental Entity with respect to any Benefit Plan. Since January 1, 2017, no Benefit Plan or related trust has been the subject of an audit, investigation or examination by a Governmental Entity. Neither Valley nor any other “disqualified person” (within the meaning of Section 4975 of the Code) nor any “party in interest” (within the meaning of Section 3(14) of ERISA) has engaged in any nonexempt “prohibited transaction” (within the meaning of Section 4975 of the Code or Section 406 of ERISA) with respect to any Benefit Plan.
(iii)Neither Valley nor any ERISA Affiliate maintains or contributes to any Pension Plan subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code, a multiple employer plan (as defined in Section 413(c) of the Code) or multiemployer plan (as defined in 4001(a)(3) of ERISA), a “voluntary employee’s beneficiary association” within the meaning of Section 501(c)(9) of the Code, a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA or a Retiree Welfare Plan, other than those disclosed and identified as such in Section 5.03(m)(iii) of Valley’s Disclosure Schedule. Except as set forth in Section 5.03(m)(iii) of Valley’s Disclosure Schedule, no Benefit Plan holds as an asset an annuity contract, guaranteed investment contract or other investment contract issued by an insurance company.

(iv)All contributions required to be made under the terms of any Benefit Plan (including any amounts withheld from employees’ paychecks with respect to a Benefit Plan) and premiums required to be paid have been timely made in accordance with the terms of the applicable Benefit Plan and applicable Law. All contributions for any period ending on or before the Closing Date that are not yet due have been made or have been reflected appropriately in the Valley Financial Statements. Benefits under each Benefit Plan that is an “employee welfare benefit plan” (within the meaning of Section 3(1) of ERISA), with the exception of any flexible spending arrangements subject to Sections 125 and 105 of the Code and health savings accounts (within the meaning of Section 223 of the Code), are provided exclusively through insurance contracts or policies issued by an insurance company, health maintenance organization, or similar organization unrelated to Valley or any ERISA Affiliate, the premiums for which are paid directly by Valley or an ERISA Affiliate thereof, from its general assets or partly from its general assets and partly from contributions by its employees. No insurance policy or contract relating to a Benefit Plan requires or permits a retroactive increase to premiums or payments due thereunder.
(v)Except as set forth in Section 5.03(m)(v) of Valley’s Disclosure Schedule, none of the execution of this Agreement, the Valley Shareholder Approval or the consummation of the Transaction, either alone or in connection with any other event: (A) entitle any Employees or any current or former director or independent contractor of Valley or any of its Subsidiaries to severance pay or any increase in severance pay upon any termination of employment or service after the date hereof; (B) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable under, or trigger any other material obligation pursuant to, any of the Benefit Plans; (C) result in any breach or violation of, or a default under, any of the Benefit Plans; or (D) result in the payment of any “excess parachute payments” within the meaning of Section 280G of the Code. Valley will make available to TriCo upon request Valley’s calculations under Section 280G of the Code and all related underlying back-up information and agreements taken into account in the performance of such calculations or deemed necessary by TriCo, in its discretion, including, without limitation, pertinent Form W-2 information for any “disqualified individuals” determined in accordance with Q&A-15 of Treasury Regulation § 280G-1. Neither Valley nor any of its Subsidiaries has any liability or is a party with respect to any gross-up provision or agreement in connection with Section 280G of the Code or excise Taxes under Section 4999 of the Code.
(vi)Neither Valley nor any of its Subsidiaries has now, nor has had, the obligation to maintain, establish, sponsor, participate in or contribute to any Benefit Plan or other similar arrangement that is subject to any law or applicable custom or rule of any jurisdiction outside of the United States. No compensation paid (or to be paid) under any Benefit Plan has been or will be non-deductible under Code Sections 162 or 409A.
(vii)Each Benefit Plan which is a “nonqualified deferred compensation plan” (within the meaning of Section 409A of the Code) (hereinafter referred to as a “Valley NQDP”) has been maintained, as to both form and operation, in compliance with Section 409A of the Code. No event in connection with a Valley NQDP has occurred which would subject a participant to inclusion of income under Section 409A(a)(1) of the Code and neither Valley nor any ERISA Affiliate has any liability or is a party with respect to any gross-up provision or agreement in connection with any income inclusion, interest or additional Tax payable in accordance with Section 409A of the Code.
(viii)Except as set forth in Section 6.11(d), neither Valley nor any Subsidiary has: (A) announced its intention, made any amendment or any binding commitment, or given written or oral notice providing that it will increase benefits under any Benefit Plan; (B) created or adopted any arrangement that would be considered a Benefit Plan once established; (C) agreed not to exercise any right or power to amend, suspend or terminate any Benefit Plan; or (D) since December 31, 2020, adopted, amended or terminated any Benefit Plan.
(n)Labor Matters.
(i)Section 5.03(n)(i) of Valley’s Disclosure Schedule sets forth: (A) the name, title, date of hire or retention and total compensation of each employee, independent contractor or consultant of Valley and each of its Subsidiaries; (B) all bonuses and other incentive compensation received by such employees, independent contractors and consultants in 2020 and 2021 and any accrual for such bonuses and incentive compensation; (C) all persons who are anticipated to be (as of the Effective Time) “specified employees” of Valley within the meaning of Code Section 409A; and (D) all contracts, agreements, commitments or arrangements by Valley and each of its Subsidiaries regarding compensation with any of its respective officers, employees, independent contractors and consultants, including those to increase the compensation or to modify the conditions or terms of employment.
(ii)To Valley’s Knowledge, no officer or director of Valley or any of its Subsidiaries or any employee, independent contractor or consultant of Valley or any of its Subsidiaries is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, non-competition, or proprietary rights agreement, that could adversely affect the ability of Valley or any of its Subsidiaries to conduct its business as currently conducted.
(iii)Neither Valley nor any of its Subsidiaries has: (A) classified any individual as an “independent contractor” or similar status who, under applicable Law or the provisions of any Benefit Plan, should have been classified as an employee; or (B) incurred any liability for improperly excluding any Person from participating in any Benefit Plan who provides or provided services to Valley or any of its Subsidiaries, in any capacity.
(iv)None of the officers, employees or consultants of Valley or any of its Subsidiaries has informed Valley or such Subsidiary of his or her intent, nor does Valley have any Knowledge of any of the officers, employees or consultants of Valley or any of its Subsidiaries having an intention, to terminate employment with Valley or any of its Subsidiaries during the next twelve (12) months.
(v)Neither Valley nor any of its Subsidiaries is a party to or is bound by any collective bargaining agreement, contract or other agreement, arrangement or understanding with a labor union or labor organization, nor is Valley or any of its Subsidiaries the subject of a proceeding asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel Valley or any of its Subsidiaries to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it pending or, to Valley’s Knowledge, threatened, nor does Valley have any Knowledge of any activity involving its employees seeking to certify a collective bargaining unit or engaging in other organizational activity, either currently or during the past three (3) years. Each of Valley and its Subsidiaries has paid in full all wages, salaries, commissions, bonuses, benefits and other compensation currently due to its employees or otherwise arising on a current basis under any Valley policy, practice, agreement, plan, or program, or any applicable statute or other law. Except as set forth in Section 5.03(n)(v) of Valley’s Disclosure Schedule, the employment of each officer and employee of Valley and each of its Subsidiaries is terminable at the will of Valley or such Subsidiary.
(vi)(A) there is no pending or, to Valley’s Knowledge, threatened legal proceeding involving Valley or any of its Subsidiaries, on the one hand, and any present or former employee(s) of Valley or any of its Subsidiaries, on the other hand and (B) no other Person, to Valley’s Knowledge, has threatened any claim or any legal proceeding against Valley or any of its Subsidiaries (or, to Valley’s Knowledge, against any officer, director or employee of Valley or any of its Subsidiaries) relating to employees or former employees of Valley or any of its Subsidiaries, including any such claim or legal proceeding arising out of any statute, ordinance or regulation relating to wages, collective bargaining, discrimination in employment or employment practices or occupational safety and health standards (including, without limitation, the Fair Labor Standards Act, Title VII of the Civil Rights Act of 1964, as amended, the Occupational Safety and Health Act, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act or the Family and Medical Leave Act). Neither Valley nor any of its Subsidiaries has committed any unfair labor practice.
(vii)Valley and each of its Subsidiaries is, and at all times since December 31, 2018 has been, in compliance with all applicable Laws relating to labor, employment, termination of employment or similar matters, including, but not limited to, such Laws relating to discrimination, disability, labor relations, hours of work, payment of wages and overtime wages, pay equity, immigration, workers compensation, working conditions, employee scheduling, occupational safety and health, family and medical leave and employee terminations, and all COVID-19 Measures enacted in response to the COVID-19 pandemic.
(o)Environmental Matters. (i) There are no legal, administrative, arbitral or other proceedings, claims, actions, or, to Valley’s Knowledge, environmental investigations or remediation activities by a Governmental Entity or third party, seeking to impose, or that reasonably could be expected to result in the imposition, on Valley or any of its Subsidiaries of any liability or obligation arising under any Environmental Laws pending or, to Valley’s Knowledge, threatened against Valley or any of its Subsidiaries, which liability or obligation could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Valley, and there is no reasonable basis for any such proceeding, claim, action, environmental remediation or investigation that could impose any liability or obligation that could have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Valley; (ii) Valley and each of its Subsidiaries is in compliance in all material respects with applicable Environmental Laws; (iii) no real property (including buildings or other structures) currently or, to Valley’s Knowledge, formerly owned or operated by Valley or any of its Subsidiaries, or any property in which Valley or any of its Subsidiaries holds a security interest or a fiduciary or management role (“Valley Loan Property”), has been contaminated with, or has had any release of, any Hazardous Substance in violation of Environmental Law or that requires investigation or remediation under an Environmental Law, that has resulted, or would reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect on Valley; (iv) neither Valley nor any of its Subsidiaries are the “owner or operator” of, nor have “participated in the management” regarding Hazardous Substances at, any Valley Loan Property which has been contaminated with, or has had any release of, any Hazardous Substance in violation of any Environmental Law or that requires investigation or remediation under any Environmental Law, that has resulted, or would reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect on Valley; (v) neither Valley nor any of its Subsidiaries nor, to Valley’s Knowledge, any Person whose liability Valley or any of its Subsidiaries has assumed whether contractually or by operation of law, has received any notice, demand letter, claim or request for information alleging any material violation of, or material liability under, any Environmental Law, and neither Valley nor any of its Subsidiaries is subject to any order, decree, injunction or other agreement with any Governmental Entity relating to any Environmental Law, or agreement with any third party resolving claims under any Environmental Law, which has not been fully satisfied or discharged; (vi) there are no circumstances or conditions (including the presence of asbestos, underground storage tanks, lead products, polychlorinated biphenyls, prior manufacturing operations, dry-cleaning, or automotive services) involving any currently or, to Valley’s Knowledge, formerly owned or operated property, any Valley Loan Property, or to Valley’s Knowledge any Person whose liability Valley or any of its Subsidiaries has assumed, whether contractually or by operation of law, that could reasonably be expected to result in any claims, liability or investigations against Valley, result in any restrictions on the ownership, use, or transfer of any property pursuant to any Environmental Law, or adversely affect the value of any Valley Loan Property, which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Valley; and (vii) Valley has provided and made available to TriCo copies of all material environmental reports or studies, sampling data, correspondence, filings and other material environmental information in its possession or reasonably available to it relating to Valley, its Subsidiaries and any currently or formerly owned or operated property.
As used in this Agreement, the term “Environmental Laws” means any Laws relating to: (A) the protection or restoration of the environment, health, safety, or natural resources; (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance; or (C) noise, odor, wetlands, indoor air, pollution, contamination or any injury or threat of injury to persons or property in connection with any Hazardous Substance, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. § 9601, et seq. and related or similar state and local laws and regulations. The term “Hazardous Substance” means any substance that is: (X) listed, classified or regulated pursuant to any Environmental Law; (Y) any petroleum, petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials, radon or urea-formaldehyde insulation; or (Z) any other substance which is the subject of regulatory action by any Governmental Entity in connection with any Environmental Law.

(p)Tax Matters.
(i)(A) All Tax Returns that are required to be filed on or before the Closing Date (taking into account any extensions of time within which to file that have not expired) by or with respect to any member of the Valley Group have been or will be timely filed on or before the Closing Date; (B) all such Tax Returns are or will be true, correct and complete in all material respects; (C) all material Taxes due and payable by or with respect to any member of the Valley Group (whether or not shown as due on any Tax Return) have been timely paid in full; (D) the unpaid Taxes of each member of the Valley Group did not, as of the date of the most recent financial statements included in the Valley Financial Statements, exceed the reserve for Tax liability set forth on the face of such financial statements and do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the applicable member of the Valley Group in filing its Tax Returns; (E) all deficiencies asserted or assessments made as a result of examinations conducted by any taxing authority have been paid in full; (F) no issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause (A) are currently pending; and (G) no statutes of limitation with respect to any Taxes of any member of the Valley Group have been waived by or on behalf of such member of the Valley Group.
(ii)Valley has made available to TriCo: (A) true and correct copies of the U.S. federal, state, local and foreign income Tax Returns filed by or on behalf of each member of the Valley Group for each of the three most recent fiscal years for which such returns have been filed; and (B) any audit report issued within the last three years relating to Taxes due from or with respect to any member of the Valley Group or its income, assets or operations. Section 5.03(p)(ii) of Valley’s Disclosure Schedule sets forth any income or franchise Tax Returns filed by or on behalf of any member of the Valley Group that have been examined by any taxing authority since January 1, 2017.
(iii)To the Knowledge of Valley, there are no audits or investigations by any taxing authority or proceedings in progress with respect to any member of the Valley Group, nor has any member of the Valley Group received any written notice from any taxing authority that it intends to conduct such an audit or investigation.
(iv)No claim has been made in writing received by any member of the Valley Group during the past five (5) years from a taxing authority in a jurisdiction where any member of the Valley Group does not already file Tax Returns that such member of the Valley Group is or may be subject to taxation by that jurisdiction.
(v)Each member of the Valley Group has withheld and paid over all material Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party and has complied in all material respects with all applicable Laws relating to the withholding and payment of Taxes.
(vi)No member of the Valley Group has a permanent establishment in any country other than the United States under any applicable Tax treaty between the United States and such other country and is not subject to income Tax in any country other than the United States.
(vii)There are no Liens or other encumbrances on any of the assets of any member of the Valley Group that arose in connection with any failure (or alleged failure) to pay any Tax.
(viii)No closing agreements, private letter rulings (or comparable rulings), technical advice memoranda or similar agreements or rulings have been entered into, requested of or issued by any taxing authority with respect to any member of the Valley Group that would have a continuing effect after the Closing Date.

(ix)No member of the Valley Group has been, in the past five (5) years, a party to a transaction reported or intended to qualify as a reorganization under Section 368 of the Code. No member of the Valley Group has been a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of shares that was reported or otherwise constituted a distribution of shares under Section 355 of the Code in the two (2) years prior to the date of this Agreement or that could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) that includes the Transaction contemplated by this Agreement.
(x)No member of the Valley Group is or has been, a United States real property holding corporation within the meaning of Section 897(c) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. No use Taxes or real estate transfer or gains Taxes will be imposed on the Transaction contemplated by this Agreement.
(xi)No member of the Valley Group will be required to include any material item of income in, or exclude any material item of deduction from its taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any of the following that occurred or exists on or prior to the Closing Date: (A) a “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of the Code or of the Tax laws of any state or locality); (B) an installment sale or open transaction; (C) a prepaid amount; (D) a change in the accounting method of Valley pursuant to Section 481 of the Code (or any corresponding or similar provision of the Code or of the Tax laws of any state or locality); or (E) an election made pursuant to Section 108(i) or Section 965 of the Code.
(xii)No member of the Valley Group is a party to any Tax sharing, Tax allocation or similar agreement or arrangement (whether or not written) with any Person (other than any such agreement or arrangement solely among the members of the Valley Group or not primarily related to Taxes).
(xiii)No member of the Valley Group has consummated or participated in, and is not currently participating in, any “listed transaction” under Section 1.6011-4(b)(2) of the Treasury Regulations.
(xiv)Except as set forth in Section 5.03(p)(xiv) of Valley’s Disclosure Schedule, no power of attorney granted by any member of the Valley Group relating to Taxes is currently in force.
(xv)No member of the Valley Group has been a member of a consolidated, combined, unitary or affiliated group (other than a group of which Valley is the parent) or has any liability for Taxes of any Person (other than another member of the Valley Group) under Section 1.1502-6 of the Treasury Regulations or any similar provision of state, local, or foreign law, or as a transferee or successor, by contract, or otherwise.
(xvi)No member of the Valley Group has taken any action or failed to take any action, or is aware of any fact or circumstance, in each case, that could reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.
(xvii)No member of the Valley Group has deferred any payroll Taxes or availed itself of any of the Tax deferral, credits or benefits pursuant to the Coronavirus Aid, Relief, and Economic Security Act or otherwise taken advantage of any change in applicable law in connection with the COVID-19 outbreak that has the result of temporarily reducing (or temporarily delaying the due date of) otherwise applicable Tax payment obligations of any member of the Valley Group to any Governmental Entity which have not yet been paid.
(q)Risk Management Instruments. None of Valley nor or any of its Subsidiaries is a party to, owns or has agreed to enter into or acquire any Derivatives Contract (including various combinations thereof) or any securities that: (i) are referred to generically as “structured notes,” “high risk mortgage derivatives,” “capped floating rate notes” or “capped floating rate mortgage derivatives;” or (ii) could have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes.

(r)Loans; Nonperforming and Classified Assets.
(i)Each outstanding Loan: (A) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be; (B) to the extent secured, has been secured by valid Liens which have been perfected; and (C) to Valley’s Knowledge, is a legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to the Bankruptcy and Equity Exception. The notes or other credit or security documents with respect to each such outstanding Loan were in compliance with all applicable Laws at the time of origination or purchase by Valley or its Subsidiaries.
(ii)Each outstanding Loan was solicited and originated, and is and has been administered and, where applicable, serviced, and the relevant Loan files are being maintained in accordance with the relevant notes or other credit or security documents and Valley’s written underwriting standards, in each case, in material compliance with all applicable requirements of applicable Law and Valley’s policies and procedures. There are no oral modifications or amendments or additional agreements related to the Loans. All such Loans are owned by Valley or its Subsidiaries free and clear of any Liens. No claims of defense as to the enforcement of any Loan have been asserted against Valley or any of its Subsidiaries for which there is a reasonable possibility of a material adverse determination, and Valley has no Knowledge of any acts or omissions which would give rise to any claim or right of rescission, set-off, counterclaim or defense for which there is a reasonable possibility of a material adverse determination. No Loans are presently serviced by third parties, and there is no obligation which could result in any Loan becoming subject to any third party servicing. None of the agreements pursuant to which Valley or any of its Subsidiaries has sold or is servicing (A) Loans or pools of Loans or (B) participations in Loans or pools of Loans contains any obligation to repurchase such Loans or interests therein or to pursue any other form of recourse against Valley or any of its Subsidiaries.
(iii)Except as set forth in Section 5.03(r)(iii) of Valley’s Disclosure Schedule, neither Valley nor any of its Subsidiaries: (A) has purchased or sold any Loans or pools of Loans or participations in Loans since January 1, 2018 or pools of Loans since January 1, 2014; or (B) is a party to a contract that requires Valley or any of its Subsidiaries to sell or purchase any Loans or pools of Loans, or participations in Loans or pools of Loans.
(iv)No claims for repurchases by Valley or any of its Subsidiaries of Loans that were sold to third parties by Valley and its Subsidiaries are outstanding or threatened (in writing), in each case, as of the date hereof and since December 31, 2018.
(v)Section 5.03(r)(v) of Valley’s Disclosure Schedule sets forth a list of: (A) each Loan that as of June 30, 2021: (1) was contractually past due sixty (60) calendar days or more in the payment of principal and/or interest; (2) was on non-accrual status; (3) was classified as “substandard,” “doubtful,” “loss,” “classified,” “criticized,” “credit risk assets,” “concerned loans,” “watch list,” “impaired” or “special mention” (or words of similar import) by Valley, any of its Subsidiaries or any Governmental Entity (collectively, “Criticized Loans”); (4) for which a specific reserve allocation existed in connection therewith; (5) was required to be accounted for as a troubled debt restructuring in accordance with ASC 310-40 or would be accounted for as a troubled debt restructuring but for the CARES Act; and (6) was subject to a deferral pursuant to the CARES Act; and (B) each Loan that, as of June 30, 2021, had a total outstanding balance and/or unfunded commitment of $50,000 or more and that, as of such date: (1) a reasonable doubt exists as to the timely future collectability of principal and/or interest, whether or not interest is still accruing or the Loans are less than ninety (90) calendar days past due; (2) the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the Loan was originally created due to concerns regarding the borrower’s ability to pay in accordance with such initial terms; or (3) where a specific reserve allocation exists in connection therewith; and (C) each asset of Valley or any of its Subsidiaries that, as of June 30, 2021, was classified as “other real estate owned,” “other repossessed assets” or as an asset to satisfy Loans, and the book value thereof as of such date. For each loan identified in accordance with the immediately preceding sentence, Section 5.03(r)(v) of the Valley’s Disclosure Schedule sets forth the outstanding balance, including accrued and unpaid interest, on each such Loan and the identity of the borrower thereunder as of June 30, 2021.

(vi)No agreement pursuant to which Valley or any of its Subsidiaries has sold or is servicing Loans or pools of Loans or participations in Loans or pools of Loans contains any obligation to repurchase such Loans or interests therein, or entitles the buyer of such Loans or pool of Loans or participation in Loans or pools of Loans or any other Person to pursue any other form of recourse against Valley or any of its Subsidiaries. There has not been any claim made by any such buyer or other Person for repurchase or other similar form of recourse against Valley or any of its Subsidiaries nor, to the Knowledge of Valley, are there any facts or circumstances that could reasonably give rise to any such claim.
(vii)Section 5.03(r)(vii) of Valley’s Disclosure Schedule sets forth a list of all Loans outstanding as of the date of this Agreement by Valley or any of its Subsidiaries to any directors, officers and principal shareholders (as such terms are defined in Regulation O of the FRB (12 C.F.R. Part 215)) of Valley or any of its Subsidiaries. There has been no default, or forgiveness or waiver, in whole or in party, on or of any such loan during the two years immediately preceding the date of this Agreement. There are no executive officer, director or other affiliate Loans on which the borrower is paying a rate other than that reflected in the note or other relevant credit or security agreement or on which the borrower is paying a rate which was not in compliance with Regulation O, and all such Loans are and were originated in compliance with all applicable Laws.
(viii)To the extent that either Valley or Valley Bank has originated or otherwise participated in any program or benefit created or modified by the Coronavirus Aid, Relief, and Economic Security Act, including but not limited to the Paycheck Protection Program (“PPP”), it has done such in good faith and in material compliance with all Laws governing such program, including but not limited to all regulations and guidance issued by the SBA with the respect to loans originated pursuant to or in association with the PPP. Except as set forth on Section 5.03(r)(viii)-1 of Valley’s Disclosure Schedule, to the Knowledge of Valley no PPP Loan originated or held by Valley or Valley Bank is under audit by the SBA and no event has occurred, and no circumstances or condition exists, that (with or without notice or lapse of time, or both) will, or would reasonably be expected to result in any PPP Loan held or originated by Valley or Valley Bank not be fully forgiven by the SBA prior to its maturity date in accordance with the CARES Act (including but not limited to the borrower’s failure to seek or to qualify for forgiveness). Except as set forth in Section 5.03(r)(viii)-2 of Valley’s Disclosure Schedule, Valley and Valley Bank have not originated any loan under the PPP to any “Insider,” as the term is defined under Regulation O of the FRB (12 C.F.R. Part 215). To the extent that either Valley or Valley Bank has originated or otherwise participated in any program or benefit created or modified by, or offered in association with, the FRB’s Main Street Lending Program, or extended credit or participated in any loan facility offered in conjunction with the Main Street Lending Program, such has been done in good faith and in material compliance with all Laws governing the program, including without limitation all regulations and guidance issued by the FRB, and in accordance with safe and sound banking practices.
(ix)Neither Valley nor any of its Subsidiaries is: (A) now nor has it ever been since December 31, 2018 subject to any fine, suspension, settlement or other contract or other administrative agreement or sanction by any Governmental Entity relating to the origination or servicing of Loans; or (B) aware of any actual or threatened claim, proceeding or investigation with respect thereto by any Person.
(x)Since December 31, 2018, Valley and each of its Subsidiaries has complied with, and all documentation in connection with the origination, processing, underwriting and credit approval of any Loan originated by Valley or any of its Subsidiaries satisfied: (A) all applicable Laws with respect to the origination, insuring, purchase, sale, pooling, servicing, subservicing, loan modification, loss mitigation or filing of claims in connection with such Loans, including, to the extent applicable, all Laws relating to real estate settlement procedures, consumer credit protection, truth in lending Laws, usury limitations, fair housing, transfers of servicing, collection practices, equal credit opportunity and adjustable rate mortgages, in each case applicable as of the time of such origination, processing, underwriting or credit approval; (B) the responsibilities and obligations relating to such Loans set forth in any contract between Valley or any of its Subsidiaries, on the one hand, and any Governmental Entity, loan investor or insurer, on the other hand; (C) the applicable rules, regulations, guidelines, handbooks and other requirements of any Governmental Entity, loan investor or insurer, in each case applicable as of the time of such origination, processing, underwriting or credit approval; and (D) the terms and provisions of any mortgage or other collateral documents and other loan documents with respect to each such Loan; in each case applicable as of the time of such origination, processing, underwriting or credit approval.
(xi)Since December 31, 2018, Valley and each of its Subsidiaries have not engaged in, and, to Valley’s Knowledge, no third-party vendors (including outside law firms and other third-party foreclosure services providers used by Valley or by any of its Subsidiaries, as applicable) has engaged in, directly or indirectly: (A) any foreclosures in violation of any applicable Law, including but not limited to the Servicemembers Civil Relief Act, or in breach of any binding agreement with any Governmental Entity; or (B) the conduct referred to as “robo-signing” or any other similar conduct of approving or notarizing documents relating to Loans that do not comply with any applicable Law.
(xii)Since December 31, 2018, Valley has not foreclosed upon, managed or taken a deed or title to, any real estate (other than single-family residential properties) without complying with all applicable FDIC environmental due diligence standards (including FDIC Bulletin FIL-14-93, and update FIL-98-2006) or foreclosed upon, managed or taken a deed or title to, any such real estate if the environmental assessment indicates the liabilities under Environmental Laws are likely in excess of the asset’s value.
(s)Properties.
(i)Section 5.03(s)(i) of Valley’s Disclosure Schedule contains a complete and correct list of all real property or premises owned or operated by Valley as of the date hereof. Other than as disclosed in Section 5.03(s)(i) of Valley’s Disclosure Schedule, none of Valley or any of its Subsidiaries owns, and no such entity is in the process of foreclosing (whether by judicial process or by power of sale) or otherwise in the process of acquiring title to, except pursuant to foreclosures which are pending in the ordinary course of business consistent with past practice, any real property or premises on the date hereof in whole or in part.
(ii)Section 5.03(s)(ii) of Valley’s Disclosure Schedule contains a complete and correct list of all real property or premises leased or subleased in whole or in part by Valley or any of its Subsidiaries, and together with a list of applicable leases or subleases and the name of the lessor or sublessor.
(iii)To Valley’s Knowledge, all real and personal property owned by Valley or any of its Subsidiaries or presently used by any of them in their respective business is in a good condition (ordinary wear and tear excepted) and is sufficient to carry on their respective business in the ordinary course of business consistent with their past practices. Valley has good, marketable and indefeasible title, free and clear of all Liens, to all of the material properties and assets, real and personal, reflected on the consolidated balance sheet of Valley as of March 31, 2021, or acquired after such date, other than properties sold by Valley or any of its Subsidiaries in the ordinary course of business, except: (A) Liens for current taxes and assessments not yet due or payable for which adequate reserves have been established; (B) pledges to secure deposits incurred in the ordinary course of its banking business consistent with past practice; (C) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent; or (D) as reflected on the consolidated balance sheet of Valley as of March 31, 2021.
(iv)All real and personal property which is material to Valley’s business on a consolidated basis and leased or licensed by Valley or any of its Subsidiaries is held pursuant to leases or licenses which are valid obligations of Valley or any of its Subsidiaries and, to Valley’s Knowledge, are valid and binding obligations of the other parties thereto, enforceable against Valley or such Subsidiary of Valley, and to Valley’s Knowledge, the other parties thereto, in accordance with their terms, subject to the Bankruptcy and Equity Exception.
(v)Except as set forth in Section 5.03(s)(v) of Valley’s Disclosure Schedule, such leases will not terminate or lapse prior to the Effective Time and Valley and each of its Subsidiaries has the right to use and occupy such leased real property for the full term, and in accordance with the conditions of the lease relating thereto. Neither Valley nor any of its Subsidiaries has received any written notice of termination, cancellation, breach or default under any such real property lease and, to the Knowledge of Valley as of the date hereof, no event has occurred, and no circumstances or condition exists, that (with or without notice or lapse of time, or both) will, or would reasonably be expected to: (A) result in a violation or breach of any of the provisions of any real property lease; (B) give any Person the right to declare a default or exercise any remedy under any real property lease; (C) give any Person the right to accelerate the maturity or performance of any real property lease; or (D) give any Person the right to cancel, terminate or modify any real property lease. To Valley’s Knowledge, Valley and its Subsidiaries are in compliance with all applicable health and safety related requirements for the real property owned by any of them, including those requirements under the Americans with Disabilities Act of 1990, as amended. None of the owned or leased premises or properties described in paragraph (i) or (ii) above have been condemned or otherwise taken by any Governmental Entity and no condemnation or taking is threatened or contemplated and none thereof is subject to any claim, contract or law which might adversely affect its use or value for the purposes now made of it.
(vi)Except as set forth in Section 5.03(s)(vi) of Valley’s Disclosure Schedule; (A) neither Valley nor any of its Subsidiaries has granted any options or rights of first refusal to purchase any real property owned by Valley or any of its Subsidiaries (or any portion thereof or interest therein); (B) neither Valley nor any of its Subsidiaries has leased, subleased, licensed or granted occupancy rights in any portion or any real property owned by Valley or any of its Subsidiaries; or (C) to the Valley’s Knowledge, no other Person has any rights to the use, occupancy or enjoyment of any real property owned by Valley or any of its Subsidiaries pursuant to any lease, sublease, license, occupancy or other agreement.
(vii)Except as set forth in Section 5.03(s)(vii) of Valley’s Disclosure Schedule, the real property owned by Valley or any of its Subsidiaries: (A) is occupied under a valid certificate of occupancy or similar permit; (B) the Transaction will not require the issuance of any new or amended certificate of occupancy; and (C) to Valley’s Knowledge, there are no facts that would prevent any such property from being occupied and used by Tri Counties Bank after the Closing in the same manner as occupied by Valley immediately prior to the Closing.
(viii)To Valley’s Knowledge: (A) all improvements on the real property owned by Valley or any of its Subsidiaries are wholly within the lot limits of such real property and do not encroach on any adjoining premises or easement or similar property right benefiting such real property; and (B) there are no encroachments on any real property owned by Valley or any of its Subsidiaries or any easement of property, right or benefit appurtenant thereto by any improvements located on any adjoining property which detract from the use therefrom.
(t)Intellectual Property; Information Technology; Security.
(i)Each of Valley and its Subsidiaries owns or possesses valid and binding licenses and other rights to use all Intellectual Property used by Valley and its Subsidiaries in the conduct of its business as currently conducted, and neither Valley nor any of its Subsidiaries has received any notice of conflict or allegation of invalidity with respect thereto that asserts the right of others. Section 5.03(t)(i) of Valley’s Disclosure Schedule lists all registered Intellectual Property owned by Valley and its Subsidiaries, and all contracts to which Valley and its Subsidiaries has licensed Intellectual Property from third parties that is material to the operation of Valley and its Subsidiaries (other than commercially available “shrink wrap” or “click wrap” licenses). Each of Valley and its Subsidiaries owns or has a valid right to use or license such Intellectual Property, free and clear of all Liens (except any restrictions set forth in any licensed Intellectual Property), and has performed all the obligations required to be performed by it and is not in default under any contract, agreement, arrangement or commitment relating to any of the foregoing. To Valley’s Knowledge, such Intellectual Property is valid and enforceable, subject to the Bankruptcy and Equity Exception.
(ii)(A) Each of Valley and its Subsidiaries owns or is validly licensed to use (in each case, free and clear of any Liens, except), all Intellectual Property used in or necessary for the conduct of its business as currently conducted; (B) to Valley’s Knowledge, the use of any Intellectual Property by Valley or any of its Subsidiaries and the conduct of their respective businesses as currently conducted does not infringe on or otherwise violate the legal rights of any Person; (C) to Valley’s Knowledge, no Person is challenging, infringing on or otherwise violating any right of Valley or any of its Subsidiaries with respect to any Intellectual Property owned by and/or licensed to Valley or any of its Subsidiaries; and (D) neither Valley nor any of its Subsidiaries has received any written notice or otherwise has Knowledge of any pending legal proceeding against Valley or any of its Subsidiaries with respect to any Intellectual Property used by Valley or any of its Subsidiaries, or any Intellectual Property owned by any Person, and as of the date hereof, Valley and its Subsidiaries are unaware of any facts or events that would give rise to any legal proceeding against Valley or any of its Subsidiaries that is likely to succeed.
(iii)To Valley’s Knowledge, all information technology and computer systems (including software, information technology and telecommunication hardware and other equipment) relating to the transmission, storage, maintenance, organization, presentation, generation, processing or analysis of data and information, whether or not in electronic format, used in or necessary to the conduct of Valley’s and its Subsidiaries respective businesses (collectively, “Valley IT Systems”) have been properly maintained by technically competent personnel, in accordance with standards set by the manufacturers or otherwise in accordance with standards in the industry, to ensure proper operation, monitoring and use. The Valley IT Systems are in good working condition to effectively perform all information technology operations necessary to conduct business as currently conducted. Neither Valley nor any of its Subsidiaries has experienced within the past three (3) years any material disruption to, or material interruption in, its conduct of its business attributable to a defect, bug, breakdown or other failure or deficiency of the Valley IT Systems. Valley and its Subsidiaries have taken commercially reasonable measures to provide for the back-up and recovery of the data and information necessary to the conduct of its business (including such data and information that is stored on magnetic or optical media in the ordinary course) without material disruption to, or material interruption in, the conduct of its business. Neither Valley nor any of its Subsidiaries is in breach of any Material Contract related to any Valley IT Systems.
(iv)Valley and its Subsidiaries maintain written information privacy, cyber security and data security programs and policies (such programs and policies, collectively, the “Privacy and Security Policies”) that: (A) comply in all material respects with all requirements of all applicable data protection laws; (B) are consistent with reasonable industry standards; and (C) protect the privacy, confidentiality and security of all Personal Information against any: (i) unauthorized access, loss or misuse of Personal Information; (ii) unauthorized or unlawful operations performed upon Personal Information; or (iii) other act or omission that compromises the privacy, security or confidentiality of Personal Information (clauses (i) through (iii), a “Security Breach”).
(v)To the knowledge of Valley, neither Valley nor any of its Subsidiaries has experienced any Security Breach that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Valley or require a report to a Governmental Entity. To the knowledge of Valley, there are no data security or other technological vulnerabilities with respect to its information technology systems or networks that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Valley.
(vi)Within the prior three (3)-year period preceding the date of this Agreement, Valley and each of its Subsidiaries have: (A) complied in all material respects with all of their respective Privacy and Security Policies and contractual obligations, and all applicable Laws, in each case, regarding Personal Information, including with respect to the collection, use, storage, processing, transmission, transfer, disclosure and protection of Personal Information; and (B) used commercially reasonable measures consistent with reasonable practices in the industry to ensure the confidentiality, privacy and security of Personal Information, and to Valley’s Knowledge, no Person has gained unauthorized access to or misused any Personal Information.
(u)Investment Securities. Section 5.03(u) of the Valley’s Disclosure Schedule contains a true, correct and complete list, as of June 30, 2021, of the investment securities of Valley and its Subsidiaries, as well as any purchases or sales of investment securities by Valley or its Subsidiaries between June 30, 2021 to and including the date of this Agreement reflecting with respect to all such securities, whenever purchased or sold, descriptions thereof, CUSIP numbers, designations as securities “available for sale” or securities “held to maturity” (as those terms are used in ASC 320), book values and coupon rates, and any gain or loss with respect to any investment securities sold during such time period after June 30, 2021. No investment securities of Valley or its Subsidiaries are “held for trading.”

(v)Fiduciary Accounts. Neither Valley nor any Valley Subsidiary has offered or engaged in providing any individual or corporate trust services or administers any accounts for which Valley or a Valley Subsidiary acts as a fiduciary, including, but not limited to, any accounts in which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor. For the avoidance of doubt, Valley Bank does not serve as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor with respect to its Traditional IRA and Roth IRA accounts.
(w)Books and Records. The books and records of Valley and its Subsidiaries have been fully, properly and accurately maintained in material compliance with applicable legal and accounting requirements, and such books and records accurately reflect in all material respects all dealings and transactions in respect of the business, assets, liabilities and affairs of Valley and its Subsidiaries.
(x)Insurance. Section 5.03(x) of Valley’s Disclosure Schedule lists and summarizes all of the insurance policies, binders, or bonds currently maintained by Valley and its Subsidiaries (“Insurance Policies”), which summary includes for each Insurance Policy, the name of the insurance carrier, annual premiums, and the amount of coverage per event and, in the aggregate, a named insured (including any additional insured that may be required), or otherwise the beneficiary of the coverage. Valley and each of its Subsidiaries is insured with reputable insurers against such risks and in such amounts as are customary and prudent in accordance with industry practices. All the Insurance Policies are in full force and effect; neither Valley nor any of its Subsidiaries is in default thereunder; no event has occurred which, with notice or lapse of time, or both, would constitute a default or permit termination, modification or acceleration under such policies; all premiums due and payable with respect to the Insurance Policies have been timely and fully paid; and all claims thereunder have been filed in due and timely fashion. There is no claim for coverage by Valley or any of its Subsidiaries pending under any Insurance Policies as to which coverage has been questioned, denied or disputed by the underwriters of such Insurance Policies or in respect of which such underwriters have reserved their rights. Neither Valley nor any of its Subsidiaries have received written notice of any threatened termination of, material premium increase with respect to, or material alteration of coverage under, any Insurance Policies.
(y)Allowance For Loan Losses. Valley Bank’s allowance for loan losses (“ALLL”) is, and shall be as of the Closing Date, in compliance with Valley Bank’s existing methodology for determining the adequacy of its allowance for loan losses as well as the standards established by applicable Governmental Entities and the Financial Accounting Standards Board and is and shall be adequate under all such standards.
(z)Transactions With Affiliates. Valley has not engaged in any transactions with Affiliates within the meaning of Sections 23A and 23B of the Federal Reserve Act. All agreements between Valley or any of its Subsidiaries and any of their respective Affiliates comply in all material respects, to the extent applicable, with Regulation W of the FRB.
(aa)Required Vote; Antitakeover Provisions.
(i)The Valley Shareholder Approval is the only vote of shareholders of Valley necessary by or under Law, the Valley Articles, the Valley Bylaws or otherwise to approve this Agreement and the Merger. The vote of Valley as the sole shareholder of Valley Bank is the only vote of shareholders of Valley Bank necessary by or under Law, the Valley Bank Articles, the Valley Bank Bylaws or otherwise to approve the Bank Merger and the Bank Merger Agreement.
(ii)No “control share acquisition,” “business combination moratorium,” “fair price” or other form of antitakeover statute or regulation under the CGCL or any applicable provisions of the antitakeover laws of any other state (and any comparable provisions of the Valley Articles and Valley Bylaws) apply or will apply to this Agreement, the Bank Merger Agreement or the Transaction.

(bb)     Transactions in Securities.
(i)Since December 31, 2017, all offers and sales of Valley Common Stock by Valley were at all relevant times exempt from, or complied with, the registration requirements of the Securities Act.
(ii)Since December 31, 2017, neither Valley, none of its Subsidiaries, nor, to Valley’s Knowledge, (A) any director or executive officer of Valley or any of its Subsidiaries, (B) any Person related to any such director or officer by blood, marriage or adoption and residing in the same household and (C) any Person who has been knowingly provided material nonpublic information by any one or more of these Persons, has purchased or sold, or caused to be purchased or sold, any shares of Valley Common Stock or other securities issued by Valley: (A) during any period when Valley was in possession of material nonpublic information; or (B) in violation of any applicable provision of federal or state securities laws, rules or regulations.
(iii)With respect to all contracts pursuant to which Valley or any of its Subsidiaries has purchased securities subject to an agreement to resell, if any, Valley or such Subsidiary has a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase agreement, and the value of such collateral is reasonably believed to equal or exceed the amount of debt secured thereby.
(cc) Disclosure. The representations and warranties contained in this Section 5.03, when considered as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5.03 not misleading.
(dd) No Additional Representations. Except for the representations and warranties made by Valley in this Section 5.03 and as Previously Disclosed, neither Valley nor any other Person makes any express or implied representation or warranty with respect to Valley, its Subsidiaries, or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and Valley hereby expressly disclaims any such other representations and warranties.
5.04 Representations and Warranties of TriCo. Except as disclosed in TriCo’s Disclosure Schedule, TriCo hereby represents and warrants to Valley as follows:
(a)Organization, Standing and Authority. TriCo is duly organized, validly existing and in good standing under the Laws of the State of California and is duly registered as a bank holding company under the BHCA. TriCo is duly licensed or qualified to do business and is in good standing in each jurisdiction where its ownership or leasing of property or assets or the conduct of its business requires it to be so licensed or qualified, except where the failure to be so licensed or qualified would not have nor reasonably be expected to have a Material Adverse Effect on TriCo. TriCo has in effect all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted. The copies of the TriCo Articles and the TriCo Bylaws which have previously been made available to Valley are true, complete and correct copies of such documents as in effect on the date of this Agreement. The minute books of TriCo and each of its Subsidiaries previously made available to Valley contain true, complete and correct records of all meetings and other material corporate actions held or taken as of the respective dates thereof.
(b)TriCo Capital Stock. As of the date of this Agreement, the authorized capital stock of TriCo consists solely of 50,000,000 shares of TriCo Common Stock, of which 29,711,934 shares were issued and outstanding as of the date of this Agreement, and 1,000,000 shares of TriCo Preferred Stock, of which no shares were issued and outstanding as of the date of this Agreement. The outstanding shares of TriCo Common Stock have been duly authorized and validly issued and are fully paid and non-assessable, and none of the shares of TriCo Common Stock have been issued in violation of the preemptive rights of any Person. As of the date hereof, there are no Rights authorized, issued or outstanding with respect to the capital stock of TriCo, except for shares of TriCo Common Stock issuable pursuant to the TriCo Benefit Plans and by virtue of this Agreement.
(c)The shares of TriCo Common Stock to be issued in exchange for shares of Valley Common Stock in the Merger, when issued in accordance with the terms of this Agreement, will be duly authorized,

validly issued, fully paid and nonassessable and the issuance thereof is not subject to any preemptive right of any Person.
(d)Subsidiaries.
(i)Tri Counties Bank is duly organized, validly existing and in good standing under the laws of the State of California and is duly qualified to do business and is in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified. Tri Counties Bank is duly licensed by the DFPI and its deposit accounts are insured by the FDIC in the manner and to the maximum extent provided by applicable law.
(ii)(A) TriCo owns, directly or indirectly, all the issued and outstanding equity securities of Tri Counties Bank; (B) no equity securities of Tri Counties Bank are or may become required to be issued (other than to TriCo) by reason of any Right or otherwise; (C) there are no contracts, commitments, understandings or arrangements by which Tri Counties Bank is or may be bound to sell or otherwise transfer any of its equity securities (other than to TriCo or any of its wholly-owned Subsidiaries); and (D) there are no contracts, commitments, understandings, or arrangements relating to TriCo’s right to vote or to dispose of such securities.
(e)Corporate Power. TriCo and each of its Subsidiaries have all requisite power and authority (corporate and other) to carry on their respective businesses as they are now being conducted and to own all their respective properties and assets. TriCo has all requisite corporate power and authority has taken all corporate action necessary in order to execute, deliver and perform each of its obligations under this Agreement and to consummate the Merger and the transactions contemplated hereby, and to cause Tri Counties Bank to consummate the Bank Merger and the transactions contemplated hereby.
(f)Corporate Authority. As of the date hereof, the TriCo Board has, by resolutions duly adopted at a meeting duly called and held: (i) determined that this Agreement, the Merger and the other transactions contemplated hereby are fair to and in the best interests of TriCo and its shareholders; and (ii) approved this Agreement, the Merger and the other transactions contemplated hereby. TriCo has duly authorized, executed and delivered this Agreement, and this Agreement (assuming due authorization, execution and delivery by Valley) is a valid and legally binding obligation of TriCo, enforceable against it in accordance with its terms, subject to the Bankruptcy and Equity Exception. The Bank Merger Agreement has been adopted and approved by the Tri Counties Bank Board and by TriCo, as Tri Counties Bank’s sole shareholder. The approval of TriCo’s shareholders is not necessary to approve this Agreement and the Transaction on behalf of TriCo, and no vote of the shareholders of TriCo is required by law, the TriCo Articles, the TriCo Bylaws, the rules of Nasdaq or otherwise to approve this Agreement, the Bank Merger Agreement and the Transaction.
(g)Regulatory Approvals; No Defaults.
(i)No consents or approvals of, or waivers by, or notices to, or filings or registrations with, any Governmental Entity or with any third party are required to be made or obtained by TriCo or any of its Subsidiaries in connection with the execution, delivery or performance by TriCo of this Agreement and by Tri Counties Bank of the Bank Merger Agreement or to consummate the Transaction, except for: (A) filings of applications or notices with, and approvals or waivers by, the FRB, the FDIC and the DFPI, as required; (B) filings with the SEC and state securities authorities, as applicable, in connection with the issuance of TriCo Common Stock in the Merger; (C) approval of the listing of such TriCo Common Stock on Nasdaq; and (D) the filing of (1) the Agreement of Merger with the Secretary of State of the State of California pursuant to the CGCL, and (2) the Bank Merger Agreement with the Secretary of State of the State of California and the DFPI pursuant to the CGCL and the CFC. As of the date hereof, TriCo is not aware of any reason why the approvals set forth above and referred to in Section 7.01(b) will not be received in a timely manner and without the imposition of a Burdensome Condition.
(ii)Subject to receipt, or the making, of the consents, approvals, waivers and filings referred to in the preceding paragraph and expiration of the related waiting periods, the execution, delivery and performance of this Agreement by TriCo and the Bank Merger Agreement by Tri Counties Bank and the

consummation of the Transaction do not and will not: (A) constitute a material breach or material violation of, or a material default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any Law or agreement, indenture or instrument of TriCo or of any of its Subsidiaries or to which TriCo or any of its Subsidiaries or any of their respective assets or properties is subject or bound; (B) constitute a breach or violation of, or a default under, the TriCo Articles, the TriCo Bylaws or the articles of incorporation, bylaws or similar governing documents of any of TriCo’s Subsidiaries; or (C) require any consent or approval under any such Law, agreement, indenture or instrument.
(h)Financial Reports and SEC Reports; Material Adverse Effect.
(i)TriCo’s Annual Report on Form 10-K for the year ended December 31, 2020 and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it subsequent to December 31, 2020 under the Securities Act, or under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act in the form filed or to be filed (collectively, “TriCo’s SEC Reports”) with the SEC, as of the date filed or to be filed: (A) complied or will comply in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be; and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date; and each of the consolidated statements of financial condition contained in or incorporated by reference into any such SEC Reports (including the related notes and schedules thereto) fairly presents, or will fairly present, the consolidated financial position of TriCo and its Subsidiaries as of its date, and each of the consolidated statements of operations and shareholders’ equity and other comprehensive income (loss) and cash flows or equivalent statements in such SEC Reports (including any related notes and schedules thereto) fairly presents, or will fairly present, the consolidated results of operations, changes in shareholders’ equity and other comprehensive income (loss) and cash flows, as the case may be, of TriCo and its Subsidiaries for the periods to which they relate, in each case in accordance with GAAP consistently applied during the periods involved, except in each case as may be noted therein. Each of such financial statements (including any related notes and schedules thereto) complies in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The books and records of TriCo and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.
(ii)As of the Date of this Agreement, neither TriCo nor any of its Subsidiaries has any material liability (whether absolute, contingent or accrued or otherwise and whether due or to become due) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with GAAP, other than liabilities: (A) incurred after March 31, 2021, in the ordinary course of business consistent with past practice; or (B) incurred pursuant to or provided for in this Agreement.
(iii)(A) Since December 31, 2020, no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of this Section 5.04 or otherwise), has had or is reasonably likely to have a Material Adverse Effect with respect to TriCo; (B) since December 31, 2020, neither TriCo nor any of its Subsidiaries has taken nor permitted or entered into any contract with respect to, or otherwise agreed or committed to do or take, any action that, if taken after the date hereof, would constitute a material breach of any of the covenants in Section 4.02; and (C) since December 31, 2020 and through the date of this Agreement, TriCo and its subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practices in all material respects.
(i)Legal Proceedings. No litigation, arbitration, claim or other proceeding before any court or governmental agency is pending against TriCo or its Subsidiaries and, to TriCo’s Knowledge, no such litigation, arbitration, claim or other proceeding has been threatened and there are no facts which could reasonably give rise to such litigation, arbitration, claim or other proceeding in any such case that, individually or in the aggregate, has or could be reasonably expected to have a Material Adverse Effect with respect to TriCo. Neither TriCo nor any of its Subsidiaries nor any of their respective properties is a party to or subject to any order, judgment, decree or regulatory restrictions that, individually or in the aggregate, has or could reasonably be expected to have a Material Adverse Effect with respect to TriCo.
(j)No Brokers. No action has been taken by TriCo or its Subsidiaries that would give rise to any valid claim against any Party (or any of their Subsidiaries) for a brokerage commission, finder’s fee or other like payment with respect to the Transaction, other than a fee payable by TriCo to Keefe, Bruyette & Woods, Inc.
(k)Regulatory Matters.
(i)Since December 31, 2019, TriCo and its Subsidiaries have duly filed with the appropriate regulatory authorities in substantially correct form the monthly, quarterly and annual reports required to be filed under applicable Laws, and such reports were in all material respects complete and accurate and in compliance in all material respects with the requirements of applicable Laws, and TriCo has previously delivered or made available to Valley accurate and complete copies of all such reports. In connection with the most recent examination of TriCo and its Subsidiaries by the appropriate regulatory authorities, neither TriCo nor any of its Subsidiaries was required to correct or change any action, procedure or proceeding which TriCo believes in good faith has not been now corrected or changed, other than corrections or changes which, if not made, either individually or in the aggregate, would not have a Material Adverse Effect on TriCo.
(ii)Neither TriCo nor any of its Subsidiaries nor any of their respective properties is, directly or indirectly, a party to or subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, nor has TriCo or any of its Subsidiaries adopted any policies, procedures or board resolutions at the request or suggestion of, any Governmental Entity. TriCo and its Subsidiaries have paid all assessments made or imposed by any Governmental Entity.
(iii)Neither TriCo nor any of its Subsidiaries has been advised by, nor does TriCo have any Knowledge of facts which could give rise to an advisory notice by, any Governmental Entity that such Governmental Entity is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, directive, agreement, memorandum of understanding, board resolution, commitment letter, supervisory letter or similar submission or any request for the adoption of any policy, procedure or board resolution.
(iv)(A) Except as set forth in Section 5.03(k)(iv)(A) of TriCo’s Disclosure Schedule, no Governmental Entity has initiated since December 31, 2019 or has pending any proceeding, enforcement action or, to the Knowledge of TriCo, investigation or inquiry into the business, operations, policies, practices or disclosures of TriCo or any of its Subsidiaries (other than normal examinations conducted by a Governmental Entity in the ordinary course of the business of TriCo and its Subsidiaries), or, to the Knowledge of TriCo, threatened any of the foregoing; and (B) there is no material unresolved violation, criticism, comment or exception by any Governmental Entity with respect to any report or statement relating to any examinations or inspections of TriCo or any of its Subsidiaries. material criticism from regulators with respect to discriminatory lending practices.
(v)The most recent regulatory rating given to Tri Counties Bank as to its compliance with the Community Reinvestment Act is “satisfactory.” To the Knowledge of TriCo, since the last regulatory examination of Tri Counties Bank with respect to Community Reinvestment Act compliance, Tri Counties Bank has not received any complaints as to the Community Reinvestment Act.
(vi)Each of TriCo and Tri Counties Bank is “well-capitalized” (as that term is defined at 12 CFR §225.2(r) or the relevant regulation of its primary federal bank regulator).

(l)Compliance With Laws.
(i)Each of TriCo and its Subsidiaries is, and at all times since December 31, 2019, has been, in material compliance with all Laws applicable thereto or to the employees conducting such businesses, including, without limitation, the BHCA, Section 23A and 23B of the Federal Reserve Act and FRB regulations pursuant thereto, Laws regarding loans to insiders, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Bank Secrecy Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the USA PATRIOT Act, the Electronic Fund Transfer Act and Regulation E of the FRB, all other applicable fair lending Laws and other Laws relating to discriminatory business practices and the servicing of mortgage loans, all Environmental Laws and all posted and internal policies of TriCo and its Subsidiaries related to customer data, data protection or privacy (including laws relating to the privacy and security of data or information that constitutes Personal Information), the CARES Act, the Small Business Act, the U.S. Treasury’s Home Affordable Modification Program and all applicable COVID-19 Measures. Without limiting the generality of the foregoing, Since December 31, 2018, TriCo has not received written notice from any Governmental Entity asserting that TriCo or any of its Subsidiaries is not in material compliance with any anti-bribery and anti-corruption Laws, anti-money laundering Laws, including the Bank Secrecy Act, any order issued with respect to anti-money laundering by the Office of Foreign Assets Control of the U.S. Department of the Treasury and any other state or federal anti-money-laundering Laws, including those provisions of federal regulations requiring: (i) the filing of reports, such as Currency Transaction Reports and Suspicious Activity Reports; (ii) the maintenance of records; and (iii) the exercise of diligence in identifying customers.
(ii)TriCo has adopted such procedures, policies and internal controls as are necessary or appropriate to comply with the Bank Secrecy Act, the USA PATRIOT Act of 2001, and any other applicable anti-money laundering Laws (including any economic or trade sanction or guidance) and, to TriCo’s Knowledge, is in compliance with such Laws in all material respects. TriCo and its Subsidiaries have all permits, licenses, franchises, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Entities (and has paid all fees and assessments due and payable in connection therewith) that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to TriCo’s Knowledge, no suspension or cancellation of any of them is threatened, except in each case where the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.
(iii)No investigation or review by any Governmental Entity with respect to TriCo or any of its Subsidiaries is pending or, to the Knowledge of TriCo, threatened, nor has TriCo or any Subsidiary of TriCo received any written notification or communication from any Governmental Entity: (A) asserting that TriCo or any such Subsidiary is not in compliance with any of the Laws which such Governmental Entity enforces; or (B) threatening to revoke any license, franchise, permit or governmental authorization (nor, to TriCo’s Knowledge, do any grounds for any of the foregoing exist).
(m)Tax Matters. Neither Trico nor any of its Subsidiaries has taken any action or failed to take any action, or is aware of any fact or circumstance, in each case, that could reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code. TriCo has made available to Valley: (A) true and correct copies of the U.S. federal and state income tax returns filed by or on behalf of TriCo and its Subsidiaries for the most recent three (3) years; and (B) any audit reports by the respective taxing authorities making adjustments to those returns.

(o)     Ownership of Valley Common Stock. None of TriCo or any of its Subsidiaries, or to TriCo’s Knowledge, any of its other affiliates or associates (as such terms are defined under the Exchange Act), owns beneficially or of record, directly or indirectly, or is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, shares of Valley Common Stock (other than shares held in a fiduciary capacity that are beneficially owned by third parties, shares held in an index or mutual fund, or as a result of debts previously contracted).

(p)    Disclosure. The representations and warranties contained in this Section 5.04, when considered as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5.04 not misleading.
(q)    No Additional Representations. Except for the representations and warranties made by TriCo in this Section 5.04 and as Previously Disclosed, neither TriCo nor any other Person makes any express or implied representation or warranty with respect to TriCo, its Subsidiaries, or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and TriCo hereby expressly disclaims any such other representations or warranties.
ARTICLE VI
COVENANTS
6.01 Commercially Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of Valley and TriCo agrees to use its commercially reasonable efforts in good faith, and to cause their respective Subsidiaries to use their commercially reasonable efforts in good faith, to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable Laws, so as to permit consummation of the Transaction as promptly as practicable and otherwise to enable consummation of the Transaction, including the satisfaction of the conditions set forth in Article VII hereof, and shall cooperate fully with the other Party to that end.
6.02 Valley Shareholder Approval.
(a)Valley agrees to take, in accordance with applicable Law and the Valley Articles and the Valley Bylaws, all action necessary to convene as soon as reasonably practicable after the Registration Statement becomes effective, a special meeting of its shareholders (including any adjournment or postponement, the “Valley Meeting”) to consider and to obtain the Valley Shareholder Approval as well as a proposal to grant authority to adjourn the Valley Meeting if there are not enough votes to obtain the Valley Shareholder Approval. Except with the prior written consent of TriCo, no other matters shall be submitted for the approval of Valley shareholders at the Valley Meeting. The Valley Board shall at all times prior to and during the Valley Meeting recommend such approval and shall take all reasonable best efforts to solicit such approval and shall not: (i) withdraw, modify or qualify in any manner adverse to TriCo such recommendation; or (ii) take any other action or make any other public statement in connection with the Valley Meeting inconsistent with such recommendation (collectively, a “Change in Recommendation”), except as and to the extent permitted by Section 6.02(b). Notwithstanding any Change in Recommendation, unless this Agreement is terminated by Valley pursuant to Section 8.01(h), this Agreement shall be submitted to the shareholders of Valley at the Valley Meeting for the purpose of considering and obtaining the Valley Shareholder Approval. In addition to the foregoing, unless this Agreement is terminated by Valley pursuant to Section 8.01(h), Valley shall not submit to the vote of its shareholders any Acquisition Proposal other than the Merger. Valley shall not, without the prior written consent of TriCo, adjourn or postpone the Valley Meeting; provided that Valley may, without the prior written consent of TriCo, which consent shall not be unreasonably withheld, conditioned or delayed, adjourn or postpone the Valley Meeting: (A) if, as of the time for which the Valley Meeting is originally scheduled (as set forth in the Prospectus/Proxy Statement), there are insufficient shares of Valley Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Valley Meeting or to obtain the Valley Shareholder Approval; or (B) after consultation with TriCo, if the failure to adjourn or postpone the Valley Meeting would reasonably be expected to be a violation of applicable Law for the distribution of any required supplement or amendment to the Prospectus/Proxy Statement. TriCo may require Valley to adjourn, delay or postpone the Valley Meeting once for a period not to exceed thirty (30) calendar days (but prior to the date that is four (4) Business Days prior to the End Date) to solicit additional proxies necessary to obtain the Valley Shareholder Approval. Once Valley has established a record date for the Valley Meeting, Valley shall not change such record date or establish a different record date for the Valley Meeting without the prior written consent of TriCo, which consent shall not be unreasonably withheld, conditioned or delayed, unless required to do so by applicable Law or the Valley Articles or the Valley Bylaws or in connection with a postponement or adjournment of the Valley Meeting permitted by this Section 6.02.

(b)Notwithstanding the foregoing, Valley and the Valley Board shall be permitted to effect a Change in Recommendation if and only to the extent that:
(i)Valley shall have complied in all material respects with Section 6.07;
(ii)the Valley Board, after consulting with its outside counsel and financial advisor, shall have determined in good faith that the Acquisition Proposal constitutes a Superior Proposal; and
(iii)if the Valley Board intends to effect a Change in Recommendation following receipt of an Acquisition Proposal: (A) the Valley Board shall have concluded in good faith, after giving effect to all of the adjustments which may be offered by TriCo pursuant to clause (C) below, that such Acquisition Proposal constitutes a Superior Proposal; (B) Valley shall notify TriCo, at least five (5) Business Days in advance, of its intention to effect a Change in Recommendation in response to such Superior Proposal and furnish to TriCo all the material terms and conditions of such proposal (including the identity of the party making such Acquisition Proposal); and (C) prior to effecting such a Change in Recommendation, Valley shall, and shall cause its financial and legal advisors to, during the period following Valley’s delivery of the notice referred to in clause (B) above, negotiate with TriCo in good faith for a period of up to five (5) Business Days (to the extent TriCo desires to negotiate) to make such adjustments in the terms and conditions of this Agreement so that such Acquisition Proposal ceases to constitute a Superior Proposal.
Any amendment or modification to the financial or other material terms of the Acquisition Proposal giving rise to Valley’s notice of a Superior Proposal shall constitute a new Acquisition Proposal giving rise to a new obligation to provide notice and a new five (5) Business Day response period for TriCo, consequently extending the periods referenced in Sections 6.02(b)(iii) above.
6.03 Registration Statement.
(a)TriCo shall prepare and file a registration statement on Form S-4 or other applicable form (the “Registration Statement”) with the SEC in connection with the issuance of the shares of TriCo Common Stock to Valley shareholders as the Merger Consideration in the Merger (including the proxy statement for the Valley Meeting and the prospectus of TriCo constituting a part thereof (the “Proxy Statement/Prospectus”) and all related documents). Valley shall prepare and furnish such information relating to it, its Subsidiaries and their respective directors, officers and shareholders as may be reasonably required in connection with the above referenced documents based on its knowledge of and access to the information required for said documents, and Valley, and its legal, financial and accounting advisors, shall have the right to review in advance and comment on such Registration Statement prior to its filing and on any amendments or supplements thereto and any written communications with the SEC in connection therewith. Valley agrees to cooperate with TriCo and TriCo’s counsel and accountants in requesting and obtaining appropriate opinions, consents and letters from its financial advisor, legal counsel and independent auditor in connection with the Registration Statement and the Proxy Statement/Prospectus. TriCo shall use its commercially reasonable efforts to file, or cause to be filed, the Registration Statement with the SEC within forty-five (45) days of the date of this Agreement or as promptly as reasonably practicable thereafter. Each of Valley and TriCo agrees to use its commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after the filing thereof. TriCo also agrees to use its commercially reasonable efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement. After the Registration Statement is declared effective under the Securities Act, Valley shall promptly mail at its own expense the Proxy Statement/Prospectus to its shareholders.
(b)Each of Valley and TriCo agrees that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in: (i) the Registration Statement shall, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and (ii) the Proxy Statement/Prospectus and any amendment or supplement thereto shall, at the date(s) of mailing to Valley’s shareholders and at the time of the Valley Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Each of Valley and TriCo further agrees that if it shall become aware prior to the date of effectiveness of the Registration Statement of any information furnished by such party that would cause any of the statements in the Registration Statement or the Proxy Statement/Prospectus to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other parties thereof and to take the necessary steps to correct the Registration Statement or the Proxy Statement/Prospectus.
(c)TriCo agrees to advise Valley promptly in writing after TriCo receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of TriCo Common Stock for offering or sale in any jurisdiction, of the initiation or, to the extent TriCo is aware thereof, threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.
6.04 Regulatory Filings.
(a)Each of TriCo and Valley shall, and shall cause their respective Subsidiaries to, cooperate and use their respective commercially reasonable efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all Governmental Entities necessary to consummate the Transaction; and TriCo shall use its commercially reasonable efforts to make any initial application filings with Governmental Entities within thirty (30) days of the date of this Agreement or as promptly as reasonably practicable thereafter. Each of TriCo and Valley shall have the right to review in advance, and to the extent practicable, each shall consult with the other, in each case subject to applicable Laws relating to the exchange of information, with respect to all written information submitted to any Governmental Entity in connection with the Transaction. In exercising the foregoing right, each Party agrees to act reasonably and as promptly as practicable. Each Party hereto agrees that it shall consult with the other Party hereto with respect to the obtaining of all permits, consents, approvals, waivers and authorizations of all Governmental Entities necessary or advisable to consummate the Transaction, and each Party shall keep the other Party apprised of the status of material matters relating to completion of the Transaction. Each Party hereto further agrees to provide the other Party with a copy of all correspondence to or from any Governmental Entity in connection with the Transaction; provided that TriCo shall not be required to provide Valley with confidential portions of any filing with a Governmental Entity if such provision would violate applicable Laws relating to the exchange of information.
(b)Each Party agrees, upon request, to furnish the other Party with all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other Party or any of their Subsidiaries to any Governmental Entity.
6.05 Press Releases. Valley and TriCo shall consult with each other before issuing any press release or public statement with respect to the Transaction or this Agreement and shall not issue any such press release or make any such public statements without the prior consent of the other Party, which shall not be unreasonably withheld, delayed or conditioned; provided, however, that TriCo or Valley may, without the prior consent of the other Party (but after such consultation, to the extent practicable under the circumstances), issue such press release or make such public statements as may, upon the advice of outside counsel, be required by law or the rules or regulations of the SEC or Nasdaq. Valley and TriCo shall cooperate to develop all public announcement materials and make appropriate management available at presentations related to the Transaction as reasonably requested by the other Party.
6.06 Access; Information.
(a)Valley agrees that upon reasonable notice and subject to applicable Laws relating to the exchange of information, it shall afford TriCo and TriCo’s officers, employees, counsel, accountants and other authorized representatives such access (subject to any applicable restrictions imposed by Law with respect to in-

person access in light of COVID-19 concerns) during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, minutes and records of the Valley Board, the Valley Bank Board and their respective committees, Tax Returns and work papers of independent auditors), systems, properties, personnel and advisors of Valley and its Subsidiaries and to such other information relating to Valley and its Subsidiaries as TriCo may reasonably request; provided that TriCo shall coordinate any and all meetings with Valley personnel with one or more designated representatives of Valley, and, during such period, Valley shall furnish promptly to TriCo: (i) a copy of each report, schedule, registration statement and other document filed or received during such period pursuant to the requirements of federal or state banking, lending, securities, consumer finance or privacy laws; and (ii) all other information concerning the business, properties and personnel of Valley and its Subsidiaries as TriCo may reasonably request.
(b)Notwithstanding anything in this Section 6.06 to the contrary, neither TriCo nor Valley shall be required to provide access to or disclose information: (i) included in any communications, memoranda or work product prepared by advisors to Valley, or confidential reports, documents or minutes of meetings of the Valley Board, its committees or its management personnel, or similar materials to the extent directly or indirectly substantially related to or prepared in connection with the Transaction and the rights and obligations of Valley under this Agreement; (ii) where such access or disclosure would jeopardize the attorney-client privilege of Valley or any other Person in possession or control of such information (after giving due consideration to the existence of any common interest, joint defense or similar agreement between the Parties); or (iii) where such access or disclosure would contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or agreement entered into prior to the date of this Agreement; provided that in any such event, the Parties will cooperate in good faith to make reasonably appropriate substitute disclosure arrangements.
(c)During the period from the date of this Agreement to the Effective Time, Valley shall, upon the request of TriCo, cause one or more of its designated representatives to confer on a monthly or more frequent basis with representatives of TriCo regarding its consolidated financial condition, operations and business and matters relating to the completion of the Transaction. Subject to applicable law, as soon as reasonably available, but in no event more than twenty (20) days after the end of each calendar month or quarter ending after the date of this Agreement, Valley will deliver to TriCo: (i) on a quarterly basis, its consolidated balance sheet and consolidated statements of income, comprehensive income, changes in shareholders’ equity and cash flows, without related notes, for such quarter prepared in accordance with GAAP; (ii) on an annual basis, its consolidated balance sheet and consolidated statements of income, changes in shareholders’ equity and comprehensive income and cash flows for such year prepared in accordance with GAAP; and (iii) on a monthly basis, except as applicable pursuant to clauses (i) and (ii), its consolidated balance sheet and consolidated statements of income, without related notes, for such month prepared in accordance with GAAP.
(d)Valley will deliver to TriCo, as soon as reasonably available, but in no event more than twenty (20) days after the end of each calendar month, a complete and accurate list as of the end of each calendar month following the date of this Agreement of: (i) all periodic internal credit quality reports of Valley and its Subsidiaries prepared during such calendar month (which reports will be prepared in a manner consistent with past practices); (ii) all Loans classified as non-accrual, as restructured, as ninety (90) days past due, as still accruing and doubtful of collection or any comparable classification; (iii) all OREO, including in-substance foreclosures and real estate in judgment; (iv) all new Loans; (v) any current repurchase obligations of Valley or its Subsidiaries with respect to any Loans, Loan participations or state or municipal obligations or revenue bonds; and (vi) any standby letters of credit issued by Valley or its Subsidiaries.
(e)From time to time prior to the Effective Time, Valley will promptly supplement or amend the Disclosure Schedule delivered in connection herewith with respect to any material matter hereafter arising which, if existing, occurring or known on the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or which is necessary to correct any information in such Disclosure Schedule which has been rendered inaccurate thereby. No supplement or amendment to such Disclosure Schedule shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article VII; provided, however, that the contents of any supplement or amendment shall not otherwise be deemed a breach of a representation or warranty, including for purposes of Section 8.01(b), unless such supplement or amendment contains a fact, circumstance or event that individually, or taken together with all other facts, circumstances and events has resulted in or has had, or is reasonably expected to have or result in a Material Adverse Effect on Valley.
(f)All information furnished by Valley or TriCo to the other pursuant to this Section 6.06 shall be subject to the provisions of the Non-Disclosure Agreement, dated as of April 13, 2021 by and between TriCo and Valley (the “Confidentiality Agreement”).
(g)No investigation by either of the Parties or their respective representatives shall affect the representations, warranties, covenants or agreements of the other Party set forth herein.
6.07 No Solicitation; Acquisition Proposals.
(a)Valley agrees that it shall, and shall direct and use its reasonable best efforts to cause its affiliates, directors, officers, employees, agents and representatives (including, without limitation, any investment banker, financial advisor, attorney, accountant or other representative retained by it) (all of the foregoing, collectively, “Representatives”) to, immediately cease any discussions or negotiations with any other parties that may be ongoing with respect to the possibility or consideration of any Acquisition Proposal, and will use its reasonable best efforts to enforce any confidentiality or similar agreement relating to any Acquisition Proposal, including by requesting the other party to promptly return or destroy any confidential information previously furnished by or on behalf of Valley or any of its Subsidiaries thereunder and by specifically enforcing the terms thereof in a court of competent jurisdiction. From the date of this Agreement through the Effective Time, neither Valley nor any of its Subsidiaries shall, and shall cause their respective directors, officers or employees or any Representative retained by them not to, directly or indirectly through another Person: (i) solicit, initiate or encourage (including by way of furnishing information or assistance), or take any other action designed to facilitate or that is likely to result in, any inquiries or the making of any proposal or offer that constitutes, or is reasonably likely to lead to, any Acquisition Proposal; (ii) provide any confidential information or data to any Person relating to any Acquisition Proposal; (iii) participate in any discussions or negotiations regarding any Acquisition Proposal; (iv) waive, terminate, modify or fail to enforce any provision of any contractual “standstill” or similar obligations of any Person other than TriCo or its Affiliates; (v) approve or recommend, propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, asset purchase agreement or share exchange agreement, option agreement or other similar agreement related to any Acquisition Proposal or propose to do any of the foregoing; or (vi) make or authorize any statement, recommendation or solicitation in support of any Acquisition Proposal; provided, however, that prior to the date of the Valley Meeting, if the Valley Board determines in good faith, after consulting with its outside legal and financial advisors, that the written Acquisition Proposal constitutes a Superior Proposal, Valley may, in response to a bona fide, written Acquisition Proposal not solicited in violation of this Section 6.07(a) that the Valley Board determines in good faith constitutes a Superior Proposal, subject to providing two (2) Business Days prior written notice of its decision to take such action to TriCo and identifying the Person making the proposal and all the material terms and conditions of such proposal and compliance with Section 6.07(b): (A) furnish information with respect to itself to any Person making such a Superior Proposal pursuant to a customary confidentiality agreement (as determined by Valley after consultation with its outside counsel) on terms no more favorable to such Person than the terms contained in the Confidentiality Agreement are to TriCo; and (B) participate in discussions or negotiations regarding such a Superior Proposal.
(b)In addition to the obligations of Valley set forth in Section 6.07(a), Valley shall promptly (within one (1) Business Day) advise TriCo orally and in writing of its receipt of any Acquisition Proposal and keep TriCo reasonably informed, on a current basis, of the continuing status thereof, including the material terms and conditions thereof and any material changes thereto, and shall contemporaneously provide to TriCo all materials provided to or made available to any third party pursuant to this Section 6.07 which were not previously provided to TriCo.
(c)Valley agrees that any violation of the restrictions set forth in this Section 6.07 by any Representative of Valley or its Subsidiaries shall be deemed a breach of this Section 6.07 by Valley.

(d)The Parties agree that irreparable damage would occur in the event any of the restrictions set forth in Section 6.07(a) were violated by Valley, its Subsidiaries or any Representative of Valley or its Subsidiaries. It is accordingly agreed that TriCo shall be entitled to an injunction or injunctions to prevent breaches of Section 6.07 and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which TriCo is entitled at law or in equity. In the event attorneys’ fees or other costs are incurred to secure performance of any of the obligations herein provided for, or to establish damages for the breach thereof, or to obtain any other appropriate relief, whether by way of prosecution or defense, TriCo shall be entitled to recover reasonable attorneys’ fees and costs incurred therein.
6.08 Certain Policies. Prior to the Closing Date, upon the request of TriCo, Valley shall, and shall cause its Subsidiaries to, consistent with GAAP and applicable banking laws and regulations, use their commercially reasonable efforts to modify or change their Loan, OREO, accrual, reserve, Tax, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to be applied on a basis that is consistent with that of TriCo; provided, however, that no such modifications or changes need be made prior to the satisfaction of the conditions set forth in Section 7.01(b); and further provided that in any event, no such modification or change made by Valley or any of its Subsidiaries pursuant to this Section 6.08 shall constitute or be deemed to be a breach, violation of or failure to satisfy any representation, warranty, covenant, agreement, condition or other provision of this Agreement or otherwise be considered in determining whether any such breach, violation or failure to satisfy shall have occurred. The recording of any such adjustments shall not be deemed to imply any misstatement of previously furnished financial statements or information and shall not be construed as concurrence of Valley or its management with any such adjustments.
6.09 Nasdaq Listing. TriCo shall, as promptly as practicable, file all documents, take all actions reasonably necessary and otherwise use its commercially reasonable efforts to list, prior to the Closing Date, on Nasdaq the shares of TriCo Common Stock to be issued to the Valley shareholders as the Merger Consideration.
6.10 Indemnification.
(a)From and after the Effective Time through the sixth (6th) anniversary of the Effective Time, TriCo and the Surviving Corporation (each an “Indemnifying Party”) shall indemnify and hold harmless each present and former director, officer and employee of Valley or Valley Bank, as applicable, determined as of the Effective Time (the “Indemnified Parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, arising in whole or in part out of or pertaining to the fact that he or she was a director, officer, employee, fiduciary or agent of Valley or any Valley Subsidiary or is or was serving at the request of Valley or any Valley Subsidiary as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, including, without limitation, matters related to the negotiation, execution and performance of this Agreement or consummation of the Transaction, to the fullest extent which such Indemnified Parties would be entitled under the Valley Articles and the Valley Bylaws or, as applicable, Valley Bank’s Articles of Incorporation and Valley Bank’s Bylaws or any agreement, arrangement or understanding which has been set forth in Section 6.10 of Valley’s Disclosure Schedule, in each case as in effect on the date hereof. TriCo shall also cause the Surviving Corporation to advance expenses as incurred by such Indemnified Parties to the same extent as such persons are entitled to advancement of expenses as of the date of this Agreement by Valley pursuant to the Valley Articles and the Valley Bylaws or, as applicable, the Valley Bank Articles or the Valley Bank Bylaws or any agreement, arrangement or understanding which has been set forth in Section 6.10 of Valley’s Disclosure Schedule, in each case as in effect on the date hereof.
(b)Any Indemnified Party wishing to claim indemnification under this Section 6.10, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Indemnifying Party, but the failure to so notify shall not relieve the Indemnifying Party of any liability it may have to such Indemnified Party if such failure does not actually prejudice the Indemnifying Party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time): (i) the Indemnifying Party shall have the right to assume the defense thereof and the Indemnifying Party shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Indemnifying Party elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between the Indemnifying Party and the Indemnified Parties that make joint representation inappropriate, the Indemnified Parties may retain counsel which is reasonably satisfactory to the Indemnifying Party, and the Indemnifying Party shall pay, promptly as statements therefor are received, the reasonable fees and expenses of such counsel for the Indemnified Parties (which may not exceed one firm in any jurisdiction unless the Indemnified Parties have conflicts of interest); (ii) the Indemnified Parties will cooperate in the defense of any such matter; (iii) the Indemnifying Party shall not be liable for any settlement effected without its prior written consent, which shall not be unreasonably withheld, delayed or conditioned; and (iv) the Indemnifying Party shall have no obligation hereunder in the event that a federal or state banking agency or a court of competent jurisdiction shall determine by final, non-appealable written order that indemnification of an Indemnified Party in the manner contemplated hereby is prohibited by applicable laws and regulations.
(c)TriCo (and the Surviving Corporation) shall maintain Valley’s existing directors’ and officers’ liability insurance policy (or provide a policy providing comparable coverage and amounts on terms no less favorable to the persons currently covered by Valley’s existing policy, including TriCo’s existing policy if it meets the foregoing standard) covering persons who are currently covered by such insurance for a period of six (6) years after the Effective Time; provided, however, that in no event shall TriCo be obligated to expend, in order to maintain or provide insurance coverage pursuant to this Section 6.10(c), an amount in excess of two hundred fifty percent (250%) of the annual premiums paid by Valley as of the date hereof for such insurance (“Maximum Insurance Amount”); provided further, that if the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Insurance Amount, TriCo shall obtain the most advantageous coverage obtainable for an annual premium equal to the Maximum Insurance Amount.
(d)If TriCo or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any other entity, then and in each case, proper provision shall be made so that the successors and assigns of TriCo shall assume the obligations set forth in this Section 6.10.
(e)The provisions of this Section 6.10 are: (i) intended to be for the benefit of, and will be enforceable by, each Indemnified Party; and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by contract or otherwise.
6.11 Benefit Plans.
(a)As soon as administratively practicable after the Effective Time, TriCo shall take all reasonable action so that Employees that are employed by Valley and its Subsidiaries as of the Effective Time and will continue employment with TriCo or any of its Subsidiaries following the Effective Time (the “Continuing Employees”) shall be entitled to participate in each TriCo Benefit Plan of general applicability to the same extent as similarly-situated employees of TriCo and its Subsidiaries, including but not limited to a tax-qualified defined contribution plan with a “cash or deferred arrangement” within the meaning of Section 401(k) of the Code maintained by TriCo (the “TriCo 401(k) Plan”) (it being understood that inclusion of the employees of Valley and its Subsidiaries in the TriCo Benefit Plans may occur at different times with respect to different plans and that with respect to the TriCo 401(k) Plan, Continuing Employees shall, if they so elect, be permitted to rollover their balances from their Valley 401(k) Plan accounts, subject to the terms and conditions of the TriCo 401(k) Plan); provided that coverage or participation shall be continued under the corresponding Benefit Plans of Valley and its Subsidiaries until such employees are permitted to transition from such Benefit Plans and participate or enroll in the TriCo Benefit Plans; and provided further, that nothing contained herein shall require TriCo or any of its Subsidiaries to make any grants to any former employee of Valley and its Subsidiaries under any pension plans, deferred compensation plans, discretionary equity or incentive compensation plan of TriCo or otherwise make available or establish any new employee benefit plans for or on behalf of the Continuing Employees if TriCo and its Subsidiaries do not offer a particular type of employee benefit plans to their similarly-situated employees. TriCo shall cause each TriCo Benefit Plan in which Continuing Employees are eligible to participate to recognize, for purposes of determining eligibility to participate in, and the vesting of benefits, but not for purposes of equity grants or accrual of pension benefits or service toward eligibility for any Retiree Welfare Plan, if applicable, under the TriCo Benefit Plans, the service of such employees with Valley and its Subsidiaries to the same extent as such service was credited for such purpose by Valley and its Subsidiaries; provided, however, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits or to the extent not otherwise permissible under the terms of a TriCo Benefit Plan; and provided further, that an employee’s eligibility to participate will be governed by the eligibility criteria of the particular TriCo Benefit Plan. Nothing herein shall limit the ability of TriCo to amend or terminate any of the TriCo Benefit Plans or the Benefit Plans in accordance with their terms at any time.
(b)Except if such treatment will result in duplication of benefits or related to defined benefit pension plans, retiree medical plans or equity incentive plans, all Continuing Employees shall maintain their original hire dates from Valley and those hire dates and all such additional seniority shall carry over to TriCo with no loss of any benefits, seniority or service time.
(c)At and following the Effective Time, TriCo shall honor, and the Surviving Corporation shall continue to be obligated to perform, in accordance with their terms, all benefit obligations to, and contractual rights of, current and former employees of Valley and its Subsidiaries existing as of the Effective Date, as well as all bonus, deferred compensation, supplemental retirement plan, salary continuation, severance, termination, change in control and other existing plans and policies of Valley and its Subsidiaries to the extent that each of the foregoing are Previously Disclosed.
(d)At such time as Continuing Employees become eligible to participate in a medical, dental, health, life or disability plan of TriCo or its Subsidiaries, TriCo shall use commercially reasonable efforts to cause each such plan to: (i) waive any preexisting condition limitations to the extent such conditions are covered under the applicable medical, health or dental plans of TriCo; (ii) provide full credit under medical, health and dental plans for any deductibles, co-payment and out-of-pocket expenses incurred by the employees and their beneficiaries during the portion of the calendar year prior to such participation; and (iii) waive any waiting period limitation or evidence of insurability requirement which would otherwise be applicable to such employee on or after the Effective Time to the extent such employee had satisfied any similar limitation or requirement under a corresponding Valley Benefit Plan prior to the Effective Time; provided, however, that such waiver shall not be required to the extent that such waiver would result in a duplication of benefits or to the extent not otherwise permissible under the terms of a contract insuring benefits under the TriCo Benefit Plans.
(e)All Continuing Employees shall maintain their accrued sick time with full and complete carryover into their employment with TriCo, excluding any California supplemental paid sick leave accruals. There shall be no loss of any time or benefits owed, and any unused sick time shall be fully carried over into their new employment with TriCo. There shall be no limits on the total amount of carryover allowed or permitted. Once at TriCo, such benefits shall continue to accrue in the normal course of business, consistent with TriCo’s policies and practices.
(f)Those employees of Valley and its Subsidiaries: (i) who (A) are not offered employment by TriCo or its Subsidiaries following the Effective Time, (B) are offered employment by TriCo or its Subsidiaries following the Effective Time but elect not to accept such employment for Good Reason, or (C) terminate their employment with TriCo or its Subsidiaries prior to the first anniversary of the Effective Time for Good Reason, and who, in the case of any of (A), (B) or (C), are not a party to an employment agreement or otherwise entitled to an existing severance package, change in control benefit or payments under any salary continuation plan, and who sign and deliver (and do not revoke) a termination and release agreement in a form reasonably acceptable to TriCo within forty-five (45) days of the Effective Time; or (ii) who are terminated by TriCo without cause prior to the first anniversary of the Effective Time and deliver (and do not revoke) a termination and release agreement in a form reasonably acceptable to TriCo within forty-five (45) days of termination, shall be entitled to receive a single lump sum payment of severance in an amount determined pursuant to the severance schedule attached as Section 6.11(f) of Valley’s Disclosure Schedule (in all cases, based on the employee’s annual base salary at the time of termination of employment and, for purposes of determining the length of service, including both the period of services with Valley and the period of service with TriCo, if any). If Valley or any of its Subsidiaries has any other severance pay plan or arrangement, then any amounts paid pursuant to that plan or arrangement shall reduce the amount that the employee will receive under this Section 6.11(f) and in no event shall there be any duplication of severance pay. Nothing contained in this Section 6.11(f) hereof shall be construed or interpreted to limit or modify in any way TriCo’s or its Subsidiaries’ at will employment policy or provide any third party beneficiary rights to employees of Valley or any of its Subsidiaries. In no event shall severance pay be taken into account in determining the amount of any other benefit (including but not limited to, an individual’s benefit under any retirement plan or policy). For purposes of this Section 6.11(f), “Good Reason ” means, with respect to any Valley employee, that TriCo or its Subsidiaries offers the Valley employee a position of employment prior to the Effective Time, or after the Effective Time and prior to the first anniversary of the Effective Time, that requires the employee accept either: (i) an annual salary that is less than the employee’s annual salary immediately prior to the Effective Time or (ii) a primary place of employment at a location that is more than twenty-five (25) miles from the employee’s primary place of employment with Valley as of the date of this Agreement. For purposes of this Section 6.11(f), “cause” shall mean the employee’s personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, failure to comply with any valid and legal directive of TriCo, Tri Counties Bank, Valley and/or Valley Bank failure to perform stated duties, violation of any law, rule or regulation (other than traffic violations or similar offenses) or order of any Governmental Entity.
(g)Prior to the Closing, Valley shall have paid into the Valley Republic Bank 401(k) Profit Sharing Plan (the “Valley 401(k) Plan”) all employer contributions, including any safe harbor employer matching contributions, profit sharing contributions or other non-elective contributions. Prior to the Closing, Valley shall: (i) adopt written resolutions (or take such other necessary or appropriate action), in form and substance reasonably acceptable to TriCo, to terminate the Valley 401(k) Plan in compliance with its terms and requirements of applicable Law, effective no later than the Business Day preceding the Closing Date; and (ii) provide for full vesting of all employer contributions under the Valley 401(k) Plan to which a vesting schedule applies for all participants who currently maintain an account under the Valley 401(k) Plan; such termination and vesting to be effective no later than the Business Day preceding the Closing Date. Valley shall provide TriCo with evidence of the termination of the Valley 401(k) Plan.
(h)Each of Valley and TriCo acknowledges and agrees that all provisions contained within this Section 6.11 with respect to Employees or any other Person are included for the sole benefit of the parties to this Agreement and nothing contained in this Section 6.11 shall confer upon any other Person any third-party beneficiary or other rights or remedies of any nature whatsoever under or by reason of this Section 6.11. Nothing contained herein: (i) shall be construed to establish, amend or modify any benefit plan, program or arrangement; or (ii) alter or limit the ability of TriCo to amend, modify or terminate any benefit plan, program or arrangement at any time established, sponsored or maintained by TriCo or any of its Subsidiaries. Each of Valley and TriCo agrees that the terms of this Section 6.11 do not and shall not create any right in any Person to continued employment with Valley, TriCo or any of their respective Subsidiaries or to any compensation or benefit.
6.12 Appointment of Director. TriCo shall take all action necessary to appoint or elect, effective as of the Effective Time, one individual serving as a director of Valley on the date of this Agreement, who shall be mutually agreeable to TriCo and Valley and who shall qualify as an “independent” director of TriCo under applicable Nasdaq rules, as a director of each of TriCo and Tri Counties Bank. Such individual shall serve until the first annual meeting of shareholders of TriCo following the Effective Time. Subject to the fiduciary duties of the TriCo Board, TriCo shall include such individual on the list of nominees for director presented by the TriCo Board and for which the TriCo Board shall solicit proxies at the first annual meeting of shareholders of TriCo following the Effective Time and the TriCo Board shall include such individual in the nominees elected to the Tri Counties Bank board of directors at the next election held for the Tri Counties Bank board of directors following the Effective Time.
6.13 Notification of Certain Matters. Each of Valley and TriCo shall give prompt written notice to the other of any fact, event or circumstance known to it that: (a) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it; or (b) would cause or constitute a failure of any of the conditions provided for in Article VII.

6.14 Estoppel Letters; Title Insurance. Valley shall use its commercially reasonable efforts to obtain and deliver to TriCo at the Closing with respect to the real estate leased by Valley or a Subsidiary of Valley, an estoppel letter from each of its lessors dated as of the Closing in such a form as may be reasonably acceptable to TriCo. In addition, for each real property owned by Valley or any of its Subsidiaries, improved or vacant, whether for Valley’s or any of its Subsidiaries’ operations or branches, or acquired through foreclosure or deed in lieu thereof, Valley will provide an ALTA Owner’s Policy of Title Insurance, with customary endorsements and without exception for survey, together with a title report or commitment showing any matters of title recorded against the subject property from the date of issuance of the applicable title insurance policy through a date no earlier than fifteen (15) days prior to the Closing. In the event that there is no existing title insurance policy for a particular property, for each such property, Valley will provide a new ALTA Owner’s Policy of Title Insurance, with an insured value no less than the value therefor disclosed in the appraisals provided to TriCo, with customary endorsements and without exception for survey or matters within the Knowledge of Valley as of the policy date.
6.15 Antitakeover Statutes. Valley and the Valley Board shall, if any state antitakeover statute or similar statute becomes applicable to this Agreement and the Transaction, take all action reasonably necessary to ensure that the Transaction may be consummated as promptly as practicable on the terms contemplated hereby and otherwise to minimize the effect of such statute or regulation on this Agreement and the Transaction.
6.16 Consents. Valley shall, and shall cause its Subsidiaries to, use their commercially reasonable efforts to obtain all consents, approvals, waivers, non-objections and to deliver any notices required pursuant to the terms of the Material Contracts as a result of the Transaction.
6.17 Federal Home Loan Bank Borrowings. If requested by TriCo, Valley shall cooperate with TriCo to effect the discharge of Valley’s borrowings from the FHLB prior to the Effective Time.
6.18 Shareholder Litigation and Protests. The Parties shall promptly advise each other orally and in writing against Valley, TriCo or their directors relating to this Agreement, the Merger, the Bank Merger or any of the other transactions contemplated hereby and shall keep each other fully informed regarding any such shareholder or community-based litigation or protests, including providing all relevant documentation. The Parties shall consult with each other and give good faith consideration of the comments and advice and give the other Party the opportunity to participate in the defense or settlement of any such litigation; provided that each Party shall pay its own expenses, subject to applicable law. No settlement in connection with such litigation or protests shall be agreed to without TriCo’s prior written consent.
6.19 Closing Financial Statements. At least five (5) Business Days prior to the Effective Time of the Merger, Valley shall provide TriCo with: (i) Valley’s unaudited consolidated balance sheet and results of operations presenting the financial condition of Valley and its Subsidiaries as of the close of business on the last day of the last month ended prior to the Closing Date of the Merger and for the period beginning on the first date of the then-current fiscal year through the close of business on the last day of the last month ended prior to the Effective Time of the Merger, which shall include, for avoidance of doubt, accruals with respect to estimated amounts that will become payable under Valley’s Incentive Compensation Plan (the “Closing Financial Statements”); (ii) a calculation of the Adjusted Tangible Common Equity along with documents reasonably supporting such calculation and (iii) a list of estimated accruals for amounts earned under Valley’s Incentive Compensation Plan as of the Closing Date; provided, however, that if the Effective Time of the Merger occurs on or before the fifth business Day of the month, the Closing Financial Statements and such calculation shall instead be as of and through the end of the second month immediately preceding the Effective Time. The Closing Financial Statements shall be prepared in accordance with GAAP (excluding notes) and regulatory accounting principles and other applicable legal and accounting requirements, and shall reflect all period-end accruals and other adjustments, subject to the other requirements of this Agreement and shall also reflect accruals for all fees and expenses incurred or expected to be incurred in connection with the transactions contemplated in this Agreement (whether or not doing so is in accordance with GAAP), included all Merger Related Expenses. The Closing Financial Statements, the calculation of the Adjusted Tangible Common Equity and the estimated accruals for amounts earned under Valley’s Incentive Compensation Plan shall be accompanied by a certificate of Valley’s Chief Financial Officer to the effect that such financial statements meet the requirements of this Section 6.19, the calculation of Adjusted Tangible Common Equity conforms to the requirements of this Agreement and the estimated accruals for amounts earned under Valley’s Incentive Compensation Plan represent Valley’s good faith estimate of such amounts. On the Closing Date, Valley’s Chief Financial Officer shall deliver to TriCo a certificate, dated as of the Closing Date, to the effect that as of the date of the certificate: (x) such financial statements continue to reflect accurately the financial condition of Valley in all material respects and the requirements of this Section 6.19; (y) the calculation of Adjusted Tangible Common Equity continues to be accurate in all material respects and continues to conform to the requirements of this Agreement and (z) and the estimated accruals for amounts earned under Valley’s Incentive Compensation Plan continue to represent Valley’s good faith estimate of such amounts.
6.20 Customer Notices. On and after the later of the date of receipt of all regulatory approvals required to consummate the Transaction (disregarding any statutory waiting periods) and the date of the Valley Shareholder Approval, Valley and Valley Bank shall permit TriCo and Tri Counties Bank to provide one or more written notices (which may be joint notices from Valley Bank and Tri Counties Bank) to customers of Valley and Valley Bank describing the proposed Merger and the Bank Merger, the effect on customers, planned transition procedures and similar information. Valley shall have the right to review and approve the substance any such communications, provided that Valley shall not unreasonably withhold, delay or condition its approval.
6.21 Professional Fees and Expenses. Valley shall cause final bills (or estimated final bills through the Effective Time) for all fees and expenses for services rendered by accounting, investment banking, legal, tax and other advisors to Valley to be submitted to Valley at least eight (8) Business Days prior to the Closing Date and shall provide copies of all such bills or estimates to TriCo. Valley shall pay all such final bills or estimated final bills prior to the Effective Time.
6.22 Change in Control Payments; Etc.
(a)    Upon the request of TriCo, Valley shall pay, immediately prior to the Effective Time, all amounts due and owing to Valley executive officers pursuant to a contract, arrangement, commitment, or understanding between Valley and each such executive officer (each, a “Change in Control Payment”).
(b)    Immediately prior to the Effective Time, Valley shall pay all accrued personal time off or PTO to Valley’s employees.
6.23 Environmental Matters.
(a)For any real property owned or leased by Valley or any of its Subsidiaries which is identified by TriCo within fifteen (15) days following the date of this Agreement, TriCo may, at its sole cost and expense, obtain, within sixty (60) days after the date of such notice, written reports of a Phase I environmental site assessment in accordance with ASTM International Standard E1527-13 (a “Phase I ESA”) for each such property, prepared by an environmental consultant experienced in performing Phase I ESAs of real property (“Environmental Consultant”) and reasonably acceptable to Valley. Each Phase I ESA shall be delivered in counterparts to TriCo and Valley. The Environmental Consultant will include customary language allowing both TriCo and Valley to rely upon its findings and conclusions. The Environmental Consultant will provide a draft of any Phase I ESA to TriCo and Valley for review and comment prior to the finalization of such report. Notwithstanding the foregoing, except as set forth in this Section 6.23(a), neither TriCo nor the Environmental Consultant will conduct or cause to be conducted any invasive, intrusive or destructive inspections or other sampling or testing on such real property, including, without limitation, of the air, soil, soil gas, vapors, surface water, groundwater, building materials or other environmental media, thereon.
(b)In the event any Phase I ESA (including a Phase I ESA that Valley or any of its Subsidiaries caused to be performed within one (1) year prior to the date of this Agreement) discloses that such property may be impacted or have its use restricted by any Recognized Environmental Condition or Historical Recognized Environmental Condition (as each term is defined by ASTM E1527-13) or by any perfluoroalkyl or polyfluoroalkyl substances for which TriCo or any of its Subsidiaries would be liable and that, in the good faith reasonable belief of TriCo, would result in a material liability to Valley or any of its Subsidiaries following the

Effective Time and as such warrants further review or investigation, TriCo shall give notice of the same (a “Phase I Notice”) to Valley no later than five (5) Business Days following TriCo’s receipt of the relevant Phase I ESA. Valley may then, in its sole and absolute discretion and without any obligation whatsoever to do so, within an additional twenty (20) day period, retain the Environmental Consultant to conduct a Phase II environmental site assessment in accordance with ASTM Standard E1903-11 (“Phase II ESA”) of the relevant property; provided, however, that such Phase II ESA shall be completed, and a written report of the Phase II ESA prepared, no later than sixty (60) days after Valley receives from TriCo the Phase I Notice for the relevant property; and provided further, that with respect to any leased property, Valley will use commercially reasonable efforts to obtain the relevant property owner’s consent for such Phase II ESA. TriCo acknowledges and understands that such consent may not be able to be obtained. The scope of the Phase II ESA shall be mutually determined by TriCo and Valley in their reasonable discretion after consultation with the other Party, and all reasonable costs and expenses associated with such Phase II ESA testing and report shall be borne by TriCo. Valley shall provide copies of the draft and final Phase II ESA reports, if any, to TriCo promptly following the receipt of any such report by Valley.
(c)Notwithstanding anything in this Section 6.23 to the contrary, the Parties shall keep each other reasonably apprised of all activities and actions contemplated by this Section 6.23 and the Parties shall cooperate fully with one another with respect to the matters required by this Section 6.23.
6.24 Community Development Planning. During the period from the date of this Agreement to the Effective Time, Valley shall, upon the request of TriCo, cause one or more of its designated representatives, who shall be employees of Valley Bank that are responsible for Valley’s community development activities and Community Reinvestment Act compliance, to confer on a monthly or more frequent basis with representatives of TriCo: (i) regarding Valley Bank’s progress toward its goals and the status of other remediate measures taken by Valley Bank in responses to the FDIC’s Community Reinvestment Act Performance Evaluation dated as of January 21, 2020; and (ii) to provide information necessary to enable to Tri Counties Bank to plan for its own community development efforts and Community Reinvestment Act compliance with respect to Valley Bank’s Community Reinvestment Act assessment areas following the Bank Merger.
6.25 Tax Treatment. The Merger contemplated by this Agreement is intended to qualify as a reorganization within the meaning of Section 368(a) of the Code and this Agreement is hereby adopted as a “plan of reorganization” within the meaning of the Treasury Regulations promulgated under Section 368 of the Code. Each Party shall use its commercially reasonable efforts to cause the Merger to so qualify, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action not to be taken, which action or failure to act could prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a). Each of Valley and TriCo agrees to prepare and file all U.S. federal income Tax Returns in accordance with this Section 6.25 and shall not take any position inconsistent herewith in the course of any audit, litigation, or other proceeding with respect to U.S. federal income Taxes; provided that nothing contained herein shall prevent Valley or TriCo from settling any proposed deficiency or adjustment by any Governmental Entity based upon or arising out of such treatment, and neither Valley nor TriCo shall be required to litigate before any court any proposed deficiency or adjustment by any Governmental Entity challenging such treatment.
6.26    Retention Bonus Plan. Valley shall establish a retention bonus plan for select Valley employees pursuant to which Valley may offer retention bonuses to such Valley employees payable, in such amounts, at such times and subject to such terms and conditions, in each case as mutually agreed upon by TriCo and Valley. The aggregate amount of funds to be allocated to the retention bonus plan and the other terms and conditions applicable to participation and the payment of bonuses shall be as set forth in Section 6.26 of Valley’s Disclosure Schedule.
ARTICLE VII
CONDITIONS TO CONSUMMATION OF THE MERGER
7.01 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each of the Parties to consummate the Merger is subject to the fulfillment or, to the extent permitted by applicable law, written waiver by the parties hereto prior to the Closing of each of the following conditions:

(a)Shareholder Approval. Valley shall have obtained the Valley Shareholder Approval.
(b)Regulatory Approvals. All regulatory approvals required to consummate the Merger and the Bank Merger shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals shall contain any conditions, restrictions or requirements (other than conditions or requirements related to remedial actions) which the TriCo Board reasonably determines in good faith, after consultation with Valley, would, individually or in the aggregate, materially reduce the economic benefits of the Transaction to such a degree that TriCo would not have entered into this Agreement had such conditions, restrictions or requirements been known at the date hereof (a “Burdensome Condition”).
(c)No Injunction. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order which is in effect and prohibits consummation of the Transaction.
(d)Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated by the SEC and not withdrawn.
(e)Listing. The shares of TriCo Common Stock to be issued to the Valley shareholders as the Merger Consideration shall have been approved for listing on Nasdaq.
7.02 Conditions to Obligation of Valley. The obligation of Valley to consummate the Merger is also subject to the fulfillment or written waiver by Valley prior to the Closing of each of the following conditions:
(a)Representations and Warranties. The representations and warranties of TriCo set forth in this Agreement, subject in all cases to the standard set forth in Section 5.02, shall be true and correct as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak as of the date hereof or some other date shall be true and correct as of such date), and Valley shall have received a certificate, dated as of the Closing Date, signed on behalf of TriCo by the Chief Executive Officer and the Chief Financial Officer of TriCo to such effect.
(b)Performance of Obligations of TriCo. TriCo shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Valley shall have received a certificate, dated as of the Closing Date, signed on behalf of TriCo by the Chief Executive Officer and the Chief Financial Officer of TriCo to such effect.
(c)Material Adverse Effect. Since the date of this Agreement, no event shall have occurred or circumstance arisen that, individually or taken together with all other facts, circumstances or events, has had or is reasonably likely to have a Material Adverse Effect with respect to TriCo or Tri Counties Bank.
(d)Tax Opinion. Valley shall have received the opinion of Duane Morris LLP, counsel to Valley, dated as of the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Merger will qualify for United States federal income Tax purposes as a reorganization within the meaning of Section 368(a) of the Code. In rendering its opinion, such firm may require and rely upon representations contained in letters from each of Valley and TriCo.
(e)Other Actions. TriCo shall have furnished Valley with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 7.01 and 7.02 as Valley may reasonably request.
7.03 Conditions to Obligation of TriCo. The obligation of TriCo to consummate the Merger is also subject to the fulfillment or written waiver by TriCo prior to the Closing of each of the following conditions:

(a)Representations and Warranties. The representations and warranties of Valley set forth in this Agreement, subject in all cases to the standard set forth in Section 5.02, shall be true and correct as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak as of the date hereof or some other date shall be true and correct as of such date), and TriCo shall have received a certificate, dated as of the Closing Date, signed on behalf of Valley by the Chief Executive Officer and the Chief Financial Officer of Valley to such effect.
(b)Performance of Obligations of Valley. Valley shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and TriCo shall have received a certificate, dated the Closing Date, signed on behalf of Valley by the Chief Executive Officer and the Chief Financial Officer of Valley to such effect.
(c)Material Adverse Effect. Since the date of this Agreement, no event shall have occurred or circumstance arisen that, individually or taken together with all other facts, circumstances or events, has had or is reasonably likely to have a Material Adverse Effect with respect to Valley or Valley Bank.
(d)Dissenters’ Rights. The holders of no more than ten percent (10%) of the aggregate outstanding shares of Valley Common Stock shall have properly notified Valley under Chapter 13 of the CGCL that they intend to exercise their dissenters’ rights.
(e)Tax Opinion. TriCo shall have received the opinion of Sheppard, Mullin, Richter & Hampton LLP, counsel to TriCo, dated as of the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Merger will qualify for United States federal income Tax purposes as a reorganization within the meaning of Section 368(a) of the Code. In rendering its opinion such firm may require and rely upon representations contained in letters from each of Valley and TriCo.
(f)FIRPTA Certificate. Valley shall have delivered to TriCo a properly executed statement from Valley that meets the requirements of Treasury Regulation Sections 1.1445-2(c)(3) and 1.897-2(h)(1), together with the appropriate notice to the Internal Revenue Service, each dated as of the Closing Date and in form and substance satisfactory to TriCo.
(g)Agreements and Acknowledgments of Shareholders. TriCo shall have received Shareholder Agreements executed and delivered by each of the Shareholders, each of which shall remain in full force and effect. The Shareholders shall have performed in all material respects all obligations required to be performed by them under the Shareholder Agreements.
(h)Other Actions. Valley shall have furnished TriCo with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 7.01 and 7.03 as TriCo may reasonably request.
ARTICLE VII
TERMINATION
8.01 Termination. This Agreement may be terminated, and the Transaction may be abandoned, at any time prior to the Effective Time:
(a)Mutual Consent. By the mutual written consent of TriCo and Valley.
(b)Breach. Provided that the terminating Party is not then in material breach of any representation, warranty, covenant or agreement contained herein, by TriCo or Valley in the event of a breach by the other Party of any representation, warranty, covenant or agreement contained herein, which breach: (i) cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching Party of such breach (or such shorter period as remaining prior to the End Date); and (ii) would entitle the non-breaching Party not to consummate the Transaction contemplated hereby under Section 7.02(a) or (b) or 7.03(a) or (b), as the case may be.
(c)Delay. By TriCo or Valley in the event the Merger is not consummated by April 30, 2022 (the “End Date”) except to the extent that the failure of the Merger to be consummated by such date shall be due to: (i) the failure of the Party seeking to terminate pursuant to this Section 8.01(c) to perform or observe the covenants and agreements of such Party set forth in this Agreement; or (ii) the failure of any of the Shareholders (if Valley is the Party seeking to terminate) to perform or observe their respective covenants and agreements under the relevant Shareholder Agreement.
(d)No Regulatory Approval. (i) By TriCo or Valley in the event the approval of any Governmental Entity required for consummation of the Merger and the other transactions contemplated by this Agreement shall have been denied by final non-appealable action of such Governmental Entity; (ii) by TriCo or Valley if any Governmental Entity shall have issued a final, non-appealable injunction permanently enjoining or otherwise prohibiting the consummation of the Merger and the other transactions contemplated by this Agreement, or an application therefor shall have been permanently withdrawn at the formal or informal request of a Governmental Entity; or (iii) by TriCo in the event the approval of any Governmental Entity required for consummation of the Merger, the Bank Merger or the other transactions contemplated by this Agreement includes, or will not be issued without, a Burdensome Condition.
(e)No Shareholder Approval. By TriCo or Valley if the Valley Shareholder Approval shall not have been obtained by reason of the failure to obtain the required vote at the Valley Meeting or at any adjournment or postponement thereof; provided, however, that a Party may not terminate this Agreement pursuant to this Section 8.01(e) if such Party has breached in any material respect any of its obligations under this Agreement, in each case in a manner that caused the failure to obtain the Valley Shareholder Approval at the Valley Meeting, or at any adjournment or postponement thereof.
(f)Failure to Recommend; Etc. By TriCo if, at any time before the Valley Shareholder Approval is obtained: (i) Valley shall have breached in any material respect the provisions of Section 6.07; (ii) the Valley Board shall have failed to make its recommendation referred to in Section 6.02, withdrawn such recommendation or modified or qualified such recommendation in a manner adverse in any respect to the interests of TriCo; (iii) the Valley Board effects a Change in Recommendation in accordance with Section 6.02(b); (iv) Valley shall have breached in any material respect its obligations under Section 6.02 by failing to call, give notice of, convene and hold the Valley Meeting in accordance with Section 6.02; or (v) at any time after the end of five (5) Business Days following receipt of an Acquisition Proposal, the Valley Board shall have failed to reaffirm its recommendation referred to in Section 6.02 as promptly as practicable (but in any event within five (5) Business Days) after receipt of any written request to do so by TriCo.
(g)Certain Tender or Exchange Offers. By TriCo if a tender offer or exchange offer for ten percent (10%) or more of the outstanding shares of Valley Common Stock is commenced (other than by TriCo or a Subsidiary thereof), and the Valley Board recommends that the shareholders of Valley tender their shares in such tender or exchange offer or otherwise fails to recommend that such shareholders reject such tender offer or exchange offer within the ten (10) Business Day period specified in Rule 14e-2(a) under the Exchange Act.
(h)Superior Proposal. By Valley, at any such time before the Valley Shareholder Approval is obtained, in order to enter into a definitive agreement providing for a Superior Proposal; provided that Valley is not then in breach of any representation, warranty, covenant or agreement contained herein, including without limitation Sections 6.02 and 6.07; and provided further, that such termination shall not be effective until Valley has paid the Termination Fee required by Section 8.02(b) to TriCo.
(i)Reduced Valuation. By Valley, by written notice to TriCo within two (2) Business Days immediately following the Determination Date, effective as of the date that is four (4) Business Days following the date of such written notice, in the event that:

(i)The TriCo Average Closing Price is less than $32.94 per share (with a proportionate adjustment in the event that outstanding shares of TriCo Common Stock shall be changed into a different number of shares by reason of any stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the date of this Agreement and the Determination Date);
(ii)The number obtained by dividing the TriCo Average Closing Price by the Initial Stock Price is less than the number obtained by subtracting 0.20 from the Index Ratio; and
(iii)Valley is not then in material breach of any representation, warranty, covenant or agreement contained in this Agreement.
If Valley elects to terminate pursuant to this Section 8.01(i) and provides such written notice to TriCo, then within two (2) Business Days following TriCo’s receipt of such notice, TriCo may elect by written notice to Valley to reinstate the Merger and the other transactions contemplated by this Agreement and adjust the Exchange Ratio to equal a number equal to the lesser of: (I) a quotient (rounded to the nearest one-thousandth), the numerator of which is $31.29 and the denominator of which is the TriCo Average Closing Price; and (II) a quotient (rounded to the nearest one-thousandth), the numerator of which is $31.29 and the denominator of which is the TriCo Average Closing Price, multiplied by the Index Ratio. If TriCo makes such election to reinstate the Merger and the other transactions contemplated by this Agreement, no termination will occur pursuant to this Section 8.02(i) and this Agreement will remain in effect according to its terms (except to the extent the Merger Consideration has been adjusted).
“Determination Date” means the fifth (5th) Business Day immediately prior to the Closing Date.
“Determination Period” means the period beginning on the day that is twenty (20) consecutive trading days prior to the Determination Date and ending on the Determination Date.
“Final Index Price” means the average closing price of the KBW Regional Banking Index as quoted on Nasdaq (KRX) during the Determination Period.
“Index Ratio” means the Final Index Price divided by the Initial Index Price.
“Initial Index Price” means $115.95.
“Initial Stock Price” means $41.18 per share.
If TriCo or any company belonging to the KBW Regional Banking Index declares or effects a stock dividend, split-up, combination, exchange of shares or similar transaction between the date of this Agreement and the Determination Date, the prices for the common stock of such company will be appropriately adjusted for the purposes of applying this Section 8.01(i).
8.02 Effect of Termination and Abandonment.
(a)In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, neither Party to this Agreement shall have any liability or further obligation to the other Party hereunder except that: (i) this Section 8.02, Section 6.06(g) and Article IX shall survive any termination of this Agreement; and (ii) notwithstanding anything to the contrary, neither TriCo nor Valley shall be relieved or released from any liabilities or damages arising out of its fraud or willful breach of any provision of this Agreement.
(b)The Parties agree that Valley shall pay TriCo the sum of $6,625,000 (the “Termination Fee”) as follows:

(i)if this Agreement is terminated by TriCo pursuant to Section 8.01(f) (Failure to Recommend, Etc.) or Section 8.01(g) (Certain Tender or Exchange Offers),Valley shall pay the Termination Fee to TriCo on the second (2nd) Business Day following the termination of this Agreement;
(ii)if this Agreement is terminated by Valley pursuant to Section 8.01(h) (Superior Proposal), Valley shall pay the Termination Fee to TriCo on the date of the termination of this Agreement; or
(iii)if this Agreement is terminated by (A) TriCo pursuant to Section 8.01(b) (Breach), (B) by either TriCo or Valley pursuant to Section 8.01(c) (Delay) and at the time of such termination the Valley Shareholder Approval shall not have been obtained, or (C) by TriCo or Valley pursuant to Section 8.01(e) (No Shareholder Approval), and in the case of any termination pursuant to clause (A), (B) or (C), an Acquisition Proposal shall have been publicly announced and communicated or made known to the executive officers of Valley or the Valley Board (or any Person shall have publicly announced and communicated or made known an intention, whether or not conditional, to make an Acquisition Proposal, or reiterated a previously expressed plan or intention to make an Acquisition Proposal) at any time after the date of this Agreement and prior to the taking of the vote of the shareholders of Valley contemplated by this Agreement at the Valley Meeting, in the case of clause (C), or prior to the date of termination, in the case of clause (A) or (B), then: (1) if within twelve (12) months after such termination Valley enters into an agreement with respect to a Control Transaction, then Valley shall pay to TriCo the Termination Fee on the date of execution of such agreement; and (2) if a Control Transaction is consummated otherwise than pursuant to an agreement with Valley within twelve (12) months after such termination, then Valley shall pay to TriCo the Termination Fee on the date of such consummation of such Control Transaction.
As used in this Section 8.02(b), a “Control Transaction” means: (i) the acquisition by any Person whether by purchase, merger, consolidation, sale, transfer or otherwise, in one transaction or any series of transactions, of a majority of the voting power of the outstanding securities of Valley or Valley Bank or a majority of the assets of Valley or Valley Bank; (ii) any issuance of securities resulting in the ownership by any Person of more than twenty-five percent (25%) of the voting power of Valley or by any Person other than Valley or Valley Bank of more than ten percent (10%) of the voting power of Valley Bank; or (iii) any merger, consolidation or other business combination transaction involving Valley or any of its Subsidiaries as a result of which the shareholders of Valley cease to own, in the aggregate, at least fifty percent (50%) of the total voting power of the entity surviving or resulting from such transaction.
Any amount that becomes payable pursuant to this Section 8.02(b) shall be paid by wire transfer of immediately available funds to an account designated by TriCo. Under no circumstances shall Valley be obligated to pay the Termination Fee on more than one occasion, and the Parties hereby acknowledge and agree that in the event the Termination Fee becomes payable and is paid by Valley pursuant to this Section 8.02, the Termination Fee shall be TriCo’s sole and exclusive remedy under this Agreement.
(c)Valley and TriCo agree that the agreement contained in paragraph (b) above is an integral part of the Transactions contemplated by this Agreement, that without such agreement TriCo would not have entered into this Agreement, and that such amount does not constitute a penalty or liquidated damages in the event of a breach of this Agreement by Valley. If Valley fails to pay TriCo the amount due under paragraph (b) above within the time periods specified in such paragraph (b), Valley shall pay the costs and expenses (including reasonable legal fees and expenses) incurred by TriCo in connection with any action, including the filing of any lawsuit, taken to collect payment of such amount, provided TriCo prevails on the merits, together with interest on the amount of any such unpaid amount at the prime lending rate prevailing during such period as published in The Wall Street Journal, calculated on a daily basis from the date such amount was required to be paid until the date of actual payment.
ARTICLE IX
MISCELLANEOUS
9.01 Survival. No representations, warranties, agreements and covenants contained in this Agreement shall survive the Effective Time (other than agreements or covenants contained herein that by their express terms are to be performed after the Effective Time) or the termination of this Agreement if this Agreement is terminated prior to the Effective Time (other than Sections 6.06(d), 8.02 and this Article IX, which shall survive any such termination). Notwithstanding anything in the foregoing to the contrary, no representations, warranties, agreements and covenants contained in this Agreement shall be deemed to be terminated or extinguished so as to deprive a Party or any of its affiliates of any defense at law or in equity which otherwise would be available against the claims of any Person, including without limitation any shareholder or former shareholder.
9.02 Waiver; Amendment. Prior to the Effective Time, any provision of this Agreement may be: (i) waived, by the Party benefited by the provision; or (ii) amended or modified at any time, by an agreement in writing between the Parties hereto executed in the same manner as this Agreement; provided that after the approval of the principal terms of this Agreement by the Valley shareholders, no amendment shall be made which by law requires further approval by the shareholders of Valley without obtaining such approval. For purposes of clarification, an amendment of any date in Section 8.01(c) shall not require further approval by any shareholders and if such amendment were deemed by law to require further approval by the shareholders of Valley, the approval of the principal terms of this Agreement by such shareholders will be deemed to have granted Valley the authority to amend such dates without such further approval.
9.03 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be deemed to constitute one and the same original agreement.
9.04 Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of California applicable to contracts made and to be performed entirely within such State.
9.05 Expenses. Each Party will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel; provided that nothing contained herein shall limit either Party’s rights to recover any liabilities or damages arising out of the other Party’s fraud or willful breach of any provision of this Agreement.
9.06 Notices. All notices, requests, instructions and other communications to be given hereunder by any Party to the other shall be in writing and shall be deemed given if personally delivered, mailed by registered or certified mail, postage prepaid (return receipt requested) or emailed (with confirmation) to such Party at its address set forth below or such other address as such Party may specify by notice to the other Party; provided, that if given by email, such notice, request, instructions and other communication shall be confirmed within one Business Day by dispatch pursuant to one of the other methods described herein.
If to Valley to:
Valley Republic Bancorp
5000 California Avenue, Suite 110
Bakersfield, CA 93309
Attention: Geraud Smith, President and Chief Executive Officer
Email: G.Smith@valleyrepublic.bank
With a copy to:
Duane Morris LLP
865 South Figueroa Street, Suite 3100
Los Angeles, CA 90017-5450
Attention: S. Alan Rosen
email: arosen@duanemorris.com

If to TriCo to:
TriCo Bancshares
63 Constitution Drive
Chico, CA 95973
Attention: Richard P. Smith, President and Chief Executive Officer
email: ricksmith@tcbk.com
With copies to:
Sheppard, Mullin, Richter & Hampton LLP
Four Embarcadero Center, 17th Floor
San Francisco, CA 94111
Attention: David J. Gershon
email: dgershon@sheppardmullin.com
and
TriCo Bancshares
63 Constitution Drive
Chico, CA 95973
Attention: Greg Gehlmann, SVP/General Counsel
email:    GregGehlmann@tcbk.com
9.07 Entire Understanding; Limited Third Party Beneficiaries. This Agreement, the Bank Merger Agreement, the Shareholder Agreements, and the Confidentiality Agreement represent the entire understanding of the Parties hereto and thereto with reference to the Transaction, and this Agreement, the Agreement of Merger, the Bank Merger Agreement, the Shareholder Agreements, and the Confidentiality Agreement supersede any and all other oral or written agreements heretofore made. Except for the Indemnified Parties’ rights with to Section 6.10, which are expressly intended to be for the benefit of each Indemnified Party, nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.
9.08 Severability. Except to the extent that application of this Section 9.08 would have a Material Adverse Effect on Valley or TriCo, any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable. In all such cases, the Parties shall use their reasonable best efforts to substitute a valid, legal and enforceable provision which, insofar as practicable, implements the original purposes and intents of this Agreement.
9.09 Enforcement of the Agreement. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Except as provided in Section 8.02(b), it is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. In the event attorneys’ fees or other costs are incurred to secure performance of any of the obligations herein provided for, or to establish damages for the breach thereof, or to obtain any other appropriate relief, whether by way of prosecution or defense, the prevailing Party shall be entitled to recover reasonable attorneys’ fees and costs incurred therein.
9.10 Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Whenever the words “as of the date hereof” are used in this Agreement, they shall be deemed to mean the day and year first above written.
9.11 Assignment. Neither Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Party. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns.
9.12 Alternative Structure. Notwithstanding any provision of this Agreement to the contrary, TriCo may at any time modify the structure of the acquisition of Valley and/or Valley Bank set forth herein, provided that: (i) the Merger Consideration to be paid to the holders of Valley Common Stock is not thereby changed in kind or reduced in amount as a result of such modification; (ii) such modifications will not adversely affect the tax treatment to Valley’s shareholders as a result of receiving the Merger Consideration; and (iii) such modification will not materially jeopardize receipt of any required approvals of Governmental Entities or materially delay consummation of the Transaction contemplated by this Agreement.
9.13 Confidential Supervisory Information. Notwithstanding any other provision of this Agreement, no disclosure, representation or warranty shall be made (or other action taken) pursuant to this Agreement that would involve the disclosure of confidential supervisory information (including confidential supervisory information as defined in 12 C.F.R. § 261.2(c) and as identified in 12 C.F.R. § 309.5(g)(8)) of a Governmental Entity by either Party to this Agreement to the extent prohibited by applicable Law. To the extent legally permissible, appropriate substitute disclosures or actions shall be made or taken under circumstances in which the limitations of the preceding sentences apply.
9.14 Delivery by Facsimile or Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. Neither Party shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation of a contract and each Party forever waives any such defense.
[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.
TRICO BANCSHARES
By:/s/Richard P. Smith
Name:    Richard P. Smith
Title:    President and Chief Executive Officer
VALLEY REPUBLIC BANCORP
By:/s/Geraud Smith
Name:    Geraud Smith
Title:    President and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger and Reorganization]

EXHIBIT A

SHAREHOLDER AGREEMENT
SHAREHOLDER AGREEMENT (this “Agreement”), dated as of July 27, 2021, among [] (“Shareholder”), a shareholder and an officer and/or director of Valley Republic Bancorp, a California corporation (“Valley”), TriCo Bancshares, a California corporation (“TriCo”), and, solely for purposes of the last sentence of Section 9, Valley. All terms used herein and not defined herein shall have the meanings assigned thereto in the Merger Agreement (defined below).
WHEREAS, Valley and TriCo are entering into an Agreement and Plan of Merger and Reorganization, dated as of the date hereof (the “Merger Agreement”), pursuant to which Valley will merge with and into TriCo on the terms and conditions set forth therein (the “Merger”) and, in connection therewith, outstanding shares of Valley Common Stock will be converted into shares of TriCo Common Stock in the manner set forth therein; and
WHEREAS, Shareholder owns the shares of Valley Common Stock identified on Schedule I hereto (such shares, together with all shares of Valley Common Stock subsequently acquired by Shareholder during the term of this Agreement, being referred to as the “Shares”); and
WHEREAS, in order to induce TriCo to enter into the Merger Agreement, Shareholder, solely in such Shareholder’s capacity as a shareholder of Valley and not in any other capacity, has agreed to enter into and perform this Agreement.
NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
1. Agreement to Vote Shares. Shareholder agrees while this Agreement is in effect, that at any meeting of the shareholders of Valley, or in connection with any written consent of the shareholders of Valley, Shareholder shall:
(a)    appear at each such meeting or otherwise cause the Shares to be counted as present thereat for purposes of calculating a quorum; and
(b)    vote (or cause to be voted), in person or by proxy, or deliver a written consent (or cause a consent to be delivered) covering, all the Shares (whether acquired heretofore or hereafter) that are beneficially owned by Shareholder or as to which Shareholder has, directly or indirectly, the right to vote or direct the voting, (x) in favor of adoption and approval of the Merger, the Merger Agreement and the transactions contemplated thereby; (y) against any action or agreement that to the knowledge of Shareholder would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of Valley contained in the Merger Agreement or of Shareholder contained in this Agreement; and (z) against any Acquisition Proposal or any other action, agreement or transaction that is intended, or to the knowledge of Shareholder would reasonably be expected, to materially impede, interfere or be inconsistent with, delay, postpone, discourage or materially and adversely affect consummation of the Merger or the performance by Shareholder of their obligations under this Agreement.
2. Transfer of Shares.
(a)    Prohibition on Transfers of Shares; Other Actions. Shareholder hereby agrees that while this Agreement is in effect, Shareholder shall not, (i) sell, transfer, pledge, encumber, distribute by gift or donation, or otherwise dispose of any of the Shares (or any securities convertible into or exercisable or exchangeable for Shares) or any interest therein, whether by actual disposition, physical settlement or effective economic disposition through hedging transactions, derivative instruments or other means, (ii) enter into any agreement, arrangement or understanding with any Person, or take any other action, that violates or conflicts with or could reasonably be expected to violate or conflict with Shareholder’s representations, warranties, covenants and obligations under this Agreement, or (iii) take any other action that could reasonably be expected to impair or otherwise adversely affect, in any material respect, Shareholder’s power, authority and ability to comply with and perform his, her or its covenants and obligations under this Agreement; provided, however, that once the Shares have been voted at the Valley Meeting as provided for in Section 1(b)(x) hereof, and provided that at least a majority of all of the issued and outstanding shares of Valley Common Stock have been irrevocably voted in favor of the Merger, the Merger Agreement and the transactions contemplated thereby at the Valley Meeting as provided for in Section 1(b)(x) hereof, then the prohibitions provided for in this Section 2 shall no longer apply to Shareholder.
(b)    Transfer of Voting Rights. Except as contemplated pursuant to Section 1(b), Shareholder hereby agrees that Shareholder shall not deposit any Shares in a voting trust, grant any proxy or enter into any voting agreement or similar agreement or arrangement with respect to any of the Shares.
3. Representations and Warranties of Shareholder. Shareholder represents and warrants to and agrees with TriCo as follows:
(a)    Capacity. Shareholder has all requisite capacity and authority to enter into and perform their obligations under this Agreement.
(b)    Binding Agreement. This Agreement has been duly executed and delivered by Shareholder and constitutes the valid and legally binding obligation of Shareholder, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
(c)    Non-Contravention. The execution and delivery of this Agreement by Shareholder does not, and the performance by Shareholder of their obligations hereunder and the consummation by Shareholder of the transactions contemplated hereby will not, violate or conflict with, or constitute a default under, any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which Shareholder is a party or by which Shareholder is bound, or any statute, rule or regulation to which Shareholder is subject or, in the event that Shareholder is a corporation, partnership, trust or other entity, any charter, bylaw or other organizational document of Shareholder.
(d)    Ownership. Shareholder’s Shares are, and, except as otherwise provided for in Section 2(a) hereof, through the term of this Agreement will be, owned beneficially and of record solely by Shareholder, except as otherwise disclosed on Schedule I hereto. Shareholder has title to the Shares, free and clear of any lien, pledge, mortgage, security interest or other encumbrance, except as otherwise disclosed on Schedule I hereto. As of the date hereof, the Shares identified on Schedule I hereto constitute all of the shares of Valley Common Stock owned beneficially or of record by Shareholder. Shareholder has and, except as otherwise provided for in Section 2(a) above, will have at all times during the term of this Agreement (i) sole voting power and sole power to issue instructions with respect to the matters set forth in Section 1 hereof, (ii) sole power of disposition and (iii) sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares owned by Shareholder on the date of this Agreement and all of the Shares hereafter acquired by Shareholder and owned beneficially or of record by him or her during the term of this Agreement. For purposes of this Agreement, the term “beneficial ownership” shall be interpreted in accordance with Rule 13d-3 under the Exchange Act, provided that a Person shall be deemed to beneficially own any securities which may be acquired by such Person pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time within 60 days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing).
(e) Consents and Approvals. The execution and delivery of this Agreement by Shareholder does not, and the performance by Shareholder of their obligations under this Agreement will not, require Shareholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entity.
A-1

4. Acquisition Proposals; No Solicitation. Shareholder hereby agrees that during the term of this Agreement he or she shall not, and shall not permit any investment banker, financial advisor, attorney, accountant or other representative retained by him or her, directly or indirectly, (a) take any of the actions specified in clauses (i)-(vi) of Section 6.07(a) of the Merger Agreement, (b) agree to release, or release, any Person from any obligation under any existing standstill agreement or arrangement relating to Valley, or (c) participate in, directly or indirectly, a “solicitation” of “proxies” (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of, any shares of Valley Common Stock in connection with any vote or other action on any matter of a type described in Section 1(b), other than to recommend that shareholders of Valley vote in favor of the adoption and approval of the Merger Agreement and the Merger and as otherwise expressly permitted by this Agreement. Shareholder agrees immediately to cease and cause to be terminated any activities, discussions or negotiations conducted before the date of this Agreement with any Persons other than TriCo with respect to any possible Acquisition Proposal and will take all necessary steps to inform any investment banker, financial advisor, attorney, accountant or other representative retained by him, her or it of the obligations undertaken by Shareholder pursuant to this Section 4. Nothing contained in this Section 4 shall prevent a Shareholder who is an officer or a member of the Valley Board from discharging their fiduciary duties solely in their capacity as such an officer or director.
5. Notice of Acquisitions; Proposals Regarding Prohibited Transactions. Shareholder hereby agrees to notify TriCo promptly (and in any event within two (2) Business Days) in writing of the number of any additional shares of Valley Common Stock or other securities of Valley of which Shareholder acquires beneficial or record ownership on or after the date hereof. Shareholder will comply with the provisions of Section 6.07(b) of the Merger Agreement as if he, she or it were Valley.
6. Non-Solicitation; Non-Competition; Confidential Information
(a) In connection with the disposition of all of Shareholder’s ownership interest in Valley, Shareholder agrees that for a period of two (2) years following the Closing Date, Shareholder will not directly or indirectly:
(i) solicit (other than general solicitations through newspapers or other media of general circulation, or the engagement of professional search firms, not targeted at such employees) any employees of Valley or its wholly-owned Subsidiaries (“Valley Employees”) as of the Closing Date; provided, however, that the foregoing shall not apply to any Valley Employee (Y) who does not become an employee of TriCo or any of its Subsidiaries on the Closing Date; or (Z) whose employment terminated more than three months prior to the time that such Valley Employee is first solicited for employment following the Closing Date; or
(ii) knowingly (A) induce, persuade, encourage or influence or attempt to induce, persuade, encourage or influence any Person having a business relationship with Valley or its wholly-owned Subsidiaries prior to the Closing Date, to discontinue, reduce or restrict such relationship on or after the Closing Date or (B) solicit or target the deposits, loans or other products and services from or to Persons who were depositors, borrowers or customers of Valley or its wholly-owned Subsidiaries as of the Closing Date, whether by personal contact, by telephone, by facsimile, by mail or other form of solicitation or communication, or in any other way except for general solicitations that are directed to the general public and not directed specifically to Persons who were depositors, borrowers or customers of Valley or its wholly-owned Subsidiaries as of the Closing Date. Notwithstanding the foregoing and for purposes of clarity, nothing herein shall prohibit Shareholder from exercising Shareholder’s discretion relating to Shareholder’s personal and business banking relationships; or
(iii) own, manage, operate, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise with, any business or enterprise engaged in any business that is competitive with or similar to Valley’s Business within any of the California counties of Fresno, Kern, Madera, Merced or Tulare. Notwithstanding the above, Shareholder shall not be deemed to be engaged directly or indirectly in any business in contravention of the immediately preceding sentence, if Shareholder participates in any such business solely (i) as an officer or director of TriCo or Tri Counties or (ii) as a passive investor in up to 5% of the equity
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securities or 10% of the debt securities of a company or partnership. For purposes of this Agreement, “Valley’s Business” means and includes (i) the origination, purchasing, selling and servicing of commercial, real estate, residential, construction, agricultural and consumer loans and/or (ii) the solicitation and provision of deposits, as conducted by Valley and its wholly-owned Subsidiaries, in either event as conducted by Valley or its wholly-owned subsidiaries as of the Closing Date.
(b) Without limiting the generality of the foregoing, until the fifth (5th) anniversary of the Closing Date, other than for the benefit of TriCo, Valley or their respective Subsidiaries, or as otherwise approved by TriCo, Shareholder (i) shall make no use of the Confidential Information, or any other part thereof, (ii) shall not disclose the Confidential Information, or any part thereof, to any other Person, and (iii) shall deliver, on and after the Effective Time of the Merger, upon the request of TriCo, all documents, reports, drawings, designs, plans, proposals and other tangible evidence of Confidential Information, now possessed or hereafter acquired by Shareholder, to TriCo. For purposes of this Agreement, “Confidential Information” means all secrets and other confidential information, trade secrets, ideas, knowledge, know-how, techniques, secret processes, improvements, discoveries, methods, inventions, sales, financial information, customers, lists of customers and prospective customers, plans, concepts, strategies or products, as well as all documents, reports, drawings, designs, plans and proposals otherwise pertaining to same or relating to the business as conducted by Valley or its Subsidiaries of which Shareholder has acquired, or may hereafter acquire, knowledge and possession as a shareholder, director, officer or employee of Valley or its Subsidiaries or as a result of the transactions contemplated by the Merger Agreement, provided however, notwithstanding any other provisions of this Agreement to the contrary, “Confidential Information” shall not include any (i) information which is or has become available from a third party who learned the information independently and is not or was not bound by a duty or agreement of confidentiality with respect to such information; or (ii) information readily ascertainable from public, trade or other nonconfidential sources (other than as a result, directly or indirectly, of a disclosure or other dissemination in contravention of a confidentiality agreement).
(c) Shareholder acknowledges and agrees that the business conducted by Valley and its wholly-owned Subsidiaries is highly competitive and that the covenants made by Shareholder in this Section 6 are made in connection with the disposition of Shareholder’s entire ownership interest in Valley, and are further made as a necessary inducement for TriCo to enter into the Merger Agreement and to consummate the transactions contemplated thereby. It is the desire and intent of the parties to this Agreement that the provisions of this Section 6 shall be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which enforcement is sought. It is expressly understood and agreed that although Shareholder and TriCo each consider the restrictions contained in this Section 6 to be reasonable, if a final determination is made by a court of competent jurisdiction or an arbitrator that the time or territory or any other restriction contained in this Section 6 is unenforceable against any party, the provisions of this Section 6 shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. If a court determines that the restriction cannot be so amended, the offending provision will be stricken and all remaining provisions shall remain in full force and effect.
(d) Shareholder acknowledges and agrees that the provisions of this Agreement are necessary to protect TriCo’s legitimate business interests and to protect the value, including goodwill, of TriCo’s acquisition of Valley. Shareholder warrants that these provisions will not unreasonably interfere with their ability to earn a living or to pursue their occupation and Shareholder has the means to support himself or herself and their dependents and the provisions of this Section 6 will not impair such ability in any manner whatsoever.
(e) Shareholder will not disparage TriCo, its Subsidiaries or any of its Affiliates, or the business conducted by TriCo, its Subsidiaries or any of their Affiliates, or any shareholder, member, director, manager, officer, employee or agent of TriCo, its Subsidiaries or any of their Affiliates.
7. Specific Performance and Remedies. Shareholder acknowledges that it will be impossible to measure in money the damage to TriCo if Shareholder fails to comply with the obligations imposed by this Agreement and that, in the event of any such failure, TriCo will not have an adequate remedy at law. Accordingly, Shareholder agrees that injunctive relief or other equitable remedy, in addition to remedies at law or in damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that TriCo may have an
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adequate remedy at law. Shareholder agrees that he or she will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with TriCo’s seeking or obtaining such equitable relief.
8. Term of Agreement; Termination.
(a) The term of this Agreement shall commence on the date hereof.
(b) This Agreement shall terminate upon the date, if any, of the termination of the Merger Agreement in accordance with its terms. Upon any such termination, no party shall have any further obligations or liabilities hereunder; provided, however, such termination shall not relieve any party from liability for any willful breach of this Agreement prior to such termination. Notwithstanding the foregoing, in the event this Agreement is terminated prior to the Effective Time of the Merger, the provisions of Sections 6(b), 7, 8 and 10 through 13 shall survive for five (5) years. Notwithstanding the foregoing, after termination of this Agreement the provisions of Section 6(b) that survive shall only apply to the Confidential Information of TriCo.
(c) [If either TriCo or Tri Counties Bank terminates Shareholder without Cause prior to the second anniversary of the Closing Date, Shareholder shall no longer be subject to the restrictions in Subsection 6(a)(iii). For purposes of the immediately preceding sentence, “Cause” has the meaning set forth in Shareholder’s Employment Agreement with Tri Counties Bank that is dated as of the date of this Agreement.]
9. Stop Transfer Order. In furtherance of this Agreement, Shareholder hereby authorizes and instructs Valley to enter a stop transfer order with respect to all of Shareholder’s Shares for the period from the date hereof through the date this Agreement is terminated in accordance with Section 9, except as otherwise provided for in Section 2(a) hereof. Valley agrees that it shall comply with such stop transfer instructions.
10. Entire Agreement. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each party hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.
11. Notices. All notices, requests, claims, demands or other communications hereunder shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmission confirmation if sent by telecopy or like transmission and on the next Business Day when sent by a reputable overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):
If to TriCo to:
TriCo Bancshares
63 Constitution Drive
Chico, CA 95973
Attention: Richard P. Smith, President and Chief Executive Officer
email:    ricksmith@tcbk.com
With a copy to:

Sheppard Mullin Richter & Hampton LLP
Four Embarcadero Center, 17th Floor
San Francisco, CA 94111-4109
Attention: David J. Gershon
email:     dgershon@sheppardmullin.com

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If to Valley to:
Valley Republic Bancorp
5000 California Avenue, Suite 110
Bakersfield, CA 93309
Attention: Geraud Smith, President and Chief Executive Officer
Email: G.Smith@valleyrepublic.bank
With a copy to:
Duane Morris LLP
865 South Figueroa Street, Suite 3100
Los Angeles, CA 90017-5450
Attention: S. Alan Rosen
email: arosen@duanemorris.com
If to Shareholder, to the address indicated on Shareholder’s signature page to this Agreement, with a copy to:
Duane Morris LLP
865 South Figueroa Street, Suite 3100
Los Angeles, CA 90017-5450
Attention: S. Alan Rosen
email: arosen@duanemorris.com
12. Miscellaneous.
(a) Severability. If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid or unenforceable by a court of competent jurisdiction, such provision or application shall be unenforceable only to the extent of such invalidity or unenforceability, and the remainder of the provision held invalid or unenforceable and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, and the remainder of this Agreement, shall not be affected.
(b) Capacity. The covenants contained in Sections 1 – 4 herein shall apply to Shareholder solely in their capacity as a shareholder of Valley, and no covenant contained in any such Sections shall apply to Shareholder in their capacity as a director, officer or employee of Valley or, if applicable, of TriCo, or in any other capacity. Nothing contained in this Agreement shall be deemed to apply to, or limit in any manner, the obligations of the Shareholder to comply with their fiduciary duties as a director, officer or employee of Valley.
(c) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.
(d) Headings. All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.
(e) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to the principles of conflicts of law.
(f) Successors and Assigns; Third Party Beneficiaries. Neither this Agreement nor any of the rights or obligations of any party under this Agreement shall be assigned, in whole or in part, by any party without the prior written consent of the other parties hereto. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Tri Counties Bank, as a Subsidiary of TriCo, is an intended third-party beneficiary of this Agreement. Otherwise, nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.
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(g) Regulatory Compliance. Each of the provisions of this Agreement is subject to compliance with all applicable regulatory requirements and conditions.
13. Attorney’s Fees. The prevailing party or parties in any litigation, arbitration, mediation, bankruptcy, insolvency or other proceeding (“Proceeding”) relating to the enforcement or interpretation of this Agreement may recover from the unsuccessful party or parties all reasonable fees and disbursements of counsel (including expert witness and other consultants’ fees and costs) relating to or arising out of (a) the Proceeding (whether or not the Proceeding proceeds to judgment), and (b) any post-judgment or post-award proceeding including, without limitation, one to enforce or collect any judgment or award resulting from the Proceeding. All such judgments and awards shall contain a specific provision for the recovery of all such subsequently incurred costs, expenses, and fees and disbursements of counsel.

IN WITNESS WHEREOF , the parties hereto have executed and delivered this Agreement as of the date first written above.

TRICO BANCSHARES
By:
Name:    Richard P. Smith
Title:    President and Chief Executive Officer
VALLEY REPUBLIC BANCORP
By:___    __________________
    Name:    Geraud Smith
    Title:    President and Chief Executive Officer

SHAREHOLDER
By:
Name:

Shareholder’s address for notice:

_______________________

_______________________
email: ____________

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SCHEDULE I
SHAREHOLDER AGREEMENT

Name of Shareholder	Shares of Valley Common Stock Beneficially Owned

EXHIBIT B

FORM OF
AGREEMENT OF MERGER

    THIS AGREEMENT OF MERGER, dated as of [], 2021 (this “Agreement”), is made and entered into by and between, TriCo Bancshares, a California corporation with a California Entity Number C1092709 (“TriCo”), and Valley Republic Bancorp, a California corporation with a California Entity Number C3878086 (“Valley”).

    WHEREAS, the Boards of Directors of TriCo and Valley have approved, and deem it advisable and in the best interests of TriCo, Valley and their respective shareholders, that TriCo and Valley consummate the business transaction provided for in this Agreement in which Valley would merge with and into TriCo (the “Merger”) as contemplated in that certain Agreement and Plan of Reorganization and Merger dated as of July [], 2021 by and between TriCo and Valley (the “Plan of Merger”), providing, among other things, for the execution and filing of this Agreement and the consummation of the Merger.

    NOW, THEREFORE, in consideration of the promises and mutual agreements contained in this Agreement, the parties to this Agreement hereby agree that Valley shall be merged with and into TriCo in accordance with the provisions of the laws of the State of California upon the terms and subject to the conditions set forth as follows:

Section 1. The Merger.

    (a) Effective Time. The Merger shall become effective on the date and at the time that this Agreement of Merger is filed with the California Secretary of State (the “Effective Time”).

    (b) Effect of the Merger. At the Effective Time, Valley shall be merged with and into TriCo and the separate corporate existence of Valley shall cease. TriCo shall be the surviving corporation (the “Surviving Corporation”) in the Merger. The Surviving Corporation shall thereupon succeed, without other transfer, to all rights and properties of, and shall be subject to all the debts and liabilities of, Valley and the separate existence of Surviving Corporation as a California corporation, with all its purposes, objects, rights, powers, privileges and franchises, shall continue unaffected and unimpaired by the Merger.

    (c) Name of Surviving Corporation. The name of the Surviving Corporation shall be “TriCo Bancshares.”

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    (d) Articles of Incorporation and Bylaws. From and after the Effective Time and until thereafter amended as provided by law, the Articles of Incorporation and Bylaws of TriCo as in effect immediately prior to the Effective Time shall be and continue to be the Articles of Incorporation and Bylaws of the Surviving Corporation.

    (e) Board of Directors and Officers. The directors and officers of TriCo at the Effective Time will be the directors and officers of the Surviving Corporation until they are removed or their successors are elected and qualified.

    (f) Further Actions. Valley shall execute and deliver any documents and instruments and shall take all actions, as requested by the Surviving Corporation, necessary or desirable to evidence or carry out the Merger.

Section 2. Treatment of Shares.

(a) Shares of Valley.

(i) At the Effective Time, by virtue of the Merger, and without any action on the part of the holders of Valley common stock, each share of Valley common stock issued and outstanding immediately prior to the Effective Time (other than shares that are “dissenting shares” within the meaning of Chapter 13 of the California General Corporation Law) shall converted into the right to receive [●] shares of TriCo common stock, together with any cash in lieu of fractional shares.

(ii) Any shares of Valley common stock owned by Valley as treasury stock or owned, directly or indirectly, by Valley, TriCo or any of TriCo’s subsidiaries (other than those held in a fiduciary capacity or as a result of debts previously contracted) shall automatically be cancelled and retired and shall cease to exist at the Effective Time of the Merger and no consideration shall be issued in exchange therefor.

(iii) Shares of Valley common stock that are “dissenting shares” within the meaning of Chapter 13 of the California General Corporation Law will not be converted as described in Section 2(a)(i), but from and after the Effective Time will represent only the right to receive such value as may be determined under Chapter 13 of the California General Corporation Law.

(iv) At the Effective Time, the stock transfer books of Valley will be closed and no transfer of Valley common stock theretofore outstanding will thereafter be made.

(b) Shares of TriCo. All shares of TriCo common stock issued and outstanding immediately prior to the Effective Time shall remain outstanding and unaffected by the Merger.

Section 3. Termination and Amendment.

(a) Termination. This Agreement shall terminate prior to the Effective Time in the event that the Plan of Merger shall be terminated as provided therein.

(b) Amendment. This Agreement may be amended by TriCo and Valley at any time prior to the Effective Time without the approval of the shareholders of TriCo or Valley with respect to any of its terms except any change in its principal terms, the terms relating to the form or amount of consideration to be delivered to Valley shareholders in the Merger or as may otherwise be required by the Plan of Merger or by law. This Agreement may not be amended, except by an instrument in writing signed on behalf of each of the parties hereto.

Section 4. Rules of Construction. Descriptive headings as to the contents of particular sections are for convenience only and do not control or affect the meaning, construction or interpretation of this Agreement. Each use herein of the plural includes the singular and vice versa, in each case as the context requires or as it is otherwise appropriate. The word “or” is used in the inclusive sense. Any and all documents or instruments referred to herein are incorporated herein by reference hereto as though fully set forth herein verbatim. If there is any conflict between the terms of this Agreement and the terms of the Plan of Merger, the terms of the Plan of Merger are to control.
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Section 5. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, and all of which shall be deemed but one and the same instrument.

IN WITNESS WHEREOF, the parties have duly executed this Agreement of Merger as of the date first written above.
TRICO BANCSHARES
By:
Name:    Richard P. Smith
Title:    President and Chief Executive Officer

By:
Name:
Title:

VALLEY REPUBLIC BANCORP
By:    _____________________
Name:    Geraud Smith
Title:    President and Chief Executive Officer
By:
Name:
Title:

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EXHIBIT C
FORM OF
BANK MERGER AGREEMENT
BANK MERGER AGREEMENT, dated as of [], 2021 (“Bank Merger Agreement”), by and between Valley Republic Bank, a California corporation with a California Entity Number C3160571 (“Valley Bank”) and Tri Counties Bank, a California corporation with a California Entity Number C0716955 (“Tri Counties Bank”).
WHEREAS, Valley Bank is a California-chartered bank and a wholly-owned subsidiary of Valley Republic Bancorp, a California corporation (“Valley”), which has its principal place of business in Bakersfield, California; and
WHEREAS, Tri Counties Bank is a California-chartered bank and a wholly-owned subsidiary of TriCo Bancshares (“TriCo”), which has its principal place of business in Chico, California; and
WHEREAS, TriCo and Valley have entered into an Agreement and Plan of Merger and Reorganization, dated as of July [●], 2021 (the “Plan of Merger”), pursuant to which Valley will merge with and into TriCo, with TriCo as the surviving corporation (the “Parent Merger”); and
WHEREAS, the Boards of Directors of Valley Bank and Tri Counties Bank have approved and deemed it advisable to consummate the merger provided for herein in which Valley Bank would merge with and into Tri Counties Bank on the terms and conditions herein provided immediately following the effective time of the Parent Merger.
NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound hereby, agree as follows:
1. The Merger. Subject to the terms and conditions of this Bank Merger Agreement, at the Effective Time, Valley Bank shall merge with and into Tri Counties Bank (the “Merger”) under the laws of the State of California. Tri Counties Bank shall be the surviving corporation in the Merger (the “Surviving Bank”) and the separate existence of Valley Bank shall cease.
2. Articles of Incorporation and Bylaws. The Articles of Incorporation and the Bylaws of Tri Counties Bank in effect immediately prior to the Effective Time (as defined below) shall be the governing documents of the Surviving Bank, until altered, amended or repealed in accordance with their terms and applicable law.
3. Name; Offices. The name of the Surviving Bank shall be “Tri Counties Bank.” The main office of the Surviving Bank shall be the main office of Tri Counties Bank immediately prior to the Effective Time. All branch offices of Valley Bank and Tri Counties Bank which were in lawful operation immediately prior to the Effective Time shall continue to be the branch offices of the Surviving Bank upon consummation of the Merger, subject to the opening or closing of any offices which may be authorized by Valley Bank and Tri Counties Bank and applicable regulatory authorities after the date hereof.
4. Directors and Executive Officers. The directors and executive officers of the Surviving Bank immediately after the Merger shall be the directors and executive officers of Tri Counties Bank immediately prior to the Merger, except for the addition of one former Valley Bank director.
5. Effectiveness of Merger. The Merger shall become effective on the date and at the time that this Bank Merger Agreement, as certified by the California Secretary of State, is filed with the California Department of Financial Protection and Innovation, or as set forth in such filing (the “Effective Time”).
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6. Effects of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the General Corporation Law of the State of California. Without limiting the generality of the foregoing and subject thereto, at the Effective Time:
(a) all rights, franchises and interests of Valley Bank in and to every type of property (real, personal and mixed), tangible and intangible, and choses in action shall be transferred to and vested in the Surviving Bank by virtue of the Merger without any deed or other transfer, and the Surviving Bank, without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises and interests, including appointments, designations and nominations, and all other rights and interests as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, assignee, receiver and committee, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises and interest were held or enjoyed by Valley Bank immediately prior to the Effective Time; and
(b) the Surviving Bank shall be liable for all liabilities of Valley Bank, fixed or contingent, including all deposits, accounts, debts, obligations and contracts thereof, matured or unmatured, whether accrued, absolute, contingent or otherwise, and whether or not reflected or reserved against on balance sheets, books of account or records thereof, and all rights of creditors or obligees and all liens on property of Valley Bank shall be preserved unimpaired; after the Effective Time, the Surviving Bank will continue to issue savings accounts on the same basis as immediately prior to the Effective Time.
7. Effect on Shares of Stock.
(a) Valley Bank. As of the Effective Time, each share of Valley Bank common stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled without consideration. Any shares of Valley Bank common stock held in the treasury of Valley Bank prior to the Effective Time shall be retired and cancelled.
(b) Tri Counties Bank. Each share of Tri Counties Bank common stock issued and outstanding immediately prior to the Effective Time shall be unchanged and shall remain issued and outstanding.
8. Counterparts. This Bank Merger Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one agreement.
9. Governing Law. This Bank Merger Agreement shall be governed in all respects, including, but not limited to, validity, interpretation, effect and performance, by the laws of the State of California.
10. Amendment. Subject to applicable law, this Bank Merger Agreement may be amended, modified or supplemented only by written agreement of Tri Counties Bank and Valley Bank at any time prior to the Effective Time.
11. Waiver. Any of the terms or conditions of this Bank Merger Agreement may be waived at any time by whichever of the parties hereto is, or the shareholders of which are, entitled to the benefit thereof by action taken by the Board of Directors of such waiving party.
12. Assignment. This Bank Merger Agreement may not be assigned by any party hereto without the prior written consent of the other party.
13. Termination. This Bank Merger Agreement shall terminate upon the termination of the Plan of Merger prior to the Effective Time in accordance with its terms. The Bank Merger Agreement may also be terminated at any time prior to the Effective Time by an instrument executed by Valley Bank and Tri Counties Bank.
14. Condition Precedent. The Merger and the obligations of the parties under this Bank Merger Agreement shall be subject to the consummation of the Parent Merger pursuant to the Plan of Merger on or before the Effective Time.
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15. Entire Agreement. Except as otherwise set forth in this Bank Merger Agreement and the Plan of Merger, the Plan of Merger and this Bank Merger Agreement (including the documents and the instruments referred to herein) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. To the extent of a conflict between the terms of the Agreement and the terms of this Bank Merger Agreement, the terms of the Plan of Merger shall control.

IN WITNESS WHEREOF, each of Tri Counties Bank and Valley Bank has caused this Bank Merger Agreement to be executed on its behalf by its duly authorized officers.

TRI COUNTIES BANK
By:
Name:    Richard P. Smith
Title:    President and Chief Executive Officer

By:
Name:
Title:
VALLEY REPUBLIC BANK

By:    _____________________
Name:    Geraud Smith
Title:    President and Chief Executive Officer
By:
Name:
Title:
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Appendix B
July 26, 2021
Board of Directors
Valley Republic Bancorp
5000 California Avenue
Bakersfield, CA 93309

Dear Members of the Board:

We have acted as your financial advisor in connection with the proposed merger (the “Transaction”) of Valley Republic Bancorp (the “Company”) with and into TriCo Bancshares (the “Buyer”). You have requested that we provide our opinion (the “Opinion”) to the Board of Directors of the Company (the “Board”) as to whether the consideration to be received by the shareholders of the Company (solely in their capacity as such, the “Shareholders”) in the Transaction is fair to them from a financial point of view.
The terms and conditions of the Transaction are more fully set forth in an Agreement and Plan of Merger (the “Agreement”) by and between the Company and the Buyer. Pursuant to the Agreement and for purposes of our Opinion, we understand that the consideration expected to be exchanged by the Buyer for the outstanding common stock of the Company and any “in the money” options on the Company’s common stock and restricted stock units granted by the Company has an aggregate value of approximately $166 million and will consist of, subject to potential adjustments as described in the Agreement, the obligation to exchange each outstanding share of the Company’s common stock for 0.950 shares of the Buyer’s common stock.

In connection with developing our Opinion we have:
a.reviewed certain publicly available financial statements and reports regarding the Company and the Buyer;
b.reviewed certain audited financial statements and management reports regarding the Company and the Buyer;
c.reviewed certain internal financial statements and other financial and operating data concerning the Company and the Buyer prepared by management of the Company and the Buyer, respectively;
d.reviewed, on a pro forma basis, in reliance upon consensus research estimates and upon financial projections and other information and assumptions concerning the Buyer provided by the management team of the Buyer, the effect of the Transaction on the balance sheet, capitalization ratios, earnings and book value both in the aggregate and, where applicable, on a per share basis of the Buyer;
e.reviewed the reported prices and trading activity for the common stock of the Company and the Buyer;
f.compared the financial performance of the Company and the Buyer with that of certain other publicly-traded companies and their securities that we deemed relevant to our analysis of the Transaction;
g.reviewed the financial terms, to the extent publicly available, of certain merger or acquisition transactions that we deemed relevant to our analysis of the Transaction;

July 26, 2021

h.reviewed the most recent draft of the Agreement and related documents provided to us by the Company;
i.discussed with management of the Company and the Buyer the operations of and future business prospects for the Company and the Buyer and the anticipated financial consequences of the Transaction to the Company and the Buyer;
j.assisted in your deliberations regarding the material terms of the Transaction and your negotiations with the Buyer; and
k.performed such other analyses and provided such other services as we have deemed appropriate.

We have relied on the accuracy and completeness of the information and financial data provided to us by the Company and the Buyer and of the other information reviewed by us in connection with the preparation of our Opinion, and our Opinion is based upon such information. We have not assumed any responsibility for independent verification of the accuracy or completeness of any of such information or financial data. The managements of the Company and the Buyer have assured us that they are not aware of any relevant information that has been omitted or remains undisclosed to us. We have not assumed any responsibility for making or undertaking an independent evaluation or appraisal of any of the assets or liabilities of the Company or of the Buyer, and we have not been furnished with any such evaluations or appraisals; nor have we evaluated the solvency or fair value of the Company or of the Buyer under any laws relating to bankruptcy, insolvency or similar matters. We have not assumed any obligation to conduct any physical inspection of the properties or facilities of the Company or Buyer. With respect to the financial forecasts prepared by the Company, including the forecasts of potential cost savings and potential synergies, we have assumed that such financial forecasts have been reasonably prepared and reflect the best currently available estimates and judgments of the management of the Company and the Buyer as to the future financial performance of the Company and the Buyer, and that the financial results reflected by such projections will be realized as predicted. We have not received or reviewed any individual credit files nor have we made an independent evaluation of the adequacy of the allowance for loan losses of the Company or the Buyer. We have not made an independent analysis of the effects of the COVID-19 pandemic or related market developments or disruptions, or of any other disaster or adversity, on the business or prospects of the Company or the Buyer. We have also assumed that the representations and warranties contained in the Agreement and all related documents are true, correct and complete in all material respects.

As part of our investment banking business, we regularly issue fairness opinions and are continually engaged in the valuation of companies and their securities in connection with business reorganizations, private placements, negotiated underwritings, mergers and acquisitions and valuations for estate, corporate and other purposes. We are familiar with the Company and the Buyer. We issue periodic research reports regarding the business and prospects of the Buyer, and we make a market in the stock of the Buyer. We have not received fees for providing investment banking or other services to the Company or the Buyer within the past two years. We serve as financial adviser to the Company in connection with the Transaction, and we are entitled to receive from the Company reimbursement of our expenses and a fee for our services as financial adviser to the Company, a significant portion of which is contingent upon the consummation of the Transaction. We are also entitled to receive a fee from the Company for providing our Opinion to the Board. The Company has also agreed to indemnify us for certain liabilities arising out of our engagement, including certain liabilities that could arise out of our

July 26, 2021

providing this Opinion letter. We expect to pursue future investment banking services assignments from participants in this Transaction. In the ordinary course of business, Stephens Inc. and its affiliates at any time may hold long or short positions, and may trade or otherwise effect transactions as principal or for the accounts of customers, in debt, equity or derivative securities of the Company or of any other participant in the Transaction.

We are not legal, accounting, regulatory, or tax experts, and we have relied solely, and without independent verification, on the assessments of the Company and its other advisors with respect to such matters. We have assumed, with your consent, that the Transaction will not result in any materially adverse legal, regulatory, accounting or tax consequences for the Shareholders.

The Opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on the date hereof, and on the information made available to us as of the date hereof. It should be understood that subsequent developments may affect this Opinion and that we do not have any obligation to update, revise or reaffirm this Opinion. We have assumed that the Transaction will be consummated on the terms of the latest draft of the Agreement provided to us, without material waiver or modification. We have assumed that in the course of obtaining the necessary regulatory, lending or other consents or approvals (contractual or otherwise) for the Transaction, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that would have a material adverse effect on the contemplated benefits of the Transaction to the Shareholders. We are not expressing any opinion herein as to the price at which the common stock or any other securities of the Company or the Buyer will trade following the announcement of the Transaction.

This Opinion is for the use and benefit of the Board (in its capacity as such) solely for purposes of its evaluation of the Transaction. Our Opinion does not address the merits of the underlying decision by the Company to engage in the Transaction, the merits of the Transaction as compared to other alternatives potentially available to the Company or the relative effects of any alternative transaction in which the Company might engage, nor is it intended to be a recommendation to any person or entity as to any specific action that should be taken in connection with the Transaction. This Opinion is not intended to confer any rights or remedies upon any other person or entity. In addition, except as explicitly set forth in this letter, you have not asked us to address, and this Opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the Company. We have not been asked to express any opinion, and do not express any opinion, as to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or to any group of such officers, directors or employees, whether relative to the compensation to other shareholders of the Company or otherwise. Our Fairness Opinion Committee has approved the Opinion set forth in this letter. Neither this Opinion nor its substance may be disclosed by you to anyone other than your advisors without our written permission. Notwithstanding the foregoing, this Opinion and a summary discussion of our underlying analyses and role as financial adviser to the Company may be included in communications to shareholders of the Company, provided that this Opinion letter is reproduced in its entirety, and we approve of the content of such disclosures prior to any filing, distribution or publication of such shareholder communications and prior to distribution of any amendments thereto.

July 26, 2021

Based on the foregoing and our general experience as investment bankers, and subject to the limitations, qualifications and assumptions stated herein, we are of the opinion, on the date hereof, that the consideration to be received by the Shareholders in the Transaction is fair to them from a financial point of view.

Very truly yours,

/s/ STEPHENS INC.

STEPHENS INC.

Appendix C
Excerpt from Chapter 13 of the California Corporations Code
CALIFORNIA CORPORATIONS CODE
TITLE 1. CORPORATIONS
DIVISION 1. GENERAL CORPORATION LAW
CHAPTER 13. Dissenters’ Rights
1300.    (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day of, and immediately prior to, the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed reorganization or short-form merger, as adjusted for any stock split, reverse stock split, or share dividend that becomes effective thereafter.
(b) As used in this chapter, “dissenting shares” means shares to which all of the following apply:
(1) That were not, immediately prior to the reorganization or short-form merger, listed on any national securities exchange certified by the Commissioner of Business Oversight under subdivision (o) of Section 25100, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any shares where the holder of those shares is required, by the terms of the reorganization or short-form merger, to accept for the shares anything except: (A) shares of any other corporation, which shares, at the time the reorganization or short-form merger is effective, are listed on any national securities exchange certified by the Commissioner of Business Oversight under subdivision (o) of Section 25100; (B) cash in lieu of fractional shares described in the foregoing subparagraph (A); or (C) any combination of the shares and cash in lieu of fractional shares described in the foregoing subparagraphs (A) and (B).
(2) That were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in paragraph (1), were voted against the reorganization, or were held of record on the effective date of a short-form merger; provided, however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.
(3) That the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.
(4) That the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.
(c) As used in this chapter, “dissenting shareholder” means the record holder of dissenting shares and includes a transferee of record.
1301.    (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, that corporation shall mail to each of those shareholders a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of that approval, accompanied by a copy of Sections 1300, 1302, 1303, and 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder’s right under those sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.
(b) Any shareholder who has a right to require the corporation to purchase the shareholder’s shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase shares shall make written demand upon the corporation for the purchase of those shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in subdivision (b) of Section 1300, not later than the date of the shareholders’ meeting to vote upon the reorganization, or (2) in any other case, within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (h)of Section 1110 was mailed to the shareholder.
(c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what the shareholder claims to be the fair market value of those shares as determined pursuant to subdivision (a) of Section 1300. The statement of fair market value constitutes an offer by the shareholder to sell the shares at that price.
1302.    Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (h) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder’s certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.
1303.    (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.
(b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.
1304.    (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (h) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.
(b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.
(c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.
1305.    (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.
(b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.
(c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.
(d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.
(e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys’ fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section 1301).
1306.    To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.
1307.    Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.
1308.    Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.
1309.    Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:
(a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys’ fees.
(b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.
(c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (h) of Section 1110 was mailed to the shareholder.
(d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder’s demand for purchase of the dissenting shares.

1310.    If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.
1311.    This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.
1312.    (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.
(b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder’s shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder’s shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days’ prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.
(c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.
1313.    A conversion pursuant to Chapter 11.5 (commencing with Section 1150) shall be deemed to constitute a reorganization for purposes of applying the provisions of this chapter, in accordance with and to the extent provided in Section 1159.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20. Indemnification of Directors and Officers.
TriCo is subject to the California General Corporation Law (the “CGCL”), which provides a detailed statutory framework covering indemnification of any officer or other agent of a corporation who is made or threatened to be made a party to any legal proceeding by reason of his or her services on behalf of such corporation.
With respect to indemnification, the CGCL provides that to the extent any officer, director or other agent of a corporation is successful “on the merits” in defense of any legal proceeding to which such person is a party or is threatened to be made a party by reason of his or her service on behalf of such corporation or in defense of any claim, issue, or matter therein, such agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith, but does not require indemnification in any other circumstance. The CGCL also provides that a corporation may indemnify any agent of the corporation, including officers and directors, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in a third party proceeding against such person by reason of his or her services on behalf of the corporation, provided the person acted in good faith and in a manner he or she reasonably believed to be in the best interests of such corporation. The CGCL further provides that in derivative suits a corporation may indemnify such a person against expenses incurred in such a proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and its shareholders. Indemnification is not available in derivative actions (i) for amounts paid or expenses incurred in connection with a matter that is settled or otherwise disposed of without court approval or (ii) with respect to matters for which the agent shall have been adjudged to be liable to the corporation unless the court shall determine that such person is entitled to indemnification.
The CGCL permits the advancing of expenses incurred in defending any proceeding against a corporate agent by reason of his or her service on behalf of the corporation upon the giving of a promise to repay any such sums in the event it is later determined that such person is not entitled to be indemnified. Finally, the CGCL provides that the indemnification provided by the statute is not exclusive of other rights to which those seeking indemnification may be entitled, by bylaw, agreement or otherwise, to the extent additional rights are authorized in a corporation’s articles of incorporation. The law further permits a corporation to procure insurance on behalf of its directors, officers and agents against any liability incurred by any such individual, even if a corporation would not otherwise have the power under applicable law to indemnify the director, officer or agent for such expenses.
The Bylaws of TriCo provide that it shall, to the maximum extent permitted by the CGCL, have power to indemnify each of its agents against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact any such person is or was an agent of the corporation, and shall have power to advance to each such agent expenses incurred in defending any such proceeding to the maximum extent permitted by that law.
TriCo has entered into indemnification agreements with its directors and executive officers. Those indemnification agreements require that TriCo, among other things, (i) indemnify its directors and officers against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from actions not taken in good faith or in a manner the indemnitee believed to be opposed to TriCo’s best interests), (ii) advance the expenses such directors or executive officers may incur as a result of or in connection with the defense of any proceeding brought against them as to which they could be indemnified, subject to an undertaking by the indemnified party to repay such advances if it is ultimately determined that he or she is not entitled to indemnification, and (iii) obtain officers’ and directors’ liability insurance if available on reasonable terms.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.
TriCo maintains standard policies of insurance under which coverage is provided (i) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, and (ii) to the Company with respect to payments which may be made by TriCo to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.
Item 21. Exhibits and Financial Statements Schedules
(a)    The following is a list of exhibits to this registration statement:

Exhibit No.	Description
2.1
Agreement and Plan of Merger and Reorganization, dated July 27, 2021, by and between TriCo Bancshares and Valley Republic Bancorp (included as Appendix A to the proxy statement/prospectus contained in Part I of this Registration Statement).

3.1	Restated Articles of Incorporation of TriCo Bancshares(incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on March 17, 2009)
3.2	Bylaws of TriCo Bancshares, as amended (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed February 17, 2011)
5.1	Opinion of Sheppard, Mullin, Richter & Hampton, LLP as to the validity of the securities being registered.*
8.1	Opinion of Sheppard, Mullin, Richter & Hampton, LLP regarding certain tax matters.*
8.2	Opinion of Duane Morris LLP regarding certain tax matters.*
10.1
Form of Shareholder Agreement, dated as of July 27, 2021, between TriCo Bancshares and certain shareholders of Valley Republic Bancorp (included as Exhibit A to Appendix A to the proxy statement/prospectus contained in Part I if this Registration Statement).

23.1	Consent of Moss Adams LLP.
23.2	Consent of Sheppard, Mullin, Richter & Hampton, LLP - Securities (included in Exhibit 5.1 hereto).*
23.3	Consent of Sheppard, Mullin, Richter & Hampton, LLP - Tax (included in Exhibit 8.1 hereto).*
23.4	Consent of Duane Morris LLP (included in Exhibit 8.2 hereto).*
24.1	Power of Attorney (included on the signature page to the Registration Statement).
99.1	Consent of Stephens Inc.
99.2	Form of Proxy Card to be used by Valley Republic Bancorp.*
*Previously filed.

Item 22. Undertakings
The undersigned registrant hereby undertakes:
(a)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(1)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.
(2)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(3)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.
(d)    For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(e)    That prior to any public reoffering of the securities registered hereunder through use of a prospectus that is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.
(f)    That every prospectus (1) that is filed pursuant to paragraph (e) immediately preceding, or (2) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(g)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
(h)    To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
(i)    To supply by means of a post-effective amendment all information concerning a transaction, and TriCo being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chico, State of California, on October 27, 2021.
TRICO BANCSHARES

By:    /s/ RICHARD P. SMITH
    Richard P. Smith
    President and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ RICHARD P. SMITH Richard P. Smith	President, Chairman and Chief Executive Officer (Principal Executive Officer)	October 27, 2021
/s/ PETER G. WIESE Peter G. Wiese	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	October 27, 2021
/s/ DONALD J. AMARAL* Donald J. Amaral	Director	October 27, 2021
/s/ L. GAGE CHRYSLER III* L. Gage Chrysler III	Director	October 27, 2021
/s/ CRAIG S. COMPTON* Craig S. Compton	Director	October 27, 2021
/s/ KIRSTEN E. GAREN* Kirsten E. Garen	Director	October 27, 2021
/s/ CORY W. GIESE* Cory W. Giese	Director	October 27, 2021
/s/ JOHN S.A. HASBROOK* John S.A. Hasbrook	Director	October 27, 2021
/s/ MARGARET L. KANE* Margaret L. Kane	Director	October 27, 2021
/s/ MICHAEL W. KOEHNEN* Michael W. Koehnen	Director	October 27, 2021
/s/ MARTIN A. MARIANI* Martin A. Mariani	Director	October 27, 2021
/s/ THOMAS C. MCGRAW* Thomas C. McGraw	Director	October 27, 2021
/s/ KIMBERLEY H. VOGEL* Kimberley H. Vogel	Director	October 27, 2021
*By Peter G. Wiese, attorney-in-fact.